As filed with the Securities and Exchange Commission on May 26, 2011

Registration No. 333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ASB Bancorp, Inc.

and

Asheville Savings Bank, S.S.B.

Retirement Savings Plan

(Exact name of registrant as specified in its charter)

North Carolina	6036	To be applied for
State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

11 Church Street

Asheville, North Carolina 28801

(828) 254-7411

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Suzanne S. DeFerie

President and Chief Executive Officer

ASB Bancorp, Inc.

11 Church Street

Asheville, North Carolina 28801

(828) 254-7411

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary R. Bronstein, Esq.	Kent M. Krudys, Esq.
Lori M. Beresford, Esq.	Robert Lipsher, Esq.
Kilpatrick Townsend & Stockton LLP	Luse Gorman Pomerenk & Schick, P.C.
607 14th Street, NW, Suite 900	5335 Wisconsin Avenue, NW, Suite 780
Washington, DC 20005	Washington, DC 20015
(202) 508-5800	(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum Aggregate offering price (1)	Amount of registration fee
Common Stock $0.01 par value	$83,317,500	$9,674
Participation Interests (2)	—	—

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Regulation 457(o) under the Securities Act.
(2)	The securities of ASB Bancorp, Inc. to be purchased by the Asheville Savings Bank, S.S.B. Retirement Savings Plan are included in the common stock being registered. Pursuant to Rule 457(h)(2) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PARTICIPATION INTERESTS IN

ASHEVILLE SAVINGS BANK RETIREMENT SAVINGS PLAN

AND

OFFERING OF 481,900 SHARES OF

ASB BANCORP, INC.

COMMON STOCK ($.01 PAR VALUE)

This prospectus supplement relates to the offer and sale to participants in the Asheville Savings Bank Retirement Savings Plan (the “401(k) Plan”), of shares of common stock of ASB Bancorp, Inc. (“ASB Bancorp”) in connection with the initial public offering of ASB Bancorp, Inc.

401(k) Plan participants may direct the 401(k) Plan trustee to use all or a portion of their account balances to subscribe for and purchase shares of ASB Bancorp common stock through the ASB Bancorp Stock Fund. Based upon the value of the 401(k) Plan assets as of May 1, 2011 the ASB Bancorp Stock Fund trustee may purchase up to 481,900 shares of ASB Bancorp common stock at a purchase price of $10.00 per share. This prospectus supplement relates to the election of 401(k) Plan participants to direct the 401(k) Plan trustee to invest all or a portion of their 401(k) Plan account balances in ASB Bancorp common stock.

The ASB Bancorp, Inc. prospectus dated                     , which is attached to this prospectus supplement, includes detailed information regarding the offering of shares of ASB Bancorp common stock and the financial condition, results of operations and business of Asheville Savings Bank, S.S.B. (“Asheville Savings Bank”). This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

Please refer to “Risk Factors” beginning on page      of the prospectus.

Neither the Securities and Exchange Commission, the North Carolina Commissioner of Banks, the Federal

Deposit Insurance Corporation, nor any other state or federal agency or any state securities commission,

has approved or disapproved these securities. Any representation to the contrary is a criminal offense.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by ASB Bancorp of participation interests or shares of common stock under the 401(k) Plan in the offering. No one may use this prospectus supplement to re-offer or resell interests or shares of common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. Neither ASB Bancorp, Asheville Savings Bank nor the 401(k) Plan has authorized anyone to provide you with different information.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Asheville Savings Bank or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this Prospectus Supplement is                     , 2011.

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THE OFFERING

Securities Offered

The securities offered in connection with this prospectus supplement are participation interests in the 401(k) Plan. At a purchase price of $10.00 per share, the 401(k) Plan trustee may subscribe for up to 481,900 shares of ASB Bancorp common stock in the stock offering (the “Stock Offering”). The interests offered by means of this prospectus supplement are conditioned on the close of the Stock Offering. Certain subscription rights and purchase limitations also govern your investment in the ASB Bancorp Stock Fund in connection with the Stock Offering. See “The Conversion and Stock Offering – Subscription Offering and Subscription Rights” and “– Limitations on Purchases of Shares” in the prospectus attached to this prospectus supplement for further discussion of these subscription rights and purchase limitations.

This prospectus supplement contains information regarding the 401(k) Plan. The attached prospectus contains information regarding the Stock Offering and the financial condition, results of operations and business of Asheville Savings Bank and its affiliates. The address of the principal executive office of Asheville Savings Bank is 11 Church Street, Asheville, North Carolina 28801. The telephone number of Asheville Savings Bank is (828) 250-8430.

Election to Purchase ASB Bancorp, Inc. Common Stock in the Stock Offering

In connection with the Stock Offering, you may direct the 401(k) Plan trustee to liquidate up to 100% of your account balance and use the funds to subscribe for ASB Bancorp common stock offered for sale in the Stock Offering. If there is not enough ASB Bancorp common stock available in the Stock Offering to fill all subscriptions, the common stock will be apportioned and the 401(k) Plan trustee may not be able to purchase all of the common stock you requested. If the Stock Offering is oversubscribed and your order is cut back, your 401(k) Plan funds (which are not invested in ASB Bancorp Stock Fund) will be reinvested in accordance with the investment elections that you have in place for your elective deferrals.

All plan participants are eligible to direct the 401(k) Plan trustee to use their 401(k) Plan assets to invest in the Stock Offering. However, participant investment directions are subject to subscription rights and purchase priorities. See “Summary – Persons Who May Order Stock in the Offering” in the attached prospectus. Subscription requests for common stock will be filled in the following order of priority: (1) persons with $50 or more on deposit at Asheville Savings Bank as of the close of business on             ; (2) persons with $50 or more on deposit at Asheville Savings Bank as of the close of business on             ; and (3) depositors of Asheville Savings Bank as of the close of business on             , who are not eligible under categories 1 and 2 above and borrowers of Asheville Savings Bank as of             , whose borrowings still exist as of the close of business on             . If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of ASB Bancorp common stock in the Stock Offering and you may use your account balance in the 401(k) Plan to subscribe for shares of ASB Bancorp common stock. To the extent shares of common stock remain available after filling offers in the subscription offering, shares will be available in a community offering.

The limitations on the total amount of ASB Bancorp common stock that you may purchase in the Stock Offering, as described in the prospectus (see “The Conversion and Stock Offering – Limitations on Purchases of Shares”), will be calculated based on the aggregate amount that you subscribed for: (a) through your 401(k) Plan account and (b) through your sources of funds outside of the 401(k) Plan. Whether you place an order through the 401(k) Plan, outside the 401(k) Plan, or both, the number of

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shares of ASB Bancorp common stock, if any, that you receive will be determined based on the total number of subscriptions, your purchase priority and the allocation priorities described in the prospectus. If, as a result of the calculation, you are allocated insufficient shares to fill all of your orders, available shares will be allocated between orders on a pro rata basis.

Value of Participation Interests

As of May 1, 2011, the market value of the 401(k) Plan assets equaled approximately $4,819,000 million. The plan administrator has distributed quarterly statements to each participant reflecting the value of his or her beneficial interest in the 401(k) Plan as of             . The value of the 401(k) Plan assets represents past contributions made to the 401(k) Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals.

Method of Directing Your Investment Election

Included with this prospectus supplement is a blue investment form (“Investment Election Form”). If you wish to direct the 401(k) Plan trustee to liquidate all or a portion of your current investments and use the funds to subscribe for shares in the Stock Offering you must complete, sign and submit this form to Jonna Bradham, Human Resources Manager of Asheville Savings Bank. If you do not wish to invest in the ASB Bancorp Stock Fund at this time, you do not need to take any action. The minimum investment in the ASB Bancorp Stock Fund during the Stock Offering is $             and the maximum individual investment is $            . The minimum investment through the 401(k) Plan during the Stock Offering is              shares.

Time for Directing Your Investment Election

If you wish to participate in the Stock Offering using your 401(k) Plan funds, you must submit your Investment Election Form to Jonna Bradham by              on             , 2011. If you have any questions regarding the ASB Bancorp Stock Fund, you can call Jonna Bradham at (828) 250-8568.

Irrevocability of Your Investment Election

Once you have submitted your Investment Election Form, you cannot change your election to subscribe for shares of common stock through the 401(k) Plan in the Stock Offering.

Purchase Price of ASB Bancorp, Inc. Common Stock

The 401(k) Plan trustee will use the funds transferred to the ASB Bancorp Stock Fund to purchase shares of ASB Bancorp common stock in the Stock Offering. The 401(k) Plan trustee will pay the same price for shares of ASB Bancorp common stock as all other persons who purchase shares of ASB Bancorp common stock in the Stock Offering. If there is not enough common stock available in the Stock Offering to fill all subscriptions, the common stock will be apportioned and the trustee may not be able to purchase all of the common stock you requested. If the Stock Offering is oversubscribed and your order is cut back, your 401(k) Plan funds (which are not invested in ASB Bancorp common stock) will be reinvested in accordance with the investment elections you have in place for your elective deferrals.

Nature of a Participant’s Interest in ASB Bancorp, Inc. Common Stock

The 401(k) Plan trustee will hold ASB Bancorp common stock in the name of the 401(k) Plan. The 401(k) Plan trustee will credit shares of ASB Bancorp common stock acquired at your direction to your account under the 401(k) Plan. Your interest in the ASB Bancorp Stock Fund will be credited in

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units. Immediately after the close of the Stock Offering each unit will equal one share of ASB Bancorp common stock. Once the ASB Bancorp Stock Fund begins to have open market purchases each unit will consist of a portion of cash and common stock. For liquidity purposes, the ASB Bancorp Stock Fund will be 3-5% in cash.

Voting and Tender Rights of ASB Bancorp, Inc. Common Stock

The 401(k) Plan trustee will exercise voting and tender rights attributable to all ASB Bancorp common stock held in the ASB Bancorp Stock Fund, as directed by participants with interests in the ASB Bancorp Stock Fund. With respect to each matter as to which holders of ASB Bancorp common stock have a right to vote, you will have voting instruction rights that reflect your proportionate interest in the ASB Bancorp Stock Fund. The number of shares of ASB Bancorp common stock held in the ASB Bancorp Stock Fund voted for and against each matter will be proportionate to the number of voting instruction rights exercised. If there is a tender offer for ASB Bancorp common stock, the 401(k) Plan allots each participant a number of tender instruction rights reflecting each participant’s proportionate interest in the ASB Bancorp Stock Fund. The percentage of shares of ASB Bancorp common stock held in the ASB Bancorp Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights exercised in favor of the tender offer. The remaining shares of ASB Bancorp common stock held in the ASB Bancorp Stock Fund will not be tendered. The 401(k) Plan provides that participants will exercise their voting instruction rights and tender instruction rights on a confidential basis.

Future Direction to Purchase Common Stock

You will be able to invest in the ASB Bancorp Stock Fund after the stock offering by accessing your account via the internet and directing the trustee to invest your future contributions or your account balance in the 401(k) Plan into the ASB Bancorp Stock Fund. After the stock offering, to the extent that shares of common stock are available, MG Trust Company will acquire ASB Bancorp common stock at your election in open market transactions at the prevailing market price. Special restrictions may apply to transfers directed to and from the ASB Bancorp Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of ASB Bancorp. In addition, if you are an officer of ASB Bancorp that is restricted by the Federal Deposit Insurance Corporation from selling shares acquired in the stock offering for one year, the shares you purchased in the stock offering will not be tradable for one year. However, any stock units that you held in the ASB Bancorp Stock Fund before the stock offering are not subject to this one-year trading restriction and therefore may be sold.

DESCRIPTION OF THE 401(k) PLAN

Introduction

Asheville Savings Bank adopted the amended and restated 401(k) Plan effective July 1, 2011. Asheville Savings Bank intends for the 401(k) Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Asheville Savings Bank may amend the 401(k) Plan from time to time in the future to ensure continued compliance with these laws. Asheville Savings Bank may also amend the 401(k) Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. Federal law provides you with various rights and protections as a participant in the 401(k) Plan, which is governed by ERISA. However, the Pension Benefit Guaranty Corporation does not guarantee your benefits under the 401(k) Plan.

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Reference to Full Text of the Plan. The following portions of this prospectus supplement summarize the material provisions of the 401(k) Plan. Asheville Savings Bank qualifies this summary in its entirety by reference to the full text of the 401(k) Plan. You may obtain copies of the 401(k) Plan document, including any amendments to the plan and a summary plan description, by contacting Jonna Bradham at (828) 250-8568. You should carefully read the 401(k) Plan documents to understand your rights and obligations under the 401(k) Plan.

Eligibility and Participation

Asheville Savings Bank employees must attain age             and complete one year of service in order to be eligible to participate in the 401(k) Plan. As of May 1, 2011, 139 of the             eligible employees of Asheville Savings Bank participated in the 401(k) Plan.

Contributions Under the 401(k) Plan

Employee Pre-Tax Contributions. You may defer a percentage of your eligible compensation into the 401(k) Plan after you satisfy the Plan’s eligibility requirements. For pre-tax contributions being made to the Plan, the percentage you defer is subject to an annual limit of the lesser of 60% of eligible compensation or $16,500 (2011 IRS limit) in a calendar year. For purposes of the Plan, “eligible compensation” is defined as taxable compensation reportable by Asheville Savings Bank on your Form W-2, excluding reimbursement or other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits and including salary reduction contributions made to Bank sponsored cafeteria, qualified transportation fringe, simplified employee pension, 401(k), 457(b) or 403(b) plans. In addition to pre-tax salary deferrals, you may make “catch up” contributions if you are currently age 50 or will be 50 before the end of the calendar year. You are always 100% vested in your elective deferrals.

Asheville Savings Bank Safe Harbor Matching Contributions. The 401(k) Plan currently provides that Asheville Savings Bank will make matching contributions on behalf of each eligible participant with respect to each eligible participant’s elective deferrals. If you elect to defer funds into the 401(k) Plan, Asheville Savings Bank will match 100% of the first 3% you defer into the 401(k) Plan and 50% on the next 2% you defer into the 401(k) Plan. Asheville Savings Bank makes matching contributions only to those participants who actively defer a percentage of their compensation into the 401(k) Plan.

Rollover Contributions. Asheville Savings Bank allows employees who receive a distribution from a previous employer’s tax-qualified employee benefit plan to deposit that distribution into a Rollover Contribution account under the 401(k) Plan, provided the rollover contribution satisfies IRS requirements. For additional information on Rollover Contributions see the Summary Plan Description for the 401(k) Plan.

Limitations on Contributions

Limitation on Employee Salary Deferrals. By law, your total deferrals under the 401(k) Plan, together with similar plans, may not exceed $16,500 for 2011. Eligible employees who are age 50 and over may also make additional “catch-up” contributions to the plan, up to a maximum of $5,500 for 2011. The Internal Revenue Service periodically increases these limitations. An eligible participant who exceeds these limitations must include any excess deferrals in gross income for federal income tax purposes in the year of deferral. In addition, the participant must pay federal income taxes on any excess deferrals when distributed by the 401(k) Plan to the participant, unless the plan distributes the excess deferrals and any related income no later than the first April 15th following the close of the taxable year in which the participant made the excess deferrals. Any income on excess deferrals distributed before such date is treated, for federal income tax purposes, as earned and received by the participant in the taxable year of the distribution.

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Limitation on Annual Additions and Benefits. As required by the Internal Revenue Code, the 401(k) Plan provides that the total amount of contributions and forfeitures (annual additions) credited to a participant during any year under all defined contribution plans of Asheville Savings Bank (including the 401(k) Plan and the proposed Asheville Savings Bank, S.S.B. Employee Stock Ownership Plan) may not exceed the lesser of 100% of the participant’s annual compensation or $49,000 for 2011.

Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of pre-tax and matching contributions that may be made to the 401(k) Plan in any year on behalf of highly compensated employees, in relation to the amount of pre-tax and matching contributions made by or on behalf of all other employees eligible to participate in the 401(k) Plan. If pre-tax and matching contributions exceed these limitations, the plan must adjust the contribution levels for highly compensated employees.

In general, a highly compensated employee includes any employee who (1) was a 5% owner of the sponsoring employer at any time during the year or the preceding year, or (2) had compensation for the preceding year in excess of $110,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for that year. The preceding dollar amount applies for 2011 and may be adjusted periodically by the Internal Revenue Service.

Top-Heavy Plan Requirements. If the 401(k) Plan is a “Top-Heavy Plan” for any calendar year, Asheville Savings Bank may be required to make certain minimum contributions to the 401(k) Plan on behalf of non-key employees. In general, the 401(k) Plan will be treated as a Top-Heavy Plan for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of “Key Employees” exceeds 60% of the aggregate balance of the accounts of all employees under the plan. A Key Employee is generally any employee who, at any time during the calendar year or any of the four preceding years, is:

(1)	an officer of Asheville Savings Bank whose annual compensation exceeds $160,000;

(2)	a 5% owner of the employer, meaning an employee who owns more than 5% of the outstanding stock of ASB Bancorp, or who owns stock that possesses more than 5% of the total combined voting power of all stock of ASB Bancorp; or

(3)	a 1% owner of the employer, meaning an employee who owns more than 1% of the outstanding stock of ASB Bancorp, or who owns stock that possesses more than 1% of the total combined voting power of all stock of ASB Bancorp, and whose annual compensation exceeds $150,000.

The foregoing dollar amounts are for 2011.

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401(k) Plan Investments

Effective July 1, 2011, the 401(k) Plan offers the following investment choices:

Annual Rates of Return as of December 31,
Fund Name	2010	2009	2008

[Fund description]

Once you have submitted your Investment Election Form, you may not change your investment directions in the Stock Offering.

Benefits Under the 401(k) Plan

Vesting. All participants are 100% vested in their contributions and any earnings thereon. This means you have a non-forfeitable right to these funds and any earnings on the funds at all times.

Withdrawals and Distributions from the 401(k) Plan

Withdrawals Before Termination of Employment. While in active service, participants may take loans from the 401(k) Plan (subject to the restrictions set forth in the 401(k) Plan and the Asheville Savings Bank loan policy). A participant may also take hardship withdrawals, provided the participant has a hardship event as defined by the Internal Revenue Service regulations and subject to approval by the Plan Administrator. If a participant reaches age 59 1/2, the Participant may elect to withdraw all or a portion of his or her 401(k) Plan account balance while still employed by Asheville Savings Bank.

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Distribution Upon Retirement, Death or Disability. If a participant’s accounts are $1,000 or less upon termination of employment, payment will be in the form of a lump sum as of a valuation date as soon thereafter as administratively possible. If a participant’s accounts exceed $1,000 upon termination of employment, and the participant does not elect to have his/her distribution paid, payment will be in the form of a Direct Rollover to an individual retirement plan designated by the Plan Administrator.

Distribution Upon Termination for Any Other Reason. If a participant’s accounts are $1,000 or less upon termination of employment, payment will be in the form of a lump sum as of a valuation date as soon thereafter as administratively possible. If a participant’s accounts exceed $1,000 upon termination of employment, and the participant does not elect to have his/her distribution paid, payment will be in the form of a Direct Rollover to an individual retirement plan designated by the Plan Administrator.

Nonalienation of Benefits. Except with respect to federal income tax withholding, and as provided for under a qualified domestic relations order, benefits payable under the 401(k) Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the 401(k) Plan will be void.

Applicable federal tax law requires the 401(k) Plan to impose substantial restrictions on your right to withdraw amounts held under the 401(k) Plan before your termination of employment with Asheville Savings Bank. Federal law may also impose an excise tax on withdrawals from the 401(k) Plan before you attain 59 1/2 years of age, regardless of whether the withdrawal occurs during your employment with Asheville Savings Bank or after termination of employment.

ADMINISTRATION OF THE 401(k) PLAN

Trustees

The board of directors of Asheville Savings Bank has appointed Reliance Trust Company to serve as trustee for the 401(k) Plan for all assets except those assets held in the new Stock Fund.             will serve as the Stock Fund trustee. The Plan trustee receives, holds and invests the contributions to the 401(k) Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the 401(k) Plan and the directions of the Plan Administrator. The trustee is responsible for the investment of the trust assets, as directed by the Plan Administrator and the participants.

Reports to 401(k) Plan Participants

The Plan Administrator furnishes participants quarterly statements that show the balance in their accounts as of the statement date, contributions made to their accounts during that period and any additional adjustments required to reflect earnings or losses.

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Plan Administrator

Asheville Savings Bank acts as Plan Administrator for the 401(k) Plan. The Plan Administrator handles the following administrative functions: interpreting the provisions of the plan, prescribing procedures for filing applications for benefits, preparing and distributing information explaining the plan, maintaining plan records, books of account and all other data necessary for the proper administration of the plan, preparing and filing all returns and reports required by the U.S. Department of Labor and the IRS and making all required disclosures to participants, beneficiaries and others under ERISA.

Amendment and Termination

Asheville Savings Bank expects to continue the 401(k) Plan indefinitely. Nevertheless, Asheville Savings Bank may terminate the 401(k) Plan at any time. If Asheville Savings Bank terminates the 401(k) Plan in whole or in part, all affected participants become fully vested in their accounts, regardless of other provisions of the 401(k) Plan. Asheville Savings Bank reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries. Asheville Savings Bank may amend the plan, however, as necessary or desirable, in order to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation or Transfer

If the 401(k) Plan merges or consolidates with another plan or transfers the trust assets to another plan, and either the 401(k) Plan or the other plan is subsequently terminated, the 401(k) Plan requires that you receive a benefit immediately after the merger, consolidation or transfer that would equal or exceed the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the 401(k) Plan had terminated at that time.

Federal Income Tax Consequences

The following briefly summarizes the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences of the 401(k) Plan. Statutory provisions change, as do their interpretation, and their application may vary in individual circumstances. Finally, applicable state and local income tax laws may have different tax consequences than the federal income tax laws. 401(k) Plan participants should consult a tax advisor with respect to any transaction involving the 401(k) Plan, including any distribution from the 401(k) Plan.

As a “tax-qualified retirement plan,” the Internal Revenue Code affords the 401(k) Plan certain tax advantages, including the following:

(1)	the sponsoring employer may take an immediate tax deduction for the amount contributed to the plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the plan are tax-deferred, thereby permitting the tax-deferred accumulation of income and gains on investments.

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Asheville Savings Bank administers the 401(k) Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Asheville Savings Bank should receive an adverse determination letter from the Internal Revenue Service regarding the 401(k) Plan’s tax exempt status, all participants would generally recognize income equal to their vested interests in the 401(k) Plan, the participants would not be permitted to transfer amounts distributed from the 401(k) Plan to an Individual Retirement Account or to another qualified retirement plan, and Asheville Savings Bank would be denied certain tax deductions taken in connection with the 401(k) Plan.

Lump Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant qualifies as a lump sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to the participant under this plan and all other profit sharing plans, if any, maintained by Asheville Savings Bank. The portion of any lump sum distribution included in taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, made to any other profit-sharing plans maintained by Asheville Savings Bank, if the distribution includes those amounts.

ASB Bancorp Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes ASB Bancorp common stock, the distribution generally is taxed in the manner described above. The total taxable amount is reduced, however, by the amount of any net unrealized appreciation on ASB Bancorp common stock; that is, the excess of the value of ASB Bancorp common stock at the time of the distribution over the cost or other basis of the securities to the trust. The tax basis of ASB Bancorp common stock, for purposes of computing gain or loss on a subsequent sale, equals the value of ASB Bancorp common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of ASB Bancorp common stock, to the extent of the net unrealized appreciation at the time of distribution, is long-term capital gain, regardless of how long you hold the ASB Bancorp common stock, or the “holding period.” Any gain on a subsequent sale or other taxable disposition of ASB Bancorp common stock that exceeds the amount of net unrealized appreciation upon distribution is considered long-term capital gain, regardless of the holding period. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed under IRS regulations.

We have provided you with a brief description of the material federal income tax aspects of the 401(k) Plan that are generally applicable under the Internal Revenue Code. We do not intend this description to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the 401(k) Plan. Accordingly, you should consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the 401(k) Plan.

Restrictions on Resale

Any “affiliate” of ASB Bancorp under Rules 144 and 405 of the Securities Act of 1933, as amended, who receives a distribution of common stock under the 401(k) Plan, may re-offer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption from these registration requirements. An “affiliate” of ASB Bancorp is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, ASB Bancorp. Generally, a director, principal officer or major shareholder of a corporation is deemed to be an “affiliate” of that corporation.

Any person who may be an “affiliate” of ASB Bancorp may wish to consult with counsel before transferring any common stock they own. In addition, participants should consult with counsel regarding the applicability to them of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of ASB Bancorp common stock acquired under the 401(k) Plan or other sales of ASB Bancorp common stock.

9

Persons who are not deemed to be “affiliates” of ASB Bancorp at the time of resale may resell freely any shares of ASB Bancorp common stock distributed to them under the 401(k) Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptions available under federal law. A person deemed an “affiliate” of ASB Bancorp at the time of a proposed resale may publicly resell common stock only under a “re-offer” prospectus or in accordance with the restrictions and conditions contained in Rule 144 of the Securities Act of 1933, as amended, or some other exemption from registration, and may not use this prospectus supplement or the accompanying prospectus in connection with any such resale. In general, Rule 144 restricts the amount of common stock which an affiliate may publicly resell in any three-month period to the greater of one percent of ASB Bancorp common stock then outstanding or the average weekly trading volume reported on the Nasdaq Capital Market during the four calendar weeks before the sale. Affiliates may sell only through brokers without solicitation and only at a time when ASB Bancorp is current in filing all required reports under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons who beneficially own more than 10% of public companies such as ASB Bancorp. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), such person must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission (“SEC”). Such persons must also report periodically certain changes in beneficial ownership involving the allocation or reallocation of assets held in their 401(k) Plan accounts, either on a Form 4 within two business days after a transaction, or annually on a Form 5 within 45 days after the close of a company’s fiscal year.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by ASB Bancorp of profits realized from the purchase and sale or sale and purchase of its common stock within any six-month period by any officer, director or person who beneficially owns more than 10% of the common stock.

The SEC has adopted rules that exempt many transactions involving the 401(k) Plan from the “short-swing” profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or person who beneficially owns more than 10% of the common stock of a company.

Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are subject to Section 16(b) may be required, under limited circumstances involving the purchase of common stock within six months of the distribution, to hold the shares of common stock distributed from the 401(k) Plan for six months after the distribution date.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for 401(k) Plan benefits at December 31, 2010, is available upon written request to Jonna Bradham in the Human Resources Department at Asheville Savings Bank.

10

LEGAL OPINION

The validity of the issuance of the common stock of ASB Bancorp will be passed upon by Kilpatrick Townsend & Stockton LLP, Washington, DC. Kilpatrick Townsend & Stockton LLP is acting as special counsel for ASB Bancorp in connection with the Stock Offering.

11

ASHEVILLE SAVINGS BANK RETIREMENT SAVINGS PLAN

INVESTMENT FORM

Name of Plan Participant:

Social Security Number:

1. Instructions. In connection with the stock offering, you may direct up to 100% of your current 401(k) Plan account balance into the ASB Bancorp Fund (the “Employer Stock Fund”). The percentage of your 401(k) Plan account (up to 100%) transferred into the Employer Stock Fund will be used to purchase shares of ASB Bancorp stock in the stock offering.

To direct a transfer of the funds credited to your 401(k) Plan account to the Employer Stock Fund, you must complete, sign and submit this form to Jonna Bradham in the Human Resources Department by                     . Current Asheville Savings Bank employees should return their forms through inter-office mail. Former Asheville Savings Bank employees should return their forms using the business reply envelope that has been provided. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Jonna Bradham at (828) 250-8568. If you do not complete and return this form to Jonna Bradham by                     , the funds credited to your account under the 401(k) Plan will continue to be invested in accordance with your prior investment directions, or in accordance with the terms of the Plan if no investment directions have been provided.

2. Investment Directions. I hereby authorize the Plan Administrator to direct the Trustee to invest the following percentages (in multiples of not less than 1%) of my 401(k) Plan account balance in the Employer Stock Fund:

Fund Name

I understand that my election to transfer funds to the Employer Stock Fund to purchase shares of ASB Bancorp stock in the stock offering is irrevocable. I understand that the funds transferred to the Employer Stock Fund will be divisible by $10.00, the per share price for the common stock.

3. Purchaser Information. The ability of a 401(k) Plan participant to purchase ASB Bancorp stock in the stock offering is based upon the participant’s subscription rights in the stock offering. Please indicate your status (check one):

☐	Check here if you had $50.00 or more on deposit with Asheville Savings Bank as of .

☐	Check here if you had $50.00 or more on deposit with Asheville Savings Bank as of close of business on .

☐	Check here if you are not eligible for either category noted above, but you were a Asheville Savings Bank depositor or borrower as of the close of business on .

4. Acknowledgment of Participant. I understand that this Investment Form shall be subject to all of the terms and conditions of the 401(k) Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement. I acknowledge further that my investment election on this form is irrevocable.

Signature of Participant	Date

Acknowledgment of Receipt by Administrator. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

By:
Date

THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY ASB BANCORP OR ASHEVILLE SAVINGS BANK. THE COMMON STOCK IS SUBJECT TO AN INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

PLEASE COMPLETE AND RETURN TO JONNA BRADHAM

IN THE HUMAN RESOURCES DEPARTMENT AT

ASHEVILLE SAVINGS BANK BY              P.M. ON             .

PROSPECTUS

ASB Bancorp, Inc.

(Proposed Holding Company for Asheville Savings Bank, S.S.B.)

Up to 7,245,000 Shares of Common Stock

ASB Bancorp, Inc. is offering shares of its common stock for sale in connection with the conversion of Asheville Savings Bank, S.S.B. from the mutual to the stock form of ownership. After the offering, ASB Bancorp, Inc. will be the holding company for Asheville Savings Bank through its ownership of 100% of Asheville Savings Bank’s outstanding common stock. We have received conditional approval to list our common stock on the Nasdaq Global Market under the symbol “ASBB.”

If you are or were a depositor or borrower of Asheville Savings Bank:

•	You may have priority rights to purchase shares of common stock.

If you are a participant in the Asheville Savings Bank Retirement Savings Plan:

•	You may direct that all or part of your current account balance in this plan be invested in shares of common stock.

•	You will receive a separate supplement to this prospectus that describes your rights under this plan.

If you fit neither of the categories above, but are interested in purchasing shares of our common stock:

•	You may have an opportunity to purchase shares of common stock after priority orders are filled.

We are offering up to 7,245,000 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 5,355,000 shares to complete the offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, the independent appraiser determines that our pro forma market value has increased, we may sell up to 8,331,750 shares without giving you further notice or the opportunity to change or cancel your order. If our pro forma market value at the end of the stock offering period is either below $53.6 million or above $83.3 million, then, after consulting with the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks, we may: (i) terminate the stock offering and promptly return all funds, with interest; (ii) set a new offering range and give all subscribers the opportunity to confirm, modify or rescind their stock purchase orders; or (iii) take such other actions as may be permitted by the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks and the Securities and Exchange Commission.

The offering is expected to close at 12:00 noon, Eastern time, on                     , 2011. We may extend this closing date without notice to you until                     , 2011, unless the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks approve a later date, which will not be beyond                     , 2012.

Keefe, Bruyette & Woods, Inc. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering. All shares offered for sale are offered at a price of $10.00 per share.

The minimum purchase is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond                     , 2011. If the offering is extended beyond                     , 2011, subscribers will have the right to modify or rescind their purchase orders. Funds received before the completion of the offering will be maintained in a segregated account at Asheville Savings Bank. All funds received will bear interest at Asheville Savings Bank’s statement savings rate, which is currently 0.31% per annum. If we terminate the offering for any reason, or if we extend the offering beyond                     , 2011, we will notify you and will promptly return your funds with interest if you do not respond to the notice.

We expect our directors and executive officers, together with their associates, to subscribe for 160,500 shares, which equals 3.0% of the shares offered for sale at the minimum of the offering range.

The North Carolina Commissioner of Banks conditionally approved our plan of conversion on                     , 2011. However, such approval does not constitute a recommendation or endorsement of this offering.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page     .

OFFERING SUMMARY

Price Per Share: $10.00

	Minimum	Maximum	Maximum As Adjusted
Number of shares	5,355,000	7,245,000	8,331,750
Gross offering proceeds	$53,550,000	$72,450,000	$83,317,500
Estimated offering expenses, excluding selling agent fees and expenses	$1,360,000	$1,360,000	$1,360,000
Estimated selling agent fees and expenses(1)	$477,000	$650,000	$750,500
Estimated net proceeds	$51,713,000	$70,440,000	$81,207,000
Estimated net proceeds per share	$9.66	$9.72	$9.75

(1)	Excludes fees payable if a syndicated community offering is held. For a discussion of the compensation of Keefe, Bruyette & Woods, Inc., see “The Conversion and Stock Offering — Marketing Arrangements.”

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

For assistance, please contact the stock information center toll-free at (            )             -            .

The date of this prospectus is                     , 2011

[Map of North Carolina showing office locations of Asheville Savings Bank]

SUMMARY

This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully.

The Companies

ASB Bancorp, Inc.

Asheville Savings Bank

11 Church Street

Asheville, North Carolina 28801

(828) 254-7411

ASB Bancorp, Inc. This offering is made by ASB Bancorp, Inc., a North Carolina corporation incorporated in May 2011 by Asheville Savings Bank to be its holding company. Currently, ASB Bancorp, Inc. has no assets. Following the conversion, ASB Bancorp, Inc. will own all of Asheville Savings Bank’s capital stock and will direct, plan and coordinate Asheville Savings Bank’s business activities. In the future, ASB Bancorp, Inc. might also acquire or organize other operating subsidiaries, including other financial institutions or financial services companies, although it currently has no specific plans or agreements to do so.

Asheville Savings Bank. Asheville Savings Bank operates as a community-oriented financial institution, with 13 full-service offices in its primary market area, which encompasses Buncombe, Madison, McDowell, Henderson and Transylvania Counties in North Carolina and the surrounding areas. We offer a variety of deposit products and provide residential and commercial real estate loans, and to a lesser extent, revolving mortgage loans, which consist of home equity loans and lines of credit, consumer loans, construction and land development loans and commercial and industrial loans to borrowers generally located within our primary market area. At March 31, 2011, we had total assets of $750.7 million, total deposits of $616.6 million and total equity of $63.3 million.

Our Operating Strategy (page     )

Our mission is to operate and grow a profitable community-oriented financial institution. We plan to achieve this by executing our strategy of:

•	continuing to provide products and services to individuals and businesses in communities served by our branch offices;

•	continuing to originate residential and commercial mortgage loans;

•	expanding our commercial and industrial lending activities and emphasizing the origination of small business loans;

•	emphasizing lower cost core deposits to maintain low funding costs;

•	expanding our market share within our primary market area; and

•	seeking to enhance fee income through providing investment advisory services.

The Conversion

Description of the Conversion

Currently, we are a North Carolina chartered mutual savings bank with no shareholders. Our depositors and eligible borrowers currently have the right to vote on certain matters such as the election of directors and this conversion transaction. The conversion transaction that we are undertaking involves a change from our mutual form to a stock savings bank that will result in all of Asheville Savings Bank’s capital stock being owned by ASB Bancorp, Inc. Voting rights in ASB Bancorp, Inc. will belong to its shareholders, including our employee stock ownership plan. For more information on the employee stock ownership plan, see “Summary—Benefits of the Offering to Management—Employee Stock Ownership Plan.” We are conducting the conversion under the terms of our plan of conversion. The North Carolina Commissioner of Banks has conditionally approved the plan of conversion and the Federal Deposit Insurance Corporation has provided its non-objection to our mutual to stock conversion, subject to a condition that it be approved by our members. In addition, the Federal Reserve Board has approved ASB Bancorp, Inc.’s application to become a bank holding company and to acquire all of the outstanding shares of Asheville Savings Bank’s common stock upon consummation of the conversion. We have called a special meeting of members for                     , 2011 to vote on the plan of conversion.

The following diagram depicts our corporate structure after the conversion and offering, including the number of shares of common stock that will be owned by public shareholders at the minimum, maximum, and maximum, as adjusted, of the offering range upon completion of the conversion and the offering:

Regulation and Supervision (page     )

We are and will be upon completion of the conversion, subject to regulation, supervision and examination by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. ASB Bancorp, Inc. will be subject to regulation by the Federal Reserve Board.

The Offering

Purchase Price

The purchase price is $10.00 per share. You will not pay a commission to buy any shares in the offering.

Number of Shares to be Sold

We are offering for sale between 5,355,000 and 7,245,000 shares of ASB Bancorp, Inc. common stock in this offering. With regulatory approval, we may increase the number of shares to be sold to 8,331,750 shares without giving you further notice or the opportunity to change or cancel your order. In considering whether to increase the offering size, the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks will consider the level of subscriptions, the views of our independent appraiser, our financial condition and results of operations and changes in market conditions.

How We Determined the Offering Range (page     )

We are offering between 5,355,000 and 7,245,000 shares, which is our offering range, based on an independent appraisal of our pro forma market value prepared by Feldman Financial Advisors, Inc., an independent appraisal firm experienced in appraisals of financial institutions. Feldman Financial estimates that as of                     , our pro forma market value was between $53.6 million and $72.5 million, with a midpoint of $63.0 million.

In preparing its appraisal, Feldman Financial considered the information in this prospectus, including our consolidated financial statements. Feldman Financial also considered the following factors, among others:

•	our historical, present and projected operating results and financial condition and the economic and demographic characteristics of our primary market area;

•	a comparative evaluation of the operating and financial statistics of Asheville Savings Bank with those of other similarly situated, publicly traded companies;

•	the effect of the capital raised in this offering on our net worth and earnings potential; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Two measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and the ratio of the offering price per share to the issuer’s core income per share for the past twelve months. Feldman Financial considered these ratios, among other factors, in preparing its appraisal. Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. For purposes of the appraisal, core earnings is defined as net earnings after taxes, plus non-recurring expenses and minus non-recurring income, adjusted for income taxes in each case. Feldman Financial’s appraisal also incorporates an analysis of a peer group of publicly traded companies that Feldman Financial considered to be comparable to us.

The following table presents a summary of selected pricing ratios for the peer group companies and for us utilized by Feldman Financial in its appraisal. These ratios are based on our earnings for the twelve months ended March 31, 2011 and book value as of March 31, 2011 and the latest date for which complete financial data was publicly available for the peer group.

	Price to Core Earnings Multiple	Price to Book Value Ratio
ASB Bancorp, Inc. (pro forma):
Minimum	N.M.	49.3%
Midpoint	N.M.	59.9
Maximum	N.M.	57.9
Maximum, as adjusted	N.M.	62.0
Peer group companies as of May 9, 2011:
Average	22.5x	66.6%
Median	19.0	67.2

N.M. means not meaningful.

Compared to the average price to book value ratio of the peer group at the maximum of the offering range, our stock would be priced at a discount of 13.1% to the peer group on a price-to-book value basis.

The independent appraisal does not indicate market value. You should not assume or expect that the valuation described above means that our common stock will trade at or above the $10.00 purchase price after the offering.

Possible Change in Offering Range (page     )

Feldman Financial will update its appraisal before we complete the stock offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, Feldman Financial determines that our pro forma market value has increased, we may sell up to 8,331,750 shares without further notice to you. If our pro forma market value at the end of the stock offering period is either below $53.6 million or above $83.3 million, then, after consulting with the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks, we may: (i) terminate the stock offering and promptly return all funds, with interest; (ii) set a new offering range and give all subscribers the opportunity to confirm, modify or rescind their purchase orders for shares of ASB Bancorp, Inc.’s common stock; or (iii) take such other actions as may be permitted by the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks and the Securities and Exchange Commission.

Possible Termination of the Offering

We must sell a minimum of 5,355,000 shares to complete the offering. If we do not sell the minimum number of shares, or if we terminate the offering for any other reason, we will promptly return all funds, with interest, at our current statement savings rate.

After-Market Performance of Mutual-to-Stock Conversions

The appraisal prepared by Feldman Financial includes examples of after-market stock price performance for standard mutual-to-stock conversion offerings (i.e., excluding “second step” conversions by mutual holding companies) completed since January 1, 2010. The following table presents stock price appreciation information for all standard mutual-to-stock conversions completed between January 1, 2010 and May 9, 2011. These companies did not constitute the group of ten comparable public companies utilized in Feldman Financial’s valuation analysis.

			Percentage Change From Initial Offering Price
Issuer (Market/Symbol)	Date of IPO	Offering Size	After 1 Day	After 1 Week	After 1 Month	Through May 9, 2011
		(In millions)%		%	%	%
Franklin Financial Corp. (NASDAQ/FRNK)	04/28/11	$138.9	19.7	18.5%	NA	18.8
Sunshine Financial Inc. (OTC/SSNF)	04/06/11	12.3	12.5	13.5	15.0	12.5
Fraternity Community Bancorp, Inc. (OTC/FRTR)	04/01/11	15.9	12.6	11.7	10.0	5.5
Anchor Bancorp (NASDAG/ANCB)	01/26/11	25.5	0.0	0.0	4.5	0.0
Wolverine Bancorp, Inc. (NASDAQ/WBKC)	01/20/11	25.1	24.5	20.0	35.0	45.0
SP Bancorp, Inc. (NASDAQ/SPBC)	11/01/10	17.3	(6.0)	(6.2)	(9.9)	19.9
Madison Bancorp, Inc. (OTC/MDSN)	10/07/10	6.1	0.0	0.0	0.0	0.0
Standard Financial Corp. (NASDAQ/STND)	10/07/10	34.8	19.0	18.5	29.5	53.4
Century Next Financial Corp. (OTC/CTUY)	10/01/10	10.6	0.0	15.0	10.0	60.0
United-American Savings Bank (OTC/UASB)	08/06/10	3.0	0.0	(5.0)	5.0	30.5
Peoples Federal Bancshares, Inc. (NASDAQ/PEOP)	07/07/10	66.1	4.0	7.5	4.2	39.9
Fairmount Bancorp, Inc. (OTC/FMTB)	06/03/10	4.4	0.0	5.0	10.0	60.0
Harvard Illinois Bancorp, Inc. (OTC/HARI)	04/09/10	7.8	0.0	0.0	(1.0)	(1.0)
OBA Financial Services, Inc. (NASDAQ/OBAF)	01/22/10	46.3	3.9	1.5	3.0	47.5
OmniAmerican Bancorp, Inc. (NASDAQ/OABC)	01/21/10	119.0	18.5	14.0	9.9	45.8
Versailles Financial Corp. (OTC/VERF)	01/11/10	4.3	0.0	0.0	0.0	40.0
Athens Bancshares Corp. (NASDAQ/AFCB)	01/07/10	26.8	16.0	15.0	10.6	35.3
All Transactions:
Average		33.2	7.3	7.6	8.5	30.2
Median		17.3	3.9	7.5	7.5	35.3
NASDAQ Transactions:
Average		55.5	11.1	9.9	10.9	34.0
Median		34.8	16.0	14.0	7.2	39.9

This table is not intended to indicate how our stock may perform. Furthermore, this table presents only short-term price performance with respect to a limited number of companies that have only recently completed their initial public offerings and may not be indicative of the longer-term stock price performance of these companies.

Stock price appreciation or depreciation is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering and its ability to successfully deploy those proceeds through originating loans and making other investments; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s primary market area. The companies listed in the table above may not be similar to ASB Bancorp, Inc., the pricing ratios for their stock offerings were in some cases different from the pricing ratios for ASB Bancorp, Inc.’s common stock and the market conditions in which these offerings were completed were, in some cases, different from current market conditions. Any or all of these differences may cause our stock to perform differently from these other offerings. Before you make an investment decision, we urge you to read carefully this prospectus, including, but not limited to, the section entitled “Risk Factors.”

You also should be aware that, recently, stock prices of some thrift initial public offerings have decreased once the stock has begun trading. We cannot assure you that our stock will not trade below the $10.00 purchase price or that our stock will perform similarly to other recent mutual to stock conversions.

Conditions to Completing the Conversion and Offering

We are conducting the conversion and offering under the terms of our plan of conversion. We cannot complete the conversion and offering unless:

•	we sell at least the minimum number of shares offered;

•	we receive the final approval of the North Carolina Commissioner of Banks and the non-objection of the Federal Deposit Insurance Corporation to complete the offering;

•

we receive the final approval of the Federal Reserve Board for ASB Bancorp, Inc. to become a bank holding company and to acquire all of the outstanding shares of common stock of Asheville Savings Bank; and

•	our members approve the plan of conversion.

Reasons for the Conversion and Offering (page     )

Our primary reasons for the conversion and offering are to:

•	enhance profitability and earnings through reinvesting and leveraging the proceeds, primarily through traditional funding and lending activities;

•	support future branching activities and/or the acquisition of other financial institutions or financial services companies;

•	enhance Asheville Savings Bank’s ability to compete in its primary market area by offering new products and services;

•	increase our capital to meet anticipated industry-wide increases in regulatory capital requirements; and

•	implement equity compensation plans to retain and attract qualified directors, officers and staff to enhance the current incentive-based compensation programs.

Benefits of the Offering to Management (page     )

We intend to adopt the following benefit plans and employment agreements:

Employee Stock Ownership Plan. We have adopted an employee stock ownership plan that will purchase in the conversion offering a number of shares of common stock equal to 8% of the shares sold in the offering by means of a 15-year loan from ASB Bancorp, Inc. As the loan is repaid and shares are released from collateral, the plan will allocate shares to the accounts of participating employees. Participants will receive allocations based on their individual compensation as a percentage of total plan compensation. Non-employee directors are not eligible to participate in the employee stock ownership plan. The purchase of common stock by the employee stock ownership plan in the offering will comply with all applicable regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks except to the extent waived by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

Future Equity Incentive Plan. We intend to implement an equity incentive plan no earlier than six months after completion of the conversion. If we implement the plan within one year after the conversion, the plan must be approved by a majority of the total votes eligible to be cast by our shareholders. If we implement the plan more than one year after the conversion, it must be approved only by a majority of the total votes cast. Under this plan, we may award stock options and shares of restricted stock to key employees and directors. We will award shares of restricted stock at no cost to the recipient. We will grant stock options at an exercise price at least equal to 100% of the fair market value of our common stock on the option grant date. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan. Under this plan, we may grant stock options in an amount up to 10% of the number of shares sold in the offering, and we may grant awards of restricted stock in an amount up to 4% of the number of shares sold in the offering. The equity incentive plan will comply with all applicable regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks except to the extent waived by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks.

The following table represents the total value of all shares to be available for restricted stock awards under the equity incentive plan, based on a range of market prices from $8.00 per share to $14.00 per share. The value of the grants will depend on the actual trading price of our common stock at the time of grant.

	Value of
Share Price	214,200 Shares Awarded at Minimum of Range	252,000 Shares Awarded at Midpoint of Range	289,800 Shares Awarded at Maximum of Range	333,270 Shares Awarded at Maximum, as Adjusted, of Range
	(In thousands, except per share amounts)
$8.00	$1,714	$2,016	$2,318	$2,666
10.00	2,142	2,520	2,898	3,333
12.00	2,570	3,024	3,478	3,999
14.00	2,999	3,528	4,057	4,666

The following table presents the total value of all stock options available for grant under the equity incentive plan, based on a range of market prices from $8.00 per share to $14.00 per share. For purposes of this table, the value of the stock options was determined using the Black-Scholes option-pricing formula. See “Pro Forma Data.” Financial gains can be realized on a stock option only if the market price of the common stock increases above the exercise price at which the option is granted.

		Value of
Exercise Price	Option Value	535,500 Options Granted at Minimum of Range	630,000 Options Granted at Midpoint of Range	724,500 Options Granted at Maximum of Range	833,175 Options Granted at Maximum, as Adjusted, of Range
		(In thousands, except per share amounts)
$8.00	$3.28	$1,756	$2,066	$2,376	$2,733
10.00	4.11	2,201	2,589	2,978	3,424
12.00	4.93	2,640	3,106	3,572	4,108
14.00	5.75	3,079	3,623	4,166	4,791

The following table summarizes at the maximum of the offering range the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards and stock options that are expected to be available under the equity incentive plan. At the maximum of the offering range, we would sell 7,245,000 shares and have 7,245,000 shares outstanding. The number of shares reflected for the benefit plans in the table below assumes that Asheville Savings Bank’s tangible capital will be 10% or more following the completion of the offering and the application of the net proceeds as described under “Use of Proceeds.”

	Number of Shares to be Granted or Purchased
	At Maximum of Offering Range	As a % of Common Stock Sold at Maximum of Offering Range	As a % of Common Stock Outstanding	Total Estimated Value of Grants (In thousands)
Employee stock ownership plan (1)	579,600	8.00%	8.00%	$5,796
Restricted stock awards (1)	289,800	4.00	4.00	2,898
Stock options (2)	724,500	10.00	10.00	2,978

Total	1,593,900	22.00%	22.00%	$11,672

(1)	Assumes the value of ASB Bancorp, Inc. common stock is $10.00 per share for purposes of determining the total estimated value of the grants.
(2)	Assumes the value of a stock option is $4.11, which was determined using the Black-Scholes option-pricing formula. See “Pro Forma Data.”

Employment Agreements. ASB Bancorp, Inc. and Asheville Savings Bank intend to enter into (i) a three-year employment agreement with Suzanne S. DeFerie, our President and Chief Executive Officer, and (ii) two-year employment agreements (each with a three-year change in control provision) with Kirby A. Tyndall, our Executive Vice President and Chief Financial Officer, David A. Kozak, our Executive Vice President and Chief Lending Officer, and Fred A. Martin, our Executive Vice President and Chief Information Officer. Based solely on initial cash compensation payable under the employment agreements and excluding any benefits that would be payable under any employee benefit plan, if a change in control of ASB Bancorp, Inc. occurred and we terminated Ms. DeFerie and Messrs. Tyndall, Kozak and Martin the total payments due under the employment agreements would be approximately $2.2 million.

The Offering Is Not Expected to Be Taxable to Persons Receiving or Exercising Subscription Rights (page     )

As a general matter, the offering is not expected to be a taxable transaction for purposes of federal income taxes to persons who receive or exercise subscription rights. We have received an opinion from our special counsel, Kilpatrick Townsend & Stockton LLP, that, for federal income tax purposes:

•	it is more likely than not that the members of Asheville Savings Bank will not realize any income upon the issuance or exercise of subscription rights;

•

it is more likely than not that the tax basis to the purchasers in the offering will be the amount paid for our common stock, and that the holding period for shares of common stock will begin on the date of completion of the subscription offering; and

•	the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of completion of the purchase.

Persons Who May Order Stock in the Offering (page     )

Note: Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions.

We have granted rights to subscribe for shares of ASB Bancorp, Inc. common stock in a “subscription offering” to the following persons in the following order of priority:

1.	Persons with $50 or more on deposit at Asheville Savings Bank as of the close of business on February 28, 2010.

2.	Our employee stock ownership plan, which will provide retirement benefits to our employees.

3.	Persons (other than our directors and officers) with $50 or more on deposit at Asheville Savings Bank as of the close of business on , 2011.

4.	Asheville Savings Bank’s depositors as of the close of business on , 2011 who were not able to subscribe for shares under categories 1 or 3 and borrowers of Asheville Savings Bank as of , whose borrowings still exist as of the close of business on , 2011.

Unlike our employee stock ownership plan, the Asheville Savings Bank 401(k) Plan has not been granted priority subscription rights. Accordingly, a 401(k) plan participant who elects to purchase shares in the offering through self-directed purchases within the 401(k) plan will receive the same subscription priority, and be subject to the same purchase limitations, as if the participant had elected to purchase shares using funds outside the 401(k) plan. See “Executive Compensation—Benefit Plans—401(k) Plan.”

If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill or may only partially fill your order. Shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion. Generally, shares first will be allocated so as to permit each eligible subscriber, if possible, to purchase a number of shares sufficient to make the subscriber’s total allocation equal to 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining eligible subscribers whose subscriptions remain unfilled in proportion to the amounts that their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible subscribers whose subscriptions remain unfilled. If we increase the number of shares to be sold above 7,245,000, the employee stock ownership plan will have the first priority right to purchase any shares exceeding that amount to the extent that its subscription has not previously been filled. Any shares remaining will be allocated in the order of priorities described above. See “The Conversion and Stock Offering — Subscription Offering and Subscription Rights” for a description of the allocation procedure.

We may offer shares not sold in the subscription offering, if any, to the general public in a community offering. People and trusts for the benefit of people who are residents of Buncombe, Madison, McDowell, Henderson and Transylvania Counties in North Carolina will be given a first preference to purchase shares in the community offering. We may, in our sole discretion, reject orders received in the community offering either in whole or in part. For example, we would reject an order submitted by a person whom we believe is making false representations or whom we believe is attempting to violate, evade or circumvent the terms and conditions of the plan of conversion. If your order is rejected in part, you cannot cancel the remainder of your order. The community offering may commence concurrently with the subscription offering or at any time thereafter and may terminate at any time without notice until                     , 2011, unless the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks approve a later date, which will not be beyond                     , 2012.

Shares not sold in the subscription offering or the community offering may be offered for sale in a syndicated community offering, which would be an offering to the general public on a best efforts basis managed by Keefe, Bruyette & Woods, Inc. Any syndicated community offering may terminate at any time without notice but not later than                     , 2011, unless the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks approve a later date, which will not be beyond                     , 2012. As in the case of the community offering, we may, in our sole discretion, reject orders received in the syndicated community offering either in whole or in part.

Deadline for Ordering Stock (page     )

The subscription offering will end at 12:00 noon, Eastern time, on                     , 2011. We expect that the community offering will terminate at the same time, although it may continue for up to 45 days after the end of the subscription offering, or longer if the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks approve a later date. No single extension may be for more than 90 days. If we extend the offering beyond                     , 2012, or if we intend to sell fewer than 5,355,000 shares or more than 8,331,750 shares, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will return your funds promptly with interest at our statement savings rate.

Purchase Limitations (page     )

Our plan of conversion establishes limitations on the purchase of stock in the offering. These limitations include the following:

•	The minimum purchase is 25 shares.

•	No individual (or individuals on a single deposit account) may purchase more than $300,000 of common stock (which equals 30,000 shares) in the subscription offering.

•	No individual may purchase more than $300,000 of common stock (which equals 30,000 shares) in the community offering.

•	No individual together with any associates, and no group of persons acting in concert, may purchase more than $500,000 of common stock (which equals 50,000 shares) in all offering categories.

Subject to the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks’ approval, we may increase or decrease the purchase limitations at any time.

How to Purchase Common Stock (page     )

You can subscribe for shares of common stock in the offering by delivering a completed, original stock order and certification form (we are not required to accept copies or facsimiles), together with full payment or authorization to withdraw from one or more of your Asheville Savings Bank savings or certificate of deposit accounts, so that it is received (not postmarked) before 12:00 noon, Eastern time, on                     , which is the expiration of the subscription offering period.

You may submit your stock order by mail using the postage prepaid stock order reply envelope provided, or by overnight delivery to the address noted for that purpose on the top of the stock order and certification form. You may also hand deliver your stock order to our stock information center, located at Asheville Savings Bank’s operations center at 901 Smoky Park Highway, Candler, North Carolina, or to any Asheville Savings Bank full service branch location. Please do not mail order forms to Asheville Savings Bank branch locations. Stock order forms mailed to branch locations may not be accepted.

Once we receive your order, you cannot cancel or change it without our consent.

To ensure that we properly identify your subscription rights, you must list all of your deposit accounts as of the applicable eligibility date on the stock order form. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed. To preserve your purchase priority, only the name(s) of person(s) listed on your deposit account at the applicable date of eligibility should be listed on your order form. You may not add the names of others who were not eligible to purchase common stock in the offering on the applicable date of eligibility.

You may pay for shares in the subscription offering or the community offering in either of the following ways:

•	By check or money order made payable to ASB Bancorp, Inc.; or

•	By authorizing withdrawal from a savings or certificate of deposit account at Asheville Savings Bank.

To use funds in an Individual Retirement Account at Asheville Savings Bank, you must transfer your account to an unaffiliated institution or broker and open a self-directed Individual Retirement Account. Individual Retirement Accounts at Asheville Savings Bank are not self-directed and common stock may only be purchased using a self-directed Individual Retirement Account. Please contact your broker or financial institution as quickly as possible to determine if you may transfer your Individual Retirement Account from Asheville Savings Bank because the transfer may take significant time.

We will pay interest on your subscription funds at the rate we pay on statement savings accounts, which is currently 0.31% per annum, from the date we receive your funds until the offering is completed or terminated. All funds authorized for withdrawal from deposit accounts with us will earn interest at the applicable account rate until the offering is completed or terminated. If, as a result of a withdrawal from a certificate of deposit, the balance falls below the minimum balance requirement, the remaining funds will earn interest at our statement savings rate. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

How We Will Use the Proceeds of this Offering (page     )

The following table summarizes how we will use the proceeds of this offering, based on the sale of shares at the minimum and maximum of the offering range.

(In thousands)	Minimum 5,355,000 Shares at $10.00 Per Share	Maximum 7,245,000 Shares at $10.00 Per Share
Offering proceeds	$53,550	$72,450
Less estimated offering expenses	(1,837)	(2,010)
Net offering proceeds	51,713	70,440
Less:
Proceeds contributed to Asheville Savings Bank	(25,857)	(35,220)
Proceeds used for loan to employee stock ownership plan	(4,284)	(5,796)

Proceeds remaining for ASB Bancorp, Inc.	$21,572	$29,424

ASB Bancorp, Inc. may use the portion of the proceeds that it retains to, among other things, invest in securities, pay cash dividends or repurchase shares of common stock, subject to regulatory restrictions. Asheville Savings Bank may use the portion of the proceeds that it receives, among other things, to fund new loans, open new branches, invest in securities and expand its business activities. ASB Bancorp, Inc. and Asheville Savings Bank may also use the proceeds of the offering to diversify their businesses and acquire other companies, although we have no specific plans to do so at this time. Except as described above, neither ASB Bancorp, Inc. nor Asheville Savings Bank has any specific plans for the investment of the proceeds of this offering and has not allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking this offering, see “The Conversion and Stock Offering — Reasons for the Conversion.”

Purchases by Directors and Executive Officers (page     )

We expect that our directors and executive officers, together with their associates, will subscribe for 160,500 shares, which equals 3.0% of the shares that would be sold at the minimum of the offering range. Our directors and executive officers, together with their associates, will pay the same $10.00 price per share as everyone else who purchases shares in the offering. Like all of our depositors, our directors and executive officers and their associates have subscription rights based on their deposits and, if there is an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of conversion, unless waived by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. Purchases by our directors and executive officers and their associates will count towards the minimum number of shares we must sell to close the offering.

Market for ASB Bancorp, Inc.’s Common Stock (page     )

We have received conditional approval to list the common stock of ASB Bancorp, Inc. for trading on the Nasdaq Global Market under the symbol “ASBB.” Keefe, Bruyette & Woods, Inc. currently intends to become a market maker in the common stock, but it is under no obligation to do so. In addition, if needed, Keefe, Bruyette &

Woods, Inc. will assist us in obtaining additional market makers. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for our common stock will develop or, if developed, will be maintained. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares.

ASB Bancorp, Inc.’s Dividend Policy (page     )

Following the offering, our board of directors will consider adopting a policy of paying cash dividends. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future. Our ability to pay dividends will depend on a number of factors, including capital requirements, regulatory limitations and our operating results and financial condition.

Delivery of Prospectus

To ensure that each person receives a prospectus at least 48 hours before the offering deadline, we may not mail prospectuses any later than five days before such date or hand-deliver prospectuses later than two days before that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus. We are not obligated to deliver a prospectus or order form by means other than U.S. mail.

We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. The subscription offering and all subscription rights will expire at 12:00 noon, Eastern time, on                     , 2011 whether or not we have been able to locate each person entitled to subscription rights.

Delivery of Stock Certificates (page     )

Certificates representing shares of common stock issued in the offering will be mailed to purchasers at the address provided by them on the order form as soon as practicable following completion of the offering. Until certificates for common stock are available and delivered to subscribers, subscribers may not be able to sell their shares, even though trading of the common stock will have commenced.

Stock Information Center

If you have any questions regarding the offering, please call the stock information center at (        )              -              to speak to a registered representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 10:00 a.m. to 6:00 p.m., Eastern time. You may also meet in person with a representative by visiting our stock information center located at our operations center at 901 Smoky Park Highway, Candler, North Carolina. The stock information center will be open Monday, 12:00 noon to 5:00 p.m. Eastern time, Tuesday through Thursday, 9:00 a.m. to 5:00 p.m., Eastern time, and Friday, 9:00 a.m. to 12:00 noon, Eastern time. The stock information center will be closed on weekends and bank holidays.

RISK FACTORS

You should consider carefully the following risk factors before purchasing ASB Bancorp, Inc. common stock.

Risks Related to Our Business

Significant loan losses could require us to increase our allowance for loan losses through a charge to earnings.

When we loan money we incur the risk that our borrowers will not repay their loans. We provide for loan losses by establishing an allowance through a charge to earnings. The amount of this allowance is based on our assessment of loan losses inherent in our loan portfolio. The process for determining the amount of the allowance is critical to our financial condition and results of operations. It requires subjective and complex judgments about the future, including forecasts of economic or market conditions that might impair the ability of our borrowers to repay their loans. We might underestimate the loan losses inherent in our loan portfolio and have loan losses in excess of the amount recorded in our allowance for loan losses. In addition, we might increase the allowance because of changing economic conditions. For example, in a rising interest rate environment, borrowers with adjustable-rate loans could see their payments increase. There may be a significant increase in the number of borrowers who are unable or unwilling to repay their loans, resulting in our charging off more loans and increasing our allowance. Furthermore, when real estate values decline, the potential severity of loss on a real estate-secured loan can increase significantly, especially in the case of loans with high combined loan-to-value ratios. The recent decline in the national economy and the local economies of the areas in which our loans are concentrated could result in an increase in loan delinquencies, foreclosures or repossessions resulting in increased charge-off amounts and the need for additional loan loss allowances in future periods. In addition, our determination as to the amount of our allowance for loan losses is subject to review by our primary regulators, the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks, as part of their examination process, which may result in the establishment of an additional allowance based upon the judgment of the Federal Deposit Insurance Corporation and/or the North Carolina Commissioner of Banks after a review of the information available at the time of their examination. Our allowance for loan losses amounted to $12.6 million and $12.7 million, or 2.6% and 2.5% of total loans outstanding and 89.0% and 94.4% of non-performing loans, at March 31, 2011 and December 31, 2010, respectively. Our allowance for loan losses at March 31, 2011 may not be sufficient to cover future loan losses. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would decrease our earnings. In addition, at March 31, 2011, we had 73 loan relationships with outstanding balances that exceeded $1.0 million, eight of which, with loan balances totaling $21.2 million, were not performing according to their original terms. The deterioration of one or more of these loans could result in a significant increase in our non-performing loans and our provision for loan losses, which would negatively impact our results of operations.

Our commercial lending activities have exposed us to losses in recent periods and our continued emphasis on commercial lending may expose us to future lending risks.

Our emphasis on commercial mortgage, commercial construction and commercial land development loans has exposed us to losses as the recent economic recession has adversely affected businesses and developers in our market area. We are continuing to emphasize our commercial mortgage and commercial and industrial lending activities. However, due to recent economic conditions, we have stopped financing the construction of any properties built on a speculative basis and are emphasizing the origination of commercial mortgage loans secured by owner-occupied properties.

At March 31, 2011, our loan portfolio included $162.7 million, or 33.5% of total loans, of commercial mortgage loans, $27.8 million, or 5.74% of total loans, of commercial construction and land development loans, and $15.8 million, or 3.2% of total loans, of commercial and industrial loans. Commercial mortgage loans, commercial construction and land development loans and commercial and industrial loans generally expose a lender to greater risk of non-payment and loss than one- to four-family residential mortgage loans because repayment of these loans often depends on the successful operation of the property and the income stream of the borrowers, and in the case of commercial construction and land development loans, the successful completion and sale of the project. Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Commercial and industrial loans also expose us to additional risks since they typically are made on the basis of the borrower’s ability to make repayments from the cash flow of the borrower’s business and are secured by non-real estate collateral that may depreciate over time. In addition, since such loans generally entail greater risk than one- to four-family residential mortgage loans, we may need to increase our allowance for loan losses in the future to account for the likely increase in probable credit losses associated with the growth of such loans. Also, many of our commercial borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan.

In addition, much of the loans in our commercial loan portfolio were originated in recent years and are unseasoned. Our commercial loan portfolio increased from $137.5 million or 28.4% of total loans, at December 31, 2006 to $250.2 million or 41.8% of total loans at December 31, 2009 and was $206.3 million, or 42.5% of total loans, at March 31, 2011. During this period, the largest increase in our commercial loan portfolio was in commercial mortgage loans, which increased from $87.1 million, or 18.0% of total loans, at December 31, 2006 to $162.7 million, or 33.5% of total loans, at March 31, 2011. Given the large portion of our commercial loan portfolio that is unseasoned, we do not have a significant payment history pattern from which to judge future collectability, particularly in this period of unfavorable economic conditions. As a result, it may be difficult to predict the future performance of this component of our loan portfolio and these loans may have high delinquency or charge-off levels above our historical experience, which could adversely impact our future performance.

A continuation or worsening of national and local economic conditions could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which may negatively impact our financial condition and results of operations.

Our business activities and earnings are affected by general business conditions in the United States and in our primary market area. These conditions include short-term and long-term interest rates, inflation, unemployment levels, monetary supply, consumer confidence and spending, fluctuations in both debt and equity capital markets and the strength of the economy in the United States generally and in our primary market area in particular. In recent years, the national economy has experienced recessionary conditions that have resulted in general economic downturns, with rising unemployment levels, declines in real estate values and an erosion in consumer confidence. The economic recession has also had a negative impact on our primary market area. Based on published statistics as of March 2011, twelve counties in western North Carolina, including three of the five counties in our primary market area (Madison, McDowell and Transylvania Counties), had unemployment rates that exceeded both the national and state unemployment rates. In addition, our primary market area has experienced a softening of the local real estate market, including reductions in local property values, and a decline in the local manufacturing industry, which employs many of our borrowers. A prolonged or more severe economic downturn, continued elevated levels of unemployment, further declines in the values of real estate, or other events that affect household and/or corporate incomes could impair the ability of our borrowers to repay their loans in accordance with their terms. Continued or further deterioration in local economic conditions could also drive the level of loan losses beyond the level we have provided for in our allowance for loan and lease losses, which could necessitate increasing our provision for loans losses and reduce our earnings. Additionally, the demand for our products and services could be reduced, which would adversely impact our liquidity and the level of revenues we generate.

The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.

Nearly all of our loans are secured by real estate or made to businesses in our primary market area, which consists of Buncombe, Madison, McDowell, Henderson and Transylvania Counties in North Carolina and the surrounding areas. This concentration makes us vulnerable to a downturn in the local economy and real estate markets. Adverse conditions in the local economy such as inflation, unemployment, recession or other factors beyond our control could impact the ability of our borrowers to repay their loans, which could impact our net interest income. Decreases in local real estate values could adversely affect the value of the property used as collateral for our loans, which could cause us to realize a loss in the event of a foreclosure.

Changes in interest rates may hurt our profits and asset value.

Our net interest income is the interest we earn on loans and investments less the interest we pay on our deposits and borrowings. Our interest rate spread is the difference between the yield we earn on our assets and the interest rate we pay for deposits and our borrowings. Changes in interest rates could adversely affect our interest rate spread and, as a result, our net interest income. Although the yield we earn on our assets and our funding costs tend to move in the same direction in response to changes in interest rates, one can rise or fall faster than the other, causing our interest rate spread to expand or contract. Our liabilities are shorter in duration than our assets, so they will adjust faster in response to changes in interest rates. As a result, when interest rates rise, our funding costs will rise faster than the yield we earn on our assets, causing our interest rate spread to contract until the yield catches up. Changes in the slope of the “yield curve”—or the spread between short-term and long-term interest rates—will also reduce our interest rate spread. Normally, the yield curve is upward sloping, meaning short-term rates are lower than long-term rates. Because our liabilities are shorter in duration than our assets, when the yield curve flattens or even inverts, we will experience pressure on our interest rate spread as our cost of funds increases relative to the yield we can earn on our assets.

Our business strategy includes moderate growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

Over the long term, we expect to experience growth in our assets, our deposits and the scale of our operations, whether through organic growth or acquisitions. However, achieving our growth targets requires us to successfully execute our business strategies. Our business strategies include continuing to diversify our loan portfolio by increasing our commercial and industrial lending activities and introducing new and competitive deposit products. Our ability to successfully grow will also depend on the continued availability of loan opportunities that meet our stringent underwriting standards. If we do not manage our growth effectively, we may not be able to achieve our business plan, and our business and prospects could be adversely affected.

Financial reform legislation recently enacted by Congress will, among other things, tighten capital standards, create a new Consumer Financial Protection Bureau and result in new laws and regulations that are expected to increase our costs of operations.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) will significantly change the current bank regulatory structure and affect the lending, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act requires the Federal Reserve Board to set minimum capital levels for bank holding companies that are as stringent as those required for insured depository institutions, and the components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions. The legislation also establishes a floor for capital of insured depository institutions that cannot be lower than the standards in effect today, and directs the federal banking regulators to implement new leverage and capital requirements within 18 months that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act also creates a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Asheville Savings Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10.0 billion in assets. Banks and savings institutions with $10.0 billion or less in assets will be examined by their applicable bank regulators.

In addition, the Dodd-Frank Act will increase shareholder influence over boards of directors by requiring certain public companies to give shareholders a non-binding vote on executive compensation and so-called “golden parachute” payments, and by authorizing the Securities and Exchange Commission to promulgate rules that would allow shareholders to nominate and solicit votes for their own candidates using a company’s proxy materials.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

Asheville Savings Bank is subject to extensive government regulation, supervision and examination by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. ASB Bancorp, Inc. will also be subject to regulation and supervision by the Federal Reserve Board upon the consummation of the conversion and offering. Such regulation, supervision and examination govern the activities in which we may engage, and is intended primarily for the protection of the deposit insurance fund and our depositors. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

We may have credit risk in our investment and mortgage-backed securities portfolio.

At March 31, 2011, $204.3 million, or 27.2% of our assets, consisted of investment and mortgage-backed securities, many of which were issued by, or have principal and interest payments guaranteed by Fannie Mae or Freddie Mac. On September 7, 2008, the Federal Housing Finance Agency placed Fannie Mae and Freddie Mac into federal conservatorship. Although the federal government has committed substantial capital to Fannie Mae and Freddie Mac, these credit facilities and other capital infusions may not be adequate for their needs. If the financial support is inadequate, or if additional support is not provided when needed, these companies could continue to suffer losses and could fail to honor their guarantees and other obligations. As a result, the future roles of Fannie Mae and Freddie Mac could be significantly altered. Failure by Fannie Mae or Freddie Mac to honor their guarantees or obligations, or a significant restructuring of their roles, could have a significant adverse affect on the market value and cash flows of the investment and mortgage-backed securities we hold, resulting in substantial losses. We also maintain an investment in Federal Home Loan Bank of Atlanta stock, which totaled $4.0 million at March 31, 2011. In response to unprecedented market conditions and potential future losses, the Federal Home Loan Bank of Atlanta has implemented an initiative to preserve capital by significantly reducing the amount of its cash dividend payments, which has adversely affected our income. If the Federal Home Loan Bank of Atlanta is unable to meet minimum regulatory capital requirements or is required to aid the remaining Federal Home Loan Banks, our holding of Federal Home Loan Bank of Atlanta stock may be determined to be other-than-temporarily impaired and may require a charge to earnings.

If we continue to experience reduced loan demand, we will be required to invest a significant percentage of the offering proceeds in investment securities, which typically have a lower yield than our loan portfolio.

In recent periods, we have experienced a decline in loan demand as deteriorating economic conditions have resulted in elevated unemployment rates, reductions in property values and a decline in the manufacturing industry within certain segments of our primary market area. If we continue to experience reduced loan demand upon consummation of the offering, we will be required to invest a significant percentage of the offering proceeds in investment securities, which generally yield substantially less than the loans we hold in our portfolio. This would negatively impact our results of operations, which are substantially dependent on our net interest income, or the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities.

Increased and/or special Federal Deposit Insurance Corporation assessments will hurt our earnings.

The recent economic recession has caused a high level of bank failures, which has dramatically increased Federal Deposit Insurance Corporation resolution costs and led to a significant reduction in the balance of the Deposit Insurance Fund. As a result, the Federal Deposit Insurance Corporation has significantly increased the initial base assessment rates paid by financial institutions for deposit insurance. Increases in the base assessment rate have increased our deposit insurance costs and negatively impacted our earnings. In addition, in May 2009, the Federal Deposit Insurance Corporation imposed a special assessment on all insured institutions. Our special assessment, which was reflected in earnings for the quarter ended June 30, 2009, was approximately $334,000. In December 2009, in lieu of imposing an additional special assessment, the Federal Deposit Insurance Corporation required all institutions to prepay their assessments for all of 2010, 2011 and 2012, which for us totaled $3.6 million. Additional increases in the base assessment rate or additional special assessments would negatively impact our earnings.

Strong competition within our market area could hurt our profits and slow growth.

Although we consider ourselves competitive in our primary market area of Buncombe, Madison, McDowell, Henderson and Transylvania Counties in North Carolina and the surrounding areas, we face intense competition both in making loans and attracting deposits. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which reduces net interest income. Some of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market area.

Risks Related to this Offering

Our stock price may decline when trading commences.

If you purchase shares in the offering, you may not be able to sell them at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

There may be a limited market for our common stock, which may adversely affect our stock price.

Although we have received conditional approval to list our shares of common stock for trading on the Nasdaq Global Market, our shares of common stock may not be actively traded. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice and the sale of a large number of shares at one time could temporarily depress the market price. There also may be a wide spread between the bid and asked price for our common stock. When there is a wide spread between the bid and asked price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time.

Additional expenses following the offering from operating as a public company will adversely affect our profitability.

Following the offering, our noninterest expenses will increase as a result of the additional financial accounting, legal and various other additional expenses usually associated with operating as a public company and complying with public company disclosure obligations. These obligations, including the substantial public reporting requirements, will also place additional demands on our existing management team.

Additional expenses following the offering from the implementation of new equity benefit plans will adversely affect our profitability.

We will recognize additional annual employee compensation and benefit expenses stemming from options and shares of common stock granted to employees, directors and executives under new benefit plans. These additional expenses will adversely affect our profitability. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices generally require that they be based on the fair market value of the options or shares of common stock at the date of the grant; however, we expect them to be material. We will recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and will recognize expenses for restricted stock awards and stock options generally over the vesting period of awards made to recipients. These benefit expenses in the first year following the offering have been estimated to be approximately $1.1 million after taxes at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of these plans, see “Our Management — Benefit Plans.”

Our low return on equity may negatively impact the value of our common stock.

Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. For the three months ended March 31, 2011, our annualized return on average equity was 3.73% and our return on average equity for the year ended December 31, 2010 was (13.01)%. Our pro forma return on equity for the same periods is estimated to be 1.21% and (8.31)%, respectively, and our pro forma shareholders’ equity to assets ratio at March 31, 2011 is estimated to be 15.39%, assuming the sale of shares at the maximum of the offering range. Our publicly traded thrift peers used in the independent appraisal as of May 9, 2011 had an average return on equity of (2.73)% for the twelve months ended March 31, 2011. Over time, we intend to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity that is competitive with other publicly held companies. This goal could take a number of years to achieve, and it may not be attained, and the expected increase in our noninterest expenses following the offering due to operating as a public company and from new equity benefit plans will likely further deter our ability to achieve a competitive return on equity. Consequently, you should not expect a competitive return on equity in the near future. Failure to achieve a competitive return on equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with higher returns on equity. See “Pro Forma Data” for an illustration of the financial impact of this offering.

We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

We intend to contribute approximately 50% of the net proceeds of the offering to Asheville Savings Bank. ASB Bancorp, Inc. may use the portion of the proceeds that it retains to, among other things, invest in securities, pay cash dividends or repurchase shares of common stock, subject to regulatory restrictions. Asheville Savings Bank may use the portion of the proceeds that it receives to, among other things, fund new loans, open new branches, invest in securities and expand its business activities. ASB Bancorp, Inc. and Asheville Savings Bank may also use the proceeds of the offering to diversify their businesses and acquire other companies, although we have no specific plans to do so at this time. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans.

We expect that our directors and executive officers, together with their associates, will subscribe for 160,500 shares in the offering. In addition, we intend to establish an employee stock ownership plan that will purchase an amount of shares equal to 8.0% of the shares sold in the offering. As a result, upon consummation of the offering, a total of up to 588,900, or 11.0%, and 740,100, or 10.2%, of our outstanding shares will be held by our directors and executive officers and our employee stock ownership plan at the minimum and maximum of the offering range, respectively. Furthermore, additional shares will be held by directors and management following the implementation of an equity incentive plan, which we intend to implement no earlier than six months following the completion of the offering. The articles of incorporation and bylaws of ASB Bancorp, Inc. contain supermajority voting provisions that require that the holders of at least 80% of ASB Bancorp, Inc.’s outstanding shares of voting stock approve certain actions including, but not limited to, the consummation of a business combination with an interested shareholder and the amendment of certain provisions of ASB Bancorp, Inc.’s articles of incorporation and bylaws. Because our directors and executive officers and benefit plans will hold a significant percentage of our outstanding common stock following the completion of the offering, the shares held by those individuals and benefit plans could be voted in a manner that would help ensure that the 80% supermajority needed to approve such actions could not be attained. For more information on the restrictions included in the articles of incorporation and bylaws of ASB Bancorp, Inc., see “Restrictions on the Acquisition of ASB Bancorp, Inc. and Asheville Savings Bank.”

Issuance of shares for benefit programs may dilute your ownership interest.

We intend to adopt an equity incentive plan following the offering. If shareholders approve the new equity incentive plan, we intend to issue shares to our officers, employees and directors through this plan. If the restricted stock awards under the equity incentive plan are funded from authorized but unissued stock, your ownership interest in the shares could be diluted by up to approximately 3.8%, assuming awards of common stock equal to 4% of the shares sold in the offering are awarded under the plan. If the shares issued upon the exercise of stock options under the equity incentive plan are issued from authorized but unissued stock, your ownership interest in the shares could be diluted by up to approximately 9.1%, assuming stock option grants equal to 10% of the shares sold in the offering are granted under the plan. See “Pro Forma Data” and “Our Management — Benefit Plans.”

The articles of incorporation and bylaws of ASB Bancorp, Inc. and certain regulations may prevent or make more difficult certain transactions, including a sale or merger of ASB Bancorp, Inc.

Provisions of the articles of incorporation and bylaws of ASB Bancorp, Inc. may make it more difficult for companies or persons to acquire control of ASB Bancorp, Inc. Consequently, our shareholders may not have the opportunity to participate in such a transaction and the trading price of our common stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. These provisions also make more difficult the removal of current directors or management, or the election of new directors. These provisions include:

•

an 80% supermajority voting requirement for shareholders to approve certain business combinations, which may have the effect of preventing a business combination which a majority of shareholders deem desirable but that is opposed by the board of directors;

•

a limitation on the right to vote shares by any person who directly or indirectly beneficially owns more than 10% of ASB Bancorp, Inc.’s common stock by prohibiting the person from voting any shares held in excess of the 10% limit, which will prevent greater than 10% shareholders from voting all of their shares in favor of a proposed transaction or a nominee for director that is opposed by the board of directors;

•

a provision that permits the board of directors to consider a variety of factors, including the social or economic effects of the transaction and the earnings prospects, experience and integrity of the acquirer, when evaluating a transaction that may involve a change in control of ASB Bancorp, Inc., which may enable the board of directors to oppose a transaction even if the price offered is significantly greater than the market price of ASB Bancorp, Inc.’s common stock;

•

the election of directors to staggered terms of three years, which will prevent shareholders from effecting a change in the composition of the entire board of directors at any annual shareholders’ meeting;

•

a requirement that director vacancies may only be filled by a majority vote of the board of directors, which prevents shareholders from nominating themselves or persons of their choosing to fill any vacancies on the board of directors;

•

certain director eligibility requirements, including age, share ownership, residency and integrity requirements, which may perpetuate the terms of incumbent directors by preventing some individuals from serving as directors;

•

a requirement that directors may be removed only for cause, which may perpetuate the terms of incumbent directors by preventing shareholders from voting to remove directors for reasons other than cause;

•

the absence of cumulative voting by shareholders in the election of directors, which, by preventing shareholders from voting their shares for or against a single nominee, makes it more difficult for shareholders to elect nominees opposed by the board of directors;

•

a requirement that special meetings of shareholders may only be called by the board of directors, which prevents shareholders from calling a special meeting of shareholders to vote on a proposed transaction opposed by the board of directors;

•

a requirement that shareholder proposals and nominations must generally be received not less than ninety days before the date of the annual meeting of shareholders and be subject to certain procedural and content requirements, which affords ASB Bancorp, Inc. additional time to rebut proposals that it opposes but that may be favored by shareholders;

•

the ability of the board of directors to issue additional shares of common stock or shares of preferred stock without the prior approval of shareholders, which may enable the board of directors to impede a merger, tender offer or other takeover attempt that it opposes by making the transaction more expensive for the potential acquiror; and

•

an 80% supermajority voting requirement to (i) amend the articles of incorporation provisions regarding the size and election of the board of directors, removal of directors, elimination of directors’ liability, indemnification, limitations on shareholder voting rights, approval of certain business combinations, calling of special meetings of shareholders and the evaluation of business combinations; and (ii) approve any amendment to the bylaws, which may make it more difficult to modify or eliminate such anti-takeover provisions included in the articles of incorporation and bylaws.

For further information, see “Restrictions on Acquisition of ASB Bancorp, Inc. and Asheville Savings Bank.”

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in our primary market area, that are worse than expected;

•	a continued decline in real estate values;

•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative, regulatory or supervisory changes that adversely affect our business;

•	adverse changes in the securities markets; and

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The summary consolidated financial information presented below is derived in part from our consolidated financial statements. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information at December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008 is derived in part from the audited consolidated financial statements of Asheville Savings Bank that appear elsewhere in this prospectus. The information at December 31, 2008, 2007 and 2006 and for the years ended December 31, 2007 and 2006 is derived in part from audited financial statements of Asheville Savings Bank and subsidiaries that do not appear in this prospectus.

The selected data at March 31, 2011 and for the three months ended March 31, 2011 and 2010 was not audited, but in the opinion of management, represents all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The results of operations for the three months ended March 31, 2011 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At March 31,	At December 31,
(In thousands)	2011	2010	2009	2008	2007	2006
	(Unaudited)
Selected Financial Condition Data:
Total assets	$750,709	$749,965	$749,307	$705,095	$638,656	$597,034
Cash and cash equivalents	26,436	24,234	23,176	39,384	54,789	54,006
Securities available-for-sale	198,596	175,445	90,057	37,362	26,996	23,930
Investment securities held-to-maturity	5,720	5,948	6,958	5,442	10,856	12,523
Federal Home Loan Bank stock	3,970	3,970	3,993	5,020	3,325	2,952
Loans receivable, net	472,097	487,327	588,607	583,692	516,080	478,981
Loans held for sale	1,263	8,386	3,890	2,926	2,548	2,107
Foreclosed real estate	10,506	10,650	3,699	6,272	—	—
Deposits	616,586	619,757	608,538	535,640	505,290	482,000
Overnight and short-term borrowings	1,404	1,008	1,694	31,219	4,561	1,704
Advances from Federal Home Loan Bank	60,000	60,000	60,000	60,000	50,000	40,000
Total equity	63,295	62,881	73,649	69,921	71,059	66,822

	For the Three Months Ended March 31,		For the Year Ended December 31,
(In thousands)	2011	2010	2010	2009	2008	2007	2006
	(Unaudited)
Selected Operating Data:
Interest and dividend income	$7,382	$8,678	$32,815	$35,654	$36,683	$39,091	$35,126
Interest expense	2,304	3,051	11,444	14,772	16,745	19,116	15,751

Net interest income	5,078	5,627	21,371	20,882	19,938	19,975	19,375
Provision for loan losses	657	1,859	22,419	4,655	3,049	932	647

Net interest income (loss) after provision for loan losses	4,421	3,768	(1,048)	16,227	16,889	19,043	18,728
Noninterest income	1,680	2,058	7,683	7,166	5,286	5,686	5,920
Noninterest expenses	5,232	5,154	22,167	21,071	18,361	17,395	16,402

Income (loss) before income tax provision	869	672	(15,532)	2,322	3,814	7,334	8,246
Income tax provision (benefit)	284	242	(6,074)	791	1,382	2,642	2,983

Net income (loss)	$585	$430	$(9,458)	$1,531	$2,432	$4,692	$5,263

	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(Unaudited)
Performance Ratios (1):
Return on average assets	0.32%	0.23%	(1.25)%	0.21%	0.37%	0.75%	0.90%
Return on average equity	3.73	2.32	(13.01)	2.14	3.33	6.70	8.10
Interest rate spread (2)	2.76	2.93	2.73	2.69	2.74	2.83	3.06
Net interest margin (3)	2.92	3.17	2.95	2.98	3.15	3.33	3.49
Other expenses to average assets	2.85	2.78	2.92	2.88	2.77	2.77	2.81
Efficiency ratio (4)	77.42	66.95	76.18	75.07	72.79	67.79	64.84
Average interest-earning assets to average interest-bearing liabilities	111.72	114.00	113.85	113.87	115.38	115.57	114.89
Average equity to average assets	8.55	9.98	9.57	9.78	11.01	11.14	11.13

Capital Ratios:
Total risk-based capital (to risk-weighted assets)	14.94	15.03	14.31	14.98	15.03	16.51	16.67
Tier I risk-based capital (to risk-weighted assets)	13.67	13.78	13.04	13.72	13.84	15.42	15.59
Tier I leverage capital (to total assets)	8.60	10.13	8.33	10.13	10.98	11.16	11.34
Tangible capital (to adjusted total assets)	8.43	9.73	8.38	9.83	9.92	11.13	11.19

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	2.61	1.56	2.54	1.51	1.09	0.97	0.96
Allowance for loan losses as a percent of non-performing loans	89.02	52.18	94.43	39.90	180.26	102.98	192.45
Net charge-offs to average outstanding loans during the period	0.58	1.22	3.37	0.34	0.31	0.10	0.13
Non-performing loans as a percent of total loans	2.93	2.98	2.68	3.77	0.60	0.95	0.50
Non-performing assets as a percent of total assets	3.29	2.82	3.21	3.50	1.39	0.77	0.40

Other Data:
Number of offices	13	13	13	13	13	12	12
Number of deposit accounts	71,389	64,965	72,297	64,623	55,572	49,614	49,654
Number of loans	10,356	12,871	10,417	13,766	15,449	21,816	21,585

(1)	Performance ratios for the three months ended March 31, 2011 and 2010 are annualized.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities. Tax exempt income is reported on a tax equivalent basis using a federal marginal tax rate of 34%.
(3)	Represents net interest income as a percent of average interest-earning assets. Tax exempt income is reported on a tax equivalent basis using a federal marginal tax rate of 34%.
(4)	Represents other expenses divided by the sum of net interest income and other income.

USE OF PROCEEDS

The following table shows how we intend to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the actual expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at Asheville Savings Bank will reduce deposits and will not result in the receipt of new funds for investment. See “Pro Forma Data” for the assumptions used to arrive at these amounts.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		Maximum, as Adjusted, of Offering Range
(Dollars in thousands)	5,355,000 Shares at $10.00 Per Share	Percent of Net Proceeds	6,300,000 Shares at $10.00 Per Share	Percent of Net Proceeds	7,245,000 Shares at $10.00 Per Share	Percent of Net Proceeds	8,331,750 Shares at $10.00 Per Share	Percent of Net Proceeds
Offering proceeds	$53,550		$63,000		$72,450		$83,318
Less: estimated offering expenses	(1,837)		(1,924)		(2,010)		(2,110)

Net offering proceeds	$51,713	100.0%	$61,076	100.0%	$70,440	100.0%	$81,208	100.0%
Less:
Proceeds contributed to Asheville Savings Bank	$(25,857)	(50.0)%	$(30,538)	(50.0)%	$(35,220)	(50.0)%	$(40,604)	(50.0)%
Proceeds used for loan to employee stock ownership plan	(4,284)	(8.3)	(5,040)	(8.3)	(5,796)	(8.2)	(6,665)	(8.2)

Proceeds remaining for ASB Bancorp, Inc. (1)	$21,572	41.7%	$25,498	41.7%	$29,424	41.8%	$33,938	41.8%

(1)	Following the completion of the stock offering and in accordance with applicable regulations, ASB Bancorp, Inc. may purchase shares of its common stock in the open market in order to grant awards of restricted stock under its proposed equity incentive plan. Assuming a market price of $10.00 per share at the time of purchase, the cost of acquiring the shares would be approximately $4.3 million (428,400 shares) at the minimum of the offering range, $5.0 million (504,000 shares) at the midpoint of the offering range, $5.8 million (579,600 shares) at the maximum of the offering range and $6.7 million (666,540 shares) at the maximum, as adjusted, of the offering range. See “Pro Forma Data” and “Our Management — Benefit Plans — Nonqualified Deferred Compensation — Future Equity Incentive Plan.”

ASB Bancorp, Inc. intends to invest the proceeds it retains from the offering initially in short-term, liquid investments. Over time, ASB Bancorp, Inc. may use the proceeds it retains from the offering:

•	to invest in securities;

•	to repurchase shares of its common stock, subject to regulatory restrictions;

•

to finance the possible acquisition of financial institutions or other businesses that are related to banking, although we currently have no definitive plans or commitments regarding potential acquisition opportunities;

•	for the possible payment of dividends to shareholders; and

•	for general corporate purposes.

Under current Federal Deposit Insurance Corporation regulations, ASB Bancorp, Inc. may not repurchase shares of its common stock during the first year following the offering, except to fund shareholder-approved equity benefit plans or, with prior regulatory approval, when extraordinary circumstances exist.

Asheville Savings Bank may use the proceeds that it receives from the offering, which is shown in the table above as the amount contributed to Asheville Savings Bank:

•	to fund new loans;

•

to finance the possible expansion of its business activities through the establishment or acquisition of new branch offices and/or the acquisition of other financial institutions or financial services companies, including through Federal Deposit Insurance Corporation assisted transactions, although we currently have no definitive plans or commitments regarding potential expansion or acquisition opportunities;

•	to invest in securities; and

•	for general corporate purposes.

We may need regulatory approvals to engage in some of the activities listed above.

Except as described above, neither ASB Bancorp, Inc. nor Asheville Savings Bank has any specific plans for the investment of the proceeds of this offering and has not allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the offering, see “The Conversion and Stock Offering — Reasons for the Conversion.”

OUR DIVIDEND POLICY

Following the offering, our board of directors will consider adopting a policy of paying cash dividends. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.

The board of directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, the board of directors will take into account our financial condition and results of operations, tax considerations, capital requirements, industry standards, and economic conditions. We will also consider the regulatory restrictions that affect the payment of dividends by Asheville Savings Bank to us, discussed below.

ASB Bancorp, Inc. is subject to North Carolina law, which generally prohibits ASB Bancorp, Inc. from paying dividends on its common stock if, after giving effect to the distribution, it would be unable to pay its debts as they become due in the usual course of business or if its total assets would be less than the sum of its liabilities and the amount that would be needed, if ASB Bancorp, Inc. were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference upon dissolution.

ASB Bancorp, Inc. will not be subject to Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks regulatory restrictions on the payment of dividends. However, our ability to pay dividends may depend, in part, upon dividends we receive from Asheville Savings Bank because we initially will have no source of income other than dividends from Asheville Savings Bank and earnings from the investment of the net proceeds from the offering that we retain. North Carolina banking law and Federal Deposit Insurance Corporation regulations limit dividends and other distributions from Asheville Savings Bank to us. For example, Asheville Savings Bank may not declare or pay a cash dividend on its capital stock if its effect would be to reduce the regulatory capital of Asheville Savings Bank below the amount required for the liquidation account to be established as required by Asheville Savings Bank’s plan of conversion. Similarly, no insured depository institution may make a capital distribution if, after making the distribution, the institution would be undercapitalized. See “Regulation and Supervision — North Carolina Banking Laws and Supervision — Dividends” and “The Conversion and Stock Offering — Effects of Conversion to Stock Form — Liquidation Account.”

Any payment of dividends by Asheville Savings Bank to us that would be deemed to be drawn out of Asheville Savings Bank’s bad debt reserves would require Asheville Savings Bank to pay federal income taxes at the then current income tax rate on the amount deemed distributed. See “Federal and State Taxation — Federal Income Taxation.” ASB Bancorp, Inc. does not contemplate any distribution by Asheville Savings Bank that would result in this type of tax liability.

MARKET FOR THE COMMON STOCK

We have not previously issued common stock and there is currently no established market for the common stock. We have received conditional approval to list our common stock for trading on the Nasdaq Global Market under the symbol “ASBB” upon completion of the offering. Keefe, Bruyette & Woods, Inc. intends to become a market maker in our common stock following the offering, but it is under no obligation to do so. Keefe, Bruyette & Woods, Inc. also will assist us, if needed, in obtaining other market makers after the offering. We will try to obtain at least three market makers for our stock, but we cannot assure you that other market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should recognize that there may be a limited trading market in the common stock and, therefore, should have the financial ability to withstand a longer-term investment horizon.

CAPITALIZATION

The following table presents the historical capitalization of Asheville Savings Bank at March 31, 2011 and the capitalization of ASB Bancorp, Inc. reflecting the offering (referred to as “pro forma” information). The pro forma capitalization gives effect to the assumptions listed under “Pro Forma Data,” based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares as a result of the exercise of options granted under the proposed equity incentive plan. A change in the number of shares to be issued in the offering may materially affect pro forma capitalization. We are offering our common stock on a best efforts basis. We must sell a minimum of 5,355,000 shares to complete the offering.

		Pro Forma Capitalization Based Upon the Sale of
(Dollars in thousands, except per share amounts)	Capitalization as of March 31, 2011	5,355,000 Shares at $10.00 Per Share	6,300,000 Shares at $10.00 Per Share	7,245,000 Shares at $10.00 Per Share	8,331,750 Shares at $10.00 Per Share
Deposits (1)	$616,586	$616,586	$616,586	$616,586	$616,586
Borrowings	61,404	61,404	61,404	61,404	61,404

Total deposits and borrowed funds	$677,990	$677,990	$677,990	$677,990	$677,990

Shareholders’ equity:
Preferred stock:
10,000,000 shares, $0.01 par value per share, authorized; none issued or outstanding	$—	$—	$—	$—	$—
Common stock:
60,000,000 shares, $0.01 par value per share, authorized; specified number of shares assumed to be issued and outstanding (2)	—	54	63	72	83
Additional paid-in capital	—	51,659	61,013	70,368	81,124
Retained earnings (3)	67,106	67,106	67,106	67,106	67,106
Accumulated other comprehensive (loss), net of tax	(3,811)	(3,811)	(3,811)	(3,811)	(3,811)
Less :
Common stock acquired by employee stock ownership plan (4)	—	(4,284)	(5,040)	(5,796)	(6,665)
Common stock to be acquired by equity incentive plan (5)	—	(2,142)	(2,520)	(2,898)	(3,333)

Total shareholders’ equity	$63,295	$108,582	$116,811	$125,041	$134,504

Shareholders’ equity to assets (1)	8.43%	13.64%	14.52%	15.39%	16.36%

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits and assets by the amounts of the withdrawals.
(2)	Reflects total issued and outstanding shares of 5,355,000, 6,300,000, 7,245,000 and 8,331,750 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.
(3)	Retained earnings are restricted by applicable regulatory capital requirements.
(4)	Assumes that 8% of the shares of common stock sold in the offering will be acquired by the employee stock ownership plan in the offering with funds borrowed from ASB Bancorp, Inc. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital and a liability to the employee stock ownership plan. As shares are released to plan participants’ accounts, a compensation expense will be charged, along with related tax benefit, and a reduction in the charge against capital will occur in the amount of the compensation expense recognized. Since the funds are borrowed from ASB Bancorp, Inc., the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the financial statements of Asheville Savings Bank. The loan will be repaid principally through Asheville Savings Bank’s contributions to the employee stock ownership plan and dividends payable on common stock held by the plan over the anticipated 15-year term of the loan. See “Our Management — Benefit Plans — Employee Stock Ownership Plan.”

(5)	Assumes the purchase in the open market at $10.00 per share, for restricted stock awards under the proposed equity incentive plan, of a number of shares equal to 4% of the shares of common stock sold in the offering. The shares are reflected as a reduction of shareholders’ equity. The equity incentive plan will be submitted to shareholders for approval at a meeting following the offering. See “Risk Factors — Issuance of shares for benefit programs may dilute your ownership interest,” “Pro Forma Data” and “Our Management — Benefit Plans — Future Equity Incentive Plan.”

REGULATORY CAPITAL COMPLIANCE

At March 31, 2011, Asheville Savings Bank exceeded all regulatory capital requirements. The following table presents Asheville Savings Bank’s capital position relative to its regulatory capital requirements at March 31, 2011, on a historical and a pro forma basis. The table reflects receipt by Asheville Savings Bank of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan is deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” The definitions of the terms used in the table are those provided in the capital regulations issued by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. For a discussion of the capital standards applicable to Asheville Savings Bank, see “Regulation and Supervision — Federal Banking Regulations — Capital Requirements.”

			Pro Forma at March 31, 2011
			Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		Maximum, as Adjusted, of Offering Range
	Historical at March 31, 2011		5,355,000 Shares At $10.00 Per Share		6,300,000 Shares At $10.00 Per Share		7,245,000 Shares At $10.00 Per Share		8,331,750 Shares At $10.00 Per Share
(Dollars in thousands)	Amount	Percent of Assets (1)	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
Total capital under generally accepted accounting principles	$63,295	8.43%	$84,868	10.93%	$88,793	11.37%	$92,719	11.80%	$97,234	12.29%
Tier 1 Leverage Capital:
Capital level (2)	$64,241	8.60%	$85,814	11.11%	$89,739	11.54%	$96,665	11.98%	$98,180	12.47%
Requirement	29,871	4.00	30,905	4.00	31,092	4.00	31,280	4.00	31,495	4.00

Excess	$34,370	4.60%	$54,909	7.11%	$58,647	7.54%	$62,385	7.98%	$66,685	8.47%

Tier 1 Risk–Based Capital:
Capital level (2)	$64,241	13.67%	$85,814	18.07%	$89,739	18.85%	$93,665	19.64%	$98,180	20.54%
Requirement	18,794	4.00	19,000	4.00	19,038	4.00	19,075	4.00	19,118	4.00

Excess	$45,447	9.67%	$66,814	14.07%	$70,701	14.85%	$74,500	15.64%	$79,062	16.54%

Total Risk-Based Capital:
Total risk-based capital (3)	$70,207	14.94%	$91,780	19.32%	$95,705	20.11%	$99,631	20.89%	$104,146	21.79%
Requirement	37,587	8.00	38,001	8.00	38,076	8.00	38,151	8.00	38,237	8.00

Excess	$32,620	6.94%	$53,779	11.32%	$57,629	12.11%	$61,480	12.89%	$65,909	13.79%

North Carolina Savings Bank Capital:
Capital (2)	$76,873	10.24%	$98,466	20.73%	$102,371	21.51%	$106,297	22.29%	$110,812	23.18%
Requirement	37,541	5.00	38,834	5.00	39,068	5.00	39,302	5.00	39,572	5.00

Excess	$39,332	8.37%	$59,612	12.55%	$63,303	13.30%	$66,995	14.05%	$71,240	14.91%

Reconciliation of capital infusion to Asheville Savings Bank:
Net proceeds of offering			$51,713		$61,076		$70,440		$81,207
Proceeds to Asheville Savings Bank			25,857		30,538		35,220		40,604
Less: stock acquired by ESOP			(4,284)		(5,040)		(5,796)		(6,665)

Pro forma increase in GAAP and regulatory capital			$21,573		$25,498		$29,424		$33,939

(1)	Tangible capital and core capital levels are shown as a percentage of adjusted total assets of $750.7 million. Risk-based capital levels are shown as a percentage of risk-weighted assets of $469.8 million.
(2)	See note 11 of the notes to consolidated financial statements for a reconciliation of total capital under generally accepted accounting principles and each of tangible capital, core capital, Tier 1 risked based capital and total risk-based capital.
(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

PRO FORMA DATA

The following tables show information about our net income and shareholders’ equity reflecting the sale of common stock in the offering. The information provided illustrates our pro forma net income and shareholders’ equity based on the sale of common stock at the minimum of the offering range, the midpoint of the offering range, the maximum of the offering range and the maximum, as adjusted, of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed. Net proceeds indicated in the following tables are based upon the following assumptions:

•	All shares of stock will be sold in the subscription and community offerings;

•

Our employee stock ownership plan will purchase a number of shares equal to 8% of the shares sold in the offering with a loan from ASB Bancorp, Inc. that will be repaid in equal installments over 15 years;

•

Keefe, Bruyette & Woods, Inc. will receive a success fee equal to 1.00% of the aggregate dollar amount of the common stock sold in the subscription and community offerings, except that no fee will be paid with respect to shares purchased by the employee stock ownership plan or by our officers, directors and employees and members of their immediate families; and

•	Total expenses of the offering, excluding fees paid to Keefe, Bruyette & Woods, Inc., will be approximately $1.36 million.

Actual expenses may vary from this estimate, and the amount of fees paid to Keefe, Bruyette & Woods, Inc. (and potentially other broker-dealers) will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares, and other factors.

Pro forma net income for the three months ended March 31, 2011 and the year ended December 31, 2010 has been calculated as if the offering were completed at the beginning of the period, and the net proceeds had been invested at 0.80% for the three months ended March 31, 2011 and 0.61% for the year ended December 31, 2010, which represents the two-year treasury rate at March 31, 2011.

A pro forma after-tax return of 0.50% and 0.38% is used for the three months ended March 31, 2011 and the year ended December 31, 2010, respectively, after giving effect to a combined federal and state income tax rate of 38.0% for each period. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the tables.

When reviewing the following tables you should consider the following:

•

The final column gives effect to a 15% increase in the offering range, which may occur without any further notice if Feldman Financial increases its appraisal to reflect the results of this offering, changes in our financial condition or results of operations or changes in market conditions after the offering begins. See “The Conversion and Stock Offering — How We Determined the Offering Range and the $10.00 Per Share Purchase Price.”

•

Since funds on deposit at Asheville Savings Bank may be withdrawn to purchase shares of common stock, the amount of funds available for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

•

Historical per share amounts have been computed as if the shares of common stock expected to be issued in the offering had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma shareholders’ equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the offering, the additional employee stock ownership plan expense or the proposed equity incentive plan.

•

Pro forma shareholders’ equity (“book value”) represents the difference between the stated amounts of our assets and liabilities. Book value amounts do not represent fair market values or amounts available for distribution to shareholders in the unlikely event of liquidation. The amounts shown do not reflect the federal income tax consequences of the restoration to income of Asheville Savings Bank’s special bad debt reserves for income tax purposes or give effect to the liquidation account in the event of liquidation, which would be required in the unlikely event of liquidation. See “Federal and State Taxation” and “The Conversion and Stock Offering — Effects of Conversion to Stock Form — Liquidation Account.”

•	The amounts shown as pro forma shareholders’ equity per share do not represent possible future price appreciation of our common stock.

The following pro forma data may not represent the actual financial effects of the offering or our operating results after the offering. The pro forma data relies exclusively on the assumptions outlined above and in the notes to the pro forma tables. The pro forma data does not represent the fair market value of our common stock, the current fair market value of our assets or liabilities, or the amount of money that would be available for distribution to shareholders if we are liquidated after the offering.

We are offering our common stock on a best efforts basis. We must sell a minimum of 5,355,000 shares to complete the offering.

	Three Months Ended March 31, 2011
	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	Maximum, as Adjusted, of Offering Range
(Dollars in thousands, except per share amounts)	5,355,000 Shares at $10.00 Per Share	6,300,000 Shares at $10.00 Per Share	7,245,000 Shares at $10.00 Per Share	8,331,750 Shares at $10.00 Per Share
Gross proceeds	$53,550	$63,000	$72,450	$83,318
Less: estimated offering expenses	(1,837)	(1,924)	(2,010)	(2,111)
Estimated net conversion proceeds	51,713	61,076	70,440	81,207
Less: common stock acquired by employee stock ownership plan (1)	(4,284)	(5,040)	(5,796)	(6,665)
Less: common stock to be acquired by equity incentive plan (2)	(2,142)	(2,520)	(2,898)	(3,333)

Net investable proceeds	$45,287	$53,516	$61,746	$71,209

Pro Forma Net Income:
Pro forma net income:
Historical	$585	$585	$585	$585
Pro forma income on net investable proceeds	57	67	77	89
Less: pro forma employee stock ownership plan adjustments (1)	(44)	(52)	(60)	(69)
Less: pro forma restricted stock award expense (2)	(66)	(78)	(90)	(103)
Less: pro forma stock option expense (3)	(100)	(117)	(135)	(155)

Pro forma net income (loss)	$432	$405	$377	$347

Pro forma net income per share:
Historical	$0.12	$0.10	$0.09	$0.08
Pro forma income on net investable proceeds	0.01	0.01	0.01	0.01
Less: pro forma employee stock ownership plan adjustments (1)	(0.01)	(0.01)	(0.01)	(0.01)
Less: pro forma restricted stock award expense (2)	(0.01)	(0.01)	(0.01)	(0.01)
Less: pro forma stock option expense (3)	(0.02)	(0.02)	(0.02)	(0.02)

Pro forma net income per share	$0.09	$0.07	$0.06	$0.05

Offering price as a multiple of pro forma net income per share (annualized)	27.8x	35.7x	41.7x	50.0x
Number of shares used to calculate pro forma net income per share (4)	4,933,740	5,804,400	6,675,060	7,676,319
Pro Forma Shareholders’ Equity:
Pro forma shareholders’ equity (book value) (4):
Historical	$63,295	$63,295	$63,295	$63,295
Estimated net proceeds	51,713	61,076	70,440	81,207
Less: common stock acquired by employee stock ownership plan (1)	(4,284)	(5,040)	(5,796)	(6,665)
Less: common stock to be acquired by equity incentive plan (2)	(2,142)	(2,520)	(2,898)	(3,333)

Pro forma shareholders’ equity	$108,582	$116,811	$125,041	$134,504

Pro forma shareholders’ equity per share (4):
Historical	$11.82	$10.05	$8.74	$7.60
Estimated net proceeds	9.66	9.69	9.72	9.75
Less: common stock acquired by employee stock ownership plan (1)	(0.80)	(0.80)	(0.80)	(0.80)
Less: common stock to be acquired by equity incentive plan (2)	(0.40)	(0.40)	(0.40)	(0.40)

Pro forma shareholders’ equity per share	$20.28	$18.54	$17.26	$16.14

Offering price as a percentage of pro forma shareholders’ equity per share	49.3%	53.9%	57.9%	62.0%
Number of shares used to calculate pro forma shareholders’ equity per share (4)	5,355,000	6,300,000	7,245,000	8,331,750

(footnotes on pages          and         )

	Year Ended December 31, 2010
	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	Maximum, as Adjusted, of Offering Range
(Dollars in thousands, except per share amounts)	5,355,000 Shares at $10.00 Per Share	6,300,000 Shares at $10.00 Per Share	7,245,000 Shares at $10.00 Per Share	8,331,750 Shares at $10.00 Per Share
Gross proceeds	$53,550	$63,000	$72,450	$83,318
Less: estimated offering expenses	(1,834)	(1,924)	(2,010)	(2,111)
Estimated net conversion proceeds	51,713	61,076	70,440	81,207
Less: common stock acquired by employee stock ownership plan (1)	(4,284)	(5,040)	(5,796)	(6,665)
Less: common stock to be acquired by equity incentive plan (2)	(2,142)	(2,520)	(2,898)	(3,333)

Net investable proceeds	$45,287	$53,516	$61,746	$71,209

Pro Forma Net Income (Loss):
Pro forma net income (loss):
Historical	$(9,458)	$(9,458)	$(9,458)	$(9,458)
Pro forma income on net investable proceeds	172	203	235	271
Less: pro forma employee stock ownership plan adjustments (1)	(177)	(208)	(240)	(276)
Less: pro forma restricted stock award expense (2)	(266)	(312)	(359)	(413)
Less: pro forma stock option expense (3)	(398)	(469)	(539)	(620)

Pro forma net income (loss)	$(10,127)	$(10,244)	$(10,361)	$(10,496)

Pro forma net income (loss) per share:
Historical	$(1.91)	$(1.62)	$(1.41)	$(1.23)
Pro forma income on net investable proceeds	0.04	0.03	0.03	0.04
Less: pro forma employee stock ownership plan adjustments (1)	(0.04)	(0.04)	(0.04)	(0.04)
Less: pro forma restricted stock award expense (2)	(0.05)	(0.05)	(0.05)	(0.05)
Less: pro forma stock option expense (3)	(0.08)	(0.08)	(0.08)	(0.08)

Pro forma net income (loss) per share	$(2.04)	$(1.76)	$(1.55)	$(1.36)

Offering price as a multiple of pro forma net income (loss) per share	(4.9)x	(5.7)x	(6.5)x	(7.4)x
Number of shares used to calculate pro forma net income per share (4)	4,955,160	5,829,600	6,704,040	7,709,646
Pro Forma Shareholders’ Equity:
Pro forma shareholders’ equity (book value) (4):
Historical	$62,881	$62,881	$62,881	$62,881
Estimated net proceeds	51,713	61,076	70,440	81,207
Less: common stock acquired by employee stock ownership plan (1)	(4,284)	(5,040)	(5,796)	(6,665)
Less: common stock to be acquired by equity incentive plan (2)	(2,142)	(2,520)	(2,898)	(3,333)

Pro forma shareholders’ equity	$108,168	$116,397	$124,627	$134,090

Pro forma shareholders’ equity per share (4):
Historical	$11.74	$9.99	$8.68	$7.54
Estimated net proceeds	9.66	9.69	9.72	9.75
Less: common stock acquired by employee stock ownership plan (1)	(0.80)	(0.80)	(0.80)	(0.80)
Less: common stock to be acquired by equity incentive plan (2)	(0.40)	(0.40)	(0.40)	(0.40)

Pro forma shareholders’ equity per share	$20.20	$18.48	$17.20	$16.09

Offering price as a percentage of pro forma shareholders’ equity per share	49.5%	54.1%	58.1%	62.2%
Number of shares used to calculate pro forma shareholders’ equity per share (4)	5,355,000	6,300,000	7,245,000	8,331,750

(footnotes on pages          and         )

(1)	Assumes that the employee stock ownership plan will acquire a number of shares of stock equal to 8% of the shares sold in the offering (428,400, 504,000, 579,600 and 666,540 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively). The employee stock ownership plan will borrow the funds to acquire these shares from the net offering proceeds retained by ASB Bancorp, Inc. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 3.25%, and a term of 15 years. Asheville Savings Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. Interest income that ASB Bancorp, Inc. will earn on the loan will offset a portion of the compensation expense recorded by Asheville Savings Bank as it contributes to the employee stock ownership plan. As the debt is paid down, shares will be released for allocation to participants’ accounts and shareholders’ equity will be increased. The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon the market value of shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (1/15th of the total, based on a 15-year loan) will be released each year over the term of the loan. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. If the average market value per share is greater than $10.00 per share, total employee stock ownership plan expense would be greater. See “Our Management — Benefit Plans — Employee Stock Ownership Plan.”
(2)	Assumes that ASB Bancorp, Inc. will purchase in the open market a number of shares of stock equal to 4% of the shares sold in the offering (214,200, 252,000, 289,800 and 333,270 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively), that will be reissued as restricted stock awards under an equity incentive plan to be adopted following the offering. Purchases will be funded with cash on hand at ASB Bancorp, Inc. or with dividends paid to ASB Bancorp, Inc. by Asheville Savings Bank. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required shareholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $10.00 per share purchase price. The issuance of authorized but unissued shares of the common stock instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders by approximately 3.8%. The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of ASB Bancorp, Inc. common stock was $10.00 at the time the awards were made, that shares of restricted stock issued under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 34%. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the equity incentive plan, total equity incentive plan expense would be greater.
(3)	The adjustment to pro forma net income for stock options reflects the after-tax compensation expense associated with the stock options that may be granted under the equity incentive plan expected to be adopted following the offering. If the equity incentive plan is approved by shareholders, a number of shares equal to 10% of the shares sold in the offering (535,000, 630,000, 724,500 and 833,175 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively) will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. Using the Black-Scholes option-pricing formula, the options are assumed to have a value of $4.11 for each option, based on the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 0%; expected life, 10 years; expected volatility, 22.56%; and risk-free interest rate, 3.47%. Because there currently is no market for ASB Bancorp, Inc. common stock, the assumed expected volatility is based on the SNL Index for all publicly-traded thrifts. The dividend yield is assumed to be 0% because there is no history of dividend payments and the board of directors has not expressed an intention to commence dividend payments upon completion of the offering. It is assumed that stock options granted under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the options awarded was an amortized expense during each year, that 25% of the options awarded are non-qualified options and that the combined federal and state income tax rate was 34%. If the fair market value per share is different than $10.00 per share on the date options are awarded under the equity incentive plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different. Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. ASB Bancorp, Inc. may use a valuation technique other than the Black-Scholes option-pricing formula and that technique may produce a different value. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders by approximately 9.1%.
(4)	The number of shares used to calculate pro forma net income per share is equal to the total number of shares to be outstanding upon completion of the offering, less the number of shares purchased by the employee stock ownership plan not committed to be released within six months or one year following the offering. The number of shares used to calculate pro forma shareholders’ equity per share equals the total number of shares to be outstanding upon completion of the offering.

OUR BUSINESS

General

ASB Bancorp, Inc., a North Carolina corporation, was incorporated in May 2011 to become the holding company for Asheville Savings Bank upon completion of the conversion. Before the completion of the conversion, ASB Bancorp, Inc. has not engaged in any significant activities other than organizational activities. Following completion of the conversion, ASB Bancorp, Inc.’s business activity will be the ownership of the outstanding capital stock of Asheville Savings Bank. ASB Bancorp, Inc. will not own or lease any property but will instead use the premises, equipment and other property of Asheville Savings Bank with the payment of appropriate rental fees, as required by applicable law and regulations, under the terms of an expense allocation agreement that ASB Bancorp, Inc. and Asheville Savings Bank will enter into upon completion of the conversion. The expense allocation agreement generally provides that ASB Bancorp, Inc. will pay to Asheville Savings Bank, on a quarterly basis, fees for its use of Asheville Savings Bank’s premises, furniture, equipment and employees in an amount to be determined by the board of directors of ASB Bancorp, Inc. and Asheville Savings Bank. Such fees shall not be less than the fair market value received for such goods or services. In addition, ASB Bancorp, Inc. and Asheville Savings Bank will also enter into a tax allocation agreement upon completion of the conversion as a result of their status as members of an affiliated group under the Internal Revenue Code. The tax allocation agreement generally provides that ASB Bancorp, Inc. will file consolidated federal income tax returns with Asheville Savings Bank and its subsidiaries. The tax allocation agreement also formalizes procedures for allocating the consolidated tax liability of the group among its members and establishes procedures for the future payments by Asheville Savings Bank to ASB Bancorp, Inc. for tax liabilities attributable to Asheville Savings Bank and its subsidiaries. In the future, ASB Bancorp, Inc. may acquire or organize other operating subsidiaries; however, there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

Founded in 1936, Asheville Savings Bank is a North Carolina chartered savings bank headquartered in Asheville, North Carolina. We operate as a community-oriented financial institution offering traditional financial services to consumers and businesses in our primary market area. We attract deposits from the general public and use those funds to originate primarily one-to four-family residential mortgage loans and commercial real estate loans, and, to a lesser extent, home equity loans and lines of credit, consumer loans, construction and land development loans, and commercial and industrial loans. We conduct our lending and deposit activities primarily with individuals and small businesses in our primary market area.

Our primary market area is Asheville, North Carolina and the rest of Buncombe County where we have eight branch offices, as well as Henderson, Madison, McDowell and Transylvania Counties where we have five branch offices.

Our emphasis on commercial mortgage, and commercial construction and land development loans has exposed us to losses as the recent economic recession, whose adverse effects were delayed in impacting western North Carolina, has adversely affected businesses and developers in our market area. In 2010, we charged-off $7.9 million of our commercial construction and land development loan portfolio and $6.1 million of our commercial mortgage portfolio. We have also suffered recent losses in our residential mortgage loan portfolio. In 2010, we charged-off $1.8 million of our residential mortgage loan portfolio and $1.1 million of our consumer loan portfolio. The losses in our consumer loan portfolio have been related primarily to our indirect financing of automobile loans and, as a result of such losses, we have suspended our indirect automobile financing activities. We are continuing to emphasize our commercial mortgage lending activities. However, due to recent economic conditions, we have also suspended financing the construction of any properties built on a speculative basis and are emphasizing the origination of commercial mortgage loans secured by owner-occupied properties.

Our website address is www.ashevillesavingsbank.com. Information on our website should not be considered a part of this prospectus.

Market Area

We are headquartered in Asheville, North Carolina, which is the county seat of Buncombe County, North Carolina and consider Buncombe, Madison, McDowell, Henderson and Transylvania Counties in western North Carolina and the surrounding areas to be our primary market area. Asheville is situated in the Blue Ridge Mountains at the confluence of the Swannanoa River and French Broad River and is known for its natural beauty and scenic surroundings. In addition, the Asheville metropolitan area has a vibrant cultural and arts community that parallels that of many larger cities in the United States and is home to a number of historical attractions, the most prominent of which is the Biltmore Estate, a historic mansion with gardens and a winery that draws approximately 900,000 tourists each year. Due to its scenic location and diverse cultural and historical offerings, the Asheville metropolitan area has become a popular destination for tourists, which has historically positively impacted our local economy. In addition, affordable housing prices, combined with the region’s favorable climate, scenic surroundings and cultural attractions, have also made the Asheville metropolitan area an increasingly attractive destination for retirees seeking to relocate from other parts of the United States.

The Asheville metropolitan area benefits from a diverse economy, and there is no single employer or industry upon which a significant number of our customers are dependent. In addition to the tourism industry, Western North Carolina is also home to a number of manufacturing and technology companies, including Wilsonart International, Inc., Eaton Corporation, Thermo Fischer Scientific and Arvato Digital Services. Furthermore, the region is home to a number of educational organizations, private colleges and large public universities, such as the University of North Carolina at Asheville. Mission Health System, a leading employer in the Asheville metropolitan area, has also been nationally recognized as a top hospital network for cardiovascular and orthopedic medicine.

The recent economic recession has caused the Asheville metropolitan area to experience a decline in tourism and a reduced influx of retirees from other parts of the country, which has negatively impacted our local economy. In addition, the recent economic recession has also resulted in increased job losses in the manufacturing services sector. Over the course of the past year, the tourism industry in the Asheville metropolitan area has largely recovered, which has positively impacted the economy in a number of our local markets, such as Buncombe and Henderson Counties, that directly benefit from this industry and has caused the overall unemployment rate in the Asheville metropolitan area to decrease from 9.7% in March 2010 to 8.1% in March 2011. However, the Asheville metropolitan area has continued to experience a reduced number of relocating retirees and a decline in the manufacturing industry. As a result of such decline, as of March 2011, published statistics reflect that twelve counties in western North Carolina, including three of the five counties in our primary market area (Madison, McDowell and Transylvania Counties), had unemployment rates that exceeded both the national and state unemployment rates.

Competition

We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits has historically come from the several financial institutions operating in our primary market area and from other financial service companies such as securities brokerage firms, credit unions and insurance companies. We also face competition for investors’ funds from money market funds, mutual funds and other corporate and government securities. At June 30, 2010, which is the most recent date for which data is available from the Federal Deposit Insurance Corporation, we held approximately 10.85% of the deposits in Buncombe County, North Carolina, 23.31% of the deposits in Madison County, North Carolina, 16.49% of the deposits in McDowell County, North Carolina, 3.42% of the deposits in Henderson County, North Carolina and 4.92% of the deposits in Transylvania County, North Carolina. This data does not reflect deposits held by credit unions with which we also compete. In addition, banks owned by large national and regional holding companies and other community-based banks also operate in our primary market area. Some of these institutions are larger than us and, therefore, may have greater resources.

Our competition for loans comes primarily from financial institutions, including credit unions, in our primary market area and from other financial service providers, such as mortgage companies and mortgage brokers. Competition for loans also comes from non-depository financial service companies entering the mortgage market, such as insurance companies, securities companies and specialty finance companies.

We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet, and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Competition for deposits and the origination of loans could limit our growth in the future.

Lending Activities

General. The largest component of our loan portfolio is real estate mortgage loans, primarily one- to four-family residential mortgage loans and commercial mortgage loans, and to a lesser extent, revolving mortgage loans (which consist of home equity loans and lines of credit), consumer loans, construction and land development loans, and commercial and industrial loans. We originate loans for investment purposes, although we generally sell our fixed-rate residential mortgage loans into the secondary market with servicing released.

We intend to continue to emphasize residential and commercial mortgage lending, while also concentrating on ways to expand our commercial and industrial lending activities with a focus on serving small businesses and emphasizing relationship banking in our primary market area. We do not offer Alt-A, sub-prime or no-documentation mortgage loans.

One-to Four-Family Residential Loans. At March 31, 2011, we had $177.8 million in one- to four-family residential loans, which represented 36.7% of our total loan portfolio. Our origination of residential mortgage loans enables borrowers to purchase or refinance existing homes located in our primary market area.

Our residential lending policies and procedures generally conform to the secondary market guidelines. We generally offer a mix of adjustable rate mortgage loans and fixed-rate mortgage loans with terms of up to 30 years. Borrower demand for adjustable-rate loans compared to fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, and the difference between the interest rates and loan fees offered for fixed-rate mortgage loans as compared to an initially discounted interest rate and loan fees for multi-year adjustable-rate mortgages. The relative amount of fixed-rate mortgage loans and adjustable-rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment. We determine the loan fees, interest rates and other provisions of mortgage loans based on our own pricing criteria and competitive market conditions.

Interest rates and payments on our adjustable-rate mortgage loans generally adjust annually after an initial fixed period that typically ranges from one to seven years. Interest rates and payments on our adjustable-rate loans generally are indexed to the one year U.S. Treasury Constant Maturity Index.

While one-to four-family residential real estate loans are normally originated with up to 30-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full either upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans on a regular basis. We do not offer residential mortgage loans with negative amortization and generally do not offer interest-only residential mortgage loans.

We generally do not make owner occupied one- to four-family residential real estate loans with loan-to-value ratios exceeding 95%. Loans with loan-to-value ratios in excess of 80% typically require private mortgage insurance. In addition, we generally do not make non-owner occupied one- to four-family residential real estate loans with loan-to-value ratios exceeding 80%. We require all properties securing mortgage loans to be appraised by a board-approved independent appraiser. We also require title insurance on all mortgage loans. Borrowers must obtain hazard insurance, and flood insurance is required for all loans located in flood hazard areas.

Commercial Mortgage Loans. We offer fixed- and adjustable-rate mortgage loans secured by non-residential real estate and multi-family properties. At March 31, 2011, commercial mortgage loans totaled $162.7 million, or 33.5% of our total loan portfolio. Our commercial mortgage loans are generally secured by commercial, industrial and manufacturing, small to moderately-sized office and retail properties, hotels, multi-family properties and hospitals and churches located in our primary market area. Although we have historically made commercial mortgage loans that are secured by both owner-occupied and non-owner-occupied properties, we are currently emphasizing the origination of commercial mortgage loans that are secured by owner-occupied properties. At March 31, 2011, $35.6 million or 21.9% of our commercial real estate loans were secured by owner-occupied properties.

We originate fixed-rate and adjustable-rate commercial mortgage loans, generally with terms of three to five years and payments based on an amortization schedule of up to 25 years, resulting in “balloon” balances at maturity. For our adjustable-rate commercial mortgage loans, interest rates are typically equal to the prime lending rate as reported in The Wall Street Journal plus an applicable margin. Currently, our adjustable-rate commercial mortgage loans typically provide for an interest rate floor. Loans are secured by first mortgages, generally are originated with a maximum loan-to-value ratio of 85% and may require specified debt service coverage ratios depending on the characteristics of the project. Rates and other terms on such loans generally depend on our assessment of credit risk after considering such factors as the borrower’s financial condition, credit history, loan-to-value ratio, debt service coverage ratio and other factors, including whether the property securing the loan will be owner occupied.

At March 31, 2011, our largest commercial mortgage loan had an outstanding balance of $7.0 million. This loan was originated in November 2009 and is secured by a multi-use property, including a warehouse and office space, located in Fletcher, North Carolina. The loan is currently performing in accordance with its original terms.

Construction and Land Development Loans. We have originated construction and land development loans for commercial properties, such as retail shops and office units, and multi-family properties, and construction and land development loans for one-to four-family homes. At March 31, 2011, commercial construction and land development loans totaled $27.8 million, which represented 5.7% of our total loan portfolio, and residential construction and land development loans totaled $7.9 million, which represented 1.6% of our total loan portfolio. Residential construction loans are typically for a term of 12 months with monthly interest only payments, and generally are followed by an automatic conversion to a 15-year to 30-year permanent loan with monthly payments of principal and interest. Except for speculative loans, discussed below, residential construction loans are generally only made to homeowners and the repayment of such loans generally comes from the proceeds of a permanent mortgage loan for which a commitment is typically in place when the construction loan is originated. Interest rates on construction loans are generally tied to an index plus an applicable margin. We generally require a maximum loan-to-value ratio of 80% for all construction loans. We generally disburse funds on a percentage-of-completion basis following an inspection by a third party inspector.

In the past, we have originated speculative construction loans to builders who have not identified a buyer for the completed property at the time of origination. However, due to recent economic conditions, we are no longer emphasizing the origination of speculative construction loans. At March 31, 2011, we had speculative residential construction loans of $3.1 million and speculative commercial construction loans of $9.6 million.

At March 31, 2011, our largest construction loan secured by a project being built on speculation was an $8.6 million loan secured by a mixed-use residential condominium, commercial office and retail project located in western North Carolina. The borrower is in Chapter 11 bankruptcy. Through the bankruptcy process, we made an additional loan to a third party totaling $2.3 million. That third party then made a $2.9 million “debtor in possession” loan to the original borrower to facilitate the completion of the building. An interest reserve for our $8.6 million loan was created with a portion of the proceeds of the additional $2.9 million debtor in possession loan. The $2.3 million loan to the third party debtor in possession lender is secured by an assignment of the debtor in possession note. Both of these loans are performing in accordance with their terms. The mixed-use condominium, commercial office and retail project serving as collateral for the original $8.6 million loan consists of 29 residential condominiums, of which one has been sold, 11 commercial office condominiums, of which three have been sold, and eight commercial retail spaces, of which four are currently leased.

We also selectively originate loans to individuals and developers for the purpose of developing vacant land in our primary market area, typically for building an individual’s future residence or, in the case of a developer, residential subdivisions. Land development loans, which are offered for terms of up to 18 months, are generally indexed to the prime rate as reported in The Wall Street Journal plus an applicable margin. We generally require a maximum loan-to-value ratio to 75% of the discounted market value based upon expected cash flows upon completion of the project. We also originate loans to individuals secured by undeveloped land held for investment purposes. These loans are typically amortized for no more than fifteen years with a three or five-year balloon payment. At March 31, 2011, our largest land development loan had an outstanding balance of $3.9 million and was performing in accordance with its original terms at March 31, 2011.

Revolving Mortgages and Consumer Loans. We offer revolving mortgage loans, which consist of home equity loans and lines of credit, and various consumer loans, including automobile loans and loans secured by deposits. At March 31, 2011, revolving mortgage loans totaled $52.0 million, or 10.7% of our total loan portfolio, and consumer loans totaled $41.1 million, or 8.5% of our total loan portfolio. Our revolving mortgage loans consist of both home equity loans with fixed-rate amortizing term loans with terms of up to 15 years and adjustable rate lines of credit with interest rates indexed to the prime rate, as published in The Wall Street Journal, plus an applicable margin. Consumer loans typically have shorter maturities and higher interest rates than traditional one- to four-family lending. We typically do not originate home equity loans with loan-to-value ratios exceeding 80%, including any first mortgage loan balance. The procedures for underwriting consumer loans include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Until recently, we originated indirect financing for automobile loans. However, this product was suspended because we began experiencing substantial losses on that component of our portfolio. Any future reinstatement of this lending program will be conducted in accordance with prudent underwriting standards.

Commercial and Industrial Loans. We typically offer commercial and industrial loans to small businesses located in our primary market area. At March 31, 2011, commercial and industrial loans totaled $15.8 million, which represented 3.2% of our total loan portfolio. Commercial and industrial loans consist of floating rate loans indexed to the prime rate as published in The Wall Street Journal plus an applicable margin and fixed-rate loans for terms of up to 25 years, depending on the collateral type. Our commercial and industrial loan portfolio consists primarily of loans that are secured by equipment, accounts receivable and inventory, but also includes a smaller amount of unsecured loans for purposes of financing expansion or providing working capital for general business purposes. Key loan terms vary depending on the collateral, the borrower’s financial condition, credit history and other relevant factors.

At March 31, 2011, our largest commercial and industrial loan was the $2.3 million loan we made to a third party to finance a debtor in possession loan in connection with our largest speculative construction loan, which is performing in accordance with its original terms. At March 31, 2011, our second largest commercial and industrial loan had an outstanding balance of $1.4 million. This loan was originated in October 2009 and is secured by the borrower’s inventory of automobile parts. The loan is currently performing in accordance with its original terms.

Loan Underwriting

Adjustable-Rate Loans. While we anticipate that adjustable-rate loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, an increased monthly mortgage payment required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.

Commercial Mortgage Loans. Loans secured by commercial real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in commercial mortgage lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income producing properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to adverse conditions in the real estate market or the economy. We apply what we believe to be conservative underwriting standards when originating commercial mortgage loans and seek to limit our exposure to lending concentrations to related borrowers, types of business and geographies, as well as seeking to participate with other banks in both buying and selling larger loans of this nature. Management has hired additional experienced lending officers and credit management personnel over the past several years in order to continue to safely manage this type of lending. To monitor cash flows on income producing properties, we require borrowers and loan guarantors, if any, to provide annual financial statements on commercial real estate loans. In reaching a decision on whether to make a commercial real estate loan, we consider and review a global cash flow analysis of the borrower and consider the net operating income of the property, the borrower’s expertise, credit history and profitability, and the value of the underlying property. An environmental survey is obtained when the possibility exists that hazardous materials may have existed on the site, or the site may have been impacted by adjoining properties that handled hazardous materials.

Construction and Land Development Loans. Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property’s value at completion of construction and the estimated cost of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the building. If the estimate of value proves to be inaccurate, we may be confronted, at or before the maturity of the loan, with a building having a value which is insufficient to assure full repayment if liquidation is required. If we are forced to foreclose on a building before or at completion due to a default, we may be unable to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs. In addition, speculative construction loans, which are loans made to home builders who, at the time of loan origination, have not yet secured an end buyer for the home under construction, typically carry higher risks than those associated with traditional construction loans. These increased risks arise because of the risk that there will be inadequate demand to ensure the sale of the property within an acceptable time. As a result, in addition to the risks associated with traditional construction loans, speculative construction loans carry the added risk that the builder will have to pay the property taxes and other carrying costs of the property until an end buyer is found. Land development loans have substantially similar risks to speculative construction loans. To monitor cash flows on construction properties, we require borrowers and loan guarantors, if any, to provide annual financial statements and, in reaching a decision on whether to make a construction or land development loan, we consider and review a global cash flow analysis of the borrower and consider the borrower’s expertise, credit history and profitability. We also generally disburse funds on a percentage-of-completion basis following an inspection by a third party inspector.

Revolving Mortgages and Consumer Loans. Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are secured by assets that depreciate rapidly, such as motor vehicles. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and a small remaining deficiency often does not warrant further substantial collection efforts against the borrower. In the case of home equity loans, real estate values may be reduced to a level that is insufficient to cover the outstanding loan balance after accounting for the first mortgage loan balance. Consumer loan collections depend on the borrower’s continuing financial stability, and therefore are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Commercial and Industrial Loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment income or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial and industrial loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial and industrial loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory underwriting standards and loan origination procedures established by our board of directors and management. Selected employees have been granted individual lending limits, which vary depending on the individual, the type of loan and whether the loan is secured or unsecured. Currently, our Executive Vice President and Chief Lending Officer and our President and Chief Executive Officer each have aggregate secured lending authority up to $750,000 per loan and unsecured lending authority up to $250,000 per loan. Any single transaction of $250,000 or less, when the total relationship exposure is greater than $1,500,000, can be approved by either our Executive Vice President and Chief Lending Officer or our President and Chief Executive Officer. In addition, our Senior Vice President and Senior Credit Manager has secured lending authority up to $500,000 and unsecured lending authority up to $150,000 and our Vice President of Mortgage Lending has secured mortgage lending authority up to $350,000. Loan requests between $750,000 and $1,500,000 may be approved jointly by our Executive Vice President and Chief Lending Officer and our President and Chief Executive Officer. For loans in excess of $1,500,000, Asheville Savings Bank’s Loan Committee has final approval authority.

Loans to One Borrower. The maximum amount that we may lend to one borrower and the borrower’s related entities is generally limited, by regulation, to 15% of our unimpaired capital and surplus. At March 31, 2011, our regulatory limit on loans to one borrower was $12.0 million. At that date, our largest lending relationship was also our largest commercial construction loan, an $8.6 million loan coupled with a “debtor in possession” loan to a third party in the amount of $2.3 million for a total related debt of $10.9 million. Both loans are currently performing in accordance with their terms.

Loan Commitments. We typically issue commitments for most loans conditioned upon the occurrence of certain events. Commitments to originate loans are legally binding agreements to lend to our customers. Generally, our loan commitments expire after 45 to 60 days. See note 13 to the notes to consolidated financial statements appearing elsewhere in this prospectus.

Investment Activities

We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various government-sponsored agencies and of state and municipal governments, mortgage-backed securities and certificates of deposit of federally insured institutions. Within certain regulatory limits, we also may invest a portion of our assets in other permissible securities. As a member of the Federal Home Loan Bank of Atlanta, we also are required to maintain an investment in Federal Home Loan Bank of Atlanta stock, which is not publicly traded.

At March 31, 2011, our investment portfolio consisted primarily of U.S. government and agency securities, mortgage-backed securities and securities issued by government sponsored enterprises, and municipal securities. We do not currently invest in trading account securities.

Our investment objectives are: (i) to provide and maintain liquidity within the guidelines of North Carolina banking law and the regulations of the Federal Deposit Insurance Corporation and (ii) to manage interest rate risk. Our board of directors has the overall responsibility for the investment portfolio, including approval of the investment policy. Our President and Chief Executive Officer, our Chief Financial Officer and our Treasurer are responsible for implementation of the investment policy and monitoring our investment performance. Our board of directors reviews the status of our investment portfolio on a monthly basis.

Deposit Activities and Other Sources of Funds

General. Deposits, borrowings and loan repayments are the major sources of our funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions.

Deposit Accounts. Deposits are attracted from within our primary market area through the offering of a broad selection of deposit instruments, including noninterest-bearing demand deposits (such as checking accounts), interest-bearing demand accounts (such as NOW and money market accounts), regular savings accounts and certificates of deposit. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. Our deposit pricing strategy has typically been to offer competitive rates on all types of deposit products, and to periodically offer special rates in order to attract deposits of a specific type or term.

Borrowings. We use advances from the Federal Home Loan Bank of Atlanta to supplement our investable funds. The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank of Atlanta and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth, the Federal Home Loan Bank’s assessment of the institution’s creditworthiness, collateral value and level of Federal Home Loan Bank stock ownership. We also utilize securities sold under agreements to repurchase and overnight repurchase agreements to supplement our supply of investable funds and to meet deposit withdrawal requirements.

Properties

We conduct our business through our main office, banking centers and other offices. The following table sets forth certain information relating to these facilities as of March 31, 2011.

Location	Year Opened	Square Footage	Owned/ Leased	Lease Expiration Date	Net Book Value at March 31, 2011
					(In thousands)
Banking Centers:
Downtown Asheville (Main Office)	1936	24,124	Owned	—	$3,662
11 Church Street Asheville, North Carolina 28801
Black Mountain	1960	4,500	Owned	—	322
300 West State Street Black Mountain, North Carolina 28711
Mars Hill	1974	2,500	Owned	—	1,373
105 North Main Street Mars Hill, North Carolina 28754
Skyland	1976	3,108	Owned	—	706
1879 Hendersonville Road Asheville, North Carolina 28803
East Asheville	1978	3,570	Owned	—	133
10 South Tunnel Road Asheville, North Carolina 28805
North Asheville	1979	9,846	Owned	—	447
778 Merrimon Avenue Asheville, North Carolina 28804
West Asheville	1981	3,670	Owned	—	383
1012 Patton Avenue Asheville, North Carolina 28806
Marion	1981	6,000	Owned	—	197
162 North Main Street Marion, North Carolina 28752
Hendersonville	1992	4,000	Owned	—	660
601 North Main Street Hendersonville, North Carolina 28792
Brevard	1995	2,100	Owned	—	869
2 Market Street Straus Park Brevard, North Carolina 28712

Location	Year Opened	Square Footage	Owned/ Leased	Lease Expiration Date	Net Book Value at March 31, 2011
					(In thousands)
Reynolds	2001	3,500	Owned	—	$1,069
5 Olde Eastwood Village Boulevard US 74 East Asheville, North Carolina 28803
Enka-Candler	2003	3,500	Owned	—	1,080
907 Smoky Park Highway Candler, North Carolina 28715
Fletcher	2008	3,415	Lot Leased Structure Owned	1/31/2027	1,017
3551 Hendersonville Road Fletcher, North Carolina 28732

Other Offices:
Operations Center	2003	46,000	Leased	4/30/2017	465
901 Smoky Park Highway Candler, North Carolina 28715
Commercial Lending	1998	1,940	Owned	—	—	(1)
11 Church Street Asheville, North Carolina 28801

(1)	Net book value is reflected in net book value for our main office located at 11 Church Street, Asheville, North Carolina.

Personnel

As of March 31, 2011, we had 153 full-time employees and 13 part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.

Legal Proceedings

Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Subsidiaries

Asheville Savings Bank has two subsidiaries, Appalachian Financial Services, Inc., which was formed to engage in investment activities but is currently inactive, and Wenoca, Inc., which serves as Asheville Savings Bank’s trustee regarding deeds of trust. Both subsidiaries are organized as North Carolina corporations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The objective of this section is to help potential investors understand our views on our results of operations and financial condition. You should read this discussion in conjunction with the consolidated financial statements and the notes to consolidated financial statements that appear at the end of this prospectus.

Operating Strategy

Our primary objective is to operate and grow a profitable community-oriented financial institution serving customers in our primary market areas. We have sought to achieve this through the adoption of a business strategy designed to maintain a strong capital position and high asset quality. We have implemented a plan to resolve our asset quality problems and have hired senior management with backgrounds in consumer and commercial banking to help us diversify our product offerings and expand our commercial deposit and lending products and expand our consumer deposit and lending products, while emphasizing high asset quality standards. Our operating strategy includes the following:

•	continuing to provide products and services to individuals and businesses in the communities served by our branch offices;

•	continuing to originate residential and commercial mortgage loans;

•	expanding our commercial and industrial lending activities and emphasizing the origination of small business loans;

•	emphasizing lower cost core deposits to maintain low funding costs;

•	expanding our market share within our primary market area; and

•	seeking to enhance fee income through providing investment advisory services.

Continuing to provide products and services to individuals and businesses in the communities served by our branch offices.

We have operated continuously as a community-oriented financial institution since we were established in 1936. We are committed to meeting the financial needs of the communities in which we operate, and we are dedicated to providing quality personal service to our customers. We provide a broad range of consumer and business financial services through our network of branches and will continually seek out ways to improve convenience, safety and service through our product offerings.
Continuing to originate residential and commercial mortgage loans.

Our primary lending focus has been, and will continue to be, on operating as a residential and commercial mortgage lender. We originate fixed and adjustable-rate residential and commercial mortgage loans that are retained in our loan portfolio. However, most of the fixed-rate residential mortgage loans that we originate are sold into the secondary market with servicing released in order to better serve our customer base. At March 31, 2011, residential mortgage loans totaled $177.8 million, or 36.7% of our total loan portfolio, and commercial mortgage loans totaled $162.7 million, or 33.5% of our total loan portfolio. Although our total residential and commercial mortgage loans have decreased from a high of $388.2 million at December 31, 2009 to $340.5 million at March 31, 2011 as we dealt with some asset quality problems throughout 2009 and 2010 and experienced lower demand for commercial mortgage loans, we intend to continue to emphasize our residential and commercial mortgage lending activities.

Expanding our commercial and industrial lending activities and emphasizing the origination of small business loans.

We are seeking to expand our commercial and industrial lending activities and to originate an increased number of small business loans. Management has hired additional experienced lending officers and credit management personnel over the past several years in order to continue to safely manage this type of lending. Although commercial and industrial lending has decreased recently as we have addressed asset quality issues and experienced decreased loan demand, our goal is to increase this portion of our portfolio using our conservative underwriting practices to increase the yield in our loan portfolio.

Emphasizing lower cost core deposits to maintain low funding costs.

We seek to increase net interest income by controlling costs of funding. As a traditional thrift institution, a greater percentage of our deposit accounts have been higher balance, higher cost certificates of deposits. Over the past several years, we have sought to reduce our dependence on traditional higher cost deposits in favor of stable lower cost demand deposits. We have utilized additional product offerings, technology and a focus on customer service in working toward this goal. In addition, we intend to seek demand deposits by growing commercial banking relationships.

Expanding our market share within our primary market area.

We intend to expand our market share in our primary market area by evaluating additional branch expansion opportunities. Subject to favorable market conditions, it is currently our goal to continue to open additional branch offices in our primary market area in the years following the offering. In addition, we are interested in pursuing opportunities to acquire other financial institutions, including through FDIC assisted transactions, and branches of financial institutions, in our primary market area and surrounding areas, although we currently have no definitive plans or commitments regarding potential acquisition opportunities.

Seeking to enhance fee income through providing investment advisory services.

Through a relationship with LPL Financial Services (formerly UVEST Investment Services), we currently provide a full array of investment services for individuals and small businesses, including full access to financial market instruments such as mutual funds and equities. For the three months ended March 31, 2011 and 2010, commission income relating to our investment advisory services totaled $65,000 and $49,000, respectively. In the future, we intend to continue to enhance our fee income by providing investment advisory services to our customers through our relationship with LPL Financial Services.

Overview

Income. Our primary source of pre-tax income is net interest income. Net interest income is the difference between interest income, which is the income that we earn on our loans and securities, and interest expense, which is the interest that we pay on our deposits and borrowings. Other significant sources of pre-tax income are deposit and other service charge income, mortgage banking income derived from the sale of loans in the secondary market, income from debit card services, and income from the sale of securities.

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a monthly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Expenses. The noninterest expense we incur in operating our business consists of salaries and employee benefits expenses, occupancy expenses, federal deposit insurance premiums and assessments, data processing expenses and other miscellaneous expenses. Following the offering, our noninterest expenses are likely to increase as a result of expenses related to shareholder communications and meetings, stock exchange listing fees, the employee stock ownership plan and additional accounting services.

Salaries and employee benefits expenses consist primarily of: salaries, wages and bonuses paid to our employees; payroll taxes; and expenses for health insurance, retirement plans and other employee benefits. Following the offering, we will recognize additional annual employee compensation expenses stemming from the adoption of new equity benefit plans. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. For an illustration of these expenses, see “Pro Forma Data.”

Occupancy expenses, which are the fixed and variable costs of buildings and equipment, consist primarily of depreciation charges, rental expenses, furniture and equipment expenses, maintenance, real estate taxes and costs of utilities. Depreciation of premises and equipment is computed using the straight-line method based on the useful lives of the related assets, which range from three to forty years.

Data processing expenses are the fees we pay to third parties for processing customer information, deposits and loans.

Federal deposit insurance premiums and assessments are payments we make to the Federal Deposit Insurance Corporation for insurance of our deposit accounts.

Other expenses include expenses for professional services, advertising, office supplies, postage, telephone, foreclosed properties, insurance and other miscellaneous operating expenses.

Critical Accounting Policies

We consider accounting policies involving significant judgments and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies. The following represent our critical accounting policies:

Allowance for Loan Losses. The allowance for loan losses is the amount estimated by management as necessary to cover losses inherent in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses, which is charged to income. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are: loss exposure at default; the amount and timing of future cash flows on impacted loans; value of collateral; and determination of loss factors to be applied to the various elements of the portfolio. All of these estimates are susceptible to significant change. Management reviews the level of the allowance monthly and establishes the provision for loan losses based upon an evaluation of the portfolio, past loss experience, current economic conditions and other factors related to the collectability of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic or other conditions differ substantially from the assumptions used in making the evaluation. In addition, the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks, as an integral part of their examination process, periodically review our allowance for loan losses and may require us to recognize adjustments to the allowance based on their judgments about information available to them at the time of their examination. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would adversely affect earnings. See note 1 of the notes to the consolidated financial statements included in this prospectus.

Fair Value of Investments. Securities are characterized as available for sale or held to maturity based on management’s ability and intent regarding such investment at acquisition. On an ongoing basis, management must estimate the fair value of its investment securities based on information and assumptions it deems reliable and reasonable, which may be quoted market prices or if quoted market prices are not available, fair values extrapolated from the quoted prices of similar instruments. Based on this information, an assessment must be made as to whether any decline in the fair value of an investment security should be considered an other-than-temporary impairment and recorded in noninterest income as a loss on investments. The determination of such impairment is subject to a variety of factors, including management’s judgment and experience. See notes 2 and 14 of the notes to the consolidated financial statements included in this prospectus.

Deferred Tax Assets. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax asset will not be realized. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets.

Balance Sheet Analysis

General. Total assets increased $744,000, or 0.10%, to $750.7 million at March 31, 2011 from $749.9 million at December 31, 2010. Total loans, net decreased $15.3 million, or 3.1%, securities increased $22.9 million to $204.3 million due to proceeds from the repayment of loans and loan sales being used to purchase securities, and cash and cash equivalents increased $2.2 million to $26.4 million. Asset growth was funded through an increase in overnight and short-term borrowings and other liabilities.

Loans. Loans receivable decreased $15.3 million to $484.7 million at March 31, 2011 from $500.0 million at December 31, 2010. Loan originations totaled $32.9 million for the three months ended March 31, 2011 compared to $32.4 million in the three months ended March 31, 2010. Residential mortgage loan originations totaled $29.5 million, residential construction and land development loan originations totaled $618,000 and commercial mortgage loans, commercial construction and land development and commercial and industrial loan originations totaled $1.5 million, $586,000 and $450,000, respectively for the three months ended March 31, 2011 compared to $1.2 million, $54,000, and $881,000, respectively for the three months ended March 30, 2010. Origination activity was partially offset by $29.0 million of normal loan payments and payoffs and $25.5 million in loan sales for the three months ended March 31, 2011 compared to $28.0 million and $16.0 million, respectively, for the three months ended March 31, 2010.

Loans receivable decreased $97.6 million, or 16.3%, in 2010 to $500.0 million. Residential mortgage loan originations accounted for $121.4 million, or 61.6%, of the year’s $197.1 million total loan originations, down from $131.0 million in residential mortgage loan originations in 2009. Commercial mortgage loan originations totaled $43.5 million in 2010, down $30.9 million from the $74.4 million in commercial mortgage loan originations in 2009. Commercial and industrial loan originations totaled $7.7 million in 2010 compared to $10.7 million in 2009. There were no commercial construction and land development loan originations in 2010 or 2009; however residential construction and land development loan originations increased $3.7 million, or 30.6%, to $15.8 million in 2010 compared to $12.1 million in 2009. Revolving mortgage originations totaled $8.0 million in 2010 compared to $20.5 million in 2009 and consumer loan originations totaled $523,000 in 2010 compared to $26.2 million in 2009 due to management’s decision to suspend indirect automobile loan financing originations.

The following table sets forth the composition of our loan portfolio at the dates indicated.

	At March 31,		At December 31,
	2011		2010		2009		2008
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Commercial:
Commercial mortgage	$162,675	33.53%	$164,553	32.88%	$197,239	32.98%	$141,565	23.97%
Construction and land development	27,830	5.74	28,473	5.69	30,158	5.04	28,998	4.91
Commercial and industrial	15,764	3.25	17,656	3.53	22,794	3.81	27,367	4.63

Total	206,269	42.52	210,682	42.10	250,191	41.83	197,930	33.51

Non-commercial:
Residential mortgage	177,846	36.65	180,439	36.06	190,965	31.93	201,160	34.06
Construction and land development 1-4 family residential	7,864	1.62	8,670	1.73	15,141	2.53	23,491	3.98
Revolving mortgage	52,042	10.73	53,432	10.68	55,038	9.20	53,834	9.10
Consumer	41,135	8.48	47,212	9.43	86,768	14.51	114,268	19.35

Total	278,887	57.48	289,753	57.90	347,912	58.17	392,753	66.49

Total loans	485,156	100.00%	500,435	100.00%	598,103	100.00%	590,683	100.00%

Less: net deferred loan origination fees	427		432		502		588
Less: allowance for loan losses	12,632		12,676		8,994		6,403

Loans receivable, net	$472,097		$487,327		$588,607		$583,692

	At December 31,
	2007		2006
(Dollars in thousands)	Amount	Percent	Amount	Percent
Commercial:
Commercial mortgage	$91,465	17.53%	$87,078	17.98%
Construction and land development	36,140	6.93	32,333	6.68
Commercial and industrial	24,235	4.65	18,053	3.73

Total	151,840	29.11	137,464	28.39

Non-commercial:
Residential mortgage	194,135	37.22	180,244	37.22
Construction and land development 1-4 family residential	23,580	4.52	21,555	4.45
Revolving mortgage	47,734	9.15	41,776	8.63
Consumer	104,349	20.00	103,193	21.31

Total	369,798	70.89	346,768	71.61

Total loans	521,638	100.00%	484,232	100.00%

Less: net deferred loan origination fees	485		613
Less: allowance for loan losses	5,073		4,638

Loans receivable, net	$516,080		$478,981

Loan Maturity

The following tables set forth certain information at March 31, 2011 and December 31, 2010 regarding the dollar amount of loan principal repayments becoming due during the periods indicated. The tables do not include any estimate of prepayments that significantly shorten the average life of our loans and may cause our actual repayment experience to differ from that shown below. Demand loans, which are loans having no stated schedule of repayments and no stated maturity, are reported as due in one year or less.

	At March 31, 2011
(In thousands)	Commercial Mortgage	Commercial Construction and Land Development	Commercial and Industrial	Residential Mortgages	Residential Construction and Land	Revolving Mortgages	Consumer	Total Loans
Amounts due in:
One year or less	$16,223	$21,462	$5,884	$6,912	$3,102	$95	$2,700	$56,378
More than one year through two years	21,610	3,047	1,173	2,496	—	174	6,097	34,597
More than two years through three years	40,551	1,218	2,637	3,114	—	494	11,688	59,702
More than three years through five years	55,116	759	5,548	2,003	—	859	18,917	83,202
More than five years through ten years	25,796	1,005	522	16,926	—	16,676	1,060	61,985
More than ten years through fifteen years	3,313	339	—	10,443	—	33,744	654	48,493
More than fifteen years	66	—	—	135,952	4,762	—	19	140,799

Total	$162,675	$27,830	$15,764	$177,846	$7,864	$52,042	$41,135	$485,156

	At December 31, 2010
(In thousands)	Commercial Mortgage	Commercial Construction and Land Development	Commercial and Industrial	Residential Mortgages	Residential Construction and Land	Revolving Mortgages	Consumer	Total Loans
Amounts due in:
One year or less	$16,930	$22,901	$5,277	$6,243	$3,312	$142	$2,423	$57,228
More than one year through two years	12,511	2,473	1,528	1,241	—	168	6,494	24,415
More than two years through three years	42,290	1,277	2,895	4,510	—	376	12,434	63,782
More than three years through five years	62,570	747	6,314	2,655	—	912	24,953	98,151
More than five years through ten years	26,158	731	1,642	18,750	—	15,574	889	63,744
More than ten years through fifteen years	3,588	344	—	9,753	—	36,260	—	49,945
More than fifteen years	506	—	—	137,287	5,358	—	19	143,170

Total	$164,553	$28,473	$17,656	$180,439	$8,670	$53,432	$47,212	$500,435

Fixed vs. Adjustable Rate Loans

The following table sets forth the dollar amount of all loans at March 31, 2011 that are due after March 31, 2012 and have either fixed interest rates or floating or adjustable interest rates. The amounts shown below exclude unearned loan origination fees.

(In thousands)	Fixed Rates	Floating or Adjustable Rates	Total
Commercial:
Commercial mortgage	$81,443	$65,009	$146,452
Construction and land development	3,748	2,620	6,368
Commercial and industrial	8,422	1,458	9,880
Non-commercial:
Residential mortgage	82,415	88,519	170,934
Construction and land development	1,530	3,232	4,762
Revolving mortgage	—	51,947	51,947
Consumer	38,435	—	38,435

Total	$215,993	$212,785	$428,778

The following table sets forth the dollar amount of all loans at December 31, 2010 that are due after December 31, 2011 and have either fixed interest rates or floating or adjustable interest rates. The amounts shown below exclude unearned loan origination fees.

(In thousands)	Fixed Rates	Floating or Adjustable Rates	Total
Commercial:
Commercial mortgage	$82,145	$65,478	$147,623
Construction and land development	3,828	1,744	5,572
Commercial and industrial	10,816	1,563	12,379
Non-commercial:
Residential mortgage	84,015	90,181	174,196
Construction and land development	1,661	3,697	5,358
Revolving mortgage	—	53,290	53,290
Consumer	44,789	—	44,789

Total	$227,254	$215,953	$443,207

Some of our adjustable rate loans contain rate floors that are equal to the initial interest rate on the loan. When market interest rates fall below the rate floor, as has occurred in recent months, loan rates do not adjust further downward. As market interest rates rise in the future, the interest rates on these loans may rise based on the contract rate (index plus the margin) exceeding the initial interest rate floor; however, contract interest rates will only increase when the index plus margin exceed the imposed rate floor.

Loan Activity

The following table shows loans originated, purchased and sold during the periods indicated, including residential mortgage loans intended for sale in the secondary market.

	Three Months Ended March 31,		Year Ended December 31,
(In thousands)	2011	2010	2010	2009	2008	2007	2006
Total loans at beginning of period	$495,713	$592,497	$592,497	$586,618	$518,628	$481,088	$475,624
Loans originated:
Real estate loans:
Commercial mortgage	1,520	1,161	43,547	74,382	92,923	76,070	49,049
Construction and land development	586	54	—	—	5,109	8,364	16,147
Commercial and industrial	450	881	7,737	10,742	15,255	10,925	2,816
Non-commercial:
Residential mortgage	29,463	28,715	121,439	131,017	97,731	88,251	84,062
Construction and land development	618	—	15,845	12,142	7,546	12,036	21,661
Revolving mortgage	208	1,433	7,966	20,524	32,010	33,479	30,339
Consumer	88	123	523	26,248	70,014	67,143	59,458

Total loans originated	32,933	32,367	197,057	275,055	320,588	296,268	263,532
Loans purchased:
Commercial:
Commercial mortgage	—	18	2,191	6,209	2,120	13,152	8,154
Construction and land development	104	26	41	—	939	1,500	—

Total loans purchased	104	44	2,232	6,209	3,059	14,652	8,154
Deduct:
Loan principal repayments	28,966	28,021	163,910	151,368	196,007	211,344	209,543
Loan sales	25,468	15,958	97,103	116,352	50,053	61,048	55,819
Foreclosed loans transferred to real estate owned	200	688	12,585	2,968	6,272	—	9
Charge-offs	804	1,817	18,863	2,193	1,893	681	885
Deductions for other items (1)	(48)	70	3,612	2,504	1,432	307	(34)
Net loan activity	(22,353)	(14,143)	(96,784)	5,879	67,990	37,540	5,464

Total loans at end of period	$473,360	$578,354	$495,713	$592,497	$586,618	$518,628	$481,088

(1)	Other items consist of loan fees, the allowance for loan losses and loans in process.

Loan originations come from a number of sources. The primary sources of loan originations are existing customers, walk-in traffic, advertising and referrals from customers. We generally sell in the secondary market long-term fixed-rate residential mortgage loans that we originate. Our decision to sell loans is based on prevailing market interest rate conditions, interest rate management and liquidity needs. Occasionally, we have purchased participation interests in commercial real estate loans to supplement our loan portfolio. We underwrite participation interests using the same underwriting standards for loans that we originate for our portfolio. At March 31, 2011, our participation interests totaled $18.4 million, $11.0 million of which was secured by properties located outside of our primary market area. At March 31, 2011, $15.8 of our $18.4 million in participation interests were performing in accordance with their original loan terms.

Securities

At March 31, 2011, our securities portfolio consisted of securities of U.S. government agencies and corporations, securities of various government-sponsored agencies and of state and municipal governments and mortgage-backed securities issued by Freddie Mac, Fannie Mae and Ginnie Mae. Our securities portfolio is used to invest excess funds for increased yield, manage interest rate risk and as collateralization for public unit deposits.

At March 31, 2011, our securities portfolio represented 27.2% of total assets, compared to 24.2% at December 31, 2010 as a result of an increase in liquidity due to loan sales. At March 31, 2011, $198.6 million of our securities portfolio was classified as available for sale and $5.7 million of our securities portfolio was classified as held to maturity. Securities classified as held to maturity are United States government sponsored securities, mortgage-backed securities and state and local government securities. In addition, at March 31, 2011, we had $4.0 million of other investments, at cost, which consisted solely of Federal Home Loan Bank of Atlanta common stock. Securities increased by $22.9 million, or 12.6%, to $204.3 million at March 31, 2011 from $181.4 million at December 31, 2010 primarily as a result of proceeds from loan repayments and sales being invested in securities.

Total securities increased by $84.4 million, or 87.0%, to $181.4 million at December 31, 2010 from $97.0 million at December 31, 2009 primarily as a result of proceeds from loan repayments and sales being invested in securities. For all periods presented, our mortgage-backed and related securities did not include any private label issues or real estate mortgage investment conduits.

The following table sets forth the amortized costs and fair values of our investment securities at the dates indicated.

	At March 31, 2011		At December 31,
			2010		2009		2008
(In thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities available for sale:
U.S. government agencies and corporations	$62,732	$62,250	$50,254	$50,043	$25,048	$25,108	$6,000	$6,294
Mortgage-backed and related securities	131,734	131,216	121,896	121,449	60,880	61,338	28,104	28,800
State and local government	4,494	4,460	3,379	3,287	1,026	1,030	—	—
Other debt securities	—	—	—	—	2,070	1,944	2,072	608
Other equity securities	669	670	664	666	641	637	617	1,660

Total securities available for sale	$199,629	$198,596	$176,193	$175,445	$89,665	$90,057	$36,793	$37,362

Securities held to maturity:
U.S. government agencies and corporations	$1,087	$1,151	$1,090	$1,168	$1,102	$1,096	$—	$—
Mortgage-backed and similar securities	2,223	2,362	2,449	2,598	3,452	3,590	5,442	5,501
State and local government	2,410	2,484	2,409	2,432	2,404	2,498	—	—
Other debt securities	—	—	—	—	—	—	—	—
Other equity securities	—	—	—	—	—	—	—	—

Total securities held to maturity	$5,720	$5,997	$5,948	$6,198	$6,958	$7,184	$5,442	$5,501

Total securities	$205,349	$204,593	$182,141	$181,643	$96,623	$97,241	$42,235	$42,863

The following table sets forth the stated maturities and weighted average yields of investment securities at March 31, 2011 and December 31, 2010. Weighted average yields on tax-exempt securities are presented on a tax equivalent basis using a federal marginal tax rate of 34%. Certain mortgage-backed securities have adjustable interest rates and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below. Weighted average yield calculations on investments available for sale do not give effect to changes in fair value that are reflected as a component of equity. There were no investment securities with stated maturities of less than one year at March 31, 2011 or December 31, 2010.

At March 31, 2011:

	More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
(Dollars in thousands)	Carrying Value[1]	Weighted Average Yield	Carrying Value[1]	Weighted Average Yield	Carrying Value[1]	Weighted Average Yield	Carrying Value[1]	Weighted Average Yield
Securities available for sale:
U.S. government agencies and corporations	$39,575	2.70%	$22,675	2.88%	$—	—%	$62,250	2.76%
Mortgage-backed and related securities	2,179	4.91	16,676	3.95	112,362	3.98	131,217	4.01
State and local government	—	—	1,128	5.00	3,331	4.67	4,459	4.75
Other debt securities	—	—	—	—	—	—	—	—
Other equity securities	—	—	—	—	670	—	670	—

Total securities available for sale	$41,754	2.81%	$40,479	3.37%	$116,363	3.98%	$198,596	3.62%

Securities held to maturity:
U.S. government agencies and corporations	$—	—%	$1,087	2.71%	$—	—%	$1,087	2.38%
Mortgage-backed and related securities	150	4.58	1,168	2.96	905	2.71	2,223	2.84
State and local government	—	—	—	—	2,410	5.54	2,410	5.43

Total securities held to maturity	$150	4.58	$2,255	2.84	$3,315	4.77	$5,720	3.84

Total	$41,904	2.82%	$42,734	3.34%	$119,678	4.00%	$204,316	3.63%

(1)	Carrying value is fair value for securities available for sale and amortized cost for securities held to maturity.

At December 31, 2010:

	More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
(Dollars in thousands)	Carrying Value[1]	Weighted Average Yield	Carrying Value[1]	Weighted Average Yield	Carrying Value[1]	Weighted Average Yield	Carrying Value[1]	Weighted Average Yield
Securities available for sale:
U.S. government agencies and corporations	$32,043	2.41%	$17,999	3.13%	$—	—%	$50,042	2.66%
Mortgage-backed and related securities	2,522	4.91	14,592	3.81	104,335	4.05	121,449	4.06
State and local government	—	—	—	—	3,287	4.67	3,287	4.67
Other debt securities	—	—	—	—	—	—	—
Other equity securities	—	—	—	—	667	—	667	—

Total securities available for sale	$34,565	2.59%	$32,591	3.43%	$108,289	4.04%	$175,445	3.66%

Securities held to maturity:
U.S. government agencies and corporations	$—	—%	$1,090	5.55%	$—	—%	$1,090	5.55%
Mortgage-backed and related securities	187	5.00	1,276	5.50	986	5.83	2,449	5.58
State and local government	—	—	—	—	2,409	3.75	2,409	3.75

Total securities held to maturity	$187	5.00	$2,366	5.52	$3,395	4.35	$5,948	4.83

Total	$34,752	2.60%	$34,957	3.57%	$111,684	4.05%	$181,393	3.70%

(1)	Carrying value is fair value for securities available for sale and amortized cost for securities held to maturity.

Deposits

We accept deposits primarily from individuals and businesses who are located in our primary market area or who have a pre-existing lending relationship with us. We rely on competitive pricing, customer service, account features and the location of our branch offices to attract and retain deposits. Deposits serve as the primary source of funds for our lending and investment activities. Deposit accounts offered include individual and business checking accounts, money market accounts, individual NOW accounts, savings accounts and certificates of deposit. Noninterest-bearing accounts consist of free checking and commercial checking accounts.

The following table sets forth the balances of our deposit accounts at the dates indicated.

	At March 31, 2011		At December 31,
			2010		2009		2008
(In thousands)	Total	Percent	Total	Percent	Total	Percent	Total	Percent
Noninterest-bearing accounts	$45,039	7.30%	$44,996	7.26%	$37,715	6.20%	$32,831	6.13%
NOW accounts	135,347	21.95	134,836	21.76	125,648	20.65	86,112	16.08
Money market accounts	133,075	21.58	131,138	21.16	117,866	19.37	112,415	20.99
Savings accounts	22,461	3.64	21,384	3.45	18,973	3.12	16,804	3.14
Certificates of deposit	280,664	45.53	287,403	46.37	308,336	50.66	287,478	53.66

Total	$616,586	100.00%	$619,757	100.00%	$608,538	100.00%	$535,640	100.00%

Noninterest-bearing deposit and NOW accounts increased by 10.1% and 37.4% for the years ended December 31, 2010 and 2009, respectively, and increased 0.3% during the three months ended March 31, 2011. The increases in demand deposit and NOW accounts were primarily due to customers moving funds out of certificates of deposit and our marketing efforts to attract noninterest bearing deposit and NOW accounts.

Certificates of deposit decreased by $6.7 million during the three months ended March 31, 2011 and decreased $20.9 million in 2010 from $308.3 million at December 31, 2009 to $287.4 million at December 31, 2010. The decrease reflects management’s continued focus on reducing deposit interest rates to improve Asheville Savings Bank’s net interest margin. A portion of these funds were moved to other types of interest-bearing deposits with us including money market accounts. Our need for loan funding, ability to invest these funds for a positive return and consideration of other customer relationships influences our willingness to match competitor’s rates to retain these accounts, which we have not been willing to do in recent periods.

The following tables indicate the amount of jumbo certificates of deposit by time remaining until maturity at March 31, 2011 and December 31, 2010. Jumbo certificates of deposit require minimum deposits of $100,000.

Maturity Period	Amount
(In thousands)
At March 31, 2011:
Three months or less	$23,854
Over three through six months	17,003
Over six through twelve months	11,531
Over twelve months	48,310

Total	$100,698

At December 31, 2010:
Three months or less	$14,129
Over three through six months	23,313
Over six through twelve months	21,622
Over twelve months	43,426

Total	$102,490

The following table sets forth time deposits classified by rates at the dates indicated.

	At March 31, 2011	At December 31,
(In thousands)		2010	2009	2008
0.00 - 1.00%	$69,130	$55,780	$3,315	$77
1.01 - 2.00%	113,412	129,173	156,804	608
2.01 - 3.00%	89,679	91,623	89,095	71,165
3.01 - 4.00%	6,762	8,684	37,580	148,090
4.01 - 5.00%	1,681	2,143	21,208	67,118
5.01 - 6.00%	—	—	334	420

Total	$280,664	$287,403	$308,336	$287,478

The following table sets forth the amount and maturities of time deposits at March 31, 2011.

	Amount Due				Total	Percent of Total Time Deposit Accounts
(Dollars in thousands)	Less Than One Year	More Than One Year to Two Years	More Than Two Years to Three Years	More Than Three Years
0.00 - 1.00%	$62,892	$6,138	$100	$—	$69,130	24.63%
1.01 - 2.00%	67,649	29,880	15,523	360	113,412	40.41
2.01 - 3.00%	16,072	59,638	9,144	4,825	89,679	31.95
3.01 - 4.00%	4,007	1,775	687	293	6,762	2.41
4.01 - 5.00%	415	1,037	229	—	1,681	0.60

Total	$151,035	$98,468	$25,683	$5,478	$280,664	100.00%

The following table sets forth the amount and maturities of time deposits at December 31, 2010.

	Amount Due				Total	Percent of Total Time Deposit Accounts
(Dollars in thousands)	Less Than One Year	More Than One Year to Two Years	More Than Two Years to Three Years	More Than Three Years
0.00 - 1.00%	$50,496	$5,284	$—	$—	$55,780	19.41%
1.01 - 2.00%	95,965	17,858	15,123	227	129,173	44.94
2.01 - 3.00%	11,258	63,561	12,205	4,599	91,623	31.88
3.01 - 4.00%	5,269	2,108	822	485	8,684	3.02
4.01 - 5.00%	787	1,129	227	—	2,143	0.75

Total	$163,775	$89,940	$28,377	$5,311	$287,403	100.00%

The following table sets forth deposit activity for the periods indicated.

	Three Months Ended March 31,		Year Ended December 31,
(In thousands)	2011	2010	2010	2009	2008
Beginning balance	$619,757	$608,538	$608,538	$535,640	$505,290

Increase (decrease) before interest credited	(4,877)	6,475	2,195	60,547	15,906
Interest credited	1,706	2,455	9,024	12,351	14,444

Net increase (decrease) in deposits	(3,171)	8,930	11,219	72,898	30,350

Ending balance	$616,586	$617,468	$619,757	$608,538	$535,640

Borrowings. We use borrowings from the Federal Home Loan Bank of Atlanta, federal funds purchased and other short-term borrowings to supplement our supply of funds for loans and investments and for interest rate risk management.

	Three Months Ended March 31,		Year Ended December 31,
(Dollars in thousands)	2011	2010	2010	2009	2008
Maximum balance outstanding at any month-end during period:
Federal Home Loan Bank advances	$60,000	$60,000	$60,000	$60,000	$50,000
Overnight and short-term borrowings	1,617	1,638	1,638	30,783	43,410
Average balance outstanding during period:
Federal Home Loan bank advances	$60,000	$60,000	$60,000	$60,000	$57,316
Overnight and short-term borrowings	1,737	1,524	1,189	4,051	6,026
Weighted average interest rate during period:
Federal Home Loan bank advances	4.03%	4.03%	4.03%	4.03%	3.77%
Overnight and short-term borrowings	0.47	0.27	0.25	0.37	3.40
Balance outstanding at end of period:
Federal Home Loan bank advances	$60,000	$60,000	$60,000	$60,000	$86,000
Overnight and short-term borrowings	1,404	1,492	1,008	1,694	5,219
Weighted average interest rate at end of period:
Federal Home Loan bank advances	4.03%	4.03%	4.03%	4.02%	4.04%
Overnight and short-term borrowings	0.22	0.24	0.33	0.28	0.48

Asheville Savings Bank’s Federal Home Loan Bank advances are fixed rate borrowings that at the option of the Federal Home Loan Bank of Atlanta can be converted to variable rates. If the Federal Home Loan Bank of Atlanta exercises its options to convert the fixed rate advances to variable rates, then Asheville Savings Bank can accept the new terms or repay the advance without any prepayment penalty.

Results of Operations for the Three Months Ended March 31, 2011 and 2010

Overview. Net income was $585,000 for the three months ended March 31, 2011 as compared to $430,000 for the three months ended March 31, 2010. The $155,000, or 36.0% increase in 2011 as compared to 2010 was primarily due to a $1.2 million decrease in provision for loan losses and a $747,000 decrease in interest expense, which was partially offset by a decrease in interest and dividend income of $1.3 million and a decrease in noninterest income of $378,000, as well as an increase in noninterest expenses of $78,000.

Net Interest Income. Net interest income decreased by $549,000, or 9.8%, to $5.1 million for the three months ended March 31, 2011 as compared to the three months ended March 31, 2010. Total interest income decreased by $1.3 million, or 14.9%, to $7.4 million for the three months ended March 31, 2011 as compared to the three months ended March 31, 2010, primarily as a result of a 64 basis point decrease in market interest rates and a decrease in the average balance of interest earning assets of $16.4 million from $720.6 million for the three months ended March 31, 2010 to $704.2 million for the three months ended March 31, 2011. Interest income on loans decreased $1.5 million, or 19.9%, to $6.2 million during the three months ended March 31, 2011 primarily due to a decrease in average outstanding loans of $98.6 million, or 16.6%, to $497.0 million during the period and a 21 basis point decrease in average loan yields. While loan originations increased by $566,000 for the three months ended March 31, 2011 compared to March 31, 2010, loan sales increased by $9.5 million during the same period, and loan principal repayments increased $945,000 from $28.0 million for the three months ended March 31, 2010 to $29.0 million for the three months ended March 31, 2011. The average balance of investment securities and mortgage-backed securities increased $26.8 million and $56.9 million, or 77.5% and 85.5%, respectively, to $61.4 million and $123.4 million, respectively, for the three months ended March 31, 2011 as compared to the three months ended March 31, 2010, primarily as a result of the reinvestment in securities of proceeds from loan repayments and sales.

Total interest expense decreased $747,000, or 24.5%, to $2.3 million for the three months ended March 31, 2011 due to a 53 basis point decrease in average interest-bearing deposit costs and a $2.0 million decrease in average interest-bearing deposit balances. Our average outstanding balance of borrowings remained stable at $61.7 million for the three months ended March 31, 2011 compared to $61.5 million for the three months ended March 31, 2010.

Provision for Loan Losses. The provision for loan losses was $657,000 for the three months ended March 31, 2011 compared to $1.9 million for the three months ended March 31, 2010. The decrease in the provision was due to fewer charge-offs on the loan portfolio and lower loan balances.

Average Balances and Yields

The following tables present information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average yields and costs. The yields and costs for the periods indicated are derived by dividing annualized income or expense for the periods of less than twelve months and full-year income or expense for twelve-month periods by the average balances of assets or liabilities, respectively, for the periods presented. Average balances have been calculated using daily balances. Nonaccrual loans are included in average balances only. Loan fees are included in interest income on loans and are not material. Tax exempt income on loans and on investment and mortgage-backed securities has been calculated on a tax equivalent basis using a federal marginal tax rate of 34%.

	At March 31, 2011	Three Months Ended March 31,
		2011			2010
(Dollars in thousands)	Weighted Average Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
Assets:
Interest-bearing deposits at other financial institutions	0.25%	$18,478	$11	0.24%	$19,942	$13	0.26%
Loans	4.96	496,951	6,193	5.05	595,553	7,728	5.26
Investment securities	2.51	61,361	388	2.56	34,560	321	3.90
Mortgage-backed and related securities	2.84	123,437	782	2.57	66,556	613	3.74
Other interest-earning assets	0.79	3,970	8	0.82	3,993	3	0.30

Total interest-earning assets	4.18	704,197	7,382	4.25	720,604	8,678	4.89

Allowance for loan losses		(12,771)			(9,022)
Noninterest-earning assets		52,234			40,586

Total assets		$743,660			$752,168

Liabilities and equity:
NOW accounts	0.81	$133,558	314	0.95	$123,233	491	1.62
Money market accounts	0.56	132,255	178	0.55	118,531	280	0.96
Savings accounts	0.31	21,686	17	0.32	19,173	18	0.38
Certificates of deposit	1.70	281,079	1,197	1.73	309,661	1,665	2.18

Total interest-bearing deposits	1.17	568,578	1,706	1.22	570,598	2,454	1.75
Federal Home Loan Bank advances	4.04	60,000	596	4.03	60,000	596	4.03
Overnight and short-term borrowings	0.22	1,737	2	0.47	1,524	1	0.27

Total interest-bearing liabilities	1.44	630,315	2,304	1.49	632,122	3,051	1.96

Noninterest-bearing deposits		43,852			38,640
Other noninterest-bearing liabilities		5,877			6,321

Total liabilities		680,044			677,083
Total equity		63,616			75,085

Total liabilities and equity		$743,660			$752,168

Net interest income			$5,078			$5,627

Interest rate spread				2.76			2.93

Net interest margin				2.92			3.17

Average interest-earning assets to average interest-bearing liabilities		111.72%			114.00%

	Year Ended December 31,
	2010			2009			2008
(Dollars in thousands)	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
Assets:
Interest-bearing deposits at other financial institutions	$21,997	$59	0.27%	$21,160	$50	0.24%	$29,727	$698	2.35%
Loans	563,013	28,522	5.07	606,995	32,690	5.39	556,542	33,661	6.05
Investment securities	50,872	1,545	3.13	19,481	858	4.52	10,605	612	5.77
Mortgage-backed and related securities	87,474	2,674	3.06	50,053	2,047	4.09	32,762	1,551	4.73
Other interest-earning assets	3,982	15	0.38	4,020	9	0.22	3,866	161	4.16

Total interest-earning assets	727,338	32,815	4.52	701,709	35,654	5.09	633,502	36,683	5.79

Allowance for loan losses	(11,847)			(7,314)			(5,392)
Noninterest-earning assets	44,085			36,956			35,016

Total assets	$759,576			$731,351			$663,126

Liabilities and equity:
NOW accounts	$127,879	1,780	1.39	$106,560	1,688	1.58	$78,272	880	1.12
Money market accounts	123,952	1,046	0.84	119,960	1,488	1.24	111,936	2,226	1.99
Savings accounts	19,994	70	0.35	18,148	73	0.40	16,519	82	0.50
Certificates of deposit	305,823	6,128	2.00	307,525	9,091	2.96	279,004	11,190	4.01

Total interest-bearing deposits	577,648	9,024	1.56	552,193	12,340	2.24	485,731	14,378	2.96
Federal Home Loan Bank advances	60,000	2,417	4.03	60,000	2,417	4.03	57,316	2,162	3.77
Overnight and short-term borrowings	1,189	3	0.25	4,051	15	0.37	6,026	205	3.40

Total interest-bearing liabilities	638,837	11,444	1.79	616,244	14,772	2.40	549,073	16,745	3.05

Noninterest-bearing deposits	42,870			35,264			33,767
Other noninterest-bearing liabilities	5,185			8,288			7,268

Total liabilities	686,892			659,796			590,108
Total equity	72,684			71,555			73,018

Total liabilities and equity	$759,576			$731,351			$663,126

Net interest income		$21,371			$20,882			$19,938

Interest rate spread			2.73%			2.69%			2.74%

Net interest margin			2.95%			2.98%			3.15%

Average interest-earning assets to average interest-bearing liabilities	113.85%			113.87%				115.38%

Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the volume and rate columns. Changes attributable to changes in both rate and volume have been allocated proportionally based on the absolute dollar amounts of change in each.

	Three Months Ended March 31, 2011 Compared to Three Months Ended March 31, 2010			Year Ended December 31, 2010 Compared to Year Ended December 31, 2009			Year Ended December 31, 2009 Compared to Year Ended December 31, 2008
	Increase (Decrease) Due to			Increase (Decrease) Due to			Increase (Decrease) Due to
(In thousands)	Volume	Rate	Net	Volume	Rate	Net	Volume	Rate	Net
Interest income:
Interest-bearing deposits at other financial institutions	$(1)	$(1)	$(2)	$2	$7	$9	$(157)	$(491)	$(648)
Loans receivable	(1,239)	(296)	(1,535)	(2,291)	(1,877)	(4,168)	2,900	(3,871)	(971)
Investment securities	193	(126)	67	1,023	(336)	687	418	(172)	246
Mortgage-backed and related securities	404	(235)	169	1,242	(615)	627	730	(234)	496
Other interest-earning assets	—	5	5	—	6	6	6	(158)	(152)

Total interest-earning assets	(643)	(653)	(1,296)	(24)	(2,815)	(2,839)	3,897	(4,926)	(1,029)

Interest expense:
NOW accounts	38	(215)	(177)	312	(220)	92	379	429	808
Money market accounts	29	(131)	(102)	48	(490)	(442)	150	(888)	(738)
Savings accounts	2	(3)	(1)	7	(10)	(3)	8	(17)	(9)
Certificates of deposit	(144)	(324)	(468)	(50)	(2,913)	(2,963)	1,060	(3,159)	(2,099)
Total interest-bearing deposits	(75)	(673)	(748)	317	(3,633)	(3,316)	1,597	(3,635)	(2,038)
Federal Home Loan Bank advances	—	—	—	—	—	—	104	151	255
Overnight and short-term borrowings	—	1	1	(8)	(4)	(12)	(51)	(139)	(190)

Total interest-bearing liabilities	(75)	(672)	(747)	309	(3,637)	(3,328)	1,650	(3,623)	(1,973)

Net increase (decrease) in interest income	$(568)	$19	$(549)	$(333)	$822	$489	$2,247	$(1,303)	$944

Noninterest Income. Noninterest income decreased $378,000 to $1.7 million during the three months ended March 31, 2011 from $2.1 million for the three months ended March 31, 2010. Factors that contributed to the decrease in noninterest income during the 2011 period were no gains on the sale of investment securities for the three months ended March 31, 2011 compared to gains on the sale of investment securities of $486,000 for the three months ended March 31, 2010 and a $96,000 decrease in fees on deposit and other service charge income, partially offset by a $33,000 increase in fees related to debit card volume and a $157,000 increase in mortgage banking income resulting from an increase in refinanced mortgage loans that were sold during the period. The decrease in deposit and other service charge income was primarily the result of changes in regulatory requirements implemented in August 2010. Other noninterest income increased during the 2011 period primarily due to an increase of $19,000 in income received from limited partnership interests.

Noninterest Expenses. Noninterest expenses increased $78,000 for the three months ended March 31, 2011 as compared to the three months ended March 31, 2010. Foreclosed property expenses increased $72,000 as a result of higher provisions for write-downs of foreclosed properties and salary and benefits expense decreased by $54,000 primarily due to a reduction in accruals under the management incentive plan. Data processing fees increased by $66,000 during the three months ended March 31, 2011 as a result of expenses related to additional data processing services, and advertising expenses decreased $103,000 primarily due to the timing of advertising during the three months ended March 31, 2011 compared to the three months ended March 31, 2010.

Income Tax Expense. Income tax expense increased by $42,000 for the three months ended March 31, 2011 as compared to the three month period ended March 31, 2010 primarily due to an increase in pre-tax income. The effective tax rate was 32.7% for the three months ended March 31, 2011 compared to 36.0% for the three months ended March 31, 2010.

Total Comprehensive Income. Total comprehensive income for the periods presented consists of net income and the change in unrealized gains on securities available for sale, net of tax. Total comprehensive income was $414,000 and $443,000 for the three months ended March 31, 2011 and 2010, respectively. The decrease in total comprehensive income resulted primarily from a $285,000 increase in unrealized losses on securities available for sale for the three months ended March 31, 2011 compared to a $23,000 increase in unrealized gains on securities available for sale for the three months ended March 31, 2010.

Results of Operations for the Years Ended December 31, 2010 and 2009

Overview. We incurred a net loss of $9.5 million for the year ended December 31, 2010 compared to net income of $1.5 million for the year ended December 31, 2009 primarily due to a $17.8 million increase in the provision for loan losses to $22.4 million for the year ended December 31, 2010 compared to $4.7 million for the year ended December 31, 2009. The significant increase in the provision for loan losses was due to an increase of $16.7 million in net charge-offs on the loan portfolio from $2.0 million in 2009 to $18.7 million in 2010. Our primary source of income during each of the years ended December 31, 2010 and 2009 was net interest income, which increased from $20.9 million at December 31, 2009 to $21.4 million at December 31, 2010. Noninterest income increased by $517,000 during the year ended December 31, 2010, while noninterest expenses increased by $1.1 million during 2010.

Net Interest Income. Net interest income increased by $489,000, or 2.3%, for the year ended December 31, 2010 as compared to the year ended December 31, 2009, primarily due to a decrease in interest on loans, which was offset by an increase in income from securities, as well as a decrease in interest expense. Total interest income decreased by $2.8 million, or 8.0%, as loan interest income decreased by $4.2 million, or 12.8%, during the year ended December 31, 2010, due primarily to a decrease in average loan balances of $44.0 million, or 7.2%, primarily because loan charge-offs and loan repayments were not replaced by new loan originations, and a 32 basis point decrease in the yield earned on loans during fiscal 2010. Income from securities increased by $1.3 million primarily due to an increase in the average balance of investment securities and mortgage-backed and related securities of $31.4 million and $37.4 million, respectively, the effect of which was partially offset by a decrease in the yield earned on investment securities and mortgage-backed and related securities of 139 basis points and 103 basis points, respectively. The increased balance of investment securities and mortgage-backed and related securities was primarily due to the reinvestment into securities of proceeds from loan repayments and sales, as well as deposit growth. Total interest expense decreased by $3.3 million, or 22.5%, during the year ended December 31, 2010, primarily resulting from a 61 basis point decrease in the cost of interest-bearing liabilities, the effect of which was partially offset by a $22.6 million, or 3.7%, increase in average interest-bearing liabilities. Interest-bearing liabilities increased due primarily to an increase in the average balance of deposits of $25.5 million, or 4.6%, principally due to growth in NOW and money market accounts. The cost of interest bearing liabilities decreased primarily due to a decrease of 68 basis points in the cost of deposits. The decrease in the cost of deposits was due primarily to our continued focus on reducing deposit interest rates by not aggressively competing for certificates of deposit. The average balance of Federal Home Loan Bank of Atlanta advances and overnight and short-term borrowings for the year ended December 31, 2010 was $61.2 million as compared to $64.0 million for the year ended December 31, 2009.

Provision for Loan Losses. The provision for loan losses was $22.4 million for the year ended December 31, 2010 as compared to $4.7 million for the year ended December 31, 2009. The increase in the provision was necessary to replenish the allowance for loan losses that was depleted due to $18.7 million in net charge-offs of non-performing loans in 2010, as well as management’s efforts to increase the allowance for loan losses in response to continued elevated levels of non-performing loans, which increased from $3.6 million at December 31, 2008 to $16.6 million and $13.4 million at December 31, 2009 and 2010, respectively. Net charge-offs of $2.1 million and $18.7 million were recognized in 2009 and 2010, respectively. The allowance is determined based upon management’s analysis of historical loss, environmental factors, as well as updated calculations for allowances needed for impaired loans. Among the qualitative risk factors that we consider in determining the loss percentages include current industry conditions, unemployment rates, the levels and trends of delinquencies, percentage of classified loans to total loans, charge-offs, bankruptcy filings and collateral values in our primary market area.

Noninterest Income. During the year ended December 31, 2010, total noninterest income increased $517,000, or 7.2%, as compared to the year ended December 31, 2009. The increase in noninterest income was primarily the result of an increase of $259,000 in gains realized from sales of investment securities, a $178,000 increase in income from debit card services resulting from an increase in debit card activity, and a $76,000 increase in deposit and other service charge income related to ATM activity, partially offset by a decrease of $14,000 in mortgage banking income.

Noninterest Expenses. Noninterest expenses increased by $1.1 million, or 5.2%, for the year ended December 31, 2010 as compared to the year ended December 31, 2009. The primary factors effecting the change were a $2.0 million increase in foreclosed property expenses as a result of higher provisions for write-downs of foreclosed properties, a $126,000 increase in professional and outside services that resulted from legal services related to loan collections, as well as an $81,000 increase in occupancy expense due to a special maintenance assessment, which was partially offset by a $722,000 decrease in salaries and employee benefits due primarily to the decision to limit accrued payouts in 2010 under Asheville Savings Bank’s management incentive and long-term incentive plans, as well as a $377,000 decrease in federal deposit insurance premiums due to a special assessment in 2009, a $46,000 decrease in data processing fees as a result of a vendor credit applied during 2009, and a $29,000 decrease in advertising expenses as a result of overhead cost reduction.

Income Tax Expense. We recorded an income tax benefit of $6.1 million for the year ended December 31, 2010 compared to a provision for income tax expense of $791,000 for the year ended December 31, 2009 primarily due to a pre-tax loss of $15.5 million in 2010 compared to pre-tax income of $2.3 million in 2009. The effective tax rate was 39.1% for the year ended December 31, 2010 compared to 34.1% for the year ended December 31, 2009, with the increase primarily resulting from the decrease in favorable permanent tax diffences relative to the size of the pre-tax loss in 2010 and the pre-tax income in 2009.

Total Comprehensive Income (Loss). Total comprehensive income or loss for the periods presented consists of net income, the change in unrealized gains and losses on securities available for sale, and certain changes in our benefit obligations under our retirement plans, net of tax. We incurred a total comprehensive loss of $10.8 million in 2010 compared to a total comprehensive income of $3.7 million in 2009. The changes in the components of comprehensive income were a net loss of $9.5 million in 2010 compared to net income of $1.5 million in 2009, a $683,000 increase in unrealized losses on securities available for sale in 2010 compared to a $107,000 increase in unrealized losses on securities available for sale in 2009, and a $627,000 increase in retirement plan benefit obligations in 2010 compared to a $2.3 million decrease in retirement plan benefit obligations in 2009.

Results of Operations for the Years Ended December 31, 2009 and 2008

Overview. Net income was $1.5 million for the year ended December 31, 2009 compared to $2.4 million for the year ended December 31, 2008. Our primary source of income during each of the years ended December 31, 2009 and 2008 was net interest income, which increased from $19.9 million in 2008 to $20.9 million in 2009. Noninterest income increased by $1.9 million during 2009, while noninterest expenses increased by $2.7 million.

Net Interest Income. Net interest income increased by $944,000, or 4.7%, for the year ended December 31, 2009 as compared to the year ended December 31, 2008, primarily due to a decrease of $1.0 million in interest income, which was offset by a $2.0 million decrease in interest expense. The $1.0 million, or 2.8%, decrease in total interest income mainly resulted from a $971,000, or 2.9%, decrease in interest income from loans that was primarily attributable to a $3.9 million decline from a 66 basis point reduction in loan yields that was partially offset by a $2.9 million increase caused by a $50.5 million growth in loan volumes. Income from securities increased $742,000 primarily due to increases in the average balances of investment securities and mortgage-backed and related securities of $8.9 million and $17.3 million, respectively, the effect of which was partially offset by a decrease in the yield earned on investment securities and mortgage-backed and related securities of 125 basis points and 64 basis points, respectively. The increased balance of investment securities and mortgage-backed and related securities was primarily due to the investment of proceeds from deposit growth into the securities portfolio. Total interest expense decreased by $2.0 million, or 11.8%, during the year ended December 31, 2009 that primarily resulted from a 65 basis point decrease in the cost of interest-bearing liabilities, the effect of which was partially offset by increased interest expense from a $67.2 million, or 12.2%, increase in average interest-bearing liabilities. Average interest-

bearing liabilities increased due primarily to a $66.5 million, or 13.7%, increase in average deposits . The decrease in the cost of interest-bearing liabilities was due primarily to a 72 basis point decrease in the cost of deposit funds. Federal Home Loan Bank of Atlanta advances and other overnight and short-term borrowings at December 31, 2009 averaged $64.1 million in 2009 as compared to $63.3 million in 2008.

Provision for Loan Losses. The provision for loan losses was $4.7 million for the year ended December 31, 2009 as compared to $3.0 million for the year ended December 31, 2008. The increase in the provision was necessary to replenish the allowance for loan losses that was depleted due to $2.1 million in net charge-offs of non-performing loans in 2009, as well as management’s efforts to increase the allowance for loan losses in response to a significant increase in non-performing loans, which increased from $3.6 million at December 31, 2008 to $16.6 million at December 31, 2009. The allowance is determined based upon management’s analysis of historical loss, environmental factors, as well as updated calculations for allowances needed for impaired loans. Among the qualitative risk factors that we consider in determining the loss percentages include current industry conditions, unemployment rates, the levels and trends of delinquencies, percentage of classified loans to total loans, charge-offs, bankruptcy filings and collateral values in our primary market area.

Noninterest Income. During the year ended December 31, 2009, total noninterest income increased $1.9 million, or 35.6%, as compared to the year ended December 31, 2008. The increase in noninterest income was primarily the result of an $876,000 increase in mortgage banking income resulting from an increase in loans sold to the secondary market, a $539,000 increase in realized gains on sales of investment securities, a $97,000 increase in income from debit card services resulting from an increase in debit card activity, a $331,000 increase in deposit fees and other service charges related to an increase in NOW accounts.

Noninterest Expenses. Noninterest expenses increased by $2.7 million, or 14.8%, for the year ended December 31, 2009 as compared to the year ended December 31, 2008. The primary factors effecting the change were a $1.3 million increase in federal deposit insurance premiums due to a special assessment and an increase in the Federal Deposit Insurance Corporation base assessment rates, a $916,000 increase in salaries and employee benefits resulting mainly from an increase in our qualified pension expense, a $208,000 increase in data processing fees related to additional software licensing agreements, and a $43,000 increase in other expenses, partially offset by a $191,000 decrease in advertising fees due to reductions in certain media advertising.

Income Tax Expense. Provision for income taxes decreased to $791,000 during the year ended December 31, 2009 from $1.4 million during the year ended December 31, 2008 primarily due to a decrease in pre-tax income. The effective tax rate was 34.1% for the year ended December 31, 2009 compared to 36.2% for the year ended December 31, 2008, with the reduction primarily resulting from the effects of an increase in favorable permanent tax differences.

Total Comprehensive Income. Total comprehensive income (loss) for the periods presented consists of net income and the change in unrealized gains (losses) on securities available for sale, net of tax. Total comprehensive income was $3.7 million and ($1.1 million) for the years ended December 31, 2009 and 2008, respectively. The increase in total comprehensive income resulted from a decrease in pension expense of $3.2 due to the freeze of Asheville Savings Bank’s pension plan. Total comprehensive income or loss for the periods presented consists of net income, the change in unrealized gains and losses on securities available for sale, and certain changes in our benefit obligations under our retirement plans, net of tax. We reported total comprehensive income of $3.7 million in 2009 compared to a total comprehensive loss of $1.1 million in 2008. The changes in the components of comprehensive income were net income of $1.5 million in 2009 compared to $2.4 million in 2008, a $107,000 increase in unrealized losses on securities available for sale in 2009 compared to a $192,000 increase in unrealized gains on securities available for sale in 2008, and a $2.3 million decrease in retirement plan benefit obligations in 2009 compared to a $3.8 million increase in retirement plan benefit obligations in 2008.

Risk Management

Overview. Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk and market risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or investment when it is due. Interest rate risk is the potential reduction of interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities that are accounted for on a mark-to-market basis. Other risks that we face are operational risk, liquidity risks and reputation risk. Operational risks include risks related to fraud, regulatory compliance, processing errors, technology and disaster recovery. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.

Credit Risk Management. Our strategy for credit risk management focuses on having well-defined credit policies and uniform underwriting criteria and providing prompt attention to potential problem loans. We do not offer Alt-A, sub-prime or no-documentation mortgage loans.

When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. When the loan becomes 15 days past due, a late notice is sent to the borrower. When the loan becomes 30 days past due, a more formal letter is sent. Between 15 and 30 days past due, telephone calls are also made to the borrower. After 30 days, we regard the borrower in default. At 60 days delinquent, the borrower may be sent a letter from our attorney and we may commence collection proceedings. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. Generally, when a consumer loan becomes 60 days past due, we institute collection proceedings and attempt to repossess any personal property that secures the loan. Management informs the board of directors monthly of the amount of loans delinquent more than 30 days, all loans in foreclosure and repossessed property that we own.

Analysis of Non-performing and Classified Assets. We consider repossessed assets and loans that are 90 days or more past due and certain loans that are less than 90 days past due, but that we will not be able to collect the full amount of, to be non-performing assets. Loans are generally placed on nonaccrual status when they become 90 days delinquent, or sooner if the facts and circumstances indicate that we will not be able to collect the full amount of the loan, at which time the accrual of interest ceases and accrued interest is reversed and deducted from income. Typically, payments received on a nonaccrual loan are first applied to the outstanding principal balance.

Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired it is recorded at the lower of its cost or fair market value at the date of foreclosure. Any holding costs and declines in fair value after acquisition of the property result in charges against income.

The following table provides information with respect to our non-performing assets at the dates indicated.

	At March 31,	At December 31,
(Dollars in thousands)	2011	2010	2009	2008	2007	2006
Non-accrual loans:
Commercial:
Construction and land development	$4,744	$5,205	$438	$—	$2,949	$93
Commercial mortgage	5,319	3,810	6,666	—	—	787
Other commercial real estate	—	—	—	—	—	—
Commercial and industrial	308	377	1,408	—	—	—

Total nonaccrual commercial loans	10,371	9,392	8,512	—	2,949	880

Non-commercial:
Construction and land development	280	553	456	—	—	—
Residential	3,259	3,194	5,558	—	—	—
Revolving mortgage	239	191	489	—	—	—
Consumer	41	94	1,463	—	37	33

Total nonaccrual non-commercial loans	3,819	4,032	7,966	—	37	33

Total nonaccrual loans	14,190	13,424	16,478	—	2,986	913

Accruing loans past due 90 days or more:
Commercial:
Construction and land development	—	—	—	12	13	550
Commercial mortgage	—	—	—	—	—	38
Other commercial real estate	—	—	—	—	—	—
Commercial and industrial	—	—	—	68	3	9

Total accruing commercial loans past due 90 days or more	—	—	—	80	16	597

Non-commercial:
Construction and land development	—	—	—	374	—	—
Residential	—	—	91	1,790	849	301
Revolving mortgage	—	—	—	525	456	168
Consumer	—	—	15	782	619	431

Total accruing non-commercial loans past due 90 days or more	—	—	106	3,471	1,924	900

Total accruing loans past due 90 days or more	—	—	106	3,551	1,940	1,497

Total nonperforming loans (non- accrual and 90 days or more past due)	14,190	13,424	16,584	3,551	4,926	2,410
Real estate owned	10,506	10,650	3,699	6,272	—	—
Other non-performing assets	—	—	—	—	—	—

Total non-performing assets	24,696	24,074	20,283	9,823	4,926	2,410
Performing troubled debt restructurings[1]	11,575	18,246	21,216	—	199	513

Performing troubled debt restructurings and total non-performing assets	$36,271	$42,320	$41,499	$9,823	$5,125	$2,923

Total non-performing loans to total loans	2.92%	2.68%	2.77%	0.60%	0.94%	0.50%
Total non-performing loans to total assets	1.89	1.79	2.21	0.50	0.77	0.40
Total non-performing assets and troubled debt restructurings to total assets	3.29	3.21	2.71	1.39	0.77	0.40
Performing troubled debt restructurings and total non-performing assets to total assets	4.83	5.64	5.54	1.39	0.80	0.49

(1)	Troubled debt restructurings do not include troubled debt restructurings that remain on nonaccrual status and are included in nonaccrual loans above.

The decrease in non-performing loans from December 31, 2009 to December 31, 2010 was attributable to our efforts to aggressively charge-off loans that we believed we may not be able to fully collect. The increase in non-performing loans from December 31, 2010 to March 31, 2011 was primarily attributable to one commercial loan that was added to nonaccrual status during the quarter.

We periodically modify loans to extend the term or make other concessions to help borrowers stay current on their loan and to avoid foreclosure. We do not forgive principal or interest on loans or modify the interest rates on loans to rates that are below market rates. At March 31, 2011, we had $18.6 million of these modified loans, which are also referred to as troubled debt restructurings, as compared to $20.1 million at December 31, 2010. The decrease in troubled debt restructurings during the three months ended March 31, 2011 was primarily the result of fewer restructured loans during the period and loans meeting the criteria to no longer be considered restructured. All troubled debt restructurings were restructured in order help the borrowers remain current on their debt obligation. At March 31, 2011, $7.1 million of the total $18.6 million of troubled debt restructurings were not current.

Interest income that would have been recorded for the three months ended March 31, 2011 and the year ended December 31, 2010, had non-accruing loans been current according to their original terms, amounted to $209,000 and $471,000, respectively. Interest income of $106,000 and $376,000 related to non-performing loans was included in interest income for the three months ended March 31, 2011 and the year ended December 31, 2010, respectively.

Federal regulations require us to review and classify our assets on a regular basis. In addition, the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks have the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets; substandard, doubtful, and loss. “Substandard assets” must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. “Doubtful assets” have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full questionable on the basis of currently existing facts, conditions, and values, and there is a high possibility of loss. Assets classified “loss” are considered uncollectible and of such little value that continued recognition as an asset of the institution is not warranted. The regulations also provide for a “special mention” category, described as assets which do not currently expose an institution to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving close attention. When we classify an asset as substandard or doubtful we may establish a specific allowance for loan losses. If we classify an asset as loss, we charge off an amount equal to 100% of the portion of the asset classified loss.

The following table shows the aggregate amounts of our classified assets at the dates indicated.

	At March 31,	At December 31,
(In thousands)	2011	2010	2009	2008	2007	2006
Special mention assets	$29,414	$30,490	$34,432	$8,555	$6,936	$970
Substandard assets	32,025	31,854	34,329	3,145	4,863	1,701
Doubtful assets	—	—	—	—	—	788
Loss assets	255	265	197	—	65	11

Total classified assets	$61,694	$62,609	$68,958	$11,700	$11,864	$3,470

Classified assets include loans that are classified due to factors other than payment delinquencies, such as lack of current financial statements and other required documentation, insufficient cash flows or other deficiencies, and, therefore are not included as non-performing assets. Other than as disclosed in the above tables, there are no other loans where management has serious doubts about the ability of the borrowers to comply with the present loan repayment terms.

Delinquencies. The following table provides information about delinquencies (including non-accrual loans) in our loan portfolio at the dates indicated.

	At March 31, 2011				At December 31, 2010
	30-89 Days		90 Days or More		30-89 Days		90 Days or More
(In thousands)	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans
Commercial:
Construction and land development	—	$—	5	$4,744	4	$462	4	$3,451
Commercial mortgage	1	589	5	5,319	3	2,298	3	3,363
Commercial and industrial	11	136	4	300	20	288	2	290
Non-commercial:
Construction and land development	—	—	2	280	2	282	3	553
Residential mortgage	12	1,301	18	2,593	48	4,996	20	2,878
Revolving mortgage	10	491	4	135	19	576	7	191
Consumer	215	1,268	11	41	165	1,387	9	94

Total	249	$3,785	49	$13,412	261	$10,289	48	$10,820

	At December 31,
	2009				2008
	30-89 Days		90 Days or More		30-89 Days		90 Days or More
(In thousands)	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans
Commercial:
Construction and land development	3	$95	3	$438	1	$142	3	$1,082
Commercial mortgage	3	2,226	3	6,293	6	4,920	4	1,201
Commercial and industrial	39	1,689	9	210	46	1,036	19	432
Non-commercial:
Construction and land development	3	569	4	456	—	—	—	—
Residential mortgage	58	7,024	27	4,707	12	384	4	89
Revolving mortgage	35	1,318	10	589	47	1,754	28	1,057
Consumer	297	3,254	118	1,512	326	3,611	116	1,719

Total	438	$16,175	174	$14,205	438	$11,847	174	$5,580

Analysis and Determination of the Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. On a monthly basis, we evaluate the need to establish allowances for probable losses on loans. When additional allowances are necessary, a provision for loan losses is charged to earnings. Our methodology for assessing the appropriateness of the allowance for loan losses is reviewed periodically by the board of directors. The board of directors also reviews the allowance for loan losses established on a quarterly basis.

General Valuation Allowance. We establish a general valuation allowance for loans that should be adequate to reserve for the estimated credit losses inherent in each segment of our loan portfolio, given the facts and circumstances as of the valuation date for all loans in the portfolio that have not been classified. Estimated loss percentages are assigned to loans based upon factors that include historical loan losses, delinquency trends, volume and interest rate trends, bank policy changes, and national, regional and local economic conditions. These loss factors will be evaluated at least annually by our Asset Quality Committee, which consists of our President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer, our Executive Vice President and Chief Lending Officer, and other key personnel from our credit, finance, and risk management departments, and documentation of this review is maintained in the Asset Quality Committee minutes. The Asset Quality Committee may also determine that certain events or circumstances have taken place that would impact the loan portfolio for the time period being reviewed, such as a natural disaster. In such cases, methodologies should be based on events that might not yet be recognized in the loan grading or performance of the loan groupings. The Asset Quality Committee reports to the audit committee of our board of directors on a quarterly basis.

Specific Valuation Allowance. The allowance for loan losses takes into consideration that specific losses on loans deemed to be impaired are recognized in accordance with the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) Topic 310. Pursuant to ASC Topic 310, we deem a loan to be impaired when it is probable that we will not be able to collect all amounts due, including principal and interest, according to the contractual terms of the loan agreement. Generally, all classified loans (loans classified substandard, doubtful, and loss) are considered impaired and are measured for impairment under ASC Topic 310 in order to determine if an impairment reserve is required. In addition, loans that are deemed to be troubled debt restructurings are considered impaired and evaluated for an impairment reserve under ASC Topic 310. Further, any non-accrual loan are considered impaired unless there is strong and credible evidence that the loan will begin performing according to the contractual terms of the loan agreement within a reasonable period of time. Such evidence must be well documented in a credit memorandum for the loan file. Any impaired loan, when evaluated for an impairment reserve under ASC Topic 310 and no requirement for such reserve is determined, will still be deemed impaired and will not be analyzed with respect to a general valuation allowance. Rather, such loan will continue to be included in impaired loans under ASC Topic 310 with a zero reserve.

ASC Topic 310 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, for collateral dependent loans, the fair value of the collateral, net of estimated costs of disposal. Since full collection of principal and interest is not expected for impaired loans, income accrual is normally discontinued on such loans at the time they first become impaired.

Unallocated Valuation Allowance. Our allowance for loan losses methodology may also include an unallocated component to reflect the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the loan portfolio.

The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

	At March 31,			At December 31,
	2011			2010			2009
(Dollars in thousands)	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
Commercial:
Construction and land development	$1,410	11.16%	5.74%	$1,232	9.72%	5.69%	$494	5.49%	5.04%
Commercial mortgage	5,342	42.29	33.53	5,486	43.28	32.88	3,432	38.16	32.98
Commercial and industrial	934	7.39	3.25	782	6.17	3.53	381	4.24	3.81

Total commercial loans	7,686	60.85	42.52	7,500	59.17	42.10	4,307	47.89	41.83

Non-commercial:
Construction and land development	767	6.07	1.62	749	5.91	1.73	242	2.69	2.53
Residential mortgage	2,181	17.27	36.65	2,207	17.41	36.06	1,489	16.56	31.93
Revolving mortgage	1,062	8.41	10.73	1,021	8.05	10.68	688	7.65	9.20
Consumer	927	7.34	8.48	1,041	8.21	9.43	2,069	23.00	14.51

Total non-commercial loans	4,937	39.08	57.48	5,018	39.59	57.90	4,488	49.90	58.17

Total	12,623	99.93	100.00	12,518	98.75	100.00	8,795	97.79	100.00
Unallocated	9	0.07	0.00	158	1.25	0.00	199	2.21	0.00

Total allowance for loan losses	$12,632	100.00%	100.00%	$12,676	100.00%	100.00%	$8,994	100.00%	100.00%

	At December 31,
	2008			2007			2006
(Dollars in thousands)	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
Commercial:
Construction and land development	$370	5.78%	4.91%	$343	6.76%	6.93%	$405	8.73%	6.68%
Commercial mortgage	1,921	30.00	23.97	936	18.45	17.53	1,080	23.29	17.98
Commercial and industrial	376	5.87	4.63	337	6.64	4.65	539	11.62	3.73

Total commercial loans	2,667	41.65	33.51	1,616	31.85	29.11	2,024	43.64	28.39

Non-commercial:
Construction and land development	247	3.86	3.98	229	4.51	4.52	270	5.82	4.45
Residential mortgage	869	13.57	34.06	1,078	21.25	37.22	714	15.39	37.22
Revolving mortgage	431	6.73	9.10	606	11.94	9.15	369	7.96	8.63
Consumer	1,721	26.88	19.35	1,395	27.49	20.00	1,261	27.19	21.31

Total non-commercial loans	3,268	51.04	66.49	3,308	65.20	70.89	2,614	56.36	71.61

Total	5,935	92.69	100.00	4,924	97.04	100.00	4,638	100.00	100.00
Unallocated	468	7.31	0.00	150	2.96	0.00	—	0.00	0.00

Total allowance for loan losses	$6,403	100.00%	100.00%	$5,074	100.00%	100.00%	$4,638	100.00%	100.00%

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and our results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks, in reviewing our loan portfolio, will not require us to increase our allowance for loan losses. The Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks may require us to increase our allowance for loan losses based on judgments different from ours. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operation.

Analysis of Loan Loss Experience. The following table sets forth an analysis of the allowance for loan losses for the periods indicated.

	Three Months Ended March 31,		Year Ended December 31,
(Dollars in thousands)	2011	2010	2010	2009	2008	2007	2006
Allowance for loan losses at beginning of period	$12,676	$8,994	$8,994	$6,403	$5,074	$4,638	$4,670

Provision for loan losses	657	1,859	22,419	4,655	3,049	932	647

Charge offs:
Commercial:
Construction and land development	23	930	7,926	—	488	—	—
Commercial mortgage	109	—	6,074	—	—	—	—
Commercial and industrial	14	160	692	214	—	—	—

Total commercial loans	146	1,090	14,692	214	488	—	—

Non-commercial:
Construction and land development (1-4 family residential)	78	148	351	94	—	—	—
Residential mortgage	181	131	1,767	82	—	—	17
Revolving mortgage	274	120	919	199	—	—	—
Consumer	125	328	1,135	1,605	1,405	681	899

Total non-commercial loans	658	727	4,172	1,980	1,405	681	916

Total charge-offs	804	1,817	18,864	2,194	1,893	681	916

Recoveries:
Commercial:
Construction and land development	—	—	—	—	31	—	—
Commercial mortgage	—	—	—	—	—	—	—
Commercial and industrial	66	2	12	9	—	—	—

Total commercial loans	66	2	12	9	31	—	—

Non-commercial:
Construction and land development (1-4 family residential)	1	—	—	—	—	—	—
Residential mortgage	1	—	—	—	—	—	—
Revolving mortgage	7	—	—	1	—	—	—
Consumer	28	36	115	120	142	185	237

Total non-commercial loans	37	36	115	121	142	185	237

Total recoveries	103	38	127	130	173	185	237

Net charge-offs (recoveries)	701	1,779	18,737	2,064	1,720	496	679

Allowance for loan losses at end of period	12,632	9,074	12,676	8,994	6,403	5,074	4,638

Allowance for loan losses to non-performing loans	89.02%	51.75%	94.43%	54.23%	180.32%	103.00%	192.45%

Allowance for loan losses to total loans outstanding at the end of the period	2.60	1.54	2.49	1.50	1.08	0.97	0.95

Net charge-offs (recoveries) to average loans outstanding during the period	0.58	1.22	3.37	0.34	0.31	0.10	0.14

Interest Rate Risk Management. We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect our earnings while decreases in interest rates may beneficially affect our earnings. To reduce the potential volatility of our earnings, we have sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. Our strategy for managing interest rate risk emphasizes: adjusting the maturities of borrowings; adjusting the investment portfolio mix and duration and generally selling in the secondary market substantially all newly originated fixed rate one-to-four-family residential real estate loans. We currently do not participate in hedging programs, interest rate swaps or other activities involving the use of derivative financial instruments.

We have an Asset-Liability Management Committee, which includes members of management, to communicate, coordinate and control all aspects involving asset-liability management. The committee establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals.

Our goal is to manage asset and liability positions to moderate the effects of interest rate fluctuations on net interest and net income.

Interest Rate Risk Analysis. Our profitability depends to a large extent on our net interest income, which is the difference between interest income from loans and investments and interest expense on deposits and borrowings. Like most financial institutions, our interest income and interest expense are significantly affected by changes in market interest rates and other economic factors beyond our control. Our interest-earning assets consist primarily of long-term, fixed-rate mortgage loans, adjustable rate mortgage loans and investments that typically adjust more slowly to changes in interest rates than our interest-bearing liabilities, which are primarily term deposits. Accordingly, our earnings are usually adversely affected during periods of rising interest rates and positively impacted during periods of declining interest rates.

We implement an interest rate risk simulation model to determine our possible adverse exposure to net interest income and economic value of equity due to changes in interest rates, repricing risk, yield curve risk and basis risk. Our internal simulation model evaluates our projected future net interest income and economic value of equity under various interest rate scenarios and applies certain contractual and behavioral assumptions to calculate results in an increasing rate scenario, in a decreasing rate scenario and in a constant rate scenario. The major assumptions applied to our internal simulation model include, but are not limited to, the present value discounting method, calculated and reported rate shock and rate ramp scenarios, key rates, curves and spreads, internal rate restrictions (such as rate floors and caps and teaser rates), prepay and decay tables and interest rate exposure limits.

Based on the results of internal simulation model, which management believes accurately reflects the extraordinary stress currently existing in the financial markets with respect to potential margin compression resulting from our difficulty in reducing our costs of funds further in the current competitive pricing environment, our earnings may be adversely affected if interest rates were to further decline. Such a decline could result from, among other things, the Federal Reserve Board’s purchase of government securities and/or mortgage-backed securities in an effort to further stimulate the national economy. Although the current rate environment remains stable, we continue to carefully monitor, through our Asset/Liability Committee management process, the competitive landscape related to interest rates as well as various economic indicators in order to best position ourselves with respect to changing interest rates.

The following table reflects changes in our estimated net interest income at March 31, 2011.

	Present Value of Equity			Projected Net Interest Income
Basis Point (“bp”) Change in Rates	Market Value	$ Change	% Change	Net Interest Income	$ Change	% Change
300bp	$68,639	$(20,425)	(22.93)%	$20,292	$(1,992)	(8.94)%
200	75,529	(13,536)	(15.20)	20,745	(1,539)	(6.91)
100	83,679	(5,385)	(6.05)	21,569	(715)	(3.21)
0	89,065	—	—	22,284	—	—
(100)	82,107	(6,957)	(7.81)%	21,365	(919)	(4.12)%

Liquidity Management. Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments, maturities and sales of investment securities and borrowings from the Federal Home Loan Bank of Atlanta. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

We regularly adjust our investments in liquid assets based upon our assessment of (i) expected loan demand, (ii) expected deposit flows, (iii) yields available on securities and interest-earning deposits we place with other banks; and (iv) the objectives of our asset-liability management policy.

Our most liquid assets are cash and cash equivalents and interest-bearing deposits. The level of these assets depends on our operating, financing, lending and investing activities during any given period. At March 31, 2011, cash and cash equivalents totaled $26.4 million. Securities classified as available-for-sale, amounting to $198.6 million and interest-bearing deposits in other banks of $18.0 million at March 31, 2011, provide additional sources of liquidity. In addition, at March 31, 2011, we had the ability to borrow a total of approximately $55.3 million from the Federal Home Loan Bank of Atlanta. At March 31, 2011, we had $60.0 million in Federal Home Loan Bank advances outstanding and $7.0 million in letters of credit to secure public funds deposits.

At March 31, 2011, we had $103.6 million in commitments to extend credit outstanding. Certificates of deposit due within one year of March 31, 2011 totaled $151.0 million, or 53.8% of certificates of deposit. We believe the large percentage of certificates of deposit that mature within one year reflects customers’ hesitancy to invest their funds for long periods due to the recent low interest rate environment and local competitive pressure. If these maturing deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and borrowings. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due within one year of March 31, 2011. Based on past experience, we believe that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

The following tables present our contractual obligations at March 31, 2011 and December 31, 2010.

		Payments due by period
Contractual Obligations	Total	Less than One Year	One to Three Years	Three to Five Years	More Than Five Years
	(In thousands)
At March 31, 2011:
Long-term debt obligations	$60,000	$—	$—	$—	$60,000
Capital lease obligations	—	—	—	—	—
Operating lease obligations	2,385	355	1,065	965	—
Purchase obligations	—	—	—	—	—
Other long-term liabilities reflected on balance sheet	—	—	—	—	—

Total	$62,385	$355	$1,065	$965	$60,000

At December 31, 2010:
Long-term debt obligations	$60,000	$—	$—	$—	$60,000
Capital lease obligations	—	—	—	—	—
Operating lease obligations	2,474	355	1,065	1,054	—
Purchase obligations	—	—	—	—	—
Other long-term liabilities reflected on balance sheet	—	—	—	—	—

Total	$62,474	$355	$1,065	$1,054	$60,000

Our primary investing activities are the origination of loans and the purchase of securities. Our primary financing activities consist of activity in deposit accounts and Federal Home Loan Bank advances. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive. Occasionally, we offer promotional rates on certain deposit products to attract deposits.

Financing and Investing Activities

The following table presents our primary investing and financing activities during the periods indicated.

	Three Months Ended March 31,		Year Ended December 31,
(In thousands)	2011	2010	2010	2009	2008
Investing activities:
Securities available for sale:
Purchases	$(32,123)	$(27,418)	$(178,988)	$(87,893)	$(20,416)
Proceeds from sales	—	2,000	18,908	16,923	—
Proceeds from maturities and/or calls	1,000	1,458	51,104	7,000	4,779

Securities held to maturity:
Purchases	—	—	—	(3,512)	—
Proceeds from maturities and/or calls	—	—	—	13	4,003
Principal repayments on mortgage- backed and asset-backed securities	7,564	3,999	23,423	13,380	6,931
Net decrease (increase) in loans receivable	14,397	11,880	66,548	(8,154)	(76,785)

Financing activities:
Net increase (decrease) in deposits	(3,171)	8,930	11,219	72,898	30,350
Net proceeds from (repayments of) Federal Home Loan Bank advances	—	—	—	(26,000)	51,284
Net proceeds from (repayments of) repurchase agreements	396	(202)	(686)	(3,526)	(14,625)

Capital Management. We are subject to various regulatory capital requirements administered by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At March 31, 2011, we exceeded all of our regulatory capital requirements and were considered “well capitalized” under regulatory guidelines. See “Regulation and Supervision — Federal Banking Regulations —Capital Requirements,” “Regulatory Capital Compliance” and note 11 of the notes to consolidated financial statements included in this prospectus.

Following completion of this offering, we will manage our capital for maximum shareholder benefit. The capital from the offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of lending activities. Our financial condition and results of operations will be enhanced by the capital from the offering, resulting in increased net interest-earning assets and net income. However, the large increase in equity resulting from the capital raised in the offering will, initially, have an adverse impact on our return on equity. Following the offering, we may use capital management tools such as cash dividends and common share repurchases. However, under Federal Deposit Insurance Corporation regulations, we will not be allowed to repurchase any shares during the first year following the offering, except to fund the restricted stock awards under the equity benefit plan after its approval by shareholders, unless extraordinary circumstances exist and we receive regulatory approval.

Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments, unused lines of credit and letters of credit. For information about our loan commitments, unused lines of credit and letters of credit, see note 13 of the notes to consolidated financial statements.

For the three months ended March 31, 2011 and the year ended December 31, 2010, we did not engage in any off-balance sheet transactions reasonably likely to have a material effect on our financial condition, results of operations or cash flows.

Impact of Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see note 1 of the notes to consolidated financial statements included in this prospectus.

Effect of Inflation and Changing Prices

The consolidated financial statements and related financial data presented in this prospectus have been prepared according to generally accepted accounting principles in the United States, which require the measurement of financial positions and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

OUR MANAGEMENT

Board of Directors

The board of directors of ASB Bancorp, Inc. and Asheville Savings Bank are each comprised of eight persons who are elected for terms of three (3) years, approximately one-third of whom are elected annually. The same individuals comprise the boards of directors of ASB Bancorp, Inc. and Asheville Savings Bank.

All of our directors are independent under the current listing standards of the Nasdaq Stock Market, except for Suzanne S. DeFerie, who serves as President and Chief Executive Officer of ASB Bancorp, Inc. and Asheville Savings Bank. In determining the independence of directors, the board of directors considered the various deposit, loan and other relationships that each director has with Asheville Savings Bank, including loans and lines of credit made to John B. Gould, Leslie D. Green and Kenneth E. Hornowski, in addition to the transactions disclosed under “—Transactions with Asheville Savings Bank,” but determined in each case that these relationships did not interfere with their exercise of independent judgment in carrying out their responsibilities as a director.

Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of March 31, 2011. The starting year of service as director relates to service on the board of directors of Asheville Savings Bank.

The following directors have terms ending in 2012:

John B. Dickson served as President and Chief Executive Officer of Asheville Savings Bank from 1990 until his retirement in December 2007. Age 66. Director since 1990.

Mr. Dickson’s extensive knowledge of Asheville Savings Bank’s operations, along with his former experience in the local banking industry and involvement in business and civic organizations in the communities that we serve, affords the board of directors with valuable insight regarding the business and operations of Asheville Savings Bank.

John B. Gould is vice chairman of the board of directors and has served as the President of Cason Companies, Inc., a petroleum and building supplies company, since 1976. In addition, Mr. Gould has been the managing member of Gould Properties, LLC, a real estate leasing company, since 2008. Age 58. Director since 1997.

Mr. Gould’s background offers the board of directors substantial small company management experience, specifically within the region in which Asheville Savings Bank conducts its business, and provides the board of directors with valuable insight regarding the local business and consumer environment. In addition, Mr. Gould’s background provides the board of directors with critical experience in certain real estate matters, which are essential to the business of Asheville Savings Bank.

Dr. Kenneth E. Hornowski is a retired local dentist and has served as an adjunct professor of dentistry at the University of North Carolina at Chapel Hill since 2001. Age 59. Director since 1998.

Dr. Hornowski’s strong ties to the community, through his former dental practice and his academic contributions to the University of North Carolina at Chapel Hill, provides the board of directors with opportunities to continue to serve the local community. He also is a strong advocate of Asheville Savings Bank through his civic and community involvement.

The following directors have terms ending in 2013:

Suzanne S. DeFerie has served as President and Chief Executive Officer of Asheville Savings Bank since January 2008. Prior to that, Ms. DeFerie was Executive Vice President and Chief Financial Officer of Asheville Savings Bank from October 1991 to December 2007. Age 54. Director since 2008.

Ms. DeFerie’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which Asheville Savings Bank serves affords the board of directors with valuable insight regarding the business and operations of Asheville Savings Bank. Ms. DeFerie’s knowledge of all aspects of Asheville Savings Bank’s business and history, combined with her success and strategic vision, position her well to continue to serve as our President and Chief Executive Officer.

Leslie D. Green is a community volunteer. Age 53. Director since 1998.

As a result of her extensive contributions to community organizations such as the Mission Hospital Ambassador Program, Leadership Asheville and the Asheville Junior League, Ms. Green provides the board of directors with numerous opportunities to continue to serve the local community. She is also is a strong advocate of Asheville Savings Bank through her widespread civic and community involvement.

Wyatt S. Stevens is an attorney and shareholder with the law firm of Roberts & Stevens, P.A. Age 41. Director since 2004.

As a practicing attorney, Mr. Stevens effectively provides the board of directors with important knowledge and insight necessary to assess the legal issues inherent to the business of Asheville Savings Bank.

The following directors have terms ending in 2014:

Patricia S. Smith serves as chairman of the board of directors of Asheville Savings Bank and is the retired president and executive director of the Community Foundation of Western North Carolina, a nonprofit organization that promotes philanthropy in western North Carolina. Age 64. Director since 1996.

Ms. Smith’s strong ties to the community, through her former role as president and executive director of the Community Foundation of Western North Carolina, provides the board of directors with opportunities to continue to serve the local community. She is also is a strong advocate of Asheville Savings Bank through her current involvement with local civic and community organizations.

Stephen P. Miller served as Executive Vice President of The Biltmore Company, a company designed to promote tourism in Western North Carolina, from 1977 through June 2011. Age 56. Director since 1999.

Mr. Miller’s strong ties to the community, through his work with The Biltmore Company, provides the board of directors with valuable insight regarding the local business and consumer environment. He also is a strong advocate of Asheville Savings Bank through his civic and community involvement.

Executive Officers

The executive officers of ASB Bancorp, Inc. and Asheville Savings Bank are elected annually by the board of directors and serve at the board’s discretion. The executive officers of ASB Bancorp, Inc. and Asheville Savings Bank are:

Name	Position
Suzanne S. DeFerie	President and Chief Executive Officer of both ASB Bancorp, Inc. and Asheville Savings Bank

Kirby A. Tyndall	Executive Vice President and Chief Financial Officer of both ASB Bancorp, Inc. and Asheville Savings Bank

David A. Kozak	Executive Vice President and Chief Lending Officer of Asheville Savings Bank

Fred A. Martin	Executive Vice President and Chief Information Officer of Asheville Savings Bank

Since the formation of ASB Bancorp, Inc., none of the ASB Bancorp, Inc.’s executive officers, directors or other personnel have received remuneration from ASB Bancorp, Inc.

Below is information regarding our other executive officers who are not also directors. Ages presented are as of March 31, 2011.

Kirby A. Tyndall has served as Executive Vice President and Chief Financial Officer of Asheville Savings Bank since September 2010. Mr. Tyndall was Vice President and Finance Special Projects Coordinator at Asheville Savings Bank from November 2009 to September 2010. Prior to joining Asheville Savings Bank in November 2009, Mr. Tyndall served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Bank of Granite, located in Granite Falls, North Carolina, from June 1997 to July 2009. Age 56.

David A. Kozak has served as Executive Vice President and Chief Lending Officer of Asheville Savings Bank since July 2010. Mr. Kozak was Executive Vice President and Senior Lending Officer of Asheville Savings Bank from April 2008 to July 2010. Prior to joining Asheville Savings Bank in April 2008, Mr. Kozak served as First Vice President, Commercial Lending Manager at SunTrust Bank. Age 50.

Fred A. Martin joined Asheville Savings Bank in 2006 and has served as Executive Vice President and Chief Information Officer of Asheville Savings Bank since June 2007. Prior to joining Asheville Savings Bank, Mr. Martin served as North Carolina Lead Network Engineer and Assistant Director of Information Technology for SouthTrust Bank. Age 41.

Board Leadership Structure and Board’s Role in Risk Oversight

The board of directors of Asheville Savings Bank has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer will enhance board independence and oversight. Moreover, the separation of the positions of Chairman of the Board and President and Chief Executive Officer will enable the President and Chief Executive Officer to focus on her responsibilities of running ASB Bancorp, Inc. and Asheville Savings Bank and expanding and strengthening our franchise while enabling the Chairman of the Board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Patricia S. Smith serves as Chairman of the Board of ASB Bancorp, Inc. and Asheville Savings Bank Ms. Smith is independent under the listing requirements of the Nasdaq Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit, interest rate, liquidity, operational, strategic and reputation risks. Management is responsible for the day-to-day management of risks we face, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks we face. Senior management attends the board meetings and is available to address any questions or concerns raised by the board on risk management and any other matters. The Chairman of the Board and independent members of the board work together to provide strong, independent oversight of our management and affairs through our standing committees and regular meetings of independent directors.

Meetings and Committees of the Board of Directors

We conduct business through meetings of our board of directors and its committees. During the year ended December 31, 2010, the board of directors of Asheville Savings Bank met 14 times. Given that ASB Bancorp, Inc. was incorporated in May 2011, the board of directors of ASB Bancorp, Inc. did not meet during the year ended December 31, 2010.

In connection with the formation of ASB Bancorp, Inc., the board of directors established Audit, Compensation and Nominating and Corporate Governance Committees.

The Audit Committee consists of John B. Dickson (Chair), John B. Gould, Patricia S. Smith and Wyatt S. Stevens. The Audit Committee is responsible for providing oversight relating to our financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the board. Each member of the Audit Committee is independent in accordance with the listing requirements of the Nasdaq Stock Market. The board of directors of ASB Bancorp, Inc. has designated John B. Dickson as an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit Committee of ASB Bancorp, Inc. did not meet during the year ended December 31, 2010. However, the Audit Committee of Asheville Savings Bank met five times during the year ended December 31, 2010.

The Compensation Committee consists of John B. Gould (Chair), Leslie D. Green, Kenneth E. Hornowski, Stephen P. Miller and Patricia S. Smith. The Compensation Committee is responsible for human resources policies, salaries and benefits, incentive compensation, executive development and management succession planning. Each member of the Compensation Committee is independent in accordance with the listing requirements of the Nasdaq Stock Market. The Compensation Committee of ASB Bancorp, Inc. did not meet during the year ended December 31, 2010. However, the Compensation Committee of Asheville Savings Bank met five times during the year ended December 31, 2010.

The Nominating and Corporate Governance Committee consists of Kenneth E. Hornowski (Chair), Patricia S. Smith and Wyatt S. Stevens. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become board members and recommending a group of nominees for election as directors at each annual meeting of shareholders, ensuring that the board and its committees have the benefit of qualified and experienced independent directors, and developing a set of corporate governance policies and procedures. Each member of the Nominating and Corporate Governance Committee is independent in accordance with the listing requirements of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee of ASB Bancorp, Inc. did not meet during the year ended December 31, 2010.

Each of ASB Bancorp, Inc.’s committees listed above operates under a written charter, which governs its composition, responsibilities and operations. In addition, Asheville Savings Bank maintains an Executive Committee, an Asset/Liability Committee and a Loan Committee.

Corporate Governance Policies and Procedures

In addition to having established committees of the board of directors, ASB Bancorp, Inc. has also adopted several policies to govern the activities of both ASB Bancorp, Inc. and Asheville Savings Bank, including a corporate governance policy and a code of business conduct and ethics. The corporate governance policy addresses and governs:

•	the duties and responsibilities of each director;

•	the composition, responsibilities and operation of the board of directors;

•	the establishment and operation of board committees;

•	succession planning;

•	procedures for convening executive sessions of independent directors;

•	the board of directors’ interaction with management and third parties; and

•	the evaluation of the performance of the board of directors and chief executive officer.

The code of business conduct and ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Compensation Discussion and Analysis

The compensation provided to our “named executive officers” for 2010 is set forth in detail in the Summary Compensation Table and supporting tables and narrative that follow the Summary Compensation Table. The purpose of this Compensation Discussion and Analysis is to explain our executive compensation philosophy, objectives and design, and our compensation elements for our named executive officers. Our “named executive officers” are those executives listed in the Summary Compensation Table under the Executive Compensation section of this prospectus.

Compensation Philosophy

Our compensation philosophy starts from the premise that our success depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy. We strive to satisfy the demands of our business model by providing our management team with incentives tied to the successful implementation of our business objectives. However, we recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We currently base our compensation decisions on the following principles:

•

Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•

Driving Performance – We structure our short-term and long-term incentive compensation plans around the attainment of corporate performance goals that return positive results to our bottom line. Our short-term plan provides annual cash incentives and our long-term incentive plan provides phantom equity grants.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

Following our initial public offering, we expect that an equity-based plan will replace our current long-term incentive compensation plan and therefore will add the following principle to our overall compensation philosophy:

•

Aligning with Stockholders – We intend to use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interest with the interests of our stockholders.

Role of Compensation Committee

The Compensation Committee of the board of directors of Asheville Savings Bank has been charged with the responsibility for establishing, implementing and monitoring adherence to our compensation philosophy and assuring the named executive officers are effectively compensated in a manner which is internally equitable and externally competitive. The Compensation Committee engaged Blanchard Chase LLC in 2010 to assist them in this process. See “— Role of Compensation Consultant” for information on the services provided by Blanchard Chase LLC during the 2010 fiscal year.

Role of Management

Our Chief Executive Officer and Human Resources Manager develop recommendations, with the assistance of outside compensation consultants, regarding the appropriate mix and level of compensation that should be provided to our named executive officers and directors. The Chief Executive Officer develops recommendations for the other named executive officers and the Compensation Committee (with board approval) determines our Chief Executive Officer’s compensation package. The management recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Chief Executive Officer meets with the Compensation Committee to discuss the recommendations and also reviews with the Committee her recommendations concerning the compensation of our named executive officers. Our Chief Executive Officer does not participate in Committee discussions relating to her compensation.

Role of the Compensation Consultant

Prior to our initial public offering, the board of directors of Asheville Savings Bank engaged Blanchard Chase LLC to conduct a detailed compensation review of our executive and director compensation programs and arrangements. In 2010, Blanchard Chase LLC assisted our Compensation Committee in the design and implementation of the 2010 Asheville Savings Bank Management Incentive Plan, as amended and restated (the “MIP”). Blanchard Chase LLC also provided a detailed compensation analysis for overall executive and director pay. Once we become a public company, we anticipate utilizing the Blanchard Chase LLC analysis prepared in November 2010 to help us formulate our compensation program as a public company. We also anticipate continuing to utilize the expertise of outside independent compensation consultants.

Peer Group

For 2010, the Compensation Committee, with the assistance of Asheville Savings Bank’s Human Resources Manager, selected the following financial institutions as a peer group to benchmark compensation levels for its named executive officers:

Crescent State Bank

Peoples Bankcorp

North State Bank

Waccamaw Bankcorp

The East Carolina Bank

Citizens South Bank

These financial institutions were selected based on asset size ($573 million to $1.0 million as of June 30, 2009), geographic proximity to Asheville Savings Bank and operating characteristics. In addition to reviewing the compensation data of these peer institutions, the Compensation Committee also reviewed other publicly available salary data, such as the North Carolina Bankers Association annual compensation review, American Bankers Association compensation survey and salary information provided from the Bank Administration Institute.

Compensation Elements

The following elements made up the fiscal 2010 compensation program for our named executive officers. All compensation was paid by Asheville Savings Bank.

Element	Form of Compensation	Purpose	Performance Criteria
Base salary	Cash	Provides a competitive level of fixed compensation that attracts and retains skilled management	Each individual officer’s performance and contribution to Asheville Savings Bank.

Element	Form of Compensation	Purpose	Performance Criteria
Incentive compensation (Management Incentive Plan and Long-Term Incentive Plan)	Cash	Provides additional compensation to attract and retain skilled management. The Long-term Incentive Plan was frozen effective January 1, 2011.

Management Incentive Plan: On an annual basis, Asheville Savings Bank sets aside a pool of funds and distributes the funds based on each participant’s achievement of individual performance goals.

Long-Term Incentive Plan: The Board in its sole discretion decides when an equity right will be granted based on the overall performance of Asheville Savings Bank. The value of the equity rights are based on the year over year increase in Asheville Savings Bank’s retained earnings.

Health and welfare plans	Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by Asheville Savings Bank, S.S.B., including broad-based medical, dental, life insurance, long-term care and disability plans	Provides a competitive, broad-based employee benefits structure	Not performance-based.

Non-qualified deferral plan (Officers and Directors Deferral Plan)	Cash deferral plan	Provides management with a mechanism to defer income	Not performance-based. Currently no named executive officers participate in the plan.

Qualified and non-qualified retirement plans	Retirement benefits which are distributable in cash	Provides competitive retirement-planning benefits to attract and retain skilled management	Not performance-based 401(k) Plan, tax-qualified defined benefit pension plan and non-qualified defined benefit pension plan.

Following our initial public offering, our ability to introduce equity awards to our compensation mix will depend on stockholder approval of an equity compensation program and compliance with applicable regulatory guidelines relating to such programs. We expect that our Compensation Committee will work closely with independent compensation consultants to help us benchmark our compensation program and our financial performance to our peers.

Base Salary. Our Compensation Committee sets base salaries for our named executive officers based primarily on:

(1)	base salaries paid to executive officers at comparable companies, and

(2)	each individual officer’s performance and contribution to our Company.

Our financial performance for the prior year can also play a role in the Committee’s consideration of annual salary adjustments. The Committee’s information on base salaries at comparable companies comes from a variety of sources including, but not limited to, the North Carolina Bankers Association annual compensation survey and an internal analysis prepared by Asheville Savings Bank’s Human Resources Manager. See “Peer Group” for information on the peer financial institutions that were used by the Compensation Committee to benchmark base salaries for fiscal 2010. See “Executive Compensation — Summary Compensation Table” for the base salaries paid to our named executive officers in fiscal 2010.

Incentive Compensation Program.

Management Incentive Plan. The MIP to provide participants with an incentive to enhance the profitability of Asheville Savings Bank within the constraints of safe, sound banking practices by providing participants with a cash payment if Asheville Savings Bank attains certain corporate performance goals. The Chief Executive Officer of Asheville Savings Bank administers the plan with the consent and approval of the board of directors or its designated committee. Subject to the provisions of the plan, the board of directors has the authority, to determine the levels for performance factors and award triggers, to approve incentive awards, interpret the plan and prescribe all rules relating to the plan. The Chief Executive Officer recommends the employees who should participate in the plan each year and the board of directors of Asheville Savings Bank approves their participation in the plan. The MIP also provides participants with the opportunity to defer an incentive award earned under the plan through the Officers and Directors Deferral Plan. As of December 31, 2010, none of our named executive officers elected to defer MIP awards into the Officers and Directors Deferral Plan.

The MIP provides for annual payouts. The Compensation Committee, in conjunction with the board of directors, establishes the performance goals for each of our named executive officers on an annual basis, focusing on performance measures that are critical to our growth and profitability. The 2010 MIP targeted four performance measures: (1) corporate net income, (2) asset quality, (3) average asset growth, and (4) capital ratio. The Compensation Committee assigns a weighting to each performance measure. In 2010, the highest weighting was assigned to corporate net income (40%). See the individual scorecards below for the weighting given to each of the performance goals. The minimum, target and maximum levels are then linked to an incentive opportunity that is calculated based on each executive’s base salary and position in Asheville Savings Bank. For example, Ms. DeFerie’s incentive opportunities range from 22.5% of base pay at the minimum level, 45% of base pay at the target level and 67.5% of base pay at the maximum level. To be eligible to receive an MIP payout, plan participants must be employed by Asheville Savings Bank on the last day of the plan year. However, the Compensation Committee, in its sole discretion, may pay awards on a pro rata basis if the named executive officers are not employed as of the payment date due to retirement or disability. Before MIP awards are distributed, our board of directors or its designated committee must approve the awards and our external auditors must confirm that all of the corporate goals (as set forth in the scorecards below) have been satisfied. Typically MIP payments are made within 2-1/2 months of the end of the program year, which begins in January and ends in December. See “Executive Compensation—Summary Compensation Table” for details on MIP awards distributed in 2010. See also “Executive Compensation—Grant of Plan-Based Awards” for additional information on the threshold, target and stretch levels for the 2010 MIP.

2010 Management Incentive Plan Awards

The following charts set forth the performance measures and the weight given to each measure for each named executive officer. The charts also illustrate the threshold, target and maximum levels of incentive compensation each named executive was eligible to earn upon the achievement of each of the noted goals. The board of directors can also exercise negative discretion and make no payments under the Plan despite the satisfaction of the noted performance goals. All of the named executive officers participated in the 2010 MIP, however, in light of Asheville Savings Bank’s financial results for the 2010 fiscal year and in order to insure that full payment of the incentive awards were made to the other MIP participants whose goals were not solely corporate based, senior management (Messrs. Tyndall, Kozak and Martin and Ms. DeFerie) elected to waive the portion of the MIP that they would have earned in 2010.

Suzanne S. DeFerie, President and Chief Executive Officer		Payment Range as a Percentage of Base Salary			Performance Goals
Bank Objective:	Weight	Minimum (22.5% )	Target (45%)	Maximum (67.5%)	Minimum	Target	Maximum
Corporate Net Income	40%	23,400	46,800	70,200	2,784	3,712	5,568
Asset Quality	35%	20,475	40,950	61,425	1.25%	0.80%	0.75%
Average Asset Growth	10%	5,850	11,700	17,550	662,820	732,718	769,354
Capital Ratio	15%	8,775	17,550	26,325	9.82%	10.67%	11.00%

	100%	58,500	117,000	175,500

Kirby A. Tyndall, Executive

Vice President and Chief

Financial Officer (1)

		Minimum	Target	Maximum	Performance Goals
Bank Objective:	Weight	(17.5%)	(35%)	(52.5%)	Minimum	Target	Maximum
Corporate Net Income	40%	3,733	7,466	11,199	2,784	3,712	5,568
Asset Quality	35%	3,267	6,533	9,800	1.25%	0.80%	0.75%
Average Asset Growth	10%	934	1,867	2,801	662,820	732,718	769,354
Capital to Assets Ratio	15%	1,400	2,800	4,200	9.82%	10.67%	11.00%

	100%	9,334	18,666	28,000

(1)	Prorated for tenure in current position at Asheville Savings Bank.

David A. Kozak, Executive

Vice President and Chief

Lending Officer

		Minimum	Target	Maximum	Performance Goals
Bank Objective:	Weight	(17.5%)	(35%)	(52.5%)	Minimum	Target	Maximum
Corporate Net Income	40%	10,150	20,300	30,450	2,784	3,712	5,568
Asset Quality	35%	8,881	17,763	26,644	1.25%	0.80%	0.75%
Average Asset Growth	10%	2,538	5,075	7,613	662,820	732,718	769,354
Capital to Assets Ratio	15%	3,806	7,613	11,419	9.82%	10.67%	11.00%

	100%	25,375	50,751	76,126

Fred A. Martin, Executive

Vice President and Chief

Information Officer

		Minimum	Target	Maximum	Performance Goals
Bank Objective:	Weight	(17.5%)	(35%)	(52.5%)	Minimum	Target	Maximum
Corporate Net Income	40%	8,400	16,800	25,200	2,784	3,712	5,568
Asset Quality	35%	7,350	14,700	22,050	1.25%	0.80%	0.75%
Average Asset Growth	10%	2,100	4,200	6,300	662,820	732,718	769,354
Capital to Assets Ratio	15%	3,150	6,300	9,450	9.82%	10.67%	11.00%

	100%	21,000	42,000	63,000

William F. Richmond,

Treasurer (1)

		Minimum	Target	Maximum	Performance Goals
Bank Objective:	Weight	(17.5%)	(35%)	(52.5%)	Minimum	Target	Maximum
Corporate Net Income	40%	1,250	2,500	3,750	2,784	3,712	5,568
Asset Quality	35%	1,094	2,188	3,282	1.25%	0.80%	0.75%
Average Asset Growth	10%	313	625	938	662,820	732,718	769,354
Capital to Assets Ratio	15%	469	937	1,406	9.82%	10.67%	11.00%

	100%	3,126	6,250	9,376

(1)	Prorated for tenure in current position at Asheville Savings Bank.

Richard Duff, Executive

Vice President and Chief

Credit Officer (1)

		Minimum	Target	Maximum	Performance Goals
Bank Objective:	Weight	(17.5%)	(35%)	(52.5%)	Minimum	Target	Maximum
Corporate Net Income	40%	11,550	23,100	34,650	2,784	3,712	5,568
Asset Quality	35%	10,106	20,213	30,319	1.25%	0.80%	0.75%
Average Asset Growth	10%	2,888	5,775	8,663	662,820	732,718	769,354
Capital to Assets Ratio	15%	4,331	8,663	12,994	9.82%	10.67%	11.00%

	100%	28,875	57,751	86,626

(1)	Retired from Asheville Savings Bank in 2010.

Long-term Incentive Plan. The Asheville Savings Bank Long-Term Incentive Plan (the “LTIP”) was implemented by Asheville Savings Bank to assist Asheville Savings Bank and its subsidiaries in attracting and retaining capable directors and employees to: (i) provide a long range incentive for directors and selected employees to remain in the management and service of Asheville Savings Bank and (ii) encourage the directors and selected employees to perform at levels of effectiveness that result in an increase in Asheville Savings Bank’s financial success, by rewarding the participants with the potential to share in equity interests (“Equity Rights”) under the plan. An Equity Right provides participants with an opportunity to share in future “equity increases” which is defined as the year over year percentage increase in Asheville Savings Bank’s retained earnings. The time period for evaluating an increase (“Vesting Period”) begins on the first day of the year in which the Board elects to make an Equity Rights grant (“Initial Bank Equity Grant Date”) and ends on the third year following the Initial Bank Equity Grant Date. In order to be eligible for a distribution under the LTIP, the holder of an Equity Right must be an eligible employee or eligible director at all times from the grant date to the expiration of the Vesting Period. All distributions are made in cash and subject to tax withholding (if applicable). The plan provides for accelerated vesting, in the Board’s sole discretion, upon death or disability and in the event of a Change in Control Transaction (as defined in the LTIP).

The LTIP is administered by the Compensation Committee of the board of directors of Asheville Savings Bank. On an annual basis, the board of directors determines whether it will make an Equity Rights grant to eligible employees and directors.

2010 Equity Rights Grants

In light of Asheville Savings Bank’s financial results for the 2010 fiscal year, the Equity Rights granted to our named executive officers in 2010 presently have no value. The outstanding unvested Equity Rights grants to our named executive officers in 2008 and 2009 also have no value. In January 2011, the board of directors reviewed the effectiveness of LTIP in achieving its stated purpose and Asheville Savings Bank’s plans to convert from mutual to stock form of organization and decided to freeze the LTIP effective January 1, 2011.

Health and Welfare Plans

Our current health and welfare benefit plans are open to all full-time employees. Generally, under each plan, our named executive officers receive either the same benefit as all other salaried employees or a benefit that is exactly proportional, as a percentage of salary, to the benefits that others receive. In addition, Asheville Savings Bank also provides a disability income replacement benefit to all employees equal to 60% of base salary. Our named executive officers are entitled to an additional 15% which results in providing our officers with a 75% income replacement benefit in the event of a disability. Our named executive officers are eligible to receive long-term care insurance at no cost to them.

Retirement Plans

401(k) Plan. Participation in our tax-qualified 401(k) plan is available to all of our employees who meet minimum eligibility requirements. This plan allows our employees to save money for retirement in a tax-advantaged manner. Asheville Savings Bank matches 100% of the first 3% a participant defers into the plan and 50% in the next 2%. All of our named executive officers are eligible to participate in this plan. See “Our Management—Executive Compensation—Retirement Benefits” for additional information on Asheville Savings Bank’s 401(k) plan.

Defined Benefit Plan. Participants in Asheville Savings Bank’s defined benefit pension plan receive retirement benefits based on a participant’s years of service and average compensation over all years of service with Asheville Savings Bank. Participants are 100% vested in their pension plan benefits after five years of service. The Pension Plan was frozen to new participation effective January 1, 2010. See “Management—Executive Compensation—Retirement Benefits” for additional information on Asheville Savings Bank’s defined benefit pension plan.

Non-qualified Defined Benefit Pension Plan. Our non-qualified defined benefit pension plan (the “Excess Plan”) is intended to provide supplemental retirement benefits to a select group of management or highly compensated employees. The plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code and is to be construed and interpreted in accordance with the requirements of Section 409A and the regulations and guidance issued thereunder. Participants are entitled to an accrued benefit under the Excess Plan equal to the difference between the accrued benefit under our tax-qualified Defined Benefit Pension Plan without regard to the limits imposed by Sections 401(a)(17) and 415 the Internal Revenue Code on compensation and the actual accrued benefit under the Defined Benefit Pension Plan. Participants vest in their Excess Plan benefit in accordance with the vesting schedule in the Defined Benefit Pension Plan. Generally, participants may elect the form of annuity payment under the Excess Plan. As of December 31, 2010, Ms. DeFerie was the only active named executive officer participating in the Excess Plan. Mr. Duff is currently receiving payments from the Excess Plan. See “Management—Executive Compensation—Retirement Benefits” for additional information on Asheville Savings Bank’s non-qualified defined benefit pension plan.

Plans and Arrangements to be Implemented in Connection with the Stock Offering

In connection with our initial public offering, we intend to implement an employee stock ownership plan (“ESOP”), employee severance compensation plan, employment agreements and a stock-based deferral plan.

Employee Stock Ownership Plan. The purpose of implementing an ESOP is to give eligible employees an additional retirement benefit in ASB Bancorp, Inc. common stock at no cost to the employee. In addition, participation in the ESOP will allow employees to have an equity interest in the new holding company. See “Management—Executive Compensation—Retirement Benefits” for detailed information on the proposed ESOP.

Stock-based Deferral Plan. A stock-based deferral plan will allow participants to defer a portion of their income and invest the funds in ASB Bancorp, Inc. common stock in connection with the stock offering. Participants currently participating in the Officers and Directors Deferral Plan will be provided with a one-time election to transfer all or a portion of his or her account balance into the new stock-based deferral plan for the purpose of investing in the stock offering. Our named executive officers and our directors are eligible to participate in the stock-based deferral plan. Following the stock offering, participants will be able to defer future compensation into the plan and invest it in ASB Bancorp, Inc. common stock. The plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code and is to be construed and interpreted in accordance with the requirements of Section 409A and the regulations and guidance issued thereunder.

Employment Agreements. We expect to enter into employment agreements with our named executive officers following the close of the stock offering. The severance provided under the employment agreements will be contingent on the occurrence of certain termination events, and are intended to provide our named executive officers with a sense of security in making the commitment to dedicate their professional careers to the success of Asheville

Savings Bank and ASB Bancorp, Inc. Payments under the agreements will be capped at no more than the deductibility limits allowed by the Internal Revenue Code Section 280G. See “Management—Executive Compensation—Employment Agreements and Severance Arrangement” for detailed information on the proposed employment agreements.

Employee Severance Compensation Plan. Following the close of the stock offering, we intend to adopt an employee severance compensation plan that will provide severance payments in the event an eligible employee is terminated in connection with a change in control of Asheville Savings Bank or ASB Bancorp, Inc. See “Management—Executive Compensation—Employment Agreements and Severance Arrangement” for detailed information on the proposed severance plan.

Executive Compensation

Summary Compensation Table. The following information is furnished for the principal executive officer, principal financial officer and all other executive officers of Asheville Savings Bank whose total compensation for the year ended December 31, 2010 exceeded $100,000. These individuals are referred to in this prospectus as “named executive officers.”

Name and Principal Position	Year	Salary		Bonus	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)	All Other Compensation (2)	Total
Suzanne S. DeFerie President and Chief Executive Officer	2010	$265,631	(3)	$—	$—		$139,433	$21,603	$426,667
Kirby A. Tyndall (5) (9) Executive Vice President and Chief Financial Officer	2010	110,000		—	—		—	1,054	111,054
David A. Kozak (6) Executive Vice President and Chief Lending Officer	2010	160,000		—	—		8,727	14,577	183,304
Fred A. Martin Executive Vice President and Chief Information Officer	2010	120,000		—	—		8,922	7,256	136,178
William F. Richmond (7) (9) Treasurer	2010	89,000		—	626	(4)	—	3,107	92,733
Richard Duff (8) (9) Former Executive Vice President and Chief Lending Officer	2010	89,375		—	—		—	13,319	102,694

(1)	Represents the aggregate year over year change in the actuarial present value of the accumulated benefit under all defined benefit plans (including supplemental plans) as of December 31, 2010. The most significant portion of the change in value is due to a decrease in the discount rate assumptions used in the tax-qualified defined benefit plan’s actuarial calculation. See “—Retirement Benefits” footnote 2 to the pension plan table below for more information.
(2)	Details of the amounts disclosed in the “All Other Compensation” column are provided in the table below. Perquisites are not listed in the table below because they did not exceed $10,000 for any named executive officer.

	Ms. DeFerie	Mr. Tyndall	Mr. Kozak	Mr. Martin	Mr. Richmond	Mr. Duff
Employer contributions to 401(k) plan	$10,375	$267	$6,205	$—	$2,475	$4,506
Executive long-term care insurance premiums	5,778	—	7,524	6,882	—	8,224
Disability insurance premiums	1,166	787	848	374	632	589

(3)	Includes director fees of $5,631 for service on Asheville Savings Bank’s board of directors during 2010.
(4)	Represents an award earned under Asheville Savings Bank’s Management Incentive Plan. See “—Compensation Discussion and Analysis—Incentive Compensation Program” for a description of the plan.
(5)	Mr. Tyndall was appointed Executive Vice President and Chief Financial Officer of Asheville Savings Bank effective September 1, 2010. From January 1, 2010 to August 31, 2010, Mr. Tyndall served as Vice President and Finance Special Projects Coordinator of Asheville Savings Bank.
(6)	Mr. Kozak was appointed Executive Vice President and Chief Lending Officer of Asheville Savings Bank effective July 16, 2010. From January 1, 2010 to July 15, 2010, Mr. Kozak served as Executive Vice President and Senior Lending Officer of Asheville Savings Bank.
(7)	Mr. Richmond was appointed Treasurer of Asheville Savings Bank effective September 1, 2010. From January 1, 2010 to August 31, 2010, Mr. Richmond served as Executive Vice President and Chief Financial Officer of Asheville Savings Bank, S.S. B. on a part-time basis.
(8)	Mr. Duff retired as Executive Vice President and Chief Lending Officer of Asheville Savings Bank effective July 15, 2010.
(9)	Messrs. Tyndall and Richmond are not eligible to participate in the defined benefit pension plan as the plan was frozen to new participants effective January 1, 2010. Mr. Duff is currently in pay status under the defined benefit pension plan and the non-qualified defined benefit pension plan.

Grants of Plan Based Awards

The following table sets forth the threshold, target and maximum awards that may be earned by each named executive officer under the Asheville Savings Bank Management Incentive Plan, as amended and restated (“MIP”) as of December 31, 2010.

Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)
	Threshold ($)	Target ($)	Maximum ($)
Suzanne S. DeFerie	$58,500	$117,000	$175,500
Kirby A. Tyndall (2)	9,333	18,666	27,999
David A. Kozak	25,375	50,750	76,125
Fred A. Martin	21,000	42,000	63,000
William F. Richmond (2)	3,125	6,250	9,375
Richard Duff	28,875	57,750	86,625

(1)	The amounts reflected under the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns reflect the MIP award for the named executive officers for the year ended December 31, 2010. The “Threshold” column reflects the minimum bonus which could be earned by the named executive officers. Performance of Asheville Savings Bank below the specified level would result in no bonus. The “Target” column and the “Maximum” columns represent the amounts that would be earned had Asheville Savings Bank performed at the one hundred percent (100%) payout and maximum payout percentages as specified under the goals established in connection with the incentive plans for the year ended December 31, 2010. For additional information regarding the MIP, see “—Compensation Discussion and Analysis—Incentive Plan Compensation Programs.”
(2)	Amounts are prorated for service at Asheville Savings Bank in the named executive officer’s current position.

Employment Agreements and Severance Arrangements

Proposed Employment Agreements. Asheville Savings Bank does not currently maintain employment agreements with any of its employees. Upon completion of the conversion, ASB Bancorp, Inc. and Asheville Savings Bank intend to enter into (i) a three-year employment agreement with Suzanne S. DeFerie, our President and Chief Executive Officer, and (ii) two-year employment agreements (each with a three-year change in control provision) with Kirby A. Tyndall, our Executive Vice President and Chief Financial Officer, David A. Kozak, our Executive Vice President and Chief Lending Officer, and Fred A. Martin, our Executive Vice President and Chief Information Officer. Our continued success depends to a significant degree on the skills and competence of these named executive officers, and the employment agreements are intended to ensure that we maintain a stable management base following the conversion and offering.

The employment agreements will each provide for three- or two-year terms, as applicable, subject to annual renewal by the board of directors for an additional year beyond the then-current expiration date. The initial base salaries under the employment agreements will be $280,000, $163,000, $165,000 and $140,000 for Ms. DeFerie and Messrs. Tyndall, Kozak and Martin, respectively. The agreements will also provide for participation in employee benefit plans and programs maintained for the benefit of employees and senior management personnel, including incentive compensation, health and welfare benefits, retirement benefits and certain fringe benefits as described in the agreements.

Upon termination of any of the executive’s employment for “cause,” as defined in the agreement, the executive will receive no further compensation or benefits under the agreement. If we terminate the executive for reasons other than cause, or if the executive resigns after the occurrence of specified circumstances that constitute constructive termination, referred to in the agreement as a termination for “good reason,” the executive will continue to receive his base salary for the remaining unexpired term of the agreement and will receive continued medical, dental and life insurance benefits until the earlier of re-employment, attaining age 65, death or the end of the remaining unexpired term of the agreement.

Under each of the employment agreements, if, in connection with or following a change in control (as described in the agreements), we terminate the executive without cause or if the executive terminates employment voluntarily under certain circumstances specified in the agreement, the executive will receive a severance payment equal to 3.0 times his or her average annual taxable compensation for the five preceding taxable years, or such lesser time period if the executive has not worked for Asheville Savings Bank for five years at the time the benefit is determined. In addition, the executive will receive continued coverage under our medical, dental and life insurance programs for 36 months.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and we would not be entitled to deduct such amount. The agreements will provide for the reduction of change in control payments to the executives to the extent necessary to ensure that they will not receive “excess parachute payments,” which otherwise would result in the imposition of an excise tax, if such reduction would result in a larger after-tax payment to the executive.

Upon termination of employment without cause or for good reason (other than termination in connection with a change in control), each executive will be required to adhere to a one-year non-competition restriction.

Employee Severance Compensation Plan. In connection with the conversion, we expect to adopt an employee severance plan to provide benefits to eligible employees who terminate employment in connection with a change in control. With the exception of officers at the senior vice president and vice president levels, employees will be eligible for severance benefits under the plan if they complete a minimum of one year of service and do not enter into a separate employment or change in control agreement. Officers at the senior vice president and vice president levels will not be required to complete one year of service to be eligible for severance benefits under the plan. Under the severance plan, if, within twelve months after a change in control, an employee’s employment involuntarily terminates, or if an employee voluntarily terminates employment without being offered continued employment in a comparable position, the terminated employee, if he or she was an officer of Asheville Savings Bank, will receive a severance payment based on their position. Under the plan, officers at the senior vice president, vice president and assistant vice president level would be eligible to receive a severance payment equal to 18 months, 12 months and nine months of base compensation, respectively. If the terminated employee was not an officer, he or she would be eligible to receive a severance payment equal to two weeks of base compensation for each year of service with a minimum payment of four weeks of base compensation and a maximum payment of 52 weeks of base compensation. Based solely on compensation levels and years of service at December 31, 2011, and assuming that a change in control occurred on December 31, 2011, and that all eligible employees became entitled to severance payments, the aggregate payments due under the severance plan would equal approximately $3.8 million.

Retirement Benefits

Tax-qualified Defined Benefit Pension Plan. The Pension Plan for the Employees of Asheville Savings Bank is a funded and tax qualified retirement program that covers approximately 254 eligible employees and retirees of Asheville Savings Bank. In December 2009, the plan was frozen to new participants. The plan provides benefits based on a formula that takes into account a portion of an employee’s earnings for each fiscal year, subject to applicable Internal Revenue Service limitations. If a participant elects to retire upon the attainment of age 65, his or her normal retirement benefit will be determined using the following formula: 40% of average compensation as of December 31, 2009, reduced for years of service which are less than 25 years, plus 0.65% of average compensation as of December 31, 2009 in excess of $10,000 multiplied by years of service as of

December 31, 2009 (up to a maximum of 25 years), plus 0.5% of post-2009 average compensation multiplied by years of service on or after January 1, 2010, when such years of service combined with years of service as of December 31, 2009 does not exceed 25 years. With respect to the pension plan, “average compensation” is defined as follows: (i) for years of service completed before January 1, 2009, pay received in 2008; and (ii) for years of service completed after December 31, 2008, pay received during the year in which a participant retires. In no event will average compensation exceed the average of a participant’s final five consecutive calendar years of actual compensation. The plan defines compensation as a participant’s Form W-2 compensation, including certain applicable pre-tax deductions, up to the Internal Revenue Service limits on compensation.

Non-Qualified Defined Benefit Pension Plan. Asheville Savings Bank maintains a non-qualified defined benefit pension plan to provide participants whose compensation under Asheville Savings Bank’s tax-qualified defined benefit pension plan exceeds the limitations established under the Internal Revenue Code to receive a restorative benefit under a non-qualified defined benefit pension plan. Benefits payable under the non-qualified pension plan are equal to the excess of (i) the amount that would be payable in accordance with the terms of the tax-qualified defined benefit pension plan disregarding the limitations imposed pursuant to Sections 401(a)(17) and 415 of the Internal Revenue Code over (ii) the pension benefit actually payable under the tax-qualified defined benefit pension plan taking the Section 401(a)(17) and 415 limitations into account. Ms. DeFerie is the only named executive officer that is accruing a benefit under the non-qualified pension plan. Mr. Duff is currently in pay status under the plan. All benefits are payable in the same time and manner as the benefits are paid under the Bank’s tax-qualified defined benefit pension plan.

The following table sets forth the actuarial present value at December 31, 2010 of each named executive officer’s accumulated benefit under our tax-qualified and non-tax-qualified defined benefit plans, along with the number of years of credited service under the respective plans. The tax-qualified defined benefit pension plan was frozen to new participants effective January 1, 2010. Messrs. Tyndall and Richmond do not participate in our tax-qualified and non-tax-qualified defined benefit pension plans.

Name	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefit ($) (2)
Suzanne S. DeFerie	Asheville Savings Bank Employees’ Pension Plan	19	$567,702
	Asheville Savings Bank Non-Qualified Pension Plan	19	192,218
David A. Kozak	Asheville Savings Bank Employees’ Pension Plan	3	29,307
	Asheville Savings Bank Non-Qualified Pension Plan	—	—
Fred A. Martin	Asheville Savings Bank Employees’ Pension Plan	5	31,260
	Asheville Savings Bank Non-Qualified Pension Plan	—	—

(1)	Represents the number of years of credited service used only to determine the benefit under the pension plan.
(2)	The present value of each executive’s accumulated benefit assumes normal retirement (age 65), the election of a single life form of pension and is based on a 5.5% discount rate for the Employees’ Pension Plan and 5.2% for the Non-Qualified Pension Plan.

401(k) Plan. We maintain a 401(k) plan (the “401(k) Plan”), a tax-qualified defined contribution plan, for eligible employees of Asheville Savings Bank. Participants may elect to make annual salary deferral contributions to the 401(k) Plan on a pre-tax basis, subject to limitations imposed by the Internal Revenue Code of 1986, as amended. For 2011, the salary deferral contribution limit is $16,500; provided, however, that participants over age 50 may contribute an additional elective contribution of $5,500 to the 401(k) Plan. In addition to salary deferral contributions, the 401(k) Plan provides that we can make matching contributions and non-elective employer contributions to the accounts of plan participants. During the 2010 plan year, we matched 100% of the first 3% of a participant’s contributions and 50% of the next 2% of a participant’s contributions. Participants are 100% vested in all contributions made to the 401(k) Plan.

In connection with the offering, the plan has added another investment alternative, the ASB Bancorp, Inc. Stock Fund (the “Stock Fund”), which will permit participants to invest their 401(k) plan funds in ASB Bancorp, Inc. common stock. Unlike the employee stock ownership plan, the 401(k) plan does not have priority subscription rights to purchase common stock in the offering. A 401(k) plan participant who elects to purchase common stock in the offering through self-directed purchases within the plan will receive the same subscription priority, and be subject to the same purchase limitations, as if the participant had elected to purchase the common stock using funds outside the plan. See “The Conversion and Stock Offering—Subscription Offering and Subscription Rights” and “—Limitations on the Purchase of Shares.” Asheville Savings Bank has appointed                      as the Stock Fund trustee. The trustee will purchase common stock in the offering on behalf of plan participants, to the extent that shares are available. Participants will direct the trustee regarding the voting of shares purchased for their plan accounts through the Stock Fund.

Employee Stock Ownership Plan. In connection with the conversion, Asheville Savings Bank has adopted an employee stock ownership plan for eligible employees. All eligible employees who are at least 21 years of age and employed by Asheville Savings Bank as of the close of the stock offering will begin participation in the plan on the later of January 1, 2011 or the entry date following their first date of employment with Asheville Savings Bank. Following the close of the stock offering, all eligible employees who are at least 21 years of age and have completed one year of service with Asheville Savings Bank will participate in the employee stock ownership plan as of the plan entry date following or coincident with their date of employment.

We have engaged Pentegra Trust Company, an independent third party trustee to purchase in the offering, on behalf of the employee stock ownership plan, 8% of the shares of ASB Bancorp, Inc. common stock sold in the stock offering (428,400, 504,000 and 579,600 shares at the minimum, midpoint and maximum of the offering range, respectively). The purchase of common stock by the employee stock ownership plan in the offering will comply with all applicable regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks except to the extent waived by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. The employee stock ownership plan intends to fund its stock purchase through a loan from ASB Bancorp, Inc. equal to 100% of the aggregate purchase price of the common stock. The loan will be repaid principally through Asheville Savings Bank’s contributions to the employee stock ownership plan and dividends payable on common stock held by the plan over an expected 15-year term of the loan. We anticipate that the fixed interest rate for the employee stock ownership plan loan will be the prime rate, as published in the Wall Street Journal, on the closing date of the offering. See “Pro Forma Data.”

The trustee will hold the shares purchased in a loan suspense account, and will release the shares from the suspense account on a pro rata basis as Asheville Savings Bank repays the loan. The trustee will allocate the shares released among active participants on the basis of each active participant’s proportional share of compensation. Participants will vest in their employee stock ownership plan allocations ratable over a six year period. Participants will be credited with past service for vesting purposes under the employee stock ownership plan. Participants will become fully vested upon age 65, death or disability, a change in control, or termination of the plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The plan reallocates any unvested shares of common stock forfeited upon termination of employment among the remaining participants in the plan.

Participants may direct the plan trustee how to vote the shares of common stock credited to their accounts. The plan trustee will vote all unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as it votes those shares for which participants provide instructions, subject to fulfillment of its fiduciary responsibilities as trustee.

Under applicable accounting requirements, Asheville Savings Bank will record a compensation expense for a leveraged employee stock ownership plan at the fair market value of the shares when they are committed to be released from the suspense account to participants’ accounts under the plan.

Non-Qualified Deferred Compensation

Stock-Based Deferral Plan. In connection with the stock offering, we have adopted a stock-based deferral plan for certain eligible officers and members of the board of directors. The stock-based deferral plan allows participants to use funds transferred from Asheville Savings Bank’s existing deferred compensation plan to purchase common stock in the offering. For purposes of the stock purchase priorities and the stock purchase limitations in the stock offering, the stock purchases by participants through the new stock-based deferral plan will be treated in the same manner as an individual stock purchase outside the plan and will be subject to each participant’s individual eligibility to purchase stock in the offering and to the stock purchase limitations in the stock offering. The new stock-based deferral plan also permits eligible officers and members of the board of directors to make future elections to defer compensation into the plan and invest such deferrals in ASB Bancorp, Inc. common stock.

Benefits to be Considered Following the Completion of the Offering

Equity Incentive Plan. Following the offering, ASB Bancorp, Inc. plans to adopt an equity incentive plan that will provide for grants of stock options and restricted stock. ASB Bancorp, Inc. will submit the equity incentive plan to shareholders for approval. In accordance with applicable regulations, ASB Bancorp, Inc. anticipates that the plan, if adopted and approved by shareholders within the first year after the offering, will authorize a number of stock options equal to 10% of the shares sold in the conversion stock offering, and a number of shares of restricted stock equal to 4% of the shares sold in the offering. Therefore, the number of shares reserved under the plan, if adopted and approved by shareholders within that one-year period, will range from 749,700 shares, assuming 5,355,000 shares are sold in the offering at the minimum of the offering range, to 1,014,300 shares, assuming 7,245,000 shares are sold in the offering at the maximum of the offering range. The equity incentive plan will comply with all applicable regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks, except to the extent waived by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks.

Director Compensation

The following table sets forth the compensation received by individuals who served as non-employee directors of Asheville Savings Bank during the year ended December 31, 2010.

	Fees Earned or Paid in Cash (1)	All Other Compensation (2)	Total
John M. Cross (3)	$63,510	$11,416	$74,926
John B. Dickson	22,750	10,227	32,977
John B. Gould	29,018	4,788	33,806
Leslie D. Green	29,668	5,926	35,594
Kenneth E. Hornowski	29,718	3,795	33,513
Stephen P. Miller	27,993	6,075	34,068
Patricia S. Smith	45,555	10,076	55,631
Wyatt S. Stevens	29,668	3,266	32,934

(1)	Directors have the option to defer all or a portion of fees earned pursuant to the terms of the Asheville Savings Bank Officers and Directors Deferred Compensation Plan. See “—Officers and Directors Deferred Compensation Plan” below.
(2)	Represents long term care premium payments.
(3)	Mr. Cross retired as a director of Asheville Savings Bank effective March 15, 2011.

Officers and Directors Deferred Compensation Plan. Asheville Savings Bank currently maintains the Asheville Savings Bank’s Officers and Directors Deferred Compensation Plan for eligible officers and directors of the Bank. The purpose of the plan is to provide participants with a vehicle to defer compensation until separation from service with Asheville Savings Bank. Currently all of the directors are actively participating in the plan and none of named executive officers participate in the plan.

Retainer and Meeting Fees For Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to our directors for their service on the board of directors of Asheville Savings Bank for the year ending December 31, 2011 and for their service on the board of directors of ASB Bancorp, Inc. following the completion of the conversion.

Board of Directors of Asheville Savings Bank:
Annual Retainer for Chairman of the Board	$22,200
Annual Retainer for Vice Chairman of the Board	16,650
Annual Retainer of All Other Board Members	11,100

Board Meeting Fee for Chairman of the Board	1,300
Board Meeting Fee for Vice Chairman of the Board	975
Board Meeting Fee for All Other Board Members	650
Committee Meeting Fee for All Directors	350

Policies and Procedures for Approval of Related Persons Transactions

ASB Bancorp, Inc. has adopted a Policy and Procedures Governing Related Persons Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of voting securities of ASB Bancorp, Inc., or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	ASB Bancorp, Inc. is, will or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of ASB Bancorp, Inc. if the compensation committee of the board of directors approved (or recommended that the board approve) such compensation;

•	any compensation paid to a director of ASB Bancorp, Inc. if the board or an authorized committee of the board approved such compensation; and

•

any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of ASB Bancorp, Inc.’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to ASB Bancorp, Inc.’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the audit committee. In determining whether to approve or ratify a related person transaction, the audit committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to ASB Bancorp, Inc. as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to ASB Bancorp, Inc. that are available from unaffiliated third parties.

A member of the audit committee who has an interest in the transaction will abstain from voting on the approval of the transaction but may, if so requested by the chairman of the audit committee, participate in some or all of the discussion relating to the transaction.

Transactions with Related Persons

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by ASB Bancorp, Inc. to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Asheville Savings Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Asheville Savings Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Asheville Savings Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. All outstanding loans made by Asheville Savings Bank to its directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Asheville Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Pursuant to ASB Bancorp, Inc.’s audit committee charter, the audit committee will periodically review, no less frequently than quarterly, a summary of ASB Bancorp, Inc.’s transactions with directors and executive officers of ASB Bancorp, Inc. and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the board of directors that the transactions are fair, reasonable and within ASB Bancorp, Inc. policy and should be ratified and approved. Also, in accordance with banking regulations and its policy, the board of directors will review all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of ASB Bancorp, Inc.’s capital and surplus (up to a maximum of $500,000) and such loans must be approved in advance by a majority of the disinterested members of the board of directors. Additionally, pursuant to ASB Bancorp, Inc.’s Code of Ethics and Business Conduct, all executive officers and directors of ASB Bancorp, Inc. must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of ASB Bancorp, Inc. Such potential conflicts of interest include, but are not limited to, the following: (1) ASB Bancorp, Inc. conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with ASB Bancorp, Inc.

Indemnification for Directors and Officers

ASB Bancorp, Inc.’s articles of incorporation provide that ASB Bancorp, Inc. shall indemnify all officers, directors and employees of ASB Bancorp, Inc. to the fullest extent permitted under North Carolina law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of ASB Bancorp, Inc. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party to the fullest extent permitted under North Carolina law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ASB Bancorp, Inc. pursuant to its articles of incorporation or otherwise, ASB Bancorp, Inc. has been advised by counsel that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

The following table presents certain information as to the proposed purchases of common stock by our directors and executive officers, including their associates, if any, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 25% of the shares sold in the offering. Like all of our depositors, our directors and officers have subscription rights based on their deposits. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. All directors and officers as a group would own 3.0% of our outstanding shares at the minimum of the offering range and 2.2% of our outstanding shares at the maximum of the offering range.

	Proposed Purchases of Stock in the Offering
Name	Number of Shares	Dollar Amount	Percent of Common Stock Outstanding at Minimum of Offering Range
Directors:
John B. Dickson	10,000	$100,000	*
Suzanne S. DeFerie	25,000	250,000	*
John B. Gould	25,000	250,000	*
Leslie D. Green	15,000	150,000	*
Kenneth E. Hornowski	10,000	100,000	*
Stephen P. Miller	25,000	250,000	*
Patricia S. Smith	25,000	250,000	*
Wyatt S. Stevens	5,000	50,000	*

Executive Officers Who Are Not Directors:
Kirby A. Tyndall	10,000	100,000	*
David A. Kozak	5,000	50,000	*
Fred A. Martin	5,500	55,000	*
All directors and executive officers as a group (11 persons)	160,500	$1,605,000	3.0%

*	Less than 1.0%.

REGULATION AND SUPERVISION

Asheville Savings Bank is currently a North Carolina chartered mutual savings bank. Once the mutual to stock conversion has been completed, Asheville Savings Bank will be the wholly owned subsidiary of ASB Bancorp, Inc., a North Carolina corporation and registered bank holding company. Ashville Savings Bank, S.S.B.’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. Asheville Savings Bank is subject to extensive regulation by the North Carolina Commissioner of Banks, as its chartering agency, and by the Federal Deposit Insurance Corporation, as its deposit insurer. Asheville Savings Bank is required to file reports with, and is periodically examined by, the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of depositors and, for purposes of the Federal Deposit Insurance Corporation, the protection of the insurance fund. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the North Carolina legislature, the Federal Deposit Insurance Corporation or Congress, could have a material adverse impact on ASB Bancorp, Inc., Asheville Savings Bank and their operations. Asheville Savings Bank is a member of the Federal Home Loan Bank of Atlanta. Upon consummation of the conversion, ASB Bancorp, Inc. will be regulated as a bank holding company by the Federal Reserve Board.

Certain regulatory requirements applicable to Asheville Savings Bank and to ASB Bancorp, Inc. are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to savings institutions and their holding companies set forth below and elsewhere in this document does not purport to be a complete description of such statutes and regulations and their effects on Asheville Savings Bank and ASB Bancorp, Inc. and is qualified in its entirety by reference to the actual laws and regulations.

Recent Regulatory Reform

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, will significantly change the current bank regulatory structure and affect the lending, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act will eliminate the Office of Thrift Supervision and require that federal savings associations be regulated by the Office of the Comptroller of the Currency (the primary federal regulator for national banks). The Dodd-Frank Act also authorizes the Federal Reserve Board to supervise and regulate all savings and loan holding companies.

The Dodd-Frank Act requires the Federal Reserve Board to set minimum capital levels for bank holding companies that are as stringent as those required for insured depository institutions, and the components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions. In addition, the proceeds of trust preferred securities are excluded from Tier 1 capital unless such securities were issued prior to May 19, 2010 by bank or savings and loan holding companies with less than $15 billion of assets. The legislation also establishes a floor for capital of insured depository institutions that cannot be lower than the standards in effect today, and directs the federal banking regulators to implement new leverage and capital requirements within 18 months. These new leverage and capital requirements must take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act also creates a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rulemaking authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10.0 billion in assets. Banks and savings institutions with $10.0 billion or less in assets will be examined by their applicable bank regulators. The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives the state attorneys general the ability to enforce applicable federal consumer protection laws.

The Dodd Frank Act also broadens the base for Federal Deposit Insurance Corporation insurance assessments, permanently increases the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008, and provides that noninterest bearing transaction accounts have unlimited deposit insurance through December 31, 2012. Lastly, the Dodd-Frank Act will increase shareholder influence over boards of directors by requiring companies to give shareholders a non-binding vote on executive compensation and so-called “golden parachute” payments, and by authorizing the Securities and Exchange Commission to promulgate rules that would allow shareholders to nominate and solicit votes for their own candidates using a company’s proxy materials. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded.

It is difficult to predict at this time what impact the new legislation and implementing regulations will have on community banks such as Asheville Savings Bank, including the lending and credit practices of such banks. Moreover, many of the provisions of the Dodd-Frank Act are not yet in effect, and the legislation requires various federal agencies to promulgate numerous and extensive implementing regulations over the next several years. Although the substance and scope of these regulations cannot be determined at this time, it is expected that the legislation and implementing regulations will increase our operating and compliance costs and restrict our ability to pay dividends in the future.

North Carolina Banking Laws and Supervision

General. As a North Carolina savings bank, Asheville Savings Bank is subject to supervision, regulation and examination by the North Carolina Commissioner of Banks and to various North Carolina statutes and regulations which govern, among other things, investment powers, lending and deposit taking activities, borrowings, maintenance of surplus and reserve accounts, distributions of earnings and payment of dividends. In addition, Asheville Savings Bank is also subject to North Carolina consumer protection and civil rights laws and regulations. The approval of the North Carolina Commissioner of Banks is required for a North Carolina savings bank to establish or relocate branches, merge with other financial institutions, organize a holding company, issue stock and undertake certain other activities.

Net Worth Requirement. North Carolina law requires that a North Carolina savings bank maintain a net worth of not less than 5% of its total assets. Intangible assets must be deducted from net worth and assets when computing compliance with this requirement.

Investment Activities. Subject to limitation by the North Carolina Commissioner of Banks, North Carolina savings banks may make any loan or investment or engage in any activity that is permitted to federally chartered institutions. In addition to such lending authority, North Carolina savings banks are generally authorized to invest funds in certain statutorily permitted investments, including but not limited to (i) obligations of the United States, or those guaranteed by it; (ii) obligations of the State of North Carolina; (iii) bank demand or time deposits; (iv) stock or obligations of the federal deposit insurance fund or a Federal Home Loan Bank; (v) savings accounts of any savings institution as approved by the board of directors; and (vi) stock or obligations of any agency of the State of North Carolina or of the United States or of any corporation doing business in North Carolina whose principal business is to make education loans. However, a North Carolina savings bank cannot invest more than 15% of its total assets in business, commercial, corporate and agricultural loans, and cannot directly or indirectly acquire or retain any corporate debt security that is not of investment grade.

Loans to One Borrower Limitations. North Carolina law provides state savings banks with broad lending authority. However, subject to certain limited exceptions, no loans and extensions of credit to any borrower outstanding at one time and not fully secured by readily marketable collateral shall exceed 15% of the net worth of the savings bank. In addition, loans and extensions of credit fully secured by readily marketable collateral may not exceed 10% of the net worth of the savings bank. These limitations do not apply to loans or obligations made: (i) for any purpose otherwise permitted under North Carolina law in an amount not to exceed $500,000; (ii) to develop domestic residential housing units, not to exceed the lesser of $30.0 million or 30% of the savings bank’s net worth, provided that the purchase price of each single-family dwelling in the development does not exceed $500,000 and the aggregate amount of loans made pursuant to this authority does not exceed 150% of the savings bank’s net worth; or (iii) to finance the sale of real property acquired in satisfaction of debts in an amount up to 50% of the savings bank’s net worth.

Dividends. A North Carolina stock savings bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if after making such distribution, the institution would become, or if it already is, “undercapitalized” (as such term is defined under applicable law and regulations) or such transaction would reduce the net worth of the institution to an amount which is less than the minimum amount required by applicable federal and state regulations.

Regulatory Enforcement Authority. Any North Carolina savings bank that does not operate in accordance with the regulations, policies and directives of the North Carolina Commissioner of Banks may be subject to sanctions for noncompliance, including revocation of its articles of incorporation. The North Carolina Commissioner of Banks may, under certain circumstances, suspend or remove officers or directors of a state savings bank who have violated the law or conducted the bank’s business in a manner which is unsafe or unsound. Upon finding that a state savings bank has engaged in an unsafe, unsound or discriminatory manner, the North Carolina Commissioner of Banks may issue an order to cease and desist and impose civil monetary penalties on the institution.

Federal Banking Regulations

Capital Requirements. Under the Federal Deposit Insurance Corporation’s regulations, federally insured state-chartered banks that are not members of the Federal Reserve System (“state non-member banks”), such as Asheville Savings Bank, are required to comply with minimum leverage capital requirements. For an institution determined by the Federal Deposit Insurance Corporation to not be anticipating or experiencing significant growth and to be, in general, a strong banking organization rated composite 1 under Uniform Financial Institutions Ranking System established by the Federal Financial Institutions Examination Council, the minimum capital leverage requirement is a ratio of Tier 1 capital to total assets of 3.0%. For all other institutions, the minimum leverage capital ratio is not less than 4.0%. Tier 1 capital is the sum of common shareholder’s equity, noncumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less intangible assets (except for certain servicing rights and credit card relationships) and certain other specified items.

In addition, Federal Deposit Insurance Corporation regulations require state non-member banks to maintain certain ratios of regulatory capital to regulatory risk-weighted assets, or “risk-based capital ratios.” Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0.0% to 100.0%. State non-member banks must maintain a minimum ratio of total capital to risk-weighted assets of at least 8.0%, of which at least one-half must be Tier 1 capital. Total capital consists of Tier 1 capital plus Tier 2 or supplementary capital items, which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock and certain other capital instruments, and a portion of the net unrealized gain on equity securities. The includable amount of Tier 2 capital cannot exceed the amount of the institution’s Tier 1 capital.

Standards for Safety and Soundness. As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. Most recently, the agencies have established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Investment Activities. Since the enactment of Federal Deposit Insurance Corporation Improvement Act, all state chartered federally insured banks, including savings banks, have generally been limited in their investment activities to principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law. The Federal Deposit Insurance Corporation Improvement Act and the Federal Deposit

Insurance Corporation regulations permit exceptions to these limitations. For example, state chartered banks may, with Federal Deposit Insurance Corporation approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or the Nasdaq Global Market and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. The maximum permissible investment is 100.0% of Tier 1 Capital, as specified by the Federal Deposit Insurance Corporation’s regulations, or the maximum amount permitted by North Carolina law, whichever is less. In addition, the Federal Deposit Insurance Corporation is authorized to permit such institutions to engage in state authorized activities or investments not permissible for national banks (other than non-subsidiary equity investments) if they meet all applicable capital requirements and it is determined that such activities or investments do not pose a significant risk to the Deposit Insurance Fund. The Federal Deposit Insurance Corporation has adopted regulations governing the procedures for institutions seeking approval to engage in such activities or investments. The Gramm-Leach-Bliley Act of 1999 specifies that a non-member bank may control a subsidiary that engages in activities as principal that would only be permitted for a national bank to conduct in a “financial subsidiary” if a bank meets specified conditions and deducts its investment in the subsidiary for regulatory capital purposes.

Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater and a leverage ratio of 5.0% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 4.0% or greater, and generally a leverage ratio of 4.0% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 4.0%, or generally a leverage ratio of less than 4.0%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0%, or a leverage ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

“Undercapitalized” banks must adhere to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank’s compliance with such a plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the Federal Deposit Insurance Corporation to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

Transactions with Affiliates. Transactions between banks and their related parties or affiliates are limited by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank holding company and any companies which are controlled by such parent holding company are affiliates of the bank. Generally, Sections 23A and 23B of the Federal Reserve Act and Regulation W (i) limit the extent to which the bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of such institution’s capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20.0% of such institution’s capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to non-affiliates. The term “covered transaction” includes the making of loans, purchase of assets, issuance of a guarantee and other similar transactions. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in

Section 23A of the Federal Reserve Act. The Sarbanes-Oxley Act of 2002 generally prohibits loans by a company to its executive officers and directors. However, the law contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws assuming such loans are also permitted under the law of the institution’s chartering state. Under such laws, Asheville Savings Bank’s authority to extend credit to executive officers, directors and 10% shareholders (“insiders”), as well as entities such person’s control, is limited. The law limits both the individual and aggregate amount of loans Asheville Savings Bank may make to insiders based, in part, on Asheville Savings Bank’s capital position and requires certain board approval procedures to be followed. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. Loans to executive officers are further limited by specific categories.

Enforcement. The Federal Deposit Insurance Corporation has extensive enforcement authority over insured state savings banks, including Asheville Savings Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and unsafe or unsound practices. The Federal Deposit Insurance Corporation has authority under federal law to appoint a conservator or receiver for an insured bank under limited circumstances. The Federal Deposit Insurance Corporation is required, with certain exceptions, to appoint a receiver or conservator for an insured state non-member bank if that bank was “critically undercapitalized” on average during the calendar quarter beginning 270 days after the date on which the institution became “critically undercapitalized.” The Federal Deposit Insurance Corporation may also appoint itself as conservator or receiver for an insured state non-member institution under specific circumstances on the basis of the institution’s financial condition or upon the occurrence of other events, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (3) existence of an unsafe or unsound condition to transact business; and (4) insufficient capital, or the incurring of losses that will deplete substantially all of the institution’s capital with no reasonable prospect of replenishment without federal assistance.

Insurance of Deposit Accounts. The Federal Deposit Insurance Corporation insures deposits at Federal Deposit Insurance Corporation insured financial institutions such as Asheville Savings Bank. Deposit accounts in Asheville Savings Bank are insured by the Federal Deposit Insurance Corporation generally up to a maximum of $250,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts. The Federal Deposit Insurance Corporation charges the insured financial institutions premiums to maintain the Deposit Insurance Fund.

As part of its plan to restore the Deposit Insurance Fund in the wake of the large number of bank failures following the financial crisis, the Federal Deposit Insurance Corporation imposed a special assessment of 5 basis points for the second quarter of 2009. In addition, the Federal Deposit Insurance Corporation has required all insured institutions to prepay their quarterly risk-based assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. As part of this prepayment, the Federal Deposit Insurance Corporation assumed a 5% annual growth in the assessment base and applied a 3 basis point increase in assessment rates effective January 1, 2011.

In February 2011, the Federal Deposit Insurance Corporation published a final rule under the Dodd-Frank Act to reform the deposit insurance assessment system. The rule redefines the assessment base used for calculating deposit insurance assessments effective April 1, 2011. Under the new rule, assessments will be based on an institution’s average consolidated total assets minus average tangible equity as opposed to total deposits. Since the new base will be much larger than the current base, the Federal Deposit Insurance Corporation also lowered assessment rates so that the total amount of revenue collected from the industry will not be significantly altered. The new rule is expected to benefit smaller financial institutions, which typically rely more on deposits for funding, and shift more of the burden for supporting the insurance fund to larger institutions, which have greater access to non-deposit sources of funding.

Federal Home Loan Bank System. Asheville Savings Bank is a member of the Federal Home Loan Bank System, which consists twelve regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Asheville Savings Bank, as a member of the Federal Home Loan Bank of Atlanta, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank. At March 31, 2011, Asheville Savings Bank complied with this requirement with an investment in Federal Home Loan Bank of Atlanta stock of $4.0 million.

The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts in the late 1980s and to contribute funds for affordable housing programs. These requirements, or general results of operations, could reduce or eliminate the dividends that the Federal Home Loan Banks pay to their members and result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, our net interest income would likely also be reduced.

Community Reinvestment Act. Under the Community Reinvestment Act, as implemented by Federal Deposit Insurance Corporation regulations, a savings association has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the Federal Deposit Insurance Corporation, in connection with its examination of a savings association, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution.

The Community Reinvestment Act requires public disclosure of an institution’s rating and requires the Federal Deposit Insurance Corporation to provide a written evaluation of an association’s Community Reinvestment Act performance utilizing a four-tiered descriptive rating system.

Asheville Savings Bank received a “satisfactory” rating as a result of its most recent Community Reinvestment Act assessment.

Other Regulations

Interest and other charges collected or contracted for by Asheville Savings Bank are subject to state usury laws and federal laws concerning interest rates. Asheville Savings Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•

Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

•	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Asheville Savings Bank also are subject to the:

•

Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•

Electronic Funds Transfer Act and Regulation E promulgated thereunder, which governs automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•

Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•

Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”), which significantly expands the responsibilities of financial institutions, including savings and loan associations, in preventing the use of the U.S. financial system to fund terrorist activities. Among other provisions, it requires financial institutions operating in the United States to develop new anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control Regulations; and

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The Gramm-Leach-Bliley Act places limitations on the sharing of consumer financial information with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of personal financial information with unaffiliated third parties.

Federal Reserve System

The Federal Reserve Board regulations require savings institutions to maintain noninterest earning reserves against their transaction accounts (primarily Negotiable Order of Withdrawal (“NOW”) and regular checking accounts). The regulations generally provide that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $58.8 million; a 10% reserve ratio is applied above $58.8 million. The first $10.7 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The amounts are adjusted annually. Asheville Savings Bank complies with the foregoing requirements.

Holding Company Regulation

Upon consummation of the conversion, ASB Bancorp, Inc. will be subject to examination, regulation and periodic reporting under the Bank Holding Company Act of 1956, as amended, as administered by the Federal Reserve Board. As a result, prior Federal Reserve Board approval would be required for ASB Bancorp, Inc. to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after such acquisition, it would, directly or indirectly, own or control more than 5% of any class of voting shares of the bank or bank holding company. In addition to the approval of the Federal Reserve Board, before any bank acquisition can be completed, prior approval may also be required to be obtained from other agencies having supervisory jurisdiction over the bank to be acquired.

A bank holding company is generally prohibited from engaging in, or acquiring, direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal

Reserve Board has determined by regulation to be so closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing discount brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings and loan association.

The Gramm-Leach-Bliley Act of 1999 authorizes a bank holding company that meets specified conditions, including being “well capitalized” and “well managed,” to opt to become a “financial holding company” and thereby engage in a broader array of financial activities than previously permitted. Such activities can include insurance underwriting and investment banking.

Upon consummation of the conversion, ASB Bancorp, Inc. will also be subject to the Federal Reserve Board’s capital adequacy guidelines for bank holding companies (on a consolidated basis) substantially similar to those of the Federal Deposit Insurance Corporation for Asheville Savings Bank

A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. The Federal Reserve Board has adopted an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. These regulatory policies could affect the ability of ASB Bancorp, Inc. to pay dividends or otherwise engage in capital distributions.

Under the Federal Deposit Insurance Act, depository institutions are liable to the Federal Deposit Insurance Corporation for losses suffered or anticipated by the Federal Deposit Insurance Corporation in connection with the default of a commonly controlled depository institution or any assistance provided by the Federal Deposit Insurance Corporation to such an institution in danger of default. This law would have potential applicability if ASB Bancorp, Inc. ever held as a separate subsidiary a depository institution in addition to Asheville Savings Bank

ASB Bancorp, Inc. and Asheville Savings Bank will be affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve System. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of ASB Bancorp, Inc. or Asheville Savings Bank

The status of ASB Bancorp, Inc. as a registered bank holding company under the Bank Holding Company Act will not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

Federal Securities Laws

ASB Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the offering. Upon completion of the offering, ASB Bancorp, Inc.’s common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. ASB Bancorp, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934, as amended.

The registration, under the Securities Act of 1933, as amended, of the shares of common stock to be issued in the offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of ASB Bancorp, Inc. may be resold without registration. Shares purchased by an affiliate of ASB Bancorp, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933, as amended. If ASB Bancorp, Inc. meets the current public information requirements of Rule 144, each affiliate of ASB Bancorp, Inc. that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of ASB Bancorp, Inc. or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, ASB Bancorp, Inc. may permit affiliates to have their shares registered for sale under the Securities Act of 1933, as amended.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act of 2002, ASB Bancorp, Inc.’s principal executive officer and principal financial and accounting officer each will be required to certify that ASB Bancorp, Inc.’s quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal controls; they have made certain disclosures to our auditors and the audit committee of the board of directors about our internal controls; and they have included information in our quarterly and annual reports about their evaluation and whether there have been significant changes in our internal controls or in other factors that could significantly affect internal controls. ASB Bancorp, Inc. will be subject to further reporting and audit requirements beginning with the year ending December 31, 2011 under the requirements of the Sarbanes-Oxley Act. ASB Bancorp, Inc. will prepare policies, procedures and systems designed to comply with these regulations to ensure compliance with these regulations.

FEDERAL AND STATE TAXATION

Federal Income Taxation

General. We report our income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. Our federal income tax returns have not been audited during the last five years. For its 2010 fiscal year, Asheville Savings Bank’s maximum federal income tax rate was 34%.

ASB Bancorp, Inc. and Asheville Savings Bank will enter into a tax allocation agreement. Because ASB Bancorp, Inc. will own 100% of the issued and outstanding capital stock of Asheville Savings Bank after the completion of the conversion, ASB Bancorp, Inc. and Asheville Savings Bank will be members of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code, of which group ASB Bancorp, Inc. will be the common parent corporation. As a result of this affiliation, Asheville Savings Bank may be included in the filing of a consolidated federal income tax return with ASB Bancorp, Inc. and, if a decision to file a consolidated tax return is made, the parties agree to compensate each other for their individual share of the consolidated tax liability and/or any tax benefits provided by them in the filing of the consolidated federal income tax return.

Bad Debt Reserves. For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves.

Distributions. If Asheville Savings Bank makes “non-dividend distributions” to ASB Bancorp, Inc., the distributions will be considered to have been made from Asheville Savings Bank’s unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the “non-dividend distributions,” and then from Asheville Savings Bank’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Asheville Savings Bank’s taxable income. Non-dividend distributions include distributions in excess of Asheville Savings Bank’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Asheville Savings Bank’s current or accumulated earnings and profits will not be so included in Asheville Savings Bank’s taxable income.

The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Asheville Savings Bank makes a non-dividend distribution to ASB Bancorp, Inc., approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Asheville Savings Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

North Carolina. North Carolina imposes corporate income and franchise taxes. North Carolina’s corporate income tax is 6.9% of the portion of a corporation’s net income allocable to the state. If a corporation in North Carolina does business in North Carolina and in one or more other states, North Carolina taxes a fraction of the corporation’s income based on the amount of sales, payroll and property it maintains within North Carolina. North Carolina franchise tax is levied on business corporations at the rate of $1.50 per $1,000 of the largest of the following three alternate bases: (i) the amount of the corporation’s capital stock, surplus and undivided profits apportionable to the state; (ii) 55% of the appraised value of corporation’s property in the state subject to local taxation; or (iii) the book value of the corporation’s real and tangible personal property in the state less any outstanding debt that was created to acquire or improve real property in the state.

Any cash dividends, in excess of a certain exempt amount, that would be paid with respect to ASB Bancorp, Inc. common stock to a shareholder (including a partnership and certain other entities) who is a resident of North Carolina will be subject to the North Carolina income tax. Any distribution by a corporation from earnings according to percentage ownership is considered a dividend, and the definition of a dividend for North Carolina income tax purposes may not be the same as the definition of a dividend for federal income tax purposes. A corporate distribution may be treated as a dividend for North Carolina income tax purposes if it is paid from funds that exceed the corporation’s earned surplus and profits under certain circumstances.

THE CONVERSION AND STOCK OFFERING

Asheville Savings Bank’s board of directors has approved the plan of conversion. The Federal Deposit Insurance Corporation has provided its non-objection to, and the North Carolina Commissioner of Banks has conditionally approved, the plan of conversion, but such non-objection and conditional approval does not constitute a recommendation or endorsement of the plan of conversion by either agency.

General

On March 15, 2011, the board of directors of Asheville Savings Bank unanimously adopted the plan of conversion according to which Asheville Savings Bank will convert from a North Carolina mutual savings bank to a North Carolina stock savings bank and become a wholly owned subsidiary of ASB Bancorp, Inc., a newly formed North Carolina corporation. On May 17, 2011, the board of directors of ASB Bancorp, Inc. unanimously adopted the plan of conversion. ASB Bancorp, Inc. will offer 100% of its common stock to qualifying depositors of Asheville Savings Bank in a subscription offering and, if necessary, to members of the general public through a community offering and/or a syndicate of registered broker-dealers. The completion of the offering depends on market conditions and other factors beyond our control. We can give no assurance as to the length of time that will be required to complete the sale of the common stock. If we experience delays, significant changes may occur in the appraisal of Asheville Savings Bank, which would require a change in the offering range. A change in the offering range would result in a change in the net proceeds realized by ASB Bancorp, Inc. from the sale of the common stock. If the offering is terminated, Asheville Savings Bank would be required to charge all offering expenses against current income. The Federal Deposit Insurance Corporation has provided its non-objection to, and the North Carolina Commissioner of Banks has conditionally approved, the plan of conversion, subject to the fulfillment of certain conditions.

The following is a brief summary of the pertinent aspects of the conversion. A copy of the plan of conversion is available from Asheville Savings Bank upon request and is available for inspection at the offices of Asheville Savings Bank and at the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. The plan of conversion is also filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Reasons for the Conversion

The primary reasons for the conversion and related stock offering are to:

•	enhance profitability and earnings through reinvesting and leveraging the proceeds, primarily through traditional funding and lending activities;

•	support future branching activities and/or the acquisition of financial institutions or financial services companies;

•	enhance Asheville Savings Bank’s ability to compete in its primary market area by offering new products and services;

•	increase our capital to meet anticipated industry-wide increases in regulatory capital requirements; and

•	implement equity compensation plans to retain and attract qualified directors, officers and staff to enhance our current incentive-based programs.

As a stock holding company, ASB Bancorp, Inc. will have greater flexibility than Asheville Savings Bank now has in structuring mergers and acquisitions, including the consideration paid in a transaction. Our current mutual savings bank structure, by its nature, limits our ability to offer any common stock as consideration in a merger or acquisition. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two. We currently do not have any agreement or understanding as to any specific acquisition.

Effects of Conversion to Stock Form

General. Each depositor in a mutual savings bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account. However, this ownership interest is tied to the depositor’s account and has no value separate from such deposit account. Furthermore, this ownership interest may only be realized in the unlikely event that the institution is liquidated. In such event, the depositors of record at that time, as owners, would be able to share in any residual surplus and reserves after payment of other claims, including claims of depositors to the amounts of their deposits. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

When a mutual savings bank converts to stock form, depositors lose all rights to the net worth of the mutual savings bank, except the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion. Additionally, permanent nonwithdrawable capital stock is created and offered to depositors which represents the ownership of the institution’s net worth. The common stock of ASB Bancorp, Inc. is separate and apart from deposit accounts and cannot be and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.

No assets of ASB Bancorp, Inc. will be distributed in connection with the conversion other than the payment of those expenses incurred in connection with the conversion.

Continuity. While the conversion is being accomplished, the normal business of Asheville Savings Bank will continue without interruption, including being regulated by the North Carolina Commissioner of Banks and the Federal Deposit Insurance Corporation. After the conversion, Asheville Savings Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

The directors of Asheville Savings Bank at the time of the conversion will serve as directors of Asheville Savings Bank after the conversion. The initial directors of ASB Bancorp, Inc. are composed of the individuals who serve on the board of directors of Asheville Savings Bank. All officers of Asheville Savings Bank at the time of conversion will retain their positions after the conversion.

Deposit Accounts and Loans. Asheville Savings Bank’s deposit accounts, account balances and existing Federal Deposit Insurance Corporation insurance coverage of deposit accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with Asheville Savings Bank.

Effect on Voting Rights. Voting rights in Asheville Savings Bank, as a mutual savings bank, belong to its depositor and borrower members. After the conversion, depositors and borrowers will no longer have voting rights in Asheville Savings Bank and, therefore, will no longer be able to elect directors of Asheville Savings Bank or control its affairs. Instead, ASB Bancorp, Inc., as the sole shareholder of Asheville Savings Bank, will possess all voting rights in Asheville Savings Bank. The holders of the common stock of ASB Bancorp, Inc. will possess all voting rights in ASB Bancorp, Inc. Depositors and borrowers of Asheville Savings Bank will not have voting rights after the conversion except to the extent that they become shareholders of ASB Bancorp, Inc. by purchasing common stock.

Liquidation Account. In the unlikely event of a complete liquidation of Asheville Savings Bank before the conversion, each depositor in Asheville Savings Bank would receive a pro rata share of any assets of Asheville Savings Bank remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor would receive a pro rata share of the remaining assets in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in Asheville Savings Bank at the time of liquidation.

After the conversion, holders of withdrawable deposits in Asheville Savings Bank, including certificates of deposit, will not be entitled to share in any residual assets upon liquidation of Asheville Savings Bank. However, under applicable regulations, Asheville Savings Bank will, at the time of the conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained in the final prospectus relating to the conversion.

Asheville Savings Bank will maintain the liquidation account after the conversion for the benefit of eligible account holders and supplemental eligible account holders who retain their savings accounts in Asheville Savings Bank. Each eligible account holder and supplemental account holder will, with respect to each deposit account held, have a related inchoate interest in a sub-account portion of the liquidation account balance.

The initial sub-account balance for a savings account held by an eligible account holder or a supplemental eligible account holder will be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the holder’s “qualifying deposit” in the deposit account and the denominator is the total amount of the “qualifying deposits” of all eligible or supplemental eligible account holders. The initial subaccount balance will not be increased, but it will be decreased as provided below.

If the deposit balance in any deposit account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing day of Asheville Savings Bank (which is December 31) after                      or                     , is less than the lesser of the deposit balance in a deposit account at the close of business on any other annual closing date after                      or                     , or the amount of the “qualifying deposit” in a savings account on                      or                     , then the subaccount balance for a savings account will be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the savings balance. Once reduced, the subaccount balance will not be subsequently increased, notwithstanding any increase in the savings balance of the related savings account. If any savings account is closed, the related subaccount balance will be reduced to zero.

Upon a complete liquidation of Asheville Savings Bank, each eligible account holder and supplemental account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for deposit account(s) held by the holder before any liquidation distribution may be made to shareholders. No merger, consolidation, bulk purchase of assets with assumptions of savings accounts and other liabilities or similar transactions with another federally insured institution in which Asheville Savings Bank is not the surviving institution will be considered to be a complete liquidation. In any of these transactions, the liquidation account will be assumed by the surviving institution.

In the unlikely event Asheville Savings Bank is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to ASB Bancorp, Inc. as sole shareholder of Asheville Savings Bank. There are no plans to liquidate either Asheville Savings Bank or ASB Bancorp, Inc. in the future.

Material Income Tax Consequences

In connection with the conversion, we have received an opinion of counsel with respect to federal tax laws that no gain or loss will be recognized by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinion summarized below addresses all material federal income tax consequences that are generally applicable to persons receiving subscription rights.

Kilpatrick Townsend & Stockton LLP has issued an opinion to us that, for federal income tax purposes:

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the conversion of Asheville Savings Bank from the mutual to the stock form of organization will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized by account holders and no gain or loss will be recognized by Asheville Savings Bank by reason of such conversion;

•	no gain or loss will be recognized by ASB Bancorp, Inc. upon the sale of shares of common stock in the offering;

•

it is more likely than not that the fair market value of the non-transferable subscription rights to purchase shares of common stock of ASB Bancorp, Inc. to be issued to eligible account holders, supplemental eligible account holders and other members is zero and, accordingly, that no income will be realized by eligible account holders, supplemental eligible account holders and other members upon the issuance to them of the subscription rights or upon the exercise of the subscription rights; and

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it is more likely than not that the tax basis to the holders of shares of common stock purchased in the stock offering pursuant to the exercise of the subscription rights will be the amount paid therefore, and that the holding period for such shares of common stock will begin on the date of completion of the stock offering.

The statements set forth in the third and fourth bullet points above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

Asheville Savings Bank also has received an opinion from Kilpatrick Townsend & Stockton LLP, that, assuming the conversion does not result in any federal income tax liability to Asheville Savings Bank, its account holders, or ASB Bancorp, Inc., implementation of the plan of conversion will not result in any North Carolina income tax liability to those entities or persons.

The opinions of Kilpatrick Townsend & Stockton LLP are filed as exhibits to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Subscription Offering and Subscription Rights

Under the plan of conversion, we have granted rights to subscribe for ASB Bancorp, Inc. common stock to the following persons in the following order of priority:

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Persons with deposits in Asheville Savings Bank with balances aggregating $50 or more (“qualifying deposits”) as of the close of business on February 28, 2010 (“eligible account holders”). For this purpose, deposit accounts include all savings, time and demand accounts.

•	Our employee stock ownership plan.

•	Persons with qualifying deposits in Asheville Savings Bank as of the close of business on (“supplemental eligible account holders”) other than our officers and directors and their associates.

•

Depositors of Asheville Savings Bank as of the close of business on                     , who are neither eligible nor supplemental eligible account holders, and borrowers of Asheville Savings Bank as of                      whose borrowings still exist as of the close of business on                      (collectively, “other members”).

Unlike our employee stock ownership plan, the Asheville Savings Bank 401(k) Plan has not been granted priority subscription rights under the plan of conversion. Accordingly, a 401(k) plan participant who elects to purchase shares in the offering through self-directed purchases within the 401(k) plan will receive the same subscription priority, and be subject to the same purchase limitations, as if the participant had elected to purchase shares using funds outside the 401(k) plan. See “Executive Compensation—Benefit Plans—401(k) Plan.”

The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having priority rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See “— Limitations on Purchases of Shares.”

We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest.

Category 1: Eligible Account Holders. Subject to the purchase limitations as described below under “— Limitations on Purchases of Shares,” each eligible account holder has the right to subscribe for up to the greater of:

•	$300,000 of common stock (which equals 30,000 shares);

•	one-tenth of 1% of the total offering of common stock; or

•

15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

If there are insufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Unless waived by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks, subscription rights of eligible account holders who are also executive officers or directors of Asheville Savings Bank or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in Asheville Savings Bank in the one year period preceding                     .

To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at February 28, 2010. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Category 2: Tax-Qualified Employee Benefit Plans. Our tax-qualified employee benefit plans (other than our 401(k) plan) have the right to purchase up to 10% of the shares of common stock sold in the offering. As a tax-qualified employee benefit plan, our employee stock ownership plan intends to purchase a number of shares equal to 8% of the shares sold in the offering. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions by our officers and directors, for the purpose of applying the purchase limitations in the plan of conversion. If eligible account holders subscribe for all of the shares being sold, no shares will be available for our tax-qualified employee benefit plans. However, if we increase the number of shares offered above the maximum of the offering range, the employee stock ownership plan will have a first priority right to purchase any shares exceeding that amount up to 10% of the common stock issued in the offering. If the plan’s subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from us with the approval of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks.

Category 3: Supplemental Eligible Account Holders. Subject to the purchase limitations as described below under “— Limitations on Purchases of Shares,” each supplemental eligible account holder has the right to subscribe for up to the greater of:

•	$300,000 of common stock (which equals 30,000 shares);

•	one-tenth of 1% of the total offering of common stock; or

•

15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

If eligible account holders and the employee stock ownership plan subscribe for all of the shares being sold, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are insufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest at                     . Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Category 4: Other Members. Subject to the purchase limitations as described below under “— Limitations on Purchases of Shares,” each other member has the right to purchase up to the greater of $300,000 of common stock (which equals 30,000 shares) or one-tenth of 1% of the total offering of common stock. If eligible account holders, the employee stock ownership plan and supplemental eligible account holders subscribe for all of the shares being sold, no shares will be available for other members. If shares are available for other members but there are not sufficient shares to satisfy all subscriptions by other members, shares first will be allocated so as to permit each subscribing other member, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing other members in the proportion that each other member’s subscription bears to the total subscriptions of all such subscribing other members whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each other member must list on his or her stock order form all deposit accounts and/or loans in which such other member had an ownership interest at                     . Failure to list an account or providing incorrect information could result in the loss of all or part of a subscriber’s stock allocation.

Expiration Date for the Subscription Offering. The subscription offering, and all subscription rights under the plan of conversion, will terminate at 12:00 noon, Eastern time, on                     , 2011. We will not accept orders for common stock in the subscription offering received after that time. We will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights; however, all subscription rights will expire on the expiration date whether or not we have been able to locate each person entitled to subscription rights.

Federal regulations require that we complete the sale of common stock within 45 days after the close of the subscription offering. If the sale of the common stock is not completed within that period, all funds received will be returned promptly with interest at our statement savings rate and all withdrawal authorizations will be canceled unless we receive approval of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks to extend the time for completing the offering. If regulatory approval of an extension of the time period has been granted, we will notify all subscribers of the extension and of the duration of any extension that has been granted, and subscribers will have the right to modify or rescind their purchase orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days.

Persons in Non-Qualified States. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which (1) only a small number of persons otherwise eligible to subscribe for shares of common stock reside; (2) the granting of subscription rights or the offer or sale of shares to such person would require that we or our officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or register or otherwise qualify the subscription rights or common stock for sale or qualify as a foreign corporation or file a consent to service of process; or (3) we determine that compliance with that state’s securities laws would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares. Subscription rights are nontransferable. You may not transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of your subscription rights issued under the plan of conversion or the shares of common stock to be issued upon exercise of your subscription rights. Your subscription rights may be exercised only by you and only for your own account. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or shares of common stock before the completion of the offering.

If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks or another agency of the U.S. Government. We will pursue any and all legal and equitable remedies if we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Community Offering

To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, we may offer shares in a community offering to the following persons in the following order of priority:

•	First priority, to natural persons and trusts of natural persons who are residents of Buncombe, Madison, McDowell, Henderson and Transylvania Counties in North Carolina; and

•	Second priority, to other persons to whom we deliver a prospectus.

We will consider persons to be residents of the above listed counties if they occupy a dwelling in the county and have established an ongoing physical presence in the county that is not merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to whether a person is a resident of such counties. In all cases, the determination of residence status will be made by us in our sole discretion.

Purchasers in the community offering are eligible to purchase up to $300,000 of common stock (which equals 30,000 shares). If shares are available for preferred subscribers in the community offering but there are insufficient shares to satisfy all orders, the available shares will be allocated first to each preferred subscriber whose order we accept in an amount equal to the lesser of 100 shares or the number of shares ordered by each such subscriber, if possible. After that, unallocated shares will be allocated among the remaining preferred subscribers whose orders remain unsatisfied in the same proportion that the unfilled order of each such subscriber bears to the total unfilled orders of all such subscribers. If, after filling the orders of preferred subscribers in the community offering, shares are available for other subscribers in the community offering but there are insufficient shares to satisfy all orders, shares will be allocated in the same manner as for preferred subscribers.

The community offering, if held, may commence concurrently with, during or after the subscription offering and will terminate no later than 45 days after the close of the subscription offering unless extended by us, with approval of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. If we receive regulatory approval for an extension, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will have the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be promptly returned with interest.

The opportunity to subscribe for shares of common stock in the community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community Offering or Underwritten Public Offering

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc., acting as our agent. In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other brokers-dealers who are member firms of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until before the commencement of the syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. See “— Community Offering” above for a discussion of rights of subscribers if an extension is granted.

The opportunity to subscribe for shares of common stock in the syndicated community offering or underwritten public offering is subject to our right in our sole discretion to accept or reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Common stock sold in the syndicated community offering also will be sold at the $10.00 per share purchase price. Purchasers in the syndicated community offering are eligible to purchase up to $300,000 of common stock (which equals 30,000 shares). Orders for common stock in the syndicated community offering will be filled first to a maximum of 2% of the total number of shares sold in the offering and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all orders have been filled. However, no fractional shares will be issued. We may begin the syndicated community offering or underwritten public offering at any time following the commencement of the subscription offering.

Selected dealers, if any, will send confirmations of the orders to customers on the next business day after the order date. Selected dealers will debit the accounts of their customers on the settlement date, which date will be three business days from the order date. Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, selected dealers will deposit funds to the account established at Asheville Savings Bank for each selected dealer. Each customer’s funds forwarded to one of these accounts, along with all other accounts held in the same title, will be insured by the Federal Deposit Insurance Corporation in accordance with applicable regulations. After payment has been received by us from selected dealers, funds will earn interest at Asheville Savings Bank’s regular savings rate until the completion or termination of the offering. Funds will be promptly returned, with interest, if the syndicated community offering is not completed. Keefe, Bruyette & Woods, Inc. shall also have the right, in its sole discretion, to permit investors to submit irrevocable orders together with legally binding commitments for payment for shares for which they subscribe at any time before the closing of the offering.

If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and in excess of the proposed director and executive officer purchases discussed earlier, although no such purchases are currently intended. If other purchase arrangements cannot be made, we may: terminate the stock offering and promptly return all funds; promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order for shares of ASB Bancorp, Inc. common stock; or take such other actions as may be permitted by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks and the Securities and Exchange Commission.

Limitations on Purchases of Shares

In addition to the purchase limitations described above under “Subscription Offering and Subscription Rights,” “— Community Offering” and “Syndicated Community Offering or Underwritten Public Offering,” the plan of conversion provides for the following purchase limitations:

•

Except for our employee stock ownership plan, no person may purchase in the aggregate more than $300,000 of the common stock, or 30,000 shares sold in the offering, subject to increase as described below. In addition, no person, either alone or together with associates of or persons acting in concert with such person, may purchase more than $500,000 of the common stock, or 50,000 shares sold in the offering.

•

Our tax-qualified employee benefit plans (other than our 401(k) plan) are entitled to purchase up to 10.0% of the shares sold in the conversion. As a tax- qualified employee benefit plan, our employee stock ownership plan intends to purchase 8.0% of the shares sold in the offering.

•	Each subscriber must subscribe for a minimum of 25 shares.

•	Our directors and executive officers, together with their associates, may purchase in the aggregate up to % of the common stock sold in the offering.

We may, in our sole discretion, increase the individual or aggregate purchase limitation to up to 5% of the shares of common stock sold in the offering. We do not intend to increase the maximum purchase limitation unless market conditions warrant. If we decide to increase the purchase limitations, persons who subscribed for the maximum number of shares of common stock will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. We, in our discretion, also may give other large subscribers the right to increase their subscriptions.

If we increase the maximum purchase limitation to 5% of the shares of common stock sold in the offering, we may further increase the maximum purchase limitation to 9.99%, provided that orders for common stock exceeding 5% of the shares of common stock sold in the offering may not exceed in the aggregate 10% of the total shares of common stock sold in the offering.

The plan of conversion defines “acting in concert” to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of conversion, our directors are not deemed to be acting in concert solely by reason of their Board membership.

The plan of conversion defines “associate,” with respect to a particular person, to mean:

•

a corporation or organization other than ASB Bancorp, Inc. or Asheville Savings Bank or a majority-owned subsidiary of ASB Bancorp, Inc. or Asheville Savings Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

•	a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and

•

any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of ASB Bancorp, Inc. or Asheville Savings Bank or any of their subsidiaries.

For example, a corporation of which a person serves as an officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the aggregate purchase limitation described above. We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of conversion. Directors and officers are not treated as associates of each other solely by virtue of holding such positions. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”

Marketing Arrangements

We have retained Keefe, Bruyette & Woods, Inc. as financial advisors to consult with and advise and assist us, on a best efforts basis, in the distribution of shares in the offering. Keefe, Bruyette & Woods, Inc. is a broker-dealer registered with the Securities and Exchange Commission and a member of the FINRA. Keefe, Bruyette & Woods, Inc. will assist us in the conversion by acting as marketing advisor with respect to the subscription offering and will represent us as placement agent on a best efforts basis in the sale of the common stock in the community offering, if held. The services that Keefe, Bruyette & Woods, Inc. will provide include, but are not limited to:

•	training our employees who will perform ministerial functions in the subscription offering and community offering regarding the mechanics and regulatory requirements of the stock offering process;

•	managing the stock information center by assisting interested stock subscribers and by keeping records of all stock orders;

•	preparing marketing materials; and

•	assisting in the solicitation of proxies from Asheville Savings Bank’s members for use at the special meeting.

We have also engaged Keefe, Bruyette & Woods, Inc. to act as our conversion agent in connection with the stock offering. In its role as conversion agent, Keefe, Bruyette & Woods, Inc. will assist us in the stock offering as follows:

•	develop a master file and consolidation of accounts;

•	generate address lists for the mailing of proxy solicitation and stock offering materials;

•	provide software for the operation of the stock information center; and

•	subscription order processing and stock allocation services.

For its conversion agent services, Keefe, Bruyette & Woods, Inc. will be paid a fee of $40,000. For its financial advisory services, Keefe, Bruyette & Woods, Inc. will receive a success fee equal to 1.00% of the aggregate dollar amount of the common stock sold in the subscription and community offerings to persons other than the employee stock ownership plan and directors, officers and employees of Asheville Savings Bank or their immediate families. We have paid Keefe, Bruyette & Woods, Inc. a management fee of $40,000 that will be applied against the success fee. We will reimburse Keefe, Bruyette & Woods, Inc. for its expenses, not to exceed $25,000, associated with its marketing effort; provided, however, that Keefe, Bruyette & Woods, Inc. will be entitled to an additional expense reimbursement not to exceed $25,000 in the event of a resolicitation or material delay in the offering. In addition, Keefe, Bruyette & Woods, Inc. will be reimbursed for fees and expenses of its counsel not to exceed $75,000. If there is a syndicated community offering, the total fees paid to Keefe, Bruyette & Woods, Inc. and other FINRA member firms in the syndicated community offering will not exceed 6.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

Keefe, Bruyette & Woods, Inc. has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the stock to be sold. Keefe, Bruyette & Woods, Inc. expresses no opinion as to the prices at which common stock to be issued may trade. Keefe, Bruyette & Woods, Inc. and selected dealers participating in the syndicated community offering may receive a commission in the syndicated community offering in a maximum amount to be agreed upon by us to reflect market requirements at the time of the allocation of shares in the syndicated community offering.

We have also agreed to indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933 and the performance of Keefe, Bruyette & Woods, Inc. of its services in connection with the conversion.

Description of Sales Activities

ASB Bancorp, Inc. will offer the common stock in the subscription offering and community offering by the distribution of this prospectus and through activities conducted at the stock information center. The stock information center is expected to operate during normal business hours throughout the subscription offering and any community offering. It is expected that at any particular time one or more Keefe, Bruyette & Woods, Inc. employees will be working at the stock information center. Employees of Keefe, Bruyette & Woods, Inc. will be responsible for responding to questions regarding the conversion and the offering and processing stock orders.

Sales of common stock will be made by registered representatives affiliated with Keefe, Bruyette & Woods, Inc. or by the selected dealers managed by Keefe, Bruyette & Woods, Inc. Asheville Savings Bank’s officers and employees may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Asheville Savings Bank’s officers may answer questions regarding our business when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. Asheville Savings Bank’s officers and employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

No officer, director or employee of Asheville Savings Bank will be compensated, directly or indirectly, for any activities in connection with the offer or sale of common stock in the offering.

None of Asheville Savings Bank’s personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. Asheville Savings Bank’s personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-l promulgated under the Securities Exchange Act of 1934. Rule 3a4-l generally provides that an “associated person of an issuer” of securities will not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer’s securities not be compensated in connection with the offering at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, “associated person of an issuer” is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Use of Order Forms. To purchase shares in the subscription offering, a properly completed and executed order form must be received (not postmarked) by us at the address printed at the top of the stock order form or at our stock information center, by 12:00 noon, Eastern time, on                     . Your order form must be accompanied by full payment for all of the shares subscribed for or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account with Asheville Savings Bank. To purchase shares in the community offering, you must deliver a properly completed and executed order form to us, accompanied by the required payment for each share subscribed for, before the community offering terminates, which may be on, or at any time after, the end of the subscription offering. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

To ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account and the account number. We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest. Failure to list all of your accounts may result in fewer shares being allocated to you than if all of your accounts were listed.

We need not accept order forms that are received after the expiration of the subscription offering or community offering, as the case may be, or that are executed defectively or that are received without full payment or without appropriate withdrawal instructions. In addition, we are not obligated to accept orders submitted on photocopied or facsimilied stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that we will do so. Under the plan of conversion, our interpretation of the terms and conditions of the plan of conversion and of the order form will be final. Once received, an executed order form may not be modified, amended or rescinded without our consent unless the offering has not been completed within 45 days after the end of the subscription offering.

A regulatorily mandated certification form is incorporated into the stock order and certification form. We will not accept order forms where the certification form is not executed. By executing and returning the stock order and certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the end of the subscription and community offering, as required by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will be distributed only when preceded or accompanied by a prospectus.

Payment for Shares. Payment for subscriptions may be made by check, bank draft or money order, or by authorization of withdrawal from savings or certificate of deposit accounts maintained with Asheville Savings Bank. Funds received before the completion of the offering will be maintained in a segregated account at Asheville Savings Bank. All checks, bank drafts and money orders must be made payable to ASB Bancorp, Inc. in compliance with Securities and Exchange Commission Rule 15c2-4. However, we will not maintain more than one escrow account. All subscriptions received will bear interest at Asheville Savings Bank’s statement savings rate, which is currently 0.31% per annum. Subscribers’ funds will be transmitted to the segregated account no later than noon of the next business day where they will be invested in investments that are permissible under Securities and Exchange Commission Rule 15c2-4. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers or third party checks will be accepted. Interest will be paid on payments made by check, bank draft or money order at our statement savings rate from the date payment is received at the stock information center until the completion or termination of the offering. Payment in cash will not be accepted unless the cash is converted into a bank check or money order. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the offering, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the offering. When the offering is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the offering cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the offering is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account, we will do so as of the completion of the offering, though the account must contain the full amount necessary for payment at the time the subscription order is received. We will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at our statement savings rate.

The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but will pay for shares of common stock subscribed for upon the completion of the offering; provided that there is in force from the time of its subscription until the completion of the offering a loan commitment from an unrelated financial institution or from us to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time before the 48 hours before the completion of the offering. This payment may be made by wire transfer.

Our individual retirement accounts (“IRAs”) do not permit investment in common stock. A depositor interested in using his or her IRA funds to purchase common stock must do so through a self-directed IRA. Since we do not offer those accounts, we will allow a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that the funds will be used to purchase our common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for such transfers. The new trustee would hold the common stock in a self-directed account in the same manner as we now hold the depositor’s IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an IRA with us to purchase common stock should contact the conversion center as soon as possible for further information. In addition, federal laws and regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of IRAs.

How We Determined the Offering Range and the $10.00 Per Share Purchase Price

Federal regulations require that the aggregate purchase price of the securities sold in connection with the offering be based upon our estimated pro forma value, as determined by an independent appraisal. We have retained Feldman Financial Advisors, Inc., which is experienced in the evaluation and appraisal of business entities, to prepare the independent appraisal. Feldman Financial will receive fees totaling $50,000 for its appraisal services, plus $10,000 for each appraisal valuation update other than the required final valuation update at closing, and a maximum of $3,500 for reimbursement of out-of-pocket expenses. We have agreed to indemnify Feldman Financial and its employees and affiliates for certain costs and expenses, including reasonable legal fees arising out of, related to, or based upon the offering and due to any misstatement or untrue statement or intentional omission by Asheville Savings Bank.

Feldman Financial prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, Feldman Financial undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Feldman Financial reviewed our conversion application as filed with the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks and our registration statement as filed with the Securities and Exchange Commission. Furthermore, Feldman Financial visited our facilities and had discussions with our management. Feldman Financial did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on Feldman Financial in connection with its appraisal.

In connection with its appraisal, Feldman Financial reviewed the following factors, among others:

•	our present and projected operating results and financial condition;

•	the economic and demographic conditions of our primary market area;

•	pertinent historical financial and other information relating to Asheville Savings Bank;

•	a comparative evaluation of our operating and financial statistics with those of other thrift institutions;

•	the proposed price per share;

•	the aggregate size of the offering of common stock;

•	the impact of the conversion on our capital position and earnings potential; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Consistent with Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks appraisal guidelines, Feldman Financial’s analysis utilized three selected valuation procedures, the price/tangible book method, the price/core earnings method, and the price/assets method, all of which are described in its report. Feldman Financial’s appraisal report is filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.” Feldman Financial placed the greatest emphasis on the price/core earnings and price/tangible book methods in estimating pro forma market value. Feldman Financial compared the pro forma price/tangible book and price/core earnings ratios for ASB Bancorp, Inc. to the same ratios for a peer group of comparable companies. The peer group included companies with:

•	average assets of $756.5 million;

•	average non-performing assets of 3.32% of total assets;

•	average net loans of 68.3% of total assets;

•	average equity of 10.46% of total assets; and

•	average core income of 0.24% of average assets.

On the basis of the analysis in its report, Feldman Financial has advised us that, in its opinion, as of May 9, 2011, our estimated pro forma market value was within the valuation range of $53.6 million and $72.5 million with a midpoint of $63.0 million.

The following table presents a summary of selected pricing ratios for ASB Bancorp, Inc., for the peer group companies and for all publicly traded thrifts. Compared to the average pricing ratios of the peer group, ASB Bancorp, Inc.’s pro forma pricing ratios at the maximum of the offering range indicated discount of 18.69% on a price-to-book value basis.

	Price to Core Earnings Multiple (1)	Price to Book Value Ratio (2)	Price to Tangible Book Value Ratio (2)
ASB Bancorp, Inc. (pro forma):
Minimum	N.M.	49.3%	49.3%
Midpoint	N.M.	53.9	53.9
Maximum	N.M.	57.9	57.9
Maximum, as adjusted	N.M.	62.0	62.0
Peer Group:
Average	22.5x	66.6	68.8
Median	19.0	67.2	72.5
All publicly-traded thrift:
Average	24.7	80.8	87.2
Median	17.1	82.3	85.1

N.M. means not meaningful.

(1)	Ratios are based on earnings for the twelve months ended March 31, 2011, and share prices as of May 9, 2011.
(2)	Ratios are based on book value as of March 31, 2011, and share prices as of May 9, 2011.

The pro forma information presented under “Pro Forma Data” reflects an estimated expense for the equity incentive plan that may be adopted by ASB Bancorp, Inc. and the resulting effect on the pro forma price-to-earnings multiples for ASB Bancorp, Inc.

Our board of directors reviewed Feldman Financial’s appraisal report, including the methodology and the assumptions used by Feldman Financial, and determined that the valuation range was reasonable and adequate. Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares would be between 5,355,000 at the minimum of the valuation range and 7,245,000 at the maximum of the valuation range, with a midpoint of 6,300,000. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the requirement under Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the offering.

Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with the approval of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, Feldman Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value as of the close of the subscription offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, Feldman Financial determines that our pro forma market value has increased, we may sell up to 8,331,750 shares without any further notice to you.

No shares will be sold unless Feldman Financial confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, we may either: terminate the stock offering and promptly return all funds; set a new offering range, notify all subscribers and give them the opportunity to place a new order for shares of ASB Bancorp, Inc. common stock; or take such other actions as may be permitted by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. If the offering is terminated all subscriptions will be cancelled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released or reduced. If Feldman Financial establishes a new valuation range, it must be approved by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks.

In formulating its appraisal, Feldman Financial relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. Feldman Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Feldman Financial believes this information to be reliable, Feldman Financial does not guarantee the accuracy or completeness of the information and did not independently verify the consolidated financial statements and other data provided by us nor independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any-kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.

Copies of the appraisal report of Feldman Financial, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at our main office and the other locations specified under “Where You Can Find More Information.”

Delivery of Certificates

Certificates representing the common stock sold in the offering will be mailed by our transfer agent to the persons whose subscriptions or orders are filled at the addresses of such persons appearing on the stock order form as soon as practicable following completion of the offering. We will hold certificates returned as undeliverable until claimed by the persons legally entitled to the certificates or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, subscribers may not be able to sell their shares, even though trading of the common stock may have commenced.

Restrictions on Repurchase of Stock

Under current Federal Deposit Insurance Corporation regulations, we may not for a period of one year from the date of the completion of the offering repurchase any of our common stock from any person, except (1) in an offer made to all shareholders to repurchase the common stock on a pro rata basis, approved by the Federal Deposit Insurance Corporation, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Federal Deposit Insurance Corporation may approve the open market repurchase of up to 5% of our common stock during the first year following the offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Federal Deposit Insurance Corporation. Furthermore, repurchases of any common stock are prohibited if they would cause Asheville Savings Bank’s regulatory capital to be reduced below the amount required under the regulatory capital requirements imposed by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks.

Restrictions on Transfer of Shares After the Conversion Applicable to Officers and Directors

Common stock purchased in the offering will be freely transferable, except for shares purchased by our directors and executive officers.

Shares of common stock purchased by our directors and executive officers may not be sold for a period of one year following the offering, except upon the death of the shareholder or unless approved by the Federal Deposit Insurance Corporation. Shares purchased by these persons in the open market after the offering will be free of this restriction. Shares of common stock issued to directors and executive officers will bear a legend giving appropriate notice of the restriction and, in addition, we will give appropriate instructions to our transfer agent with respect to the restriction on transfers. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

Persons affiliated with us, including our directors and executive officers, received subscription rights based only on their deposits with Asheville Savings Bank as account holders. Any purchases made by persons affiliated with us for the explicit purpose of meeting the minimum of the offering must be made for investment purposes only, and not with a view towards redistribution. Furthermore, as set forth above, federal regulations restrict sales of common stock purchased in the offering by directors and executive officers for a period of one year following the offering.

Purchases of outstanding shares of our common stock by directors, officers, or any person who becomes an executive officer or director after adoption of the plan of conversion, and their associates, during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Deposit Insurance Corporation. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of stock under stock benefit plans.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the common stock to be issued in the offering. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. We may make future provision to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Interpretation, Amendment and Termination

To the extent permitted by law, all interpretations by us of the plan of conversion will be final; however, such interpretations have no binding effect on the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. The plan of conversion provides that, if deemed necessary or desirable, we may substantively amend the plan of conversion as a result of comments from regulatory authorities or otherwise.

Completion of the offering requires the sale of all shares of the common stock within 90 days following approval of the plan of conversion by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks, unless an extension is granted by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. If this condition is not satisfied, the plan of conversion will be terminated and we will continue our business as a federal mutual savings bank. We may terminate the plan of conversion at any time.

RESTRICTIONS ON THE ACQUISITION OF

ASB BANCORP, INC. AND ASHEVILLE SAVINGS BANK

General

Asheville Savings Bank’s plan of conversion provides for the conversion of Asheville Savings Bank from the mutual to the stock form of organization and, as part of the conversion, the adoption of a new amended and restated articles of incorporation and stock bylaws by Asheville Savings Bank’s members. The plan of conversion also provides for the concurrent formation of a holding company. As described below and elsewhere in this document, certain provisions in ASB Bancorp, Inc.’s articles of incorporation and bylaws may have anti-takeover effects. In addition, provisions in Asheville Savings Bank’s amended and restated articles of incorporation and stock bylaws may also have anti-takeover effects. Finally, North Carolina corporate law and regulatory restrictions may make it difficult for persons or companies to acquire control of either ASB Bancorp, Inc. or Asheville Savings Bank.

Anti-takeover Provisions in ASB Bancorp, Inc.’s Articles of Incorporation and Bylaws

ASB Bancorp, Inc.’s articles of incorporation and bylaws contain provisions that could make more difficult an acquisition of ASB Bancorp, Inc. by means of a tender offer, proxy contest or otherwise. Some provisions will also render the removal of the incumbent board of directors or management of ASB Bancorp, Inc. more difficult. These provisions may have the effect of deterring a future takeover attempt that is not approved by the directors of ASB Bancorp, Inc., but which ASB Bancorp, Inc. shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in ASB Bancorp, Inc.’s articles of incorporation and bylaws. See “Where You Can Find More Information” for information on where to obtain a copy of these documents.

Business Combinations with Interested Shareholders. The articles of incorporation of ASB Bancorp, Inc. require the approval of the holders of at least 80% of ASB Bancorp, Inc.’s outstanding shares of voting stock entitled to vote to approve certain “business combinations” with an “interested shareholder.” This supermajority voting requirement will not apply in cases where the proposed transaction has been approved by a majority of those members of ASB Bancorp, Inc.’s board of directors who are unaffiliated with the interested shareholder and who were directors before the time when the interested shareholder became an interested shareholder or if the proposed transaction meets certain conditions that are designed to afford the shareholders a fair price in consideration for their shares. In each such case, where shareholder approval is required, the approval of only a majority of the outstanding shares of voting stock is sufficient.

Under ASB Bancorp, Inc.’s articles of incorporation, the term “interested shareholder” includes any individual, group acting in concert, corporation, partnership, association or other entity (other than ASB Bancorp, Inc. or its subsidiary) who or which (i) is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting stock of ASB Bancorp, Inc.; (ii) is an affiliate of ASB Bancorp, Inc. and at any time within the two-year period immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting stock of ASB Bancorp, Inc.; or (iii) is an assignee of or has otherwise succeeded to any shares of the outstanding shares of voting stock of ASB Bancorp, Inc. which were at any time within the two-year period immediately before the date in question beneficially owned by any interested shareholder, if such assignment or succession shall have occurred in the ordinary course of a transaction or series of transactions not involving a public offering within the meanings of the Securities Act of 1933, as amended.

A “business combination” includes, but is not limited to:

•

any merger or consolidation of ASB Bancorp, Inc. or any of its subsidiaries with (i) any interested shareholder or (ii) any corporation (whether or not itself is an interested shareholder) which is, or after such merger or consolidation would be, an affiliate of an interested shareholder;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any interested shareholder, or affiliate of an interested shareholder, of 25% or more of the assets of ASB Bancorp, Inc. or combined assets of ASB Bancorp, Inc. and its subsidiaries;

•

the issuance or transfer by ASB Bancorp, Inc. or any of its subsidiaries of any securities of ASB Bancorp, Inc. or any of its subsidiaries to any interested shareholder or any affiliate of any interested shareholder in exchange for cash, securities or other property having an aggregate fair market value equaling or exceeding 25% of the combined fair market value of the outstanding common stock of ASB Bancorp, Inc., except for any issuance or transfer pursuant to an employee benefit plan of ASB Bancorp, Inc. or any of its subsidiaries;

•	the adoption of any plan for the liquidation or dissolution of ASB Bancorp, Inc. proposed by or on behalf of any interested shareholder or any affiliate or associate of such interested shareholder; or

•

any reclassification of securities, or recapitalization for ASB Bancorp, Inc., or any merger or consolidation of ASB Bancorp, Inc. with any of its subsidiaries or any other transaction (whether or not into or otherwise involving an interested shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of ASB Bancorp, Inc. or any of its subsidiaries which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder.

This provision is designed to afford anti-takeover protection by encouraging potential acquirors to negotiate with the board of directors and discouraging non-negotiated takeover attempts. It also discourages “creeping tender offer” takeovers, whereby an acquiror accumulates stock over time, building to a controlling position, and then makes a tender offer for the remaining shares often at a reduced price. Under North Carolina law, absent this provision, business combinations, including mergers, share exchanges, and sales of substantially all of the assets of ASB Bancorp, Inc. must generally be approved by the vote of the holders of a majority of the outstanding shares of common stock of ASB Bancorp, Inc. and any other affected class of stock. The supermajority vote requirement to approve a business combination may have the effect of foreclosing a business combination which a majority of shareholders deem desirable by placing the power to prevent a transaction in the hands of a minority of ASB Bancorp, Inc.’s shareholders.

Limitation on Voting Rights. The articles of incorporation of ASB Bancorp, Inc. provide that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of shareholders entitled or permitted to vote on any matter (the “10% limit”), be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (1) have the right to acquire upon the exercise of conversion rights, exchange rights, warrants or options and (2) have or share investment or voting power, but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, and that are not otherwise beneficially, or deemed by ASB Bancorp, Inc. to be beneficially, owned by such person and his or her affiliates.

The foregoing restriction does not apply to:

•

any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of ASB Bancorp, Inc. or any subsidiary; provided, however, that upon completion of the sale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 10% of any class of equity security of ASB Bancorp, Inc.;

•	any proxy granted to one or more disinterested directors by a shareholder of ASB Bancorp, Inc.;

•	any employee benefit plans of ASB Bancorp, Inc. or any subsidiary; and

•	any transaction approved in advance by a majority of such disinterested directors.

This provision is designed to afford anti-takeover protection by discouraging shareholders from acquiring more than 10% of ASB Bancorp, Inc.’s outstanding common stock and, for those shareholders who do acquire more than the 10% limit, by restricting their ability to influence the outcome of a shareholder vote. Absent this provision, under North Carolina law a shareholder would generally be permitted to vote all of the shares of ASB Bancorp, Inc. common stock he or she owns, regardless of whether such holdings exceed 10% of ASB Bancorp, Inc.’s outstanding common stock. The limitation on voting rights included in ASB Bancorp, Inc.’s articles of incorporation may have the effect of preventing greater than 10% shareholders from voting all of their shares in favor of a proposed transaction or a nominee for director that the board of directors of ASB Bancorp, Inc. may oppose.

Evaluation of Offers. The articles of incorporation of ASB Bancorp, Inc. provides that its board of directors, when evaluating a transaction that would or may involve a change in control of ASB Bancorp, Inc. (including a tender or exchange offer, merger or consolidation or sale of all or substantially all of the assets of ASB Bancorp, Inc.), may, in connection with the exercise of its judgment in determining what is in the best interest of ASB Bancorp, Inc. and its shareholders, give consideration to the following factors:

•

the social and economic effects of the transaction on ASB Bancorp, Inc., its subsidiaries, employees, depositors, loan and other customers and creditors and the other elements of the communities in which ASB Bancorp, Inc. and its subsidiaries operate or are located;

•

the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity, and the possible effect of such conditions upon ASB Bancorp, Inc. and its subsidiaries and the other elements of the communities in which ASB Bancorp, Inc. and its subsidiaries operate or are located; and

•	the competence, experience and integrity of the acquiring person or entity and its or their management.

This provision is designed to afford anti-takeover protection by providing the board of directors of ASB Bancorp, Inc. the latitude to consider additional factors, aside from the price of a proposed merger or other business combination, in determining whether the transaction is in the best interests of ASB Bancorp, Inc. and its shareholders. By having these standards in the articles of incorporation of ASB Bancorp, Inc., the board of directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of ASB Bancorp, Inc., even if the price offered is significantly greater than the then market price of any equity security of ASB Bancorp, Inc.

Classified Board of Directors. The articles of incorporation and bylaws of ASB Bancorp, Inc. require that the board of directors be divided into three classes as nearly equal in number as possible and that the members of each class be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually. This provision is designed to afford anti-takeover protection by making it more difficult and time consuming for a shareholder group to fully change the composition of the board of directors because the provision prevents shareholders from effecting a change in the composition of the entire board of directors at a single annual meeting of shareholders.

Director Vacancies. The articles of incorporation and bylaws of ASB Bancorp, Inc. provide that any vacancy occurring in the board of directors, however caused, may be filled by an affirmative vote of the majority of the directors then in office, whether or not a quorum is present, and any director so chosen shall hold office only until the next annual meeting of shareholders at which directors are elected. This provision is designed to afford anti-takeover protection by preventing shareholders from filling board vacancies with their own nominees.

Qualification of Directors. The bylaws of ASB Bancorp, Inc. provide that to be eligible for election, re-election or appointment to the board of directors a person must:

(1)	be no older than 70 years of age; and

(2)	not have been: (i) under indictment for, or have ever been convicted of, a criminal offense involving dishonesty or breach of trust and for which the penalty for such offense could be imprisonment for more than one year; (ii) a person who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; or (iii) found by either a regulatory agency whose decision is final and not subject to appeal or by a court to have (a) breached a fiduciary duty involving personal profit or (b) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

In addition, the bylaws of ASB Bancorp, Inc. also provide that a majority of the directors of ASB Bancorp, Inc. must reside, work or maintain a place of business in the State of North Carolina.

These provisions are designed to afford anti-takeover protection through perpetuating the terms of incumbent directors by preventing some individuals from serving as a director.

Removal of Directors. The articles of incorporation of ASB Bancorp, Inc. provides that any director may be removed by shareholders only for cause upon the affirmative vote of the holders of not less than a majority of the votes cast at a meeting of the shareholders called for that purpose, except as otherwise required by law. Absent this provision, under North Carolina law, a director may be removed with or without cause by a a majority of the votes cast at a meeting of the shareholders called for that purpose. The requirement that directors may only be removed for cause is designed to afford anti-takeover protection by perpetuating the terms of incumbent directors by making it more difficult for shareholders to remove directors and replace them with their own nominees.

Cumulative Voting. The articles of incorporation of ASB Bancorp, Inc. does not provide for cumulative voting for any purpose. The absence of cumulative voting may afford anti-takeover protection by preventing a shareholder from casting a number of votes equal to the number of shares owned multiplied by the number of board seats up for election all for or against a single nominee for election as director. As a result, the absence of cumulative voting may make it more difficult for shareholders to elect nominees opposed by the board of directors of ASB Bancorp, Inc.

Special Meetings of Shareholders. The articles of incorporation of ASB Bancorp, Inc. contain a provision pursuant to which special meetings of the shareholders of ASB Bancorp, Inc. may only be called by the board of directors pursuant to a resolution adopted by a majority of the total number of directors which ASB Bancorp, Inc. would have if there were no vacancies on the board of directors. This provision is designed to afford anti-takeover provision by ensuring that only the board of directors of ASB Bancorp, Inc. may call a special meeting of shareholders to consider a proposed merger or other business combination. As a result, a majority of ASB Bancorp, Inc.’s shareholders would be prohibited from calling a special meeting of shareholders to vote on a proposed transaction that is opposed by the board of directors.

Advance Notice Provisions for Shareholder Nominations and Proposals. ASB Bancorp, Inc.’s bylaws establish an advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders of ASB Bancorp, Inc. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the ASB Bancorp, Inc. board of directors or by a shareholder who has given appropriate notice to ASB Bancorp, Inc. before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given ASB Bancorp, Inc. appropriate notice of its intention to bring that business before the meeting. ASB Bancorp, Inc.’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than

100 days’ notice of prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder who desires to raise new business must provide certain information to ASB Bancorp, Inc. concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide ASB Bancorp, Inc. with certain information concerning the nominee and the proposing shareholder.

Advance notice of nominations or proposed business by shareholders gives ASB Bancorp, Inc.’s board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform shareholders and make recommendations about those matters.

Authorized Shares and Preferred Stock. The articles of incorporation of ASB Bancorp, Inc. authorize the issuance of sixty million (60,000,000) shares of commons stock and ten million (10,000,000) shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide the board of directors of ASB Bancorp, Inc. with the flexibility to effect, among other transactions, capital raising transactions, stock dividends and stock splits. However, these additional authorized shares may also be issued by the board of directors, without shareholder approval and consistent with its fiduciary duties, to deter future attempts to gain control of ASB Bancorp, Inc. by making a potential change in control transaction more expensive to consummate. The articles of incorporation of ASB Bancorp, Inc. also authorize ASB Bancorp, Inc.’s board of directors to, without shareholder approval, establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although ASB Bancorp, Inc.’s board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt by making such a transaction more expensive to consummate. ASB Bancorp, Inc.’s board of directors will make any determination to issue shares with those terms based on its judgment as to the best interests of ASB Bancorp, Inc. and its shareholders.

Amendment of Governing Instruments. The articles of incorporation of ASB Bancorp, Inc. generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Articles VII (Repurchase of Shares), IX (Removal of Directors), X (Elimination of Directors’ Liability), XI (Indemnification), XII (Limitations on Voting Common Stock), XIII (Approval of Business Combinations), XIV (Evaluations of Business Combinations), XV (Special Meeting of Shareholders), XVII (Amendment of Bylaws) and XVIII (Amendment of Articles of Incorporation) of the articles of incorporation must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the shareholders to increase or decrease the aggregate number of shares of capital stock. The bylaws of ASB Bancorp, Inc. may be amended by the majority vote of the board of directors or by the affirmative vote of the holders of at least 80% of the outstanding shares of ASB Bancorp, Inc. capital stock entitled to vote. These supermajority voting provisions are designed to afford anti-takeover protection by making it more difficult for shareholders to amend or eliminate the sections of ASB Bancorp, Inc.’s articles of incorporation or bylaws that are designed to provide enhanced safeguards against takeover threats. Absent these supermajority voting requirements, under North Carolina law, these sections of the articles of incorporation and bylaws may generally be amended by a majority of the holders of ASB Bancorp, Inc.’s common stock.

Restrictions in North Carolina Corporate Law

North Carolina law contains certain provisions, described below, which may be applicable to ASB Bancorp, Inc. upon consummation of the conversion.

North Carolina Control Share Acquisitions. The North Carolina Control Share Acquisition Act, in general, provides that shares of ASB Bancorp, Inc.’s voting stock acquired in a “control share acquisition” will have no voting rights unless those rights are granted by resolution adopted by the holders of at least a majority of ASB Bancorp, Inc.’s outstanding shares entitled to vote in the election of directors, excluding shares held by the person who has acquired or proposes to acquire the control shares and excluding shares held by officers or directors of ASB

Bancorp, Inc. who also employees of ASB Bancorp, Inc. “Control Shares” are defined under North Carolina law as shares acquired by any person which, when added to any other shares already owned by that person, would entitle the person (except for the application of the Control Share Acquisition Act) to voting power in the election of our directors equal to or greater than (1) one-fifth of all voting power, (2) one-third of all voting power, or (3) a majority of all voting power. “Control share acquisition” is defined under North Carolina law, subject to certain exceptions, as the acquisition by a person of beneficial ownership of control shares. Among others, exceptions to the definition include a purchase of shares directly from ASB Bancorp, Inc., and an acquisition pursuant to the laws of descent and distribution or in a transaction pursuant to an agreement to which ASB Bancorp, Inc. is a party.

North Carolina Shareholder Protection Act. The North Carolina Shareholder Protection Act generally provides that, unless the transaction satisfies certain minimum fair price (as compared to market price, earnings per share and the price paid for shares by the acquiror) and procedural requirements, the affirmative vote of the holders of 95% of the voting shares of a corporation is necessary to adopt or authorize a business combination with any other entity, if that entity is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation. The Shareholder Protection Act applies to all North Carolina corporations that have not expressly opted out of its provisions in their articles of incorporation or bylaws. ASB Bancorp, Inc. has opted out of the provisions of the North Carolina Shareholder Protection Act in its bylaws.

Restrictions in Asheville Savings Bank’s Articles of Incorporation and Bylaws

Although the board of directors of Asheville Savings Bank is not aware of any effort that might be made to obtain control of Asheville Savings Bank after its conversion to the stock form of ownership, the board of directors believes it is appropriate to adopt certain provisions permitted that may have the effect of deterring a future takeover attempt that is not approved by Asheville Savings Bank’s board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in Asheville Savings Bank’s amended and restated articles of incorporation and bylaws.

Board of Directors.

Classified Board. Asheville Savings Bank’s board of directors is divided into three classes as nearly as equal in number as possible. The shareholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of Asheville Savings Bank.

Filling of Vacancies; Removal. The articles of incorporation of Asheville Savings Bank provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the remaining directors although less than a quorum of the board of directors then in office. A person elected to fill a vacancy on the board of directors will serve until the next election of directors by the shareholders. Asheville Savings Bank’s articles of incorporation provide that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of the holders of at least a majority of the outstanding shares of voting stock. These provisions make it more difficult for shareholders to remove directors and replace them with their own nominees.

Elimination of Cumulative Voting. The articles of incorporation of Asheville Savings Bank do not provide for cumulative voting with respect to the election of directors. The elimination of cumulative voting makes it more difficult for a shareholder group to elect a director nominee.

Authorized but Unissued Shares of Capital Stock. Following the conversion, Asheville Savings Bank will have authorized but unissued shares of common and preferred stock. Asheville Savings Bank’s amended and restated articles of incorporation authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of Asheville Savings Bank by means of a merger, tender offer, proxy contest or otherwise.

Regulatory Restrictions

Federal Change in Bank Control Act. Federal law provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a bank holding company unless the Federal Reserve Board has been given 60 days prior written notice. For this purpose, the term “control” means the acquisition of the ownership, control or holding of the power to vote 25% or more of any class of a bank holding company’s voting stock, and the term “person” includes an individual, corporation, partnership, and various other entities. In addition, a person is presumed to acquire control if the person acquires the ownership, control or holding of the power to vote of 10% or more of any class of the holding company’s voting stock if specified factors are present, such as having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, which will be the case with ASB Bancorp, Inc.

Accordingly, the filing of a notice with the Federal Reserve Board would be required before any person could acquire 10% or more of the common stock of ASB Bancorp, Inc., unless the individual files a rebuttal of control that is accepted by the Federal Reserve Board. The statute and underlying regulations authorize the Federal Reserve Board to disapprove a proposed acquisition on certain specified grounds.

Federal Bank Holding Company Act. Federal law provides that no company may acquire control of a bank directly or indirectly without the prior approval of the Federal Reserve Board. Any company that acquires control of a bank becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board. Pursuant to federal regulations, the term “company” is defined to include banks, corporations, partnerships, associations, and certain trusts and other entities, and “control” of a bank is deemed to exist if a company has voting control, directly or indirectly of at least 25% of any class of a bank’s voting stock, and may be found to exist if a company controls in any manner the election of a majority of the directors of the bank or has the power to exercise a controlling influence over the management or policies of the bank. In addition, a bank holding company must obtain Federal Reserve Board approval prior to acquiring voting control of more than 5% of any class of voting stock of a bank or another bank holding company. An acquisition of control of a bank that requires the prior approval of the Federal Reserve Board under the Bank Holding Company Act is not subject to the notice requirements of the Change in Bank Control Act.

Accordingly, the prior approval of the Federal Reserve Board under the Bank Holding Company Act would be required:

•	before any bank holding company could acquire 5% or more of the common stock of ASB Bancorp, Inc.; and

•	before any other company could acquire 25% or more of the common stock of ASB Bancorp, Inc.

Restrictions applicable to the operations of bank holding companies may also deter companies from seeking to obtain control of ASB Bancorp, Inc. See “Regulation and Supervision.”

DESCRIPTION OF ASB BANCORP, INC. CAPITAL STOCK

The common stock of ASB Bancorp, Inc. will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

General

ASB Bancorp, Inc. is authorized to issue sixty million (60,000,000) shares of common stock having a par value of $0.01 per share and ten million (10,000,000) shares of preferred stock having a par value of $0.01 per share. Each share of ASB Bancorp, Inc.’s common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable. ASB Bancorp, Inc. will not issue any shares of preferred stock in the conversion.

Common Stock

Dividends. ASB Bancorp, Inc. can pay dividends on its common stock if, after giving effect to the distribution, it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and its total assets exceed the sum of its liabilities and the amount needed, if ASB Bancorp, Inc. were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference upon dissolution. The holders of common stock of ASB Bancorp, Inc. will be entitled to receive and share equally in dividends as may be declared by the board of directors of ASB Bancorp, Inc. out of funds legally available for dividends. If ASB Bancorp, Inc. issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends. See “Our Dividend Policy” and “Regulation and Supervision.”

Voting Rights. After the conversion, the holders of common stock of ASB Bancorp, Inc. will possess exclusive voting rights in ASB Bancorp, Inc. They will elect ASB Bancorp, Inc.’s board of directors and act on other matters as are required to be presented to them under North Carolina law or as are otherwise presented to them by the board of directors. Except as discussed under “Restrictions on the Acquisition of ASB Bancorp, Inc. and Asheville Savings Bank—Restrictions in ASB Bancorp, Inc.’s Articles of Incorporation and Bylaws—Limitations on Voting Rights,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If ASB Bancorp, Inc. issues preferred stock, holders of ASB Bancorp, Inc. preferred stock may also possess voting rights.

Liquidation. If there is any liquidation, dissolution or winding up of Asheville Savings Bank, ASB Bancorp, Inc., as the sole holder of Asheville Savings Bank’s capital stock, would be entitled to receive all of Asheville Savings Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of Asheville Savings Bank, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of ASB Bancorp, Inc., the holders of its common stock would be entitled to receive all of the assets of ASB Bancorp, Inc. available for distribution after payment or provision for payment of all its debts and liabilities. If ASB Bancorp, Inc. issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of ASB Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

ASB Bancorp, Inc. will not issue any preferred stock in the conversion and it has no current plans to issue any preferred stock after the conversion. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock will be                     ,             ,             .

REGISTRATION REQUIREMENTS

We have registered our common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

LEGAL AND TAX OPINIONS

The legality of our common stock has been passed upon for us by Kilpatrick Townsend & Stockton LLP, Washington, D.C. The federal and state tax consequences of the conversion have been opined upon by Kilpatrick Stockton LLP. Kilpatrick Townsend & Stockton LLP has consented to the references to its opinions in this prospectus. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C.

EXPERTS

The consolidated financial statements of Asheville Savings Bank, S.S.B. and subsidiary as of December 31, 2010 and 2009, and for each year in the three year period ended December 31, 2010 included in this prospectus and in the registration statement have been audited by Dixon Hughes Goodman LLP, an independent registered public accounting firm, as stated in its report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion), and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Feldman Financial, Inc. has consented to the summary in this prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the stock offering. This prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the Securities and Exchange Commission at http://www.sec.gov.

Asheville Savings Bank has filed an application for approval of the plan of conversion with the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. This prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the North Carolina Commissioner of Banks, 316 W. Edenton Street, Raleigh, North Carolina and at the offices of the Regional Director of the Federal Deposit Insurance Corporation, 10 Tenth Street, NW, Suite 800, Atlanta, Georgia.

A copy of the plan of conversion and Asheville Savings Bank’s amended and restated articles of incorporation and bylaws are available without charge from Asheville Savings Bank.

The appraisal report of Feldman Financial, Inc. has been filed as an exhibit to our registration statement and to our application to the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its website as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks as described above.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF ASHEVILLE SAVINGS BANK

Page

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets as of March 31, 2011 (unaudited) and December 31, 2010 and 2009	F-2

Consolidated Statements of Income (Loss) for the Three Months Ended March 31, 2011 and 2010 (unaudited) and the Years Ended December 31, 2010, 2009 and 2008	F-3

Consolidated Statements of Comprehensive Income (Loss) for the Three Months Ended March 31, 2011 and 2010 (unaudited) and the Years Ended December 31, 2010, 2009 and 2008	F-4

Consolidated Statements of Changes in Equity for the Three Months Ended March 31, 2011 (unaudited) and the Years Ended December 31, 2010, 2009 and 2008	F-5

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2011 and 2010 (unaudited) and the Years Ended December 31, 2010, 2009 and 2008	F-6

Notes to Consolidated Financial Statements	F-8

****

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes. Separate financial statements for ASB Bancorp, Inc. have not been included in this prospectus because ASB Bancorp, Inc., which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

[LETTERHEAD OF DIXON HUGHES GOODMAN LLP]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Asheville Savings Bank, S.S.B.

Asheville, North Carolina

We have audited the accompanying consolidated balance sheets of Asheville Savings Bank, S.S.B. and Subsidiary (the “Bank”) as of December 31, 2010 and 2009, and the related consolidated statements of income (loss), comprehensive income (loss), changes in equity and cash flows for each of the years in the three-year period ended December 31, 2010. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Bank is not required to have, nor were we engaged to perform, an audit of the Bank’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asheville Savings Bank, S.S.B. and Subsidiary as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes Goodman LLP
Asheville, North Carolina
May 26, 2011

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

March 31, 2011 (Unaudited) and December 31, 2010 and 2009

	(Unaudited) March 31,	December 31,
(in thousands)	2011	2010	2009
Assets
Cash and due from banks	$8,399	$7,836	$10,316
Interest-bearing deposits with banks	18,037	16,398	12,860

Total cash and cash equivalents	26,436	24,234	23,176
Securities available for sale (amortized cost of $199,629 at March 31, 2011 (unaudited), $176,193 at December 31, 2010 and $89,665 at December 31, 2009)	198,596	175,445	90,057
Securities held to maturity (fair value of $5,997 at March 31, 2011 (unaudited), $6,198 at December 31, 2010 and $7,184 at December 31, 2009)	5,720	5,948	6,958
Investments held at cost	3,970	3,970	3,993
Loans held for sale	1,263	8,386	3,890
Loans receivable (net of deferred loan fees of $427 at March 31, 2011 (unaudited), $431 at December 31, 2010 and $502 at December 31, 2009)	484,729	500,003	597,601
Allowance for loan losses	(12,632)	(12,676)	(8,994)

Loans receivable, net	472,097	487,327	588,607

Premises and equipment, net	14,624	14,844	14,980
Foreclosed real estate (net of loss reserves of $1,341 at March 31, 2011 (unaudited), $1,299 at December 31, 2010 and $0 at December 31, 2009)	10,506	10,650	3,699
Deferred income tax assets, net of liabilities	6,475	6,641	2,246
Other assets	11,022	12,520	11,701

Total assets	$750,709	$749,965	$749,307

Liabilities and Equity
Liabilities
Noninterest-bearing deposits	$45,039	$44,996	$37,715
Interest-bearing deposits	571,547	574,761	570,823

Total deposits	616,586	619,757	608,538
Overnight and short-term borrowings	1,404	1,008	1,694
Federal Home Loan Bank advances	60,000	60,000	60,000
Accounts payable and other liabilities	9,424	6,319	5,426

Total liabilities	687,414	687,084	675,658

Commitments and contingencies (Note 13)
Equity
Retained income	67,106	66,521	75,979
Accumulated other comprehensive loss, net of tax	(3,811)	(3,640)	(2,330)

Total equity	63,295	62,881	73,649

Total liabilities and equity	$750,709	$749,965	$749,307

The accompanying notes are an integral part of these consolidated financial statements.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
(in thousands)	2011	2010	2010	2009	2008
Interest and dividend income
Loans, including fees	$6,193	$7,728	$28,522	$32,690	$33,661
Securities	1,170	934	4,219	2,905	2,163
Other earning assets	19	16	74	59	859

Total interest and dividend income	7,382	8,678	32,815	35,654	36,683

Interest expense
Deposits	1,706	2,454	9,024	12,340	14,378
Overnight and short-term borrowings	2	1	3	15	205
Federal Home Loan Bank advances	596	596	2,417	2,417	2,162

Total interest expense	2,304	3,051	11,444	14,772	16,745

Net interest income	5,078	5,627	21,371	20,882	19,938
Provision for loan losses	657	1,859	22,419	4,655	3,049

Net interest income (loss) after provision for loan losses	4,421	3,768	(1,048)	16,227	16,889

Noninterest income
Mortgage banking income	367	210	1,419	1,433	557
Deposit and other service charge income	846	942	3,688	3,612	3,281
Income from debit card services	295	262	1,176	998	901
Gain on sale of investment securities	—	486	798	539	—
Other noninterest income	172	158	602	584	547

Total noninterest income	1,680	2,058	7,683	7,166	5,286

Noninterest expenses
Salaries and employee benefits	2,530	2,584	9,652	10,374	9,458
Occupancy expense, net	753	761	3,099	3,018	2,656
Foreclosed property expenses	91	19	2,014	(20)	—
Data processing fees	418	352	1,511	1,557	1,349
Federal deposit insurance premiums	254	253	1,037	1,414	73
Advertising	139	242	805	834	1,025
Professional and outside services	238	158	778	652	601
Other noninterest expenses	809	785	3,271	3,242	3,199

Total noninterest expenses	5,232	5,154	22,167	21,071	18,361

Income (loss) before income tax provision	869	672	(15,532)	2,322	3,814
Income tax provision (benefit)	284	242	(6,074)	791	1,382

Net income (loss)	$585	$430	$(9,458)	$1,531	$2,432

The accompanying notes are an integral part of these consolidated financial statements.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
(in thousands)	2011	2010	2010	2009	2008
Comprehensive Income
Net income (loss)	$585	$430	$(9,458)	$1,531	$2,432

Other comprehensive income (loss):
Unrealized holding gains (losses) on securities available for sale:
Reclassification of securities gains recognized in net income	—	(486)	(798)	(539)	—
Deferred income tax benefit	—	194	319	216	—
Gains (losses) arising during the period	(285)	509	(342)	362	320
Deferred income tax benefit (expense)	114	(203)	138	(146)	(128)

Unrealized holding gains (losses) adjustment, net of tax	(171)	14	(683)	(107)	192

Defined Benefit Pension Plans:
Net periodic pension cost	—	—	(455)	(1,143)	(371)
Net pension gain (loss)	—	—	(564)	4,575	(5,432)
Deferred income tax benefit (expense)	—	(1)	392	(1,128)	2,042

Defined benefit pension plan adjustment, net of tax	—	(1)	(627)	2,304	(3,761)

Total other comprehensive income (loss)	(171)	13	(1,310)	2,197	(3,569)

Comprehensive income (loss)	$414	$443	$(10,768)	$3,728	$(1,137)

The accompanying notes are an integral part of these consolidated financial statements.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

Three Months Ended March 31, 2011 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

	(Unaudited) March 31,	December 31,
(in thousands)	2011	2010	2009	2008
Retained Income
At beginning of period	$66,521	$75,979	$74,448	$72,016
Net income (loss)	585	(9,458)	1,531	2,432

At end of period	67,106	66,521	75,979	74,448

Accumulated Other Comprehensive Loss, Net Of Tax
At beginning of period	(3,640)	(2,330)	(4,527)	(958)
Change in unrealized gain on available for sale securities, net of tax	(171)	(683)	(107)	192
Defined benefit pension plans, net of tax	—	(627)	2,304	(3,761)

At end of period	(3,811)	(3,640)	(2,330)	(4,527)

Total Equity	$63,295	$62,881	$73,649	$69,921

The accompanying notes are an integral part of these consolidated financial statements.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
(in thousands)	2011	2010	2010	2009	2008
Operating Activities
Net income (loss)	$585	$430	$(9,458)	$1,531	$2,432
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	657	1,859	22,419	4,655	3,049
Provision for loss on foreclosed properties	79	10	1,780	—	—
Depreciation	311	309	1,231	1,261	1,103
Gain on sale of fixed and other assets	—	—	—	(1)	(99)
Loss (gain) on sale of foreclosed real estate	(3)	4	69	(57)	—
Deferred income tax expense (benefit)	280	(1)	(3,546)	(565)	124
Net accretion of discounts on securities	351	111	833	241	70
Gain on sale of securities	—	(486)	(798)	(539)	—
Net amortization of premiums and deferred fees on loans	(24)	(33)	(134)	(185)	(148)
Mortgage loans originated for sale	(17,978)	(16,000)	(100,181)	(115,886)	(49,876)
Proceeds from sale of mortgage loans	25,468	15,958	97,103	116,353	50,053
Gain on sale of mortgage loans	(367)	(210)	(1,418)	(1,431)	(555)
Net change in other assets and liabilities	4,603	2,544	(945)	(3,993)	(3,229)

Net cash provided by operating activities	13,962	4,495	6,955	1,384	2,924

Investing Activities
Securities available for sale:
Purchases	(32,123)	(27,418)	(178,988)	(87,893)	(20,416)
Proceeds from sales	—	2,000	18,908	16,923	—
Proceeds from maturities and/or calls	1,000	1,458	51,104	7,000	4,779
Securities held to maturity:
Purchases	—	—	—	(3,512)	—
Proceeds from maturities and/or calls	—	—	—	13	4,003
Principal repayments on mortgage-backed and asset-backed securities	7,564	3,999	23,423	13,380	6,931
Redemption (purchase) of FHLB stock	—	—	23	1,027	(1,695)
Net decrease (increase) in loans receivable	14,397	11,880	66,548	(8,154)	(76,785)
Foreclosed real estate:
Capital expenses	(18)	(63)	(72)	(273)	—
Net proceeds from sales	286	346	3,719	1,671	—
Purchases of premises and equipment	(91)	(95)	(1,095)	(1,151)	(2,110)
Net proceeds from sales of fixed and other assets	—	—	—	5	105
Purchases of other assets	—	—	—	—	(150)

Net cash used in investing activities	(8,985)	(7,893)	(16,430)	(60,964)	(85,338)

The accompanying notes are an integral part of these consolidated financial statements.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
(in thousands)	2011	2010	2010	2009	2008
Financing Activities
Net increase (decrease) in deposits	$(3,171)	$8,930	$11,219	$72,898	$30,350
Net proceeds from (repayments of) Federal Home Loan Bank advances	—	—	—	(26,000)	51,284
Net proceeds from (repayments of) repurchase agreements	396	(202)	(686)	(3,526)	(14,625)

Net cash provided by (used in) financing activities	(2,775)	8,728	10,533	43,372	67,009

Increase (decrease) in cash and cash equivalents	2,202	5,330	1,058	(16,208)	(15,405)
Cash and Cash Equivalents:
Beginning of period	24,234	23,176	23,176	39,384	54,789

End of period	$26,436	$28,506	$24,234	$23,176	$39,384

SUPPLEMENTAL DISCLOSURES:
Cash paid for:
Interest on deposits, advances and other borrowings	$2,371	$3,044	$11,503	$14,905	$16,782
Income taxes	(987)	357	5,828	685	1,632
Non-cash transactions:
Transfers from loans to foreclosed real estate	200	688	12,585	2,968	6,272
Loans to finance the purchase of foreclosed properties	—	—	138	4,200	—
Change in unrealized gain on securities available for sale	(285)	23	(1,140)	(176)	319
Change in deferred income taxes resulting from other comprehensive income	114	(10)	849	(1,058)	1,194
Change in deferred benefit pension plans	—	—	(1,019)	3,431	5,804

The accompanying notes are an integral part of these consolidated financial statements.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Asheville Savings Bank, S.S.B. is a North Carolina-chartered mutual savings bank with one subsidiary (described below). The Bank and its subsidiary are collectively referred to hereafter as the “Bank.” The Bank is headquartered in Asheville, North Carolina and provides mortgage, consumer and commercial banking services primarily in Buncombe, Henderson, McDowell, Transylvania, and Madison counties of North Carolina. The Bank is regulated by the State of North Carolina Banking Commission (“NCBC”) and the Federal Deposit Insurance Corporation (“FDIC”).

Principles of Consolidation - The consolidated financial statements include the accounts of Appalachian Financial Services, Inc., a wholly owned subsidiary of Asheville Savings Bank, S.S.B. Appalachian Financial Services, Inc.’s principal business activity consists of investment activities. For purposes of the consolidated financial statements, all significant intercompany accounts and transactions have been eliminated. The subsidiary is inactive.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash equivalents include demand and time deposits (with original maturities of 90 days or less) at other financial institutions and federal funds sold.

Investment Securities - The Bank classifies investment securities into three categories. Debt securities that the Bank has the positive intent and ability to hold to maturity are classified as “held to maturity securities” and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as “trading securities” and reported at fair value, with unrealized gains and losses included in earnings. Debt securities not classified as either held to maturity securities or trading securities and equity securities not classified as trading securities are classified as “available for sale securities” and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of equity. The Bank classified no securities as trading securities as of March 31, 2011 (unaudited) and December 31, 2010 and 2009.

Realized gains and losses on sales of investment securities are recognized at the time of sale (“trade date”) based upon the specific identification method.

Interest income includes amortization of purchase premiums and discounts. Realized gains and losses are derived from the amortized cost of the security sold. Declines in the fair value of held to maturity and available for sale debt securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers, among other issues, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value, and (iv) whether it is more likely than not that the Bank will be required to sell the investment prior to a recovery.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments Held at Cost - The Bank, as a member of the Federal Home Loan Bank system (the “FHLB”), is required to maintain an investment in capital stock of the FHLB in an amount equal to the greater of 1% of its outstanding home loans or 5% of advances from the FHLB. This investment is carried at cost. Due to the redemption provisions of the FHLB, the Bank estimated that fair value equals cost and that this investment was not impaired at March 31, 2011 (unaudited) and December 31, 2010.

Loans - Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balances net of any unearned income, charge-offs, unamortized fees and costs on originated loans. The net amount of nonrefundable loan origination fees and certain direct costs associated with the lending processes are deferred and amortized to interest income over the contractual lives of the loans.

Loans Held for Sale - Loans held for sale are residential mortgages carried at the lower of cost or market value. The market values of loans held for sale are based on what mortgage buyers are currently offering the Bank on a “best efforts” basis to buy the loans.

Allowance for Loan Losses - The allowance for loan losses is management’s estimate of probable credit losses that are inherent in the Bank’s loan portfolios at the balance sheet date. The allowance increases when the Bank provides for loan losses through charges to operating earnings and when the Bank recovers amounts from loans previously written down or charged off. The allowance decreases when the Bank writes down or charges off loans amounts that are deemed uncollectible.

Management determines the allowance for loan losses based on periodic evaluations that are inherently subjective and require substantial judgment because the evaluations require the use of material estimates that are susceptible to significant change. The Bank generally uses two allowance methodologies that are primarily based on management’s determination as to whether or not a loan is considered to be impaired.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans are evaluated for impairment on a loan-by-loan basis and are considered impaired when it is probable, based on current information, that the borrower will be unable to pay contractual interest or principal as required by the loan agreement. Loans that experience insignificant payment delays and payment shortfalls are not necessarily considered impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment history, and the amount of the shortfall relative to the principal and interest owed. Impaired loans are measured at their estimated fair value based on either the value of the loan’s expected future cash flows discounted at the loan’s effective interest rate or on the collateral value, net of the estimated costs of disposal, if the loan is collateral dependent. For loans considered impaired, an individual allowance for loan losses is recorded when the loan principal balance exceeds the estimated fair value.

For loans not considered impaired, management determines the allowance for loan losses based on estimated loss percentages that are determined by and applied to the various classes of loans that comprise the segments of the Bank’s loan portfolio. The estimated loss percentages by loan class are based on a number of factors that include by class (i) average historical losses over the past three years, (ii) levels and trends in delinquencies, impairments, and net charge-offs, (iii) trends in the volume, terms, and concentrations, (iv) trends in interest rates, (v) effects of changes in the Bank’s risk tolerance, underwriting standards, lending policies, procedures, and practices, and (vi) national and local business and economic conditions.

Future material adjustments to the allowance for loan losses may be necessary due to changing economic conditions or declining collateral values. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and may require the Bank to make adjustments to the allowance for loan losses based upon judgments that differ significantly from those of management.

Nonperforming Assets - Nonperforming assets can include loans that are past due 90 days or more and continue to accrue interest, loans on which interest is not being accrued, and foreclosed real estate.

Loans Past Due 90 Days or More, Nonaccruing, Impaired, or Restructured – The Bank’s policies related to when loans are placed on nonaccruing status conform to guidelines prescribed by bank regulatory authorities. Generally, the Bank suspends the accrual of interest on loans (i) that are maintained on a cash basis because of the deterioration of the financial condition of the borrower, (ii) for which payment in full of principal or interest is not expected, or (iii) on which principal or interest has been in default for a period of 90 days or more, unless the loan is both well secured and in the process of collection. Under the Bank’s cost recovery method, interest income is subsequently recognized only to the extent cash payments are received in excess of collection of the prinicipal outstanding on the loan. Loans are returned to accruing status when all principal and interest amounts contractually due are brought current and concern no longer exists as to the future collectability of principal and interest.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impaired loans on which the Bank has granted concessions that modify the amounts and/or timing of contractual principal and interest payments are considered as restructured and are accounted for as troubled debt restructurings. The Bank’s policy for recognition of interest income on loans considered to be impaired, including restructured loans, is the same as its interest income recognition policy for loans not considered to be impaired.

Foreclosed Real Estate - Foreclosed real estate consists of real estate and other assets acquired as a result of customers’ loan defaults. Foreclosed real estate is stated at the lower of the related loan balance or the fair value of the property net of the estimated costs of disposal with a charge to the allowance for loan losses upon foreclosure. Any write-downs subsequent to foreclosure are charged against operating earnings. To the extent recoverable, costs relating to the development and improvement of property are capitalized, whereas those costs relating to holding the property are charged to expense.

Premises and Equipment - Premises and equipment are stated at cost less accumulated depreciation. Major additions and improvements are capitalized, and repairs which do not improve or extend the life of the respective assets are expensed in the period incurred. Gains and losses on dispositions are reflected in current operations.

Depreciation of premises and equipment is provided over the estimated useful lives of the related assets on the straight-line method for financial statement purposes and on a combination of straight-line and accelerated methods for income tax purposes. Estimated lives are 10 to 40 years for buildings, building components and improvements, 5 to 10 years for furniture, fixtures and equipment and 3 years for computers.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Bank estimates the future cash flows expected to result from the use of the asset and its eventual disposition, and recognizes an impairment loss if the expected future cash flows are less than the carrying amount of the asset.

Deferred Loan Fees - The Bank defers loan origination fees, net of certain direct loan origination costs. Such costs and fees for loans held for investment are recognized as an adjustment to yield over the lives of the related loans utilizing a method of amortization that approximates the level-yield method. When a loan is prepaid or sold, the related unamortized net origination fee is included in income. Net deferred fees for loans held for sale are deferred until the loan is sold and included as part of the gain or loss on the sale.

Commitment fees to originate or purchase loans are deferred and, if the commitment is exercised, recognized over the life of the loan as an adjustment of yield. If the commitment expires unexercised, commitment fees are recognized in income upon expiration of the commitment.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income - Comprehensive income is defined as the change in equity of an enterprise during a period from transactions and other events and circumstances from non-owner sources and, accordingly, includes both net income and amounts referred to as other comprehensive income. The items of other comprehensive income are included in the Consolidated Statements of Comprehensive Income (Loss). The accumulated balance of other comprehensive income is included in the equity section of the Consolidated Balance Sheets. The Bank’s components of accumulated other comprehensive income include unrealized gains and/or losses on investment securities classified as available for sale and certain changes in the Bank’s benefit obligations under its retirement plans.

The components of the Bank’s accumulated other comprehensive loss, net of income taxes, as of March 31, 2011 (unaudited) and December 31, 2010 and 2009, were as follows:

	(Unaudited) March 31,	December 31,
(in thousands)	2011	2010	2009
Unrealized gain (loss) on securities	$(619)	$(448)	$235
Benefit plan liability	(3,192)	(3,192)	(2,565)

Accumulated other comprehensive loss, net of tax	$(3,811)	$(3,640)	$(2,330)

Income Taxes - The establishment of provisions for federal and state income taxes is a complex area of accounting, which involves the use of significant judgments and estimates in applying relevant tax statutes. The Bank is subject to audit by federal and state tax authorities, the results of which may produce tax liabilities that differ from the Bank’s tax estimates and provisions. The Bank continually evaluates its exposure to possible tax assessments arising from audits and it records its estimate of possible exposure based on current facts and circumstances.

Deferred tax assets and liabilities are recognized for the tax effects of differing carrying values of assets and liabilities for tax and financial statement purposes that will reverse in future periods. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. When uncertainty exists concerning the recoverability of a deferred tax asset, the carrying value of the asset may be reduced by a valuation allowance. The amount of any valuation allowance established is based upon an estimate of the deferred tax asset that is more likely than not to be recovered. Increases or decreases in the valuation allowance result in increases or decreases to the provision for income taxes.

The Bank includes interest and penalties related to income tax liabilities in noninterest expense. The Bank’s tax filings for the years ended December 31, 2006 through 2010 are currently open to audit under statutes of limitations by the Internal Revenue Service and the North Carolina Department of Revenue.

Reclassifications - Certain amounts in the prior years’ financial statements have been reclassified to conform to the March 31, 2011 presentation. The reclassifications had no effect on net income or equity as previously reported.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Standards - In June 2009, the Financial Accounting Standards Board (FASB) issued new guidance impacting FASB ASC Topic 860: Transfers and Servicing (“FASB ASC Topic 860”). The objective of FASB ASC Topic 860 is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. FASB ASC Topic 860 is effective for financial asset transfers occurring after December 31, 2009. The adoption of this guidance did not have a material impact on the Bank’s consolidated financial statements.

In January 2010, new guidance was issued by the FASB requiring improved disclosures about fair value measurements. The guidance requires entities to disclose significant transfers in and out of fair value hierarchy levels, and the reasons for the transfers, and to present information about purchases, sales, issuances and settlements separately in the reconciliation of fair value measurements using significant unobservable inputs (Level 3). Additionally, the guidance clarifies that a reporting entity should provide fair value measurements for each class of assets and liabilities and disclose the inputs and valuation techniques used for fair value measurements using significant other observable inputs (Level 2) and significant unobservable inputs (Level 3). The Bank has applied the new disclosure requirements as of January 1, 2010. The adoption of this guidance did not have a material impact on the Bank’s consolidated financial statements.

In July, 2010 Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Loss (ASU 2010-20). In an effort to provide financial statement users with greater transparency about the allowance for loan and lease losses, ASU 2010-20 requires enhanced disclosures regarding the nature of credit risk inherent in the portfolio and how risk is analyzed and assessed in determining the amount of the allowance. Changes in the allowance will also require disclosure. The end-of-period disclosures were effective for the Bank on December 31, 2010 with the exception of disclosures related to troubled debt restructurings which become effective for interim and annual periods ending after June 15, 2011. The disclosures related to activity during a period are effective during 2011. The provisions of ASU 2010-20 have affected disclosures regarding the allowance for loan and lease losses, but will have no impact on financial condition, results of operations or liquidity.

In January 2011, the FASB issued Disclosures about the Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in ASU 2010-20 (ASU 2011-01). The provisions of ASU 2010-20 required the disclosure of more granular information on the nature and extent of troubled debt restructurings and their effect on the allowance for loan and lease losses effective for the Company’s reporting period ended March 31, 2011. The amendments in ASU 2011-01 defer the effective date related to these disclosures, enabling creditors to provide such disclosures after the FASB completes their project clarifying the guidance for determining what constitutes a troubled debt restructuring. As the provisions of this ASU only defer the effective date of disclosure requirements related to troubled debt restructurings, the adoption of this ASU had no impact on the Bank’s financial statements.

In April 2011, FASB issued A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring (ASU 2011-02), which clarifies when creditors should classify loan modifications as troubled debt restructurings. ASU 2011-02 is effective for interim and annual periods beginning on or after June 15, 2011, and is applied retrospectively to restructurings at the beginning of the year of adoption. The guidance on measuring the impairment of a receivable restructured in a troubled restructuring is effective on a prospective basis. The adoption of the new guidance is not expected to have a significant impact on the Bank’s financial statements.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

2. INVESTMENT SECURITIES

Securities Available for Sale - The maturities, amortized cost, unrealized gains, unrealized losses and fair values of securities available for sale at March 31, 2011 (unaudited) and at December 31, 2010 and 2009 are as follows:

Type and Maturity Group (in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
March 31, 2011 (unaudited)
U.S. Government Sponsored Entity (GSE) and agency securities due -
After 1 year but within 5 years	$39,772	$139	$(336)	$39,575
After 5 year but within 10 years	22,960	20	(305)	22,675
Asset-backed securities issued by the Small Business Administration (SBA)	18,360	107	(42)	18,425
Residential mortgage-backed securities issued by GSE’s	113,375	698	(1,281)	112,792
State and local government securities due -
After 5 year but within 10 years	1,121	7	—	1,128
After 10 years	3,372	3	(44)	3,331
Mutual funds	669	1	—	670

Total	$199,629	$975	$(2,008)	$198,596

December 31, 2010
U.S. GSE and agency securities due -
After 1 year but within 5 years	$32,072	$215	$(244)	$32,043
After 5 year but within 10 years	18,182	44	(227)	17,999
Asset-backed securities issued by the SBA	15,952	101	(14)	16,039
Residential mortgage-backed securities issued by GSE’s	105,944	644	(1,178)	105,410
State and local government securities due -
After 10 years	3,379	—	(92)	3,287
Mutual funds	664	3	—	667

Total	$176,193	$1,007	$(1,755)	$175,445

December 31, 2009
U.S. GSE and agency securities due -
After 1 year but within 5 years	$11,012	$53	$(44)	$11,021
After 5 year but within 10 years	14,036	72	(21)	14,087
Asset-backed securities issued by the SBA	7,417	—	(43)	7,374
Residential mortgage-backed securities issued by GSE’s	53,463	628	(126)	53,965
State and local government securities due -
After 5 years but within 10 years	1,026	4	—	1,030
Mutual funds	641	—	(4)	637
Trust preferred security	2,070	—	(127)	1,943

Total	$89,665	$757	$(365)	$90,057

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

2. INVESTMENT SECURITIES (Continued)

Securities Held to Maturity - The maturities, amortized cost, unrealized gains, unrealized losses and fair values of securities classified as held to maturity at March 31, 2011 (unaudited) and December 31, 2010 and 2009 are as follows:

Type and Maturity Group	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
(in thousands)
March 31, 2011 (unaudited)
U.S. GSE and agency securities due -
After 5 year but within 10 years	$1,087	$64	$—	$1,151
Residential mortgage-backed securities issued by GSE’s	2,223	139	—	2,362
State and local government securities due -
After 10 years	2,410	74	—	2,484

Total	$5,720	$277	$—	$5,997

December 31, 2010
U.S. GSE and agency securities due -
After 5 year but within 10 years	$1,090	$79	$—	$1,169
Residential mortgage-backed securities issued by GSE’s	2,449	149	—	2,598
State and local government securities due -
After 10 years	2,409	36	(14)	2,431

Total	$5,948	$264	$(14)	$6,198

December 31, 2009
U.S. GSE and agency securities due -
After 5 year but within 10 years	$1,101	$—	$(5)	$1,096
Residential mortgage-backed securities issued by GSE’s	3,452	138	—	3,590
State and local government securities due -
After 10 years	2,405	93	—	2,498

Total	$6,958	$231	$(5)	$7,184

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

2. INVESTMENT SECURITIES (Continued)

The following tables show investment gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at March 31, 2011 (unaudited) and December 31, 2010 and 2009. The total number of securities with unrealized losses at March 31, 2011 and December 31, 2010 and 2009 were 78 (unaudited), 63, and 7, respectively. The unrealized losses relate to debt securities that have incurred fair value reductions due to higher market interest rates since the securities were purchased. The unrealized losses are not likely to reverse unless and until market interest rates decline to the levels that existed when the securities were purchased. Management has the intent to hold securities with unrealized losses until a recovery of the market value occurs. Management has determined that it is more likely than not that the Bank will not be required to sell any of the securities with unrealized losses prior to a recovery of market value sufficient to negate the unrealized loss. Management has analyzed the creditworthiness of the underlying issuers and determined that the Bank will collect all contractual cash flows, therefore all impairment is considered to be temporary.

	March 31, 2011 (unaudited)
	Less Than 12 Months		12 Months or More		Total
(in thousands)	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Securities Available for Sale
US GSE and agency	$45,585	$(641)	$—	$—	$45,585	$(641)
Asset-backed SBA	4,737	(42)	—	—	4,737	(42)
Residential mortgage- backed GSE	62,627	(1,281)	—	—	62,627	(1,281)
State and local government	2,206	(44)	—	—	2,206	(44)

Temporarily impaired securities available for sale	115,155	(2,008)	—	—	115,155	(2,008)

Total temporarily impaired securities	$115,155	$(2,008)	$—	$—	$115,155	$(2,008)

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

2. INVESTMENT SECURITIES (Continued)

	December 31, 2010
	Less Than 12 Months		12 Months or More		Total
(in thousands)	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Securities Available for Sale
US GSE and agency	$28,901	$(471)	$—	$—	$28,901	$(471)
Asset-backed SBA	1,857	(14)	—	—	1,857	(14)
Residential mortgage- backed GSE	60,009	(1,178)	—	—	60,009	(1,178)
State and local government	3,287	(92)	—	—	3,287	(92)

Temporarily impaired securities available for sale	94,054	(1,755)	—	—	94,054	(1,755)

Securities Held to Maturity
State and local government	1,453	(14)	—	—	1,453	(14)

Temporarily impaired securities held to maturity	1,453	(14)	—	—	1,453	(14)

Total temporarily impaired securities	$95,507	$(1,769)	$—	$—	$95,507	$(1,769)

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

2. INVESTMENT SECURITIES (Continued)

	December 31, 2009
	Less Than 12 Months		12 Months or More		Total
(in thousands)	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Securities Available for Sale
US GSE and agency	$14,006	$(65)	$—	$—	$14,006	$(65)
Asset-backed SBA	7,341	(43)	—	—	7,341	(43)
Residential mortgage- backed GSE	11,681	(126)	—	—	11,681	(126)
Mutual funds	637	(4)	—	—	637	(4)
Trust preferred	—	—	1,944	(127)	1,944	(127)

Temporarily impaired securities available for sale	33,665	(238)	1,944	(127)	35,609	(365)

Securities Held to Maturity
US GSE and agency	1,097	(5)	—	—	1,097	(5)

Temporarily impaired securities held to maturity	1,097	(5)	—	—	1,097	(5)

Total temporarily impaired securities	$34,762	$(243)	$1,944	$(127)	$36,706	$(370)

Investment securities pledged as collateral follow:

	(Unaudited) March 31,	December 31,
(in thousands)	2011	2010	2009
Pledged to Federal funds purchased lines of credit	$1,963	$1,972	$—
Pledged to Treasury Tax and Loan deposit accounts	1,045	1,054	1,029
Pledged to repurchase agreements for commercial customers	2,426	1,553	1,981

Gross proceeds and gross realized gains from sales of securities recognized in net income follow:

	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
(in thousands)	2011	2010	2010	2009	2008
Gross proceeds from sales of securities	$—	$2,000	$18,908	$16,923	$—
Gross realized gains from sales of securities	—	486	798	539	—

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

3. LOANS RECEIVABLE

The Bank’s loans receivable by segment and class follow:

	(Unaudited)
	March 31,	December 31,
(in thousands)	2011	2010	2009
Commercial:
Commercial construction and land development	$27,830	$28,473	$30,158
Commercial mortgage	162,675	164,553	197,239
Commercial and industrial	15,764	17,656	22,794

Total commercial	206,269	210,682	250,191

Non-commercial:
Non-commercial construction and land development	7,864	8,670	15,141
Residential mortgage	177,846	180,439	190,965
Revolving mortgage	52,042	53,432	55,038
Consumer	41,135	47,212	86,768

Total non-commercial	278,887	289,753	347,912

Total loans receivable	485,156	500,435	598,103
Less: Deferred loan fees	(427)	(432)	(502)

Total loans receivable net of deferred loan fees	484,729	500,003	597,601
Less: Allowance for loan losses	(12,632)	(12,676)	(8,994)

Loans receivable, net	$472,097	$487,327	$588,607

Loan Segments and Classes

The Bank’s portfolio segments and classes within those segments are subject to risks that could have an adverse impact on the credit quality of the loan portfolio. Management identified the risks described below as significant risks that are generally similar among the loan segments and classes.

Commercial loan segment

The Bank’s commercial loans are centrally underwritten based primarily on the customer’s ability to generate the required cash flow to service the debt in accordance with the contractual terms and conditions of the loan agreement. The Bank’s commercial lenders and underwriters work to understand the borrower’s businesses and management experiences. The majority of the Bank’s commercial loans are secured by collateral, so collateral values are important to the transaction. In commercial loan transactions where the principals or other parties provide personal guarantees, the Bank’s commercial lenders and underwriters analyze the relative financial strength and liquidity of each guarantor. Risks that are common to the Bank’s commercial loan classes include general economic conditions, demand for the borrowers’ products and services, the personal circumstances of the principals, and reductions in collateral values.

In addition to these common risks for the Bank’s commercial loans, the various commercial loan classes also have certain risks specific to them.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

3. LOANS RECEIVABLE (Continued)

Commercial construction and land development loans are highly dependent on the supply and demand for commercial real estate in the Bank’s markets as well as the demand for the newly constructed residential homes and lots being developed by the Bank’s commercial loan customers. Prolonged deterioration in demand could result in significant decreases in the underlying collateral values and make repayment of the outstanding loans more difficult for the Bank’s commercial borrowers.

Commercial mortgage and commercial and industrial loans are primarily dependent on the ability of the Bank’s commercial loan customers to achieve business results consistent with those projected at loan origination resulting in cash flow sufficient to service the debt. To the extent that a borrower’s actual business results significantly underperform the original projections, the ability of that borrower to service the Bank’s loan on a basis consistent with the contractual terms may be at risk. While these loans and leases are generally secured by real property, personal property, or business assets such as inventory or accounts receivable, it is possible that the liquidation of the collateral will not fully satisfy the obligation.

Non-commercial loan segment

The Bank underwrites its non-commercial loans using automated credit scoring and analysis tools. These credit scoring tools take into account factors such as payment history, credit utilization, length of credit history, types of credit currently in use, and recent credit inquiries. To the extent that the loan is secured by collateral, the value of the collateral is also evaluated. Common risks to each class of non-commercial loans include general economic conditions within the Bank’s markets, such as unemployment and potential declines in collateral values, and the personal circumstances of the borrowers.

In addition to these common risks for the Bank’s non-commercial loans, various non-commercial loan classes may also have certain risks specific to them.

Residential mortgage and non-commercial construction and land development loans are to individuals and are typically secured by 1-4 family residential property, undeveloped land, and partially developed land in anticipation of pending construction of a personal residence. Significant and rapid declines in real estate values can result in residential mortgage loan borrowers having debt levels in excess of the current market value of the collateral. Recent declines in value have led to unprecedented levels of foreclosures and losses within the banking industry. Non-commercial construction and land development loans often experience delays in completion and cost overruns that exceed the borrower’s financial ability to complete the project. Such cost overruns can routinely result in foreclosure of partially completed and unmarketable collateral.

Revolving mortgage loans are often secured by second liens on residential real estate, thereby making such loans particularly susceptible to declining collateral values. A substantial decline in collateral value could render the Bank’s second lien position to be effectively unsecured. Additional risks include lien perfection inaccuracies and disputes with first lien holders that may further weaken collateral positions. Further, the open-end structure of these loans creates the risk that customers may draw on the lines in excess of the collateral value if there have been significant declines since origination.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

3. LOANS RECEIVABLE (Continued)

Consumer loans include loans secured by personal property such as automobiles, marketable securities, other titled recreational vehicles including boats and motorcycles, as well as unsecured consumer debt. The value of underlying collateral within this class is especially volatile due to potential rapid depreciation in values since date of loan origination in excess of principal repayment.

Credit Quality Indicators

Loans are monitored for credit quality on a recurring basis and the composition of the loans outstanding by credit quality indicator is provided below.

Loan credit quality indicators are developed through review of individual borrowers on an ongoing basis. Most commercial loans are evaluated at least annually with more frequent evaluation of more severely criticized loans or leases. The indicators represent the rating for loans as of the date presented based on the most recent assessment performed. These credit quality indicators are defined as follows:

Pass - A pass rated asset is not adversely classified because it does not display any of the characteristics for adverse classification.

Special mention - A special mention asset has potential weaknesses that deserve management’s close attention. If left uncorrected, such potential weaknesses may result in deterioration of the repayment prospects or collateral position at some future date. Special mention assets are not adversely classified and do not warrant adverse classification.

Substandard - A substandard asset is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Assets classified as substandard generally have a well-defined weakness, or weaknesses, that jeopardize the liquidation of the debt. These assets are characterized by the distinct possibility of loss if the deficiencies are not corrected.

Doubtful - An asset classified doubtful has all the weaknesses inherent in an asset classified substandard with the added characteristic that the weaknesses make collection or liquidation in full highly questionable and improbable, on the basis of currently existing facts, conditions, and values.

Loss - Assets classified loss are considered uncollectible and of such little value that their continuing to be carried as an asset is not warranted. This classification is not necessarily equivalent to no potential for recovery or salvage value, but rather that it is not appropriate to defer a full write-off even though partial recovery may be effected in the future.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

3. LOANS RECEIVABLE (Continued)

The Bank’s loans receivable by segment, class, and grade follow:

(in thousands)	Pass	Special Mention	Substandard	Doubtful	Loss	Total Loans
March 31, 2011 (unaudited)
Commercial:
Commercial construction and land development	$12,365	$1,565	$13,897	$—	$3	$27,830
Commercial mortgage	139,005	14,387	9,241	—	42	162,675
Commercial and industrial	13,773	686	1,161	—	144	15,764

Total commercial	165,143	16,638	24,299	—	189	206,269

Non-commercial:
Non-commercial construction and land development	5,508	326	2,027	—	3	7,864
Residential mortgage	164,119	8,698	4,966	—	63	177,846
Revolving mortgage	49,601	1,808	633	—	—	52,042
Consumer	39,091	1,944	100	—	—	41,135

Total non-commercial	258,319	12,776	7,726	—	66	278,887

Total loans receivable	$423,462	$29,414	$32,025	$—	$255	$485,156

December 31, 2010
Commercial:
Commercial construction and land development	$12,532	$1,578	$14,269	$—	$94	$28,473
Commercial mortgage	141,269	17,128	6,043	—	113	164,553
Commercial and industrial	15,542	716	1,398	—	—	17,656

Total commercial	169,343	19,422	21,710	—	207	210,682

Non-commercial:
Non-commercial construction and land development	6,367	—	2,281	—	22	8,670
Residential mortgage	166,007	7,625	6,771	—	36	180,439
Revolving mortgage	50,976	1,712	744	—	—	53,432
Consumer	45,133	1,731	348	—	—	47,212

Total non-commercial	268,483	11,068	10,144	—	58	289,753

Total loans receivable	$437,826	$30,490	$31,854	$—	$265	$500,435

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

3. LOANS RECEIVABLE (Continued)

The Bank’s loans receivable by segment, class, and delinquency status follow:

	Past Due
(in thousands)	30-89 Days	90 Days or More	Total	Current	Total Loans
March 31, 2011 (unaudited)
Commercial:
Commercial construction and land development	$—	$4,744	$4,744	$23,086	$27,830
Commercial mortgage	589	5,319	5,908	156,767	162,675
Commercial and industrial	136	300	436	15,328	15,764

Total commercial	725	10,363	11,088	195,181	206,269

Non-commercial:
Non-commercial construction and land development	—	280	280	7,584	7,864
Residential mortgage	1,301	2,593	3,894	173,952	177,846
Revolving mortgage	491	135	626	51,416	52,042
Consumer	1,268	41	1,309	39,826	41,135

Total non-commercial	3,060	3,049	6,109	272,778	278,887

Total loans receivable	$3,785	$13,412	$17,197	$467,959	$485,156

December 31, 2010
Commercial:
Commercial construction and land development	$462	$3,451	$3,913	$24,560	$28,473
Commercial mortgage	2,298	3,363	5,661	158,892	164,553
Commercial and industrial	288	290	578	17,078	17,656

Total commercial	3,048	7,104	10,152	200,530	210,682

Non-commercial:
Non-commercial construction and land development	282	553	835	7,835	8,670
Residential mortgage	4,996	2,878	7,874	172,565	180,439
Revolving mortgage	576	191	767	52,665	53,432
Consumer	1,387	94	1,481	45,731	47,212

Total non-commercial	7,241	3,716	10,957	278,796	289,753

Total loans receivable	$10,289	$10,820	$21,109	$479,326	$500,435

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

3. LOANS RECEIVABLE (Continued)

The Bank’s recorded investment in loans, by segment and class, that are not accruing interest or are 90 days or more past due and still accruing interest follow:

	(Unaudited) March 31, 2011		December 31, 2010
(in thousands)	Nonaccruing	Past Due 90 Days or More and Still Accruing	Nonaccruing	Past Due 90 Days or More and Still Accruing
Commercial:
Commercial construction and land development	$4,744	$—	$5,205	$—
Commercial mortgage	5,319	—	3,810	—
Commercial and industrial	308	—	377	—

Total commercial	10,371	—	9,392	—

Non-commercial:
Non-commercial construction and land development	280	—	553	—
Residential mortgage	3,259	—	3,194	—
Revolving mortgage	239	—	191	—
Consumer	41	—	94	—

Total non-commercial	3,819	—	4,032	—

Total loans receivable	$14,190	$—	$13,424	$—

Loans made to the Bank’s directors and executive officers in the ordinary course of business with terms consistent with those offered to the Bank’s other customers follow:

	(Unaudited)
	March 31,	December 31,
(in thousands)	2011	2010	2009
At beginning of period	$3,278	$4,004	$6,993
New loans	28	278	70
Repayments of loans	(202)	(1,004)	(3,059)

At end of period	$3,104	$3,278	$4,004

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

4. ALLOWANCE FOR LOAN LOSSES

An analysis of the allowance for loan losses follows:

	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
(in thousands)	2011	2010	2010	2009	2008
Balance at beginning of period	$12,676	$8,994	$8,994	$6,403	$5,074
Provision for loan losses	657	1,859	22,419	4,655	3,049
Charge-offs	(804)	(1,817)	(18,864)	(2,194)	(1,893)
Recoveries	103	38	127	130	173

Balance at end of period	$12,632	$9,074	$12,676	$8,994	$6,403

An analysis of the allowance for loan losses by segment follows:

	(Unaudited) Three Months Ended March 31, 2011
(in thousands)	Commercial	Non- Commercial	Total
Balance at beginning of period	$7,658	$5,018	$12,676
Provision for loan losses	117	540	657
Charge-offs	(146)	(658)	(804)
Recoveries	66	37	103

Balance at end of period	$7,695	$4,937	$12,632

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

4. ALLOWANCE FOR LOAN LOSSES (Continued)

The Bank’s ending balances of loans and the related allowance, by segment and class, follows:

	Allowance for Loan Losses			Total Loans Receivable
(in thousands)	Loans Individually Evaluated for Impairment	Loans Collectively Evaluated	Total	Loans Individually Evaluated for Impairment	Loans Collectively Evaluated	Total
March 31, 2011 (unaudited)
Commercial:
Commercial construction and land development	$151	$1,259	$1,410	$16,316	$11,514	$27,830
Commercial mortgage	831	4,511	5,342	9,388	153,287	162,675
Commercial and industrial	511	423	934	1,291	14,473	15,764

Total commercial	1,493	6,193	7,686	26,995	179,274	206,269

Non-commercial:
Non-commercial construction and land development	639	128	767	2,582	5,282	7,864
Residential mortgage	397	1,784	2,181	5,590	172,256	177,846
Revolving mortgage	—	1,062	1,062	—	52,042	52,042
Consumer	—	927	927	—	41,135	41,135

Total non-commercial	1,036	3,901	4,937	8,172	270,715	278,887

Unallocated	—	—	9	—	—	—

Total loans receivable	$2,529	$10,094	$12,632	$35,167	$449,989	$485,156

December 31, 2010
Commercial:
Commercial construction and land development	$242	$990	$1,232	$16,765	$11,708	$28,473
Commercial mortgage	717	4,769	5,486	6,235	158,318	164,553
Commercial and industrial	366	416	782	1,351	16,305	17,656

Total commercial	1,325	6,175	7,500	24,351	186,331	210,682

Non-commercial:
Non-commercial construction and land development	553	196	749	2,601	6,069	8,670
Residential mortgage	449	1,758	2,207	7,290	173,149	180,439
Revolving mortgage	—	1,021	1,021	—	53,432	53,432
Consumer	—	1,041	1,041	—	47,212	47,212

Total non-commercial	1,002	4,016	5,018	9,891	279,862	289,753

Unallocated			158

Total loans receivable	$2,327	$10,191	$12,676	$34,242	$466,193	$500,435

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

4. ALLOWANCE FOR LOAN LOSSES (Continued)

The Bank’s impaired loans and the related allowance, by segment and class, follows:

(in thousands)	With a Recorded Allowance	With No Recorded Allowance	Total	Related Recorded Allowance
March 31, 2011 (unaudited)
Commercial:
Commercial construction and land development	$625	$15,691	$16,316	$151
Commercial mortgage	8,355	1,033	9,388	831
Commercial and industrial	1,291	—	1,291	511

Total commercial	10,271	16,724	26,995	1,493

Non-commercial:
Non-commercial construction and land development	2,467	115	2,582	639
Residential mortgage	2,823	2,767	5,590	397

Total non-commercial	5,290	2,882	8,172	1,036

Total impaired loans	$15,561	$19,606	$35,167	$2,529

December 31, 2010
Commercial:
Commercial construction and land development	$3,992	$12,773	$16,765	$242
Commercial mortgage	3,448	2,787	6,235	717
Commercial and industrial	1,000	351	1,351	366

Total commercial	8,440	15,911	24,351	1,325

Non-commercial:
Non-commercial construction and land development	2,601	—	2,601	553
Residential mortgage	3,807	3,483	7,290	449

Total non-commercial	6,408	3,483	9,891	1,002

Total impaired loans	$14,848	$19,394	$34,242	$2,327

December 31, 2009
Total impaired loans	$12,615	$27,116	$39,731	$799

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

4. ALLOWANCE FOR LOAN LOSSES (Continued)

The Bank’s average recorded investment in impaired loans and interest income recognized on impaired loans follows:

	March 31, 2011 (Unaudited)			December 31, 2010
(in thousands)	Average Recorded Investment	Unpaid Principal Balance	Interest Income Recognized	Average Recorded Investment	Unpaid Principal Balance	Interest Income Recognized
Commercial:
Commercial construction and land development	$16,597	$20,268	$63	$17,171	$19,115	$188
Commercial mortgage	8,305	10,992	8	12,674	7,758	56
Commercial and industrial	1,309	1,513	7	1,477	1,709	29

Total commercial	26,211	32,773	78	31,322	28,582	273

Non-commercial:
Non-commercial construction and land development	2,596	2,696	3	1,414	2,696	10
Residential mortgage	6,430	6,255	25	7,967	7,673	86
Revolving mortgage	—	—	—	33	—	—
Consumer	—	—	—	—	—	7

Total non-commercial	9,026	8,951	28	9,414	10,369	103

Total loans receivable	$35,237	$41,724	$106	$40,736	$38,951	$376

(in thousands)	(Unaudited) Three Months Ended March 31,	Years Emded December 31,
	2010	2009	2008
Average recorded investment in impaired loans	$41,528	$25,084	$7,012

Interest income recognized on impaired loans	$94	$502	$—

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

4. ALLOWANCE FOR LOAN LOSSES (Continued)

The Bank’s loans that were performing under the terms of troubled debt restructurings that were excluded from nonaccruing loans above follow:

(in thousands)	(Unaudited) March 31,	December 31,
	2011	2010	2009
Performing restructured loans included in impaired loans	$11,575	$18,246	$21,216

The Bank services loans for Habitat for Humanity of Western North Carolina as an in kind donation.

The balances of these loans were $11.3 million (unaudited), $11.4 million, and $10.2 million at March 31, 2011 and December 31, 2010 and 2009, respectively.

5. PREMISES AND EQUIPMENT

A summary of Bank premises and equipment, and related depreciation expense, follows:

(in thousands)	(Unaudited) March 31,	December 31,
	2011	2010	2009
Land	$3,407	$3,407	$3,407
Office buildings and improvements	15,712	15,693	14,688
Furniture, fixtures, equipment and auto	8,499	8,431	8,267
Construction in progress	22	18	179

Total	27,640	27,549	26,541
Less - accumulated depreciation	(13,016)	(12,705)	(11,561)

Premises and equipment, net	$14,624	$14,844	$14,980

(in thousands)	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
	2011	2010	2010	2009	2008
Depreciation expense	$311	$309	$1,231	$1,261	$1,103

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

6. FORECLOSED REAL ESTATE

An analysis of the Bank’s foreclosed properties follows:

(in thousands)	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
	2011	2010	2010	2009	2008
Beginning balance	$10,650	$3,699	$3,699	$6,272	$—
Transfers from loans	200	688	12,585	2,968	6,272
Capitalized cost	18	63	72	273	—
Loss provision	(79)	(10)	(1,780)	—	—
Sales of properties, net of gains and losses	(283)	(350)	(3,788)	(1,614)	—
Sales of properties funded by loans	—	—	(138)	(4,200)	—

Ending balance	$10,506	$4,090	$10,650	$3,699	$6,272

7. DEPOSIT ACCOUNTS

The Bank’s deposit accounts are summarized as follows:

(in thousands)	(Unaudited) March 31,	December 31,
	2011	2010	2009
Noninterest-bearing demand accounts	$45,039	$44,996	$37,715
NOW accounts	135,347	134,836	125,648
Savings accounts	22,461	21,384	18,973
Money market accounts	133,075	131,138	117,866
Certificate accounts	280,664	287,403	308,336

Total deposits	$616,586	$619,757	$608,538

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

7. DEPOSIT ACCOUNTS (Continued)

The scheduled maturities of certificate of deposit accounts follow:

(in thousands)	(Unaudited) March 31,	December 31,
	2011	2010	2009
2010	$—	$—	$227,035
2011	131,039	163,775	40,028
2012	110,118	89,894	38,621
2013	30,812	28,424	1,285
2014	4,925	2,087	1,367
2015	3,343	3,223	—
2016	427		—

Total	$280,664	$287,403	$308,336

Additional certificate of deposit information (amounts included in the preceding tables)
Aggregate certificate of deposit accounts of $100,000 or more	$101,539	$102,490	$115,230

Brokered certificate of deposit accounts	$15,359	$15,359	$7,500

Deposit interest expense follows for the periods indicated:

(in thousands)	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
	2011	2010	2010	2009	2008
NOW accounts	$314	$491	$1,780	$1,688	$880
Savings accounts	17	18	70	73	82
Money market accounts	178	280	1,046	1,488	2,226
Certificate accounts	1,197	1,665	6,128	9,091	11,190

Total deposits	$1,706	$2,454	$9,024	$12,340	$14,378

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

8. OVERNIGHT AND SHORT-TERM BORROWINGS

Overnight and short-term borrowings follow:

(in thousands)	(Unaudited) March 31,	December 31,
	2011	2010	2009
Securities sold under agreements to repurchase	$1,404	$1,008	$1,694

Total overnight and short-term borrowings	$1,404	$1,008	$1,694

Total available credit under federal funds borrowing agreements	$37,000	$37,000	$42,000

The Bank has the ability to establish a Federal Funds borrowing arrangement with the Federal Reserve Bank should the Bank decide to pledge qualifying assets to secure any borrowings under the arrangement.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

9. ADVANCES FROM THE FEDERAL HOME LOAN BANK

The Bank has established a line of credit borrowing arrangement with the Federal Home Loan Bank (“FHLB”). Available credit under this commitment was $55.3 million at March 31, 2011 (unaudited) and $58.0 million at December 31, 2010. As security for advances, the Bank, under a blanket-floating lien, is required to maintain qualifying mortgages with unpaid principal balances, when discounted at 75% of the unpaid principal balances, equal to at least 100% of its outstanding advances. All stock in the FHLB is also pledged to secure these advances.

Maturities, conversion dates, and interest rates on outstanding FHLB advances follow (dollars in thousands):

Maturity Date	Date Convertible By FHLB to Variable Rate	Interest Rate	(Unaudited) March 31, 2011	December 31,
				2010	2009
March 13, 2017	June 13, 2011 (1)	4.09%	$10,000	$10,000	$10,000
March 13, 2017	June 13, 2011 (1)	4.20%	10,000	10,000	10,000
March 20, 2017	June 20, 2011 (1)	3.99%	10,000	10,000	10,000
June 29, 2017	June 29, 2011 (1)	4.46%	10,000	10,000	10,000
September 11, 2017	June 13, 2011 (1)	3.45%	10,000	10,000	10,000
September 17, 2018	September 17, 2013 (2)	3.65%	10,000	10,000	10,000

Total FHLB advances		3.97%	$60,000	$60,000	$60,000

(1)	FHLB has the option to convert the advance to a variable rate each quarter until maturity.
(2)	FHLB has the option to convert the advance to a variable rate only on the date indicated.

If the FHLB exercises its conversion option, the Bank can accept the new terms or repay the advance without any prepayment penalty. These advance agreements also contain penalty provisions for early repayments if current advance rates are lower than the interest rates on the advances being repaid.

The Bank had outstanding irrevocable letters of credit totaling $7 million from the FHLB at March 31, 2011 (unaudited) and December 31, 2010, respectively, used to secure North Carolina public deposits.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

10. INCOME TAXES

Components of the income tax provision follows:

(in thousands)	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
	2011	2010	2010	2009	2008
Current:
Federal	$3	$195	$(2,528)	$1,329	$1,229
State	1	48	—	27	29

Total current expense (benefit)	4	243	(2,528)	1,356	1,258

Deferred:
Federal	263	(1)	(2,424)	(583)	30
State	17	—	(1,122)	18	94

Total deferred expense (benefit)	280	(1)	(3,546)	(565)	124

Total income tax provision (benefit)	$284	$242	$(6,074)	$791	$1,382

Increases (decreases) in deferred tax liabilities allocated to other comprehensive income related to:
Unrealized gains (losses) on securities available for sale	$114	$(9)	$457	$70	$(128)
Qualified and non-qualified pension plan liability adjustments	—	(1)	392	(1,128)	2,042

Total	$114	$(10)	$849	$(1,058)	$1,914

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

10. INCOME TAXES (Continued)

The approximate tax effects of each type of temporary difference that gave rise to the Bank’s deferred income tax assets and liabilities follows:

	(Unaudited)
	March 31,	December 31,
(in thousands)	2011	2010	2009
Deferred tax assets relating to:
Deferred loan fees	$165	$167	$193
Deferred compensation	543	520	501
Non-accrual interest, book versus tax	257	205	194
Accrued vacation	180	174	162
Allowance for loan losses	4,887	4,904	3,468
Pension liabilities and prepayments	2,003	2,003	1,610
Net operating/net economic loss carry forward	978	1,433	—
Loss reserve on foreclosed real estate	519	503	—
Deferred Gain on Sale of foreclosed real estate	78	78	—
Unrealized loss on securities available for sale	413	299	—
Other	70	67	92

Total deferred tax assets	10,093	10,353	6,220

Deferred tax liabilities relating to:
Original issue discount - loan fees	(580)	(587)	(623)
Property	(552)	(588)	(522)
Pension liabilities and prepayments	(1,607)	(1,658)	(1,802)
FHLB stock	(763)	(763)	(761)
Unrealized gain on securities available for sale	—	—	(157)
Other	(116)	(116)	(109)

Total deferred tax liabilities	(3,618)	(3,712)	(3,974)

Net recorded deferred tax assets	$6,475	$6,641	$2,246

A significant portion of the recorded deferred tax assets relate to a net operating loss carry forward and a loan loss allowance on which the realization of income tax benefits is dependent on the Bank’s ability to generate future taxable income. Because of this dependency, the Bank’s management considered the need for a valuation allowance, but determined there was sufficient positive evidence to support their conclusion not to record a valuation allowance. The positive evidence that led the Bank’s management to conclude that the income tax benefits of the Bank’s deferred tax assets would be realized included (1) the Bank has a sustained history of generating taxable income and realizing the income tax benefits of its deferred tax assets and income tax credits, (2) the Bank’s management believes that, based on certain improving credit quality indicators, the credit quality issues that gave rise to the net operating loss carry forward and deferred tax asset related to the loan loss allowance were to a large extent limited to 2010, and provisioning is expected to decline in 2011 and 2012 from the 2010 level, (3) the Bank’s management is projecting pretax income in 2011 and 2012, (4) the Bank’s management is aware of one or more strategies that, if implemented, could generate future taxable income, and (5) the net operating loss carry forward does not expire in the near term. The Bank’s Federal and North Carolina loss carry forward periods are 20 years and 15 years, respectively. However, there can be no assurance that the Bank will generate taxable income or that the income tax benefit of all of its net operating loss carry forward and deferred tax asset positions will be realized.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

10. INCOME TAXES (Continued)

Income taxes computed by applying the federal statutory income tax rate of 34% to income before income taxes differs from the actual income tax provision because of the following:

	(Unaudited)
	Three Months Ended		Years Ended
	March 31,		December 31,
(in thousands)	2011	2010	2010	2009	2008
Income tax provision at statutory rate	$295	$228	$(5,281)	$789	$1,297
Increase (decrease) in income taxes resulting from:
State taxes, net of federal effect	12	32	(741)	30	81
Other, net	(23)	(18)	(52)	(28)	4

Total	$284	$242	$(6,074)	$791	$1,382

Retained income includes approximately $7.2 million representing pre-1988 tax bad debt reserve base year amounts for which no deferred income tax liability has been provided since these reserves are not expected to reverse and may never reverse. Circumstances that would require an accrual of a portion or all of this unrecorded tax liability are a reduction in qualifying loan levels relative to the end of 1987, failure to meet the definition of a bank, dividend payments in excess of accumulated tax earnings and profits, or other distributions, dissolution or liquidation of the Bank’s equity.

11. REGULATORY CAPITAL REQUIREMENTS

Capital Levels - The Bank is a state-chartered mutual savings bank regulated by the FDIC and the NCBC. Regulations require the Bank to maintain a minimum leverage ratio of total capital to total assets of four percent, a minimum ratio of qualifying total capital to risk-weighted assets of eight percent, of which at least four percent must be in the form of core capital, and a North Carolina Savings Bank Capital ratio of total adjusted capital to total adjusted assets of five percent.

Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification also are subject to qualitative judgments by the regulators about components, risk weightings and other factors.

As of December 31, 2010, the most recent regulatory reporting period, the Bank was well capitalized under the current regulatory framework. To be categorized as well capitalized, the Bank must maintain minimum total risk-based capital, Tier I leverage ratio, and Tier I risk adjusted capital as set forth in the table below.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

11. REGULATORY CAPITAL REQUIREMENTS (Continued)

The Bank had the following actual and required regulatory capital amounts as of the periods indicated:

			Regulatory Requirements
			Minimum for Capital		Minimum to Be
	Actual		Adequacy Purposes		Well Capitalized
(dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
March 31, 2011
Tier I leverage capital	$64,241	8.60%	$29,871	4.00%	$37,339	5.00%
Tier I risk-based capital	64,241	13.67%	18,794	4.00%	28,190	6.00%
Total risk-based capital	70,207	14.94%	37,587	8.00%	46,984	10.00%
NC Savings Bank capital	76,873	10.24%	37,541	5.00%	n/a	n/a
December 31, 2010
Tier I leverage capital	$63,377	8.33%	$30,434	4.00%	$38,043	5.00%
Tier I risk-based capital	63,377	13.04%	19,434	4.00%	29,151	6.00%
Total risk-based capital	69,542	14.31%	38,868	8.00%	48,585	10.00%
NC Savings Bank capital	76,053	10.14%	37,503	5.00%	n/a	n/a
December 31, 2009
Tier I leverage capital	$75,979	10.13%	$30,010	4.00%	$37,512	5.00%
Tier I risk-based capital	75,979	13.72%	22,150	4.00%	33,225	6.00%
Total risk-based capital	82,936	14.98%	44,299	8.00%	55,374	10.00%
NC Savings Bank capital	84,973	11.34%	37,471	5.00%	n/a	n/a

A reconciliation of GAAP equity and regulatory capital amounts follows:

	(Unaudited)
	March 31,	December 31,
(in thousands)	2011	2010	2009
Total GAAP equity	$63,295	$62,881	$73,649
Less: Accumulated other comprehensive loss, net of tax	(3,811)	(3,640)	(2,330)
Less: Disallowed deferred tax assets	2,865	3,144	—

Tier I capital	64,241	63,377	75,979
Allowable portion of allowance for loan losses	5,966	6,165	6,957

Total risk-based capital	70,207	69,542	82,936
Disallowed portion of allowance for loan losses	6,666	6,511	2,037

NC Savings Bank capital	$76,873	$76,053	$84,973

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

12. BENEFIT PLANS

Defined Benefit Plans - The Bank has a Qualified defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee’s compensation during employment. The Bank’s funding policy is based on actuarially determined amounts. Prior service costs are amortized using the straight line method. Contributions are intended to provide for not only benefits attributed to service to date but also for those expected to be earned in the future. In addition, the Bank also has a Non-qualified plan covering certain officers whose benefit under the Qualified plan would be reduced as a result of Internal Revenue Code limitations. The Non-qualified plan is an unfunded plan and any benefits payable shall be paid from the general assets of the Bank.

Effective January 1, 2010, the Board of Directors amended the Bank’s Qualified and Non- qualified pension plans (the Plans) to reduce the projected benefit obligations under the plans for services to be performed in future periods. The changes resulting from the amendments that were applicable to the December 31, 2009 measurement date are included in the tables that follow.

Benefits under the Bank’s Plans were frozen effective December 31, 2009, and no new participants were allowed to enter the Plans after the effective date.

The following tables set forth the status of both the Qualified and the Non-qualified Plans using measurement dates of December 31, 2010 and 2009:

	Non-qualified		Qualified
(in thousands)	2010	2009	2010	2009
Change in Benefit Obligation
Projected benefit obligation at beginning of year	$1,065	$1,118	$15,006	$15,190
Service cost	5	16	156	620
Interest cost	61	71	906	947
Actuarial gain	88	100	1,481	399
Benefits paid	(67)	(67)	(507)	(487)
Change in plan provisions	—	(173)	—	(1,663)

Projected benefit obligation at end of year	$1,152	$1,065	$17,042	$15,006

Change in Plan Assets
Fair value of plan assets at beginning of year	$—	$—	$16,563	$11,946
Actual return on plan assets	—	—	1,223	2,604
Employer contribution	67	67	—	2,500
Benefits paid	(67)	(67)	(507)	(487)

Fair value of plan assets at end of year	$—	$—	$17,279	$16,563

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

12. BENEFIT PLANS (Continued)

	Non-qualified		Qualified
(in thousands)	2010	2009	2010	2009
Net Amount Recognized
Funded status	$(1,151)	$(1,065)	$236	$1,557
Unrecognized net actuarial loss	347	291	5,503	4,618
Unrecognized prior service credit	(57)	(69)	(598)	(664)

Net amount recognized	$(861)	$(843)	$5,141	$5,511

Amounts Recognized in Balance Sheets
Pension asset (liability)	$(1,151)	$(1,065)	$236	$1,557

Accumulated other comprehensive loss	$(290)	$(222)	$(4,905)	$(3,954)

Net periodic benefit cost included the following components for the periods indicated:

	(Unaudited)
	Three Months Ended		Years Ended
	March 31,		December 31,
(in thousands)	2011	2010	2010	2009	2008
Non-Qualified Plan
Components of Net Periodic Benefit Costs
Service cost	$2	$2	$5	$16	$9
Interest cost	16	30	61	71	63
Amortization of prior service cost (credit)	(3)	(5)	(11)	66	45
Amortization of net loss	5	15	31	16	13

Net periodic benefit cost	$20	$42	$86	$169	$130

Qualified Plan
Components of Net Periodic Benefit Costs
Service cost	$49	$37	$156	$620	$538
Interest cost	237	216	906	947	845
Expected return on plan assets	(240)	(214)	(896)	(1,120)	(1,222)
Amortization of prior service cost (credit)	(18)	(16)	(66)	125	80
Amortization of net loss	101	65	269	402	—

Net periodic benefit cost	$129	$88	$369	$974	$241

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

12. BENEFIT PLANS (Continued)

	Non-qualified		Qualified
(in thousands)	2010	2009	2010	2009
Additional Information
Accumulated benefit obligation	$1,151	$1,065	$17,042	$15,006

Increase in minimum liability included in other comprehensive income	$—	$—	$—	$—

Assumptions used in accounting for the defined benefit plans follow:

	Non-qualified		Qualified
	2010	2009	2010	2009
Weighted Average Assumptions Used to Determine Benefit Obligations at Year-End Discount rate	5.20%	5.88%	5.50%	6.18%
Rate of compensation increase
2010	6.00%	3.00%	6.00%	3.00%
Thereafter	6.00%	6.00%	6.00%	6.00%
Weighted Average Assumptions Used to Determine Net Period Benefit Cost for the Year - Non-Qualified Plan
Discount rate	5.88%	6.57%	6.18%	6.22%
Expected long-term return on plan assets	n/a	n/a	5.50%	8.00%
Rate of compensation increase
2009		3.00%		3.00%
2010	3.00%	3.00%	3.00%	3.00%
Thereafter	6.00%	6.00%	6.00%	6.00%

	Qualified
	2010	2009
Asset Allocation
Actual Percentage of Plan Assets
Equity securities	0%	0%
Debt securities	100%	100%
Total	100%	100%
Target Allocation
Equity securities	0%	0%
Debt securities	100%	100%
Total	100%	100%

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

12. BENEFIT PLANS (Continued)

Investment Policy and Strategy – Qualified Plan

The policy, as established by the Pension Committee (“Committee”), is to provide for growth of capital with a moderate level of volatility by investing assets per the target allocations stated above. The assets will be reallocated quarterly to meet the above target allocations. The investment policy will be reviewed on a quarterly basis, under the advisement of a certified investment advisor, to determine if the policy should be changed.

Determination of Expected Long-Term Rate of Return

The expected long-term rate of return for the plan’s total assets is based on the expected return of each of the above categories, weighted based on the median of the target allocation for each class. Equity securities are expected to return 8% to 11% over the long-term, while cash and fixed income is expected to return between 3% and 6%. Based on historical experience, the Committee expects that the Plan’s asset managers will provide a modest (0.25% to 0.75% per annum) premium to their respective market benchmark indices.

Cash Flows

The expected contribution to the Non-qualified Plan for the year ending December 31, 2011 is $68,263. The Bank does not expect to make a Qualified Plan contribution in 2011.

The following benefit payments reflecting expected future service are expected to be paid as follows:

	Non-
	Qualified	Qualified
Fiscal Year Ending December 31,
2011	$68	$607
2012	68	632
2013	71	722
2014	71	791
2015	71	832
2016 – 2020	355	4,922

401(k) Plan - Effective October 1, 1996, the Bank adopted an employee savings plan under Section 401(k) of the Internal Revenue Code, and the Plan covers substantially all employees. The Bank’s matching contributions were $46 thousand (unaudited) for the three months ended March 31, 2011 and $178 thousand and $184 thousand for the years ended December 31, 2010 and 2009, respectively. Effective January 1, 2001, the Plan was amended to provide a safe harbor provision and to cease the allowance of after-tax contributions by employees. The safe harbor provision changes the Bank’s matching contribution to equal 100% of the first 3% of each employee’s compensation for the plan year, plus 50% of the employee’s deferral contributions in excess of 3% but not in excess of 5% of the employee’s compensation for the plan year.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

12. BENEFIT PLANS (Continued)

Long Term Incentive Plan - Effective January 1, 2003, the Bank adopted a long term incentive plan which is designed to reward directors and selected officers with a potential share in equity increases of the Bank. Under plan provisions, participants are eligible to receive a predetermined percentage of the increase in equity over the vesting period. The vesting period for each grant is three years and the distribution amount is paid to participants as soon as practicable after the end of the vesting period. The Bank had no liability under the plan at March 31, 2011 (unaudited) and December 31, 2010, and recognized no expense for the three months ended March 31, 2011 (unaudited) and the year ended December 31, 2010. The liability under the plan was to $308 thousand at December 31, 2009 and expenses of $120 thousand were provided under the plan for the year then ended.

Deferred Compensation Plan - The Bank has adopted a non-qualified Directors and Officers Deferral Plan (the “D&O Plan”) under which designated executive officers and directors can defer compensation and board/committee meeting fees into the D&O Plan which contains certain investment vehicles approved by the Bank’s Compensation Committee and selected by the D&O Plan’s Participants. All D&O Plan Participants are 100% vested in their account balances at all times. Executive officers must first maximize their participation in the Bank’s qualified 401K Plan and can defer no less than five percent (5%) of compensation. No Participant may defer more than one hundred percent (100%) of fees and compensation. The Bank may, at its discretion, make matching contributions to the D&O Plan but has heretofore not elected to do so. The D&O Plan has been amended to comply with Section 409A of the Internal Revenue Code.

13. COMMITMENTS AND CONTINGENCIES

Loan Commitments - The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recorded in the accompanying consolidated balance sheets. Such financial instruments are recorded when they are funded.

The Bank’s exposure to credit loss in the event of nonperformance by the counterparty to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the balance sheet.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial real estate.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

13. COMMITMENTS AND CONTINGENCIES (Continued)

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank’s policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

The Bank’s commitments to extend or originate credit and under standby letters of credit follow:

	(Unaudited) March 31, 2011	December 31,
(in thousands)		2010	2009
Financial instruments whose contract amounts represent credit risk:
Commitments to extend or originate credit	$103,571	$121,588	$137,383
Commitments under standby letters of credit	58	58	20

Total	$103,629	$121,646	$137,403

The Bank renegotiated the operating lease for the operations center location to include additional space. This lease commenced May 1, 2007 with an original term of ten years. The lease has four five-year renewal options with predetermined rates per square foot rented. The Bank also renegotiated an operating lease for a parking lot for a three-year term, with no renewal options. A new lease for land in Fletcher, North Carolina commenced on February 1, 2007 with an initial term of 20 years. The lease has renewal options of four consecutive renewal periods of five years each. The monthly payments are subject to adjustment every 60 months based on the increase of the Consumer Price Index.

Future minimum lease payments under these leases are as follows:

	(Unaudited) March 31, 2011	December 31,
(in thousands)		2010	2009
2010	$—	$—	$364
2011	266	355	355
2012	355	355	355
2013	355	355	355
2014	355	355	355
2015	355	355	355
Thereafter	699	699	699

Total	$2,385	$2,474	$2,838

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

13. COMMITMENTS AND CONTINGENCIES (Continued)

Total rental expense related to operating leases follows:

	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
(in thousands)	2011	2010	2010	2009	2008
Rental expense	$89	$92	$364	$366	$366

Concentrations of Credit Risk - The Bank’s primary market area consists of Buncombe, Henderson, McDowell, Transylvania and Madison counties of North Carolina. The majority of the Bank’s loans are residential mortgage loans and commercial real estate loans. The Bank’s policy generally will allow mortgage loans up to 80% of the value of the real estate that is pledged as collateral or up to 95% with private mortgage insurance.

Interest Rate Risk - The Bank’s profitability depends to a large extent on its net interest income, which is the difference between interest income from loans and investments and interest expense on deposits and borrowings. Like most financial institutions, the Bank’s interest income and interest expense are significantly affected by changes in market interest rates and other economic factors beyond its control. The Bank’s interest-earning assets consist primarily of long-term, fixed-rate mortgage loans, adjustable rate mortgage loans and investments that typically adjust more slowly to changes in interest rates than its interest-bearing liabilities, which are primarily term deposits. Accordingly, the Bank’s earnings are usually adversely affected during periods of rising interest rates and positively impacted during periods of declining interest rates. However, based on the results of the Bank’s interest rate risk simulation model, which management believes accurately reflects the extraordinary stress currently existing in the financial markets with respect to potential margin compression resulting from the Bank’s difficulty in reducing its cost of funds further in this competitive pricing environment, the Bank’s earnings may well be adversely affected if interest rates decline further. Such a decline in rates could result from, among other things, the Federal Reserve’s purchase of government securities and/or mortgage-backed securities in an effort to further stimulate the economy. Accordingly, the Bank is currently the beneficiary of a stable rate environment and is carefully monitoring, through its Asset/Liability management process, the competitive landscape related to interest rates as well as various economic indicators in order to optimally position the Bank in terms of changes in interest rates.

Litigation - The Bank is involved in legal actions in the normal course of business. Management, based on advice of legal counsel, does not expect any significant losses from current litigation.

Investment Commitments - During 2005, the Bank entered into an agreement to invest $1,000,000 as a limited partner in a Small Business Investment Company. The Bank made no additional investments during 2010 and 2009, but invested $800,000 prior to 2009. The Bank has a remaining commitment of approximately $200,000. This investment is recognized at cost and is included in “other assets” on the balance sheet.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

14. FAIR VALUE MEASUREMENTS

FASB ASC Topic 820: Fair Value Measurements and Disclosures (“FASB ASC Topic 820”) requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis or non-recurring basis. The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or non- recurring basis are discussed further down in this note. The estimated fair value amounts shown below have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or valuation methodologies could have a material effect on the estimated fair value amounts. The estimated fair value approximates carrying value for cash and cash equivalents, accrued interest, Federal Home Loan Bank Stock and demand deposits. The methodologies for other financial assets and financial liabilities are discussed below:

The carrying amount and estimated fair values of financial instruments follows:

	(Unaudited) March 31, 2011		December 31,
			2010		2009
(in thousands)	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Financial assets:
Cash and cash equivalents	$26,436	$26,436	$24,234	$24,234	$23,176	$23,176
Investment securities
Available for sale	198,596	198,596	175,445	175,445	90,057	90,057
Held to maturity	5,720	5,997	5,948	6,198	6,958	7,184
Investments held at cost	3,970	3,970	3,970	3,970	3,993	3,993
Loans held for sale	1,263	1,263	8,386	8,386	3,890	3,890
Loans receivable, net	472,097	479,510	487,327	491,205	588,607	585,399
Deferred compensation assets	1,401	1,401	1,341	1,341	1,167	1,167
Financial liabilities:
Demand deposits	335,922	335,922	332,354	332,354	300,202	300,202
Time deposits	280,664	282,843	287,403	289,881	308,336	309,275
Advances from Federal Home Loan Bank	60,000	63,232	60,000	64,048	60,000	60,014
Repurchase agreements	1,404	1,393	1,008	999	1,694	1,650
Deferred compensation liabilities	1,401	1,401	1,341	1,341	1,167	1,167

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

14. FAIR VALUE MEASUREMENTS (Continued)

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument. Because no highly liquid market exists for a significant portion of the Bank’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Estimated fair values were determined as follows:

Investment Securities - Fair values are obtained from a pricing service that uses matrix pricing which are based on quoted prices for securities with similar coupons, ratings, and maturities.

Loans Receivable - For variable rate loans, carrying value is a reasonable estimate of fair value. For fixed rate loans, fair values are estimated based on discounted future cash flows using the current interest rates at which loans with similar terms would be made to borrowers of similar credit quality. Additional valuation adjustments are made for credit risk, but do not include adjustments for illiquidity.

Loans Held for Sale - Loans held for sale are residential mortgages carried at the lower of cost or market value. The market values of loans held for sale are based on what mortgage buyers are currently offering the Bank on a “best efforts” basis to buy the loans.

Deferred Compensation Assets - Assets include debt and equity securities that are traded in an active exchange market. Fair values are obtained from quoted prices in active markets for identical assets.

Time Deposits and Repurchase Agreements - Fair value of fixed maturity certificates of deposit is estimated using the FHLB Rate Curve for similar remaining maturities.

Advances from Federal Home Loan Bank - The fair value of Federal Home Loan Bank advances is estimated using the rates currently offered for advances of similar remaining maturities.

Deferred Compensation Liabilities - Fair values are measured based on the fair values of the related deferred compensation assets.

The fair value estimates presented herein are based on pertinent information available to management as of March 31, 2011 (unaudited) and December 31, 2010 and 2009. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued since the date of these financial statements and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The fair value measurement and disclosure guidance contained in FASB ASC Topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

14. FAIR VALUE MEASUREMENTS (Continued)

Level 1

Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities that are traded in an active exchange market, as well as certain U.S. Treasury debt securities.

Level 2

Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. This category generally includes certain U.S. Government and agency mortgage-backed debt securities, corporate debt securities, and residential mortgage loans held-for-sale.

Level 3

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain private equity investments, retained residual interests in securitizations, residential mortgage servicing rights, and highly structured or long-term derivative contracts.

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Investment Securities Available for Sale

Investment securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices of like or similar securities, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. The fair values of the Bank’s investments in mutual funds are determined by quoted prices and are included as recurring Level 1 assets. The fair values of the Bank’s investments in securities issued by U.S. GSE’s, asset-backed securities issued by the SBA, residential mortgage-backed securities issued by U.S. GSE’s, securities issued by state and local governments, and trust preferred securities are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions and are included as recurring Level 2 assets.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

14. FAIR VALUE MEASUREMENTS (Continued)

Defined Benefit Plan Assets

The Bank’s Nonqualified Defined Benefit Plan had no plan assets because it was not funded. The assets of the Bank’s Qualified Defined Benefit Plan, which are invested in interest-bearing depository accounts and money market and debt security mutual funds, are included at fair value in the Qualified Plan’s separate financial statements. Fair value measurement is based upon quoted prices of like or similar securities. The fair values of the Plan’s investments in interest-bearing depository accounts and money market and debt security mutual funds are determined by quoted prices and are included as recurring Level 1 assets.

Loans Held for Sale

Loans held for sale are residential mortgages carried at the lower of cost or market value. The market values of loans held for sale are based on what mortgage buyers are currently offering the Bank on a “best efforts” basis to buy the loans. As such, the Bank classifies its mortgages held for sale as nonrecurring Level 2 assets.

Loans

The Bank does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment in accordance with the accounting guidance contained in FASB ASC Topic 310: Receivables (“FASB ASC Topic 310”). The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, enterprise value, liquidation value, and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. Substantially all of the total impaired loans were evaluated based on the fair value of the collateral. In accordance with the fair value measurement and disclosure guidance contained in FASB ASC Topic 820, impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, the Bank records the impaired loan as nonrecurring Level 2 assets. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Bank records the impaired loan as nonrecurring Level 3 assets.

Foreclosed Properties

The Bank’s foreclosed properties are measured and recorded at the lower of cost or estimated fair value. The fair value of foreclosed properties is measured using the current appraised value of the property less the estimated expenses necessary to sell the property. The Bank records its foreclosed properties as nonrecurring Level 3 assets.

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

14. FAIR VALUE MEASUREMENTS (Continued)

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

Below is a table that presents information about certain assets and liabilities measured at fair value on a recurring basis:

				Total Carrying Amount in Statement of Financial Position	Assets/ Liabilities Measured at Fair Value

(in thousands)	Fair Value Measurement Using
Description	Level 1	Level 2	Level 3
March 31, 2011 (Unaudited)
Securities available for sale:
U.S. GSE and agency securities	$—	$62,250	$—	$62,250	$62,250
Asset-backed SBA securities	—	18,425	—	18,425	18,425
Residential mortgage-backed securities issued by GSE’s	—	112,792	—	112,792	112,792
State and local government securities	—	4,459	—	4,459	4,459
Mutual funds	670	—	—	670	670

Total	$670	$197,926	$—	$198,596	$198,596

Defined benefit plan assets:
Cash and cash equivalents	$639	$—	$—
Money market mutual funds	264	—	—
Debt security mutual funds	16,359	—	—

Total	$17,262	$—	$—

December 31, 2010
Securities available for sale:
U.S. GSE and agency securities	$—	$50,042	$—	$50,042	$50,042
Asset-backed SBA securities	—	16,039	—	16,039	16,039
Residential mortgage-backed securities issued by GSE’s	—	105,410	—	105,410	105,410
State and local government securities	—	3,287	—	3,287	3,287
Mutual funds	667	—	—	667	667

Total	$667	$174,778	$—	$175,445	$175,445

Defined benefit plan assets:
Cash and cash equivalents	$148	$—	$—
Money market mutual funds	241	—	—
Debt security mutual funds	16,845	—	—

Total	$17,234	$—	$—

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

14. FAIR VALUE MEASUREMENTS (Continued)

				Total Carrying Amount in Statement of Financial Position	Assets/ Liabilities Measured at Fair Value

(in thousands)	Fair Value Measurement Using
Description	Level 1	Level 2	Level 3
December 31, 2009
Securities available for sale:
U.S. GSE and agency securities	$—	$25,108	$—	$25,108	$25,108
Asset-backed SBA securities	—	7,374	—	7,374	7,374
Residential mortgage-backed securities issued by GSE’s	—	53,965	—	53,965	53,965
State and local government securities	—	1,030	—	1,030	1,030
Mutual funds	637	—	—	637	637
Trust preferred securities	—	1,943	—	1,943	1,943

Total	$637	$89,420	$—	$90,057	$90,057

Defined benefit plan assets:
Cash and cash equivalents	$385	$—	$—
Money market mutual funds	241	—	—
Debt security mutual funds	15,908	—	—

Total	$16,534	$—	$—

There were no transfers to or from Level 1 and 2 during the three months ended March 31, 2011 (unaudited) or the twelve months ended December 31, 2010 or 2009.

Assets and Liabilities Recorded at Fair Value on a Nonrecurring Basis

The Bank may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with U.S. generally accepted accounting principles. Assets measured at fair value on a nonrecurring basis are included in the table below.

				Total Carrying Amount in Statement of Financial Position	Assets/ Liabilities Measured at Fair Value

(in thousands)	Fair Value Measurement Using
Description	Level 1	Level 2	Level 3
March 31, 2011 (Unaudited)
Loans held for sale	$—	$1,263	$—	$1,263	$1,263
Impaired loans	—	—	20,186	20,186	20,186
Foreclosed properties	—	—	10,506	10,506	3,006

ASHEVILLE SAVINGS BANK, S.S.B. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2011 and 2010 (Unaudited)

And Years Ended December 31, 2010, 2009 and 2008

14. FAIR VALUE MEASUREMENTS (Continued)

				Total Carrying Amount in Statement of Financial Position	Assets/ Liabilities Measured at Fair Value

(in thousands)	Fair Value Measurement Using
Description	Level 1	Level 2	Level 3
December 31, 2010
Loans held for sale	$—	$8,386	$—	$8,386	$8,386
Impaired loans	—	—	16,103	16,103	16,103
Foreclosed properties	—	—	10,650	10,650	10,650
December 31, 2009
Loans held for sale	$—	$3,890	$—	$3,890	$3,890
Impaired loans	—	—	11,817	11,817	11,817
Foreclosed properties	—	—	3,699	3,699	3,699

15. PLAN OF CONVERSION AND CHANGE IN CORPORATE FORM

On March 15, 2011, the Board of Directors of the Bank adopted a plan of conversion (“Plan”). The Plan is subject to the approval of the FDIC, the NCBC, and the Federal Reserve Bank of Richmond, and must be approved by the affirmative vote of at least a majority of the total votes eligible to be cast by the voting members of the Bank at a special meeting. The Plan sets forth that the Bank proposes to convert into a stock savings bank structure with the establishment of a stock holding company, ASB Bancorp, Inc. (the “Company”), as parent of the Bank. The Bank will convert to the stock form of ownership, followed by the issuance of all of the Bank’s outstanding stock to the Company. Pursuant to the Plan, the Bank will determine the total offering value and number of shares of common stock based upon a valuation by an independent appraiser. The stock will be priced at $10.00 per share. The Bank’s Board of Directors will adopt an employee stock ownership plan (ESOP) which will subscribe 8% of the common stock sold in the offering and contributed to the charitable foundation. The Company is being organized as a corporation incorporated under the laws of the State of North Carolina and will own all of the outstanding common stock of the Bank upon completion of the conversion.

The costs of issuing the common stock will be deferred and deducted from the sales proceeds of the offering. If the conversion is unsuccessful, all deferred costs will be charged to operations. The Bank had incurred deferred conversion costs of $30 thousand as of March 31, 2011 (unaudited), and no deferred conversion costs as of December 31, 2010 or 2009. The transaction is subject to approval by regulatory authorities and members of the Bank. At the completion of the conversion to stock form, the Bank will establish a liquidation account in the amount of retained earnings contained in the final prospectus. The liquidation account will be maintained for the benefits of eligible savings account holders who maintain deposit accounts in the Bank after conversion.

The conversion will be accounted for as a change in corporate form with the historic basis of the Bank’s assets, liabilities and equity unchanged as a result (unaudited).

You should rely only on the information contained in this prospectus. Neither ASB Bancorp, Inc. nor Asheville Savings Bank, S.S.B. has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

[LOGO]

(Proposed Holding Company for Asheville Savings Bank, S.S.B.)

7,245,000 Shares

(Anticipated Maximum, Subject to Increase)

COMMON STOCK

Prospectus

                    , 2011

Until                     , 2011, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth our anticipated expenses of the offering:

Securities and Exchange Commission filing fee (1)	$9,674
North Carolina Commissioner of Banks filing fee	2,500
Financial Industry Regulatory Authority, Inc. filing fee (1)	8,832
Stock market listing fee	125,000
EDGAR, printing, postage and mailing	300,000
Legal fees and expenses	500,000
Accounting fees and expenses	115,000
Appraiser’s fees and expenses	60,000
Securities marketing firm expenses (including legal fees)(1)(2)	140,000
Conversion agent fees and expenses	40,000
Business plan fees and expenses	35,000
Transfer agent and registrar fees and expenses	17,000
Certificate printing	5,000
Miscellaneous	1,994

TOTAL	$1,360,000

(1)	Estimated expenses based on the registration of 8,331,750 shares at $10.00 per share.
(2)	In addition, Keefe, Bruyette & Woods, Inc. will receive a fee equal to 1.0% of the aggregate purchase price of shares sold in the subscription and community offering, excluding shares purchased by the employee stock ownership plan and directors, officers and employees of ASB Bancorp, Inc. and members of their immediate families. In addition, Keefe, Bruyette & Woods, Inc., and other selected dealers will receive aggregate fees of up to 6.0% of the aggregate price of shares sold in the syndicated community offering, if any.

Item 14.	Indemnification of Directors and Officers.

The Articles of Incorporation of ASB Bancorp, Inc. provide as follows:

ARTICLE XI

Indemnification

In addition to and apart from the indemnification provided for in the North Carolina Business Corporation Ac, the Corporation shall provide indemnification to its directors as follows:

(A) Indemnity. Any person who at any time serves or has served as a director of the Corporation shall have a right to be indemnified by the Corporation to the full extent allowed by applicable law against liability and litigation expense arising out of or connected with such status or activities in such capacity. “Liability and litigation expense” shall include costs and expenses of litigation (including reasonable attorneys fees), judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals. In no circumstances, however, shall the Corporation indemnify any such person against any liability or litigation expense incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation.

(B) Determination of Right to Indemnity. Promptly after the final disposition or termination of any matter which involves liability or litigation expense as described in Section A of this Article XI or at such earlier time as it sees fit, the Corporation shall determine whether any person described in Section A of this Article XI is entitled to indemnification thereunder. Such determination shall be limited to the following issues: (i) whether the persons to be indemnified are persons described in Section A of this Article XI, (ii) whether the liability or litigation expense incurred arose out of the status or activities of such persons as described in Section A of this Article XI, (iii) whether the liability was actually incurred and litigation expense was actually and reasonably incurred, and (iv)

whether the liability and litigation expense were incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation. Such determination shall be made by a majority vote of directors who were not parties to the action, suit or proceeding (or, in connection with “threatened” actions, suits or proceedings, who were not “threatened parties”). If at least two such disinterested directors are not obtainable, or, even if obtainable, if at least half of the number of disinterested directors so direct, such determination shall be made by independent legal counsel in written opinion.

(C) Advance Expenses. Litigation expense incurred by a person described in Section A of this Article XI in connection with a matter described in Section A of this Article XI shall be paid by the Corporation in advance of the final disposition of the matter, if the Corporation receives an undertaking, dated, in writing and signed by the person to be indemnified, to repay all such sums unless such person is ultimately determined as provided in Section B of this Article XI to be entitled to be indemnified by the Corporation. Requests for payments in advance of final disposition or termination shall be submitted in writing to the Corporation unless this requirement is waived by the Corporation. Before the first such payment is made, the Corporation shall have received the written undertaking referred to herein and notice of the request for advance payment shall have been given to the members of the board of directors. Notwithstanding the foregoing, no advance payment shall be made as to any payment or portion of a payment for which the determination is made that the person requesting payment will not be entitled to indemnification. Such determination may be made only by a majority vote of disinterested directors or by independent legal counsel as next provided. If there are not at least two disinterested directors, then notice of all requests for advance payment shall be delivered for review to independent legal counsel for the Corporation. Such counsel shall have the authority to disapprove any advance payment or portion of a payment for which it plainly and unavoidably appears that the person requesting payment will not be entitled to indemnification.

(D) Settlements. The Corporation shall not be obligated to indemnify persons described in Section A of this Article XI for any amounts paid in settlement unless the Corporation consents in writing to the settlement. The Corporation shall not unreasonably withhold its consent to proposed settlements. The Corporation’s consent to a proposed settlement shall not constitute an agreement by the Corporation that any person is entitled to indemnification hereunder; the Corporation shall waive the requirement of this Section for its written consent as fairness and equity may require.

(E) Application for Indemnity or Advances. A person described in Section A of this Article XI may apply to the Corporation in writing for indemnification or to advance expenses. Such application shall be addressed to the secretary, or, in the absence of the secretary, to any officer of the Corporation. The Corporation shall respond in writing to such applications as follows: to a request for indemnity under Section B of this Article XI, within ninety days after receipt of the application; to a request for advance expenses under Section C of this Article XI, within fifteen days after receipt of the application. The right to indemnification or advance expenses provided herein shall be enforceable in any court of competent jurisdiction. A legal action may be commenced if a claim for indemnity or advance expenses is denied in whole or in part, or upon the expiration of the time periods provided above. In any such action, the claimant shall be entitled to prevail upon establishing that he or she is entitled to indemnification or advance expenses but the Corporation shall have the burden of establishing, as a defense, that the liability or expense was incurred on account of activities which were, at the time taken, known or believed by the claimant to be clearly in conflict with the best interests of the Corporation. In any such action, if the claimant establishes the right to indemnification, he or she shall also have the right to be indemnified against the litigation expense (including a reasonable attorney’s fee) of such action.

(F) Incidents of Right of Indemnification. The right of indemnification provided herein shall not be deemed exclusive of any other rights to which any persons seeking indemnity may be entitled apart from the provisions of this Article XI, except there shall be no right to indemnification as to any liability or litigation expense for which such person is entitled to receive payment under any insurance policy other than a directors’ and officers’ liability insurance policy maintained by the Corporation. Such right shall inure to the benefit of the heirs and legal representatives of any persons entitled to such right. Any person who at any time after the adoption of this Article XI serves or has served in any status or capacity described in Section A of this Article XI, shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification of this Article XI shall not affect any rights or obligations then existing. The right provided herein shall not apply as to persons serving corporations that are hereafter merged into or combined with the Corporation, except after the effective date of such merger or combination and only as to status and activities after such date.

(G) Savings Clause. If this Article XI or any portion hereof shall be invalidated on any ground by any court or agency of competent jurisdiction, then the Corporation shall nevertheless indemnify each person described in Section A of this Article XI to the full extent permitted by the portion of this Article XI that is not invalidated and also to the full extent (not exceeding the benefits described herein) permitted or required by other applicable law.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits filed as a part of this Registration Statement are as follows:

(a) List of Exhibits

Exhibit	Description

1.1	Engagement Letter between Asheville Savings Bank, S.S.B. and Keefe, Bruyette & Woods, Inc.

1.2	Draft Agency Agreement*

2.1	Plan of Conversion

3.1	Articles of Incorporation of ASB Bancorp, Inc.

3.2	Bylaws of ASB Bancorp, Inc.

4.1	Specimen Common Stock Certificate of ASB Bancorp, Inc.

5.1	Form of Opinion of Kilpatrick Townsend & Stockton LLP re: Legality of Shares

8.1	Form of Opinion of Kilpatrick Townsend & Stockton LLP re: Federal Tax Matters

8.2	Form of Opinion of Kilpatrick Townsend & Stockton LLP re: State Tax Matters*

10.1	Form of Asheville Savings Bank, S.S.B. Employee Stock Ownership Plan+

10.2	Form of Asheville Savings Bank, S.S.B. Employee Stock Ownership Plan Trust Agreement+*

10.3	Form of Asheville Savings Bank, S.S.B. Employee Stock Ownership Plan Loan Agreement, Pledge Agreement and Promissory Note+

10.4	Asheville Savings Bank, S.S.B. Retirement Savings Plan and Trust and Related Adoption Agreement+*

10.5	Form of Executive Officer Employment Agreement between ASB Bancorp, Inc., and Asheville Savings Bank, S.S.B+

10.6	Asheville Savings Bank, S.S.B. Non-Qualified Defined Benefit Pension Plan, as amended+

10.7	Asheville Savings Bank, S.S.B. Second Amended and Restated Directors’ and Officers’ Deferred Compensation Plan and Trust Agreement+

10.8	Asheville Savings Bank, S.S.B. Amended and Restated Management Incentive Plan+

10.9	Form of Asheville Savings Bank, S.S.B. Change in Control Severance Plan+

10.10	Asheville Savings Bank, S.S.B. Long-Term Incentive Plan+

10.11	Form of ASB Bancorp, Inc. Stock-Based Deferral Plan+*

23.1	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibits 5.1 and 8.1 filed herewith)

23.2	Consent of Dixon Hughes Goodman LLP

23.3	Consent of Feldman Financial Advisors, Inc.

24.1	Powers of Attorney (included on signature page)

99.1	Appraisal Report of Feldman Financial Advisors, Inc.

99.2	Draft Marketing Materials*

99.3	Form of Subscription Order Form and Instructions*

*	To be filed by amendment.
+	Management contract or compensation plan or arrangement.

(b)	Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina, on May 26, 2011.

ASB BANCORP, INC.

By:	/s/ Suzanne S. DeFerie
Suzanne S. DeFerie President and Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned directors and officers of ASB Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Suzanne S. DeFerie and Kirby A. Tyndall with full power of substitution, our true and lawful attorneys-in-fact and agents, to do any and all things in our names in the capacities indicated below which said Suzanne S. DeFerie and Kirby A. Tyndall may deem necessary or advisable to enable ASB Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 of ASB Bancorp, Inc., including specifically but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Suzanne S. DeFerie and Kirby A. Tyndall shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Suzanne S. DeFerie Suzanne S. DeFerie	President and Chief Executive Officer and Director (principal executive officer)	May 26, 2011

/s/ Kirby A. Tyndall Kirby A. Tyndall	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	May 26, 2011

/s/ Patricia S. Smith Patricia S. Smith	Chairman of the Board of Directors	May 26, 2011

/s/ John B. Gould John B. Gould	Vice Chairman of the Board of Directors	May 26, 2011

/s/ John B. Dickson John B. Dickson	Director	May 26, 2011

/s/ Leslie D. Green Leslie D. Green	Director	May 26, 2011

/S/ Kenneth E. Hornowski Kenneth E. Hornowski	Director	May 26, 2011

/s/ Stephen P. Miller Stephen P. Miller	Director	May 26, 2011

/s/ Wyatt S. Stevens Wyatt S. Stevens	Director	May 26, 2011